                                                    FILED PURSUANT TO RULE 424B2
                                                               FILE NO: 33-44658

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 10, 1996)

                                 $226,307,628
                                (Approximate)
                    Bear Stearns Mortgage Securities Inc.
                          Pass-Through Certificates,
                                Series 1996-7

   The Pass-Through Certificates, Series 1996-7 (the "Certificates"), consist of all Classes identified in the chart below. It is expected that the original aggregate principal amount of each Class of Certificates will be reduced prior to their issuance by an amount equal to the principal payments on the Pooled Certificates (as defined herein) underlying such Class of Certificates during October 1996. It is a condition to their issuance that each Class of Certificates receives the rating (set forth under "Summary of Terms -- Rating") of Fitch Investors Service, Inc. ("Fitch").
                                                (cover continued on next page)

THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BSMSI, THE
  TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE CERTIFICATES,
    THE POOLED CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS ARE INSURED
      OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, BSMSI, ANY OF THEIR
       AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE
         CERTIFICATES WILL BE PAYABLE SOLELY FROM ASSETS TRANSFERRED
           OR PLEDGED TO THE TRUST FOR THE BENEFIT OF THE
                        RESPECTIVE CERTIFICATEHOLDERS.
                                    ------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    ------

                                    Approximate
                              Initial Principal Amount      Pass-Through Rate
                              ------------------------       -----------------
Class A-1 Certificates             $11,499,112(1)                  7.00%
Class A-2 Certificates             $12,786,402(1)                  6.50%
Class A-3 Certificates             $29,448,474(1)                  6.50%
Class A-4 Certificates             $30,101,666(1)                  6.00%
Class A-5 Certificates             $10,586,886(1)                  6.50%
Class A-6 Certificates             $31,758,320(1)                  6.75%
Class A-7 Certificates             $17,879,000(1)                  6.50%
Class A-8 Certificates             $ 5,114,834(1)                  6.50%
Class A-9 Certificates             $12,193,514(1)                  6.00%
Class A-10 Certificates            $ 2,679,000(1)                  6.00%
Class A-11 Certificates            $15,346,203(1)                  6.50%
Class A-12 Certificates            $13,953,232(1)                  6.75%
Class A-13 Certificates            $15,375,043(1)                  6.50%
Class A-14 Certificates            $ 4,434,444(1)                  6.50%
Class A-15 Certificates            $13,151,498(1)                  6.00%
Class R Certificates               $       100                     6.50%

------
(1) The initial principal amount of each Class of Certificates will be decreased by an amount equal to the principal payments received on the related Pooled Certificate Group (as defined herein), during October 1996.
                                    ------
   The Certificates will be purchased by Bear, Stearns & Co. Inc. (the "Underwriter") from BSMSI and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to BSMSI from the sale of the Certificates are expected to be approximately 91.34% of the aggregate principal balance of the Certificates, plus accrued interest thereon from October 1, 1996 to but not including the Closing Date, but before deducting expenses payable by BSMSI, estimated to be $475,000.

   The Certificates are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class R Certificates will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Certificates will be made in book entry form only, through the same day funds settlement system of The Depository Trust Company, in each case on or about October 30, 1996.
                                    ------
                           BEAR, STEARNS & CO. INC.
          The date of this Prospectus Supplement is October 28, 1996

(cover continued from previous page)

         The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a trust (the "Trust") consisting primarily of fifteen groups ("Pooled Certificate Group A-1" through "Pooled Certificate Group A-15," and each, a "Pooled Certificate Group") of mortgage-backed securities ("Group A-1 Pooled Certificates" through "Group A-15 Pooled Certificates," respectively, and, collectively, the "Pooled Certificates"). Each of the Pooled Certificate Groups consists of all or a portion of one senior class of Floating Rate Certificates (as defined herein) and all or a portion of one or two senior classes of Inverse Floating Rate Certificates (as defined herein). The Pooled Certificates were issued pursuant to pooling agreements (each, an "Underlying Agreement") and evidence interests in trusts ("Underlying Trusts") which in general consist primarily of one or more pools of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to either approximately 15 years or approximately 30 years (collectively, the "Mortgage Loans" and with respect to any Pooled Certificate, the "Underlying Mortgage Loans" or a "Mortgage Pool"). The holders of each Class of Certificates will have the right to receive distributions only from the Pooled Certificate Group with the same alpha-numeric designation. The holders of the Certificates will also have the benefit of a reserve fund (the "Prepayment Interest Shortfall Account") which will be held by the Trustee but not as part of the REMIC (as herein defined), the funds in which will be available to pay the aggregate shortfall, if any, in collections of interest resulting from prepayments of Mortgage Loans in any Mortgage Pool or from the Relief Act (as defined herein) which is not paid by the servicer or master servicer or covered through Subordination (as defined herein) or otherwise under the related Underlying Agreement ("Prepayment Interest Shortfall"). See "Description of the Certificates -- Prepayment Interest Shortfall Account." The definition used for each Underlying Series (as herein defined) is set forth under "Description of the Pooled Certificates General" and the characteristics of the Pooled Certificates comprising each Pooled Certificate Group are described herein under "Description of the Pooled Certificates" and in Annex 1 and Annex 2 attached hereto.

         Distributions of principal and interest on the Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the third Business Day (as defined herein) after the last distribution date in such month with respect to any Class of Pooled Certificates (each, a "Pooled Certificate Distribution Date"). Each Pooled Certificate Distribution Date is the 25th day of each month or if any such day is not a business day as defined in the related Underlying Agreement, the next succeeding business day. If distributions on a Pooled Certificate Group or the Pooled Certificate Distribution Date Statement with respect thereto has not been timely received, distributions on the related Class of Certificates will be made on a subsequent date as described under "Description of the Certificates -- Distributions of Interest and Principal." On each Distribution Date, holders of Certificates of each Class will be entitled to receive interest from funds received as interest on the related Pooled Certificate Group and, if applicable, amounts from the Prepayment Interest Shortfall Account and principal from funds received as principal on the related Pooled Certificate Group, as more fully described herein under "Description of the Certificates -- Distributions of Interest and Principal" and "-- The Prepayment Interest Shortfall Account."

         The yield to maturity on each Class of Certificates will depend on the characteristics of, and the rate and timing of principal payments on, the Pooled Certificates in the related Pooled Certificate Group which in turn will be affected by the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans included in the related Mortgage Pool and the amount and timing of mortgagor defaults resulting in Realized Losses (as defined herein). The Pooled Certificates in each Pooled Certificate Group were issued as part of the same series (each, an "Underlying Series"). Each of the Pooled Certificates in each Pooled Certificate Group, except Pooled Certificate Group A-1 (for which credit support is provided by a mortgage pool insurance policy and an account to cover special hazard and bankruptcy related losses rather than subordination as described below) is a Senior Certificate (as defined herein). In general, with respect to each of such Pooled Certificate Groups, other than Pooled Certificate Group A-1, until the Subordinate Certificates and, where applicable, the Mezzanine Certificates (each, as defined herein) constituting part of the Underlying Series relating to any of such Pooled Certificate Groups have been reduced to zero, only certain

Realized Losses (with respect to any of such Pooled Certificate Groups) due to special hazards, fraud and bankruptcy in excess of those covered by Subordination will be allocated to the related Senior Certificates. The remaining such losses will be covered by Subordination and will be allocated solely to the related Subordinate Certificates and Mezzanine Certificates so long as they are outstanding. The Group A-1 Pooled Certificates are supported by a mortgage pool insurance policy and an account established to cover special hazard and bankruptcy-related losses to the extent described in Annex 1(a). The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. The yield to investors on each Class of Certificates also will be adversely affected by Prepayment Interest Shortfalls, to the extent not covered by the Prepayment Interest Shortfall Account.

         The yield to maturity of a Class of Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of Certificates purchased at a discount (or premium) should consider the risk that a slower (or faster) than anticipated rate of principal payments on Mortgage Loans underlying Pooled Certificates in the related Pooled Certificate Group could result in an actual yield that is lower than the anticipated yield.

         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). Actual results could differ materially from those projected in such statements as a result of the matters set forth above, under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         There is currently no secondary market for the Certificates and there can be no assurance that one will develop. The Underwriter intends to establish a market in each Class of Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

         An election will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" ("REMIC") for Federal income tax purposes. As described more fully herein and in the Prospectus, each Class of Certificates (other than the Class R Certificates (sometimes referred to as the "Residual Certificates")) will be designated as a "regular interest" in a REMIC and the Class R Certificates will represent the "residual interest" in the REMIC. See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

         Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by BSMSI pursuant to its Prospectus dated October 10, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying prospectus dated October 10, 1996 (the "Prospectus"). A schedule of the Pooled Certificates being deposited into the Trust along with the definitions used herein for each such Pooled Certificate is set forth under "Description of the Pooled Certificates -- General". Unless otherwise specified herein, references herein to an amount or percentage of Pooled Certificates refers to the amount or percentage calculated based on the aggregate outstanding principal balance as reported by the trustee or Servicer (as defined herein) with respect to the Underlying Series ("Pooled Certificate Principal Balance") of such Pooled Certificates as of October 24, 1996 after giving effect to distributions made on the Pooled Certificates on or prior to such date (the "Pooled Certificate Information Date"). References to a current amount or percentage of Underlying Mortgage Loans or an average with respect to Underlying Mortgage Loans shall, unless otherwise specified herein, be to the amount, percentage or average calculated based on the scheduled principal balances of such Mortgage Loans, as of September 1, 1996 after giving effect to any payments made or scheduled to be made and losses realized on the Mortgage Loans on or prior to such date (the "Mortgage Loan Information Date") as reflected on the Pooled Certificate Distribution Date Statements (as defined herein) for September 1996.

Title of Series.......   Pass-Through Certificates, Series 1996-7, Class A-1,
                         Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
                         Class A-7, Class A-8, Class A-9, Class A-10, Class
                         A-11, Class A-12, Class A- 13, Class A-14, Class A-15 and Class R (the "Certificates").

Certificates..........   The Certificates will represent the entire beneficial
                         ownership interest in a trust (the "Trust") consisting primarily of the Pooled Certificates, with each Class of Certificates (other than the Class R Certificates) being entitled to distributions only from the Pooled
                         Certificate Group with the same alpha- numeric designation.

                         The initial aggregate principal amount of each Class of Certificates (each, an "Original Principal Balance") will be equal to the aggregate Pooled Certificate Principal Balances of the Pooled Certificate Group with the same alpha-numeric designation as such Class of Certificates following the October 1996 Pooled Certificate Distribution Date. On the Pooled Certificate Information Date (i.e., after payment on the Pooled Certificate Distribution Date in September
                         1996) the aggregate "Pooled Certificate Principal Balance" of each Pooled Certificate Group is as follows:

                                Pooled            Approximate Aggregate
                             Certificate           Pooled Certificate
                                Group               Principal Balance
                            -------------         ----------------------
                             Group A-1                $11,499,112
                             Group A-2                $12,786,402
                             Group A-3                $29,448,474
                             Group A-4                $30,101,666
                             Group A-5                $10,586,886

                                Pooled            Approximate Aggregate
                             Certificate           Pooled Certificate
                                Group               Principal Balance
                            -------------         ----------------------

                             Group A-6                $31,758,320
                             Group A-7                $17,879,000
                             Group A-8                $ 5,114,834
                             Group A-9                $12,193,514
                             Group A-10               $ 2,679,000
                             Group A-11               $15,346,203
                             Group A-12               $13,953,232
                             Group A-13               $15,375,043
                             Group A-14               $ 4,434,444
                             Group A-15               $13,151,498


                         The Certificates will be issued pursuant to a Pooling Agreement (the "Agreement") between Bear Stearns Mortgage Securities Inc., as depositor ("BSMSI" or the "Depositor"), and First Trust National Association, as trustee (the "Trustee"). BSMSI is an affiliate of Bear, Stearns & Co. Inc. (the "Underwriter"). See "The Depositor" in the Prospectus.

Book-Entry;
Denominations.........   Each Class of Certificates (other than the Class R
                         Certificates) will be registered as a single
                         Certificate held by a nominee of The Depository Trust
                         Company ("DTC"), and beneficial interests will be held by investors through the book-entry facilities of DTC in minimum denominations of $25,000 and increments of $1 in excess thereof. Notwithstanding the foregoing, one Certificate of each Class of Certificates may be held by investors in a different denomination to accommodate the remainder of the initial principal amount of the Certificates of such Class. The Class R
                         Certificates will be issued as a single physical certificate in a denomination of $100. See "Description of the Certificates -- Book Entry; Physical
                         Certificates" herein.

Pooled Certificates..... The Trust will include primarily the Pooled
                         Certificates. Each of the Pooled Certificate Groups consists of all or a portion of one class of Floating Rate Pooled Certificates and all or a portion of one or two classes of Inverse Floating Rate Pooled Certificates. The Pooled Certificates in each Pooled Certificate Group were issued as part of the same series (each, an "Underlying Series").

                         The Pooled Certificate Groups set forth below which back Certificates with the same alpha-numeric designation are composed of the following Pooled Certificates which are identified more fully under "Description of the Pooled Certificates - General" and in the indicated Annexes hereto:




          Pooled Certificate                                                               Class %
                Group                             Pooled Certificates                      in Trust          Annex
          ------------------                      -------------------                      ---------        -------

                 A-1                     CMCII 1993-2E,                                                       1(a)
                                         Class 2E-30J                                         24.84%
                                         Class 2E-30K                                         24.84%

                 A-2                     Chase 1993-L,                                                        1(b)
                                         Class IA-8                                             100%
                                         Class IA-9                                             100%


                 A-3                     CWD 1993-E,                                                          1(c)
                                         Class A-9                                            46.76%
                                         Class A-10                                           46.76%


                 A-4                     GECAP 1994-2,                                                        1(d)
                                         Class A10                                            88.45%
                                         Class A11                                            88.45%
                                         Class A12                                            88.45%

                 A-5                     PHMSC 1993-39,                                                       1(e)
                                         Class A-9                                              100%
                                         Class A-10                                             100%

                 A-6                     PHMSC 1993-43,                                                       1(f)
                                         Class A-5                                              100%
                                         Class A-17                                             100%

                 A-7                     PHMSC 1993-54,                                                       1(g)
                                         Class A-10                                             100%
                                         Class A-11                                             100%

                 A-8                     PHMSC 1993-54,                                                       1(g)
                                         Class A-25                                           22.75%
                                         Class A-26                                           22.75%

                 A-9                     RFC 1993-S42,                                                        1(h)
                                         Class A-8                                            89.14%
                                         Class A-9                                            89.14%
                                         Class A-10                                           89.14%

                 A-10                    RFC 1993-S42,                                                        1(h)
                                         Class A-11                                             100%
                                         Class A-12                                             100%

                 A-11                    RFC 1994-S10,                                                        1(i)
                                         Class A-7                                              100%
                                         Class A-8                                              100%


                                                     S-6




          Pooled Certificate                                                               Class %
                Group                             Pooled Certificates                      in Trust          Annex
          ------------------                      -------------------                      ---------        -------


                 A-12                    PHMSC 1993-29,                                                       1(j)
                                         Class A-14                                           39.67%
                                         Class A-15                                           39.67%
                                         Class A-16                                           39.67%

                 A-13                    GECAP 1993-17,                                                       1(k)
                                         Class 17-A15                                         46.99%
                                         Class 17-A16                                         46.99%
                                         Class 17-A17                                         46.99%

                 A-14                    CFC 1994-5,                                                          1(l)
                                         Class A-7f                                           33.56%
                                         Class A-7t                                           33.56%
                                         Class A-7s                                           33.56%

                 A-15                    CWD 1994-F,                                                          1(m)
                                         Class A-8                                              100%
                                         Class A-9                                              100%




                         The Pooled Certificates evidence interests in trusts ("Underlying Trusts") created pursuant to pooling agreements (collectively, the "Underlying Agreements") which consist primarily of one or more pools of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to approximately 15 years, except up to 30 years with respect to Mortgage Loans underlying CWD 1993-E, PHMSC 1993-43, PHMSC 1993-54 and GECAP 1993-17 and the applicable Mortgage Pool underlying CMC II 1993-2E (collectively, the "Mortgage Loans" and with respect to any Pooled Certificate, the "Underlying Mortgage Loans" or a "Mortgage Pool"). Additional information with respect to the Underlying Mortgage Loans as of the Mortgage Loan Information Date is set forth in Annex 2 hereto.

                         Annex 1 and Annex 2 hereto set forth approximate information for each of the Pooled Certificates as of the Pooled Certificate Information Date and the Underlying Mortgage Loans as of the Mortgage Loan Information Date. The tables and the descriptions of the Pooled Certificates and the Mortgage Loans herein are subject to and qualified by reference to the provisions of the Underlying Agreements and the prospectuses and prospectus supplements relating to the Pooled Certificates or the other mortgage-backed securities issued as part of the Underlying Series, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Series. The Information set forth in the tables and elsewhere herein that is peculiarly within the knowledge of the various Underlying Trustees, paying agents, and servicers or master servicers (servicers and master servicers individually or together, as applicable, the "Servicer") for the Underlying Trusts has been derived from data provided by them, including regular periodic reports provided to holders of Pooled Certificates and loan-by-loan information provided in tape form from the related Servicers or underlying issuers or depositors, but such information has not been independently represented to the Depositor or the Underwriter as being accurate and complete nor has it been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable effort and expense. Copies of the Prospectuses, Prospectus Supplements and most recent Pooled Certificate Distribution Date Statements relating to each Pooled Certificate are available from the Underwriter at 245 Park Avenue, New York, New York, 10167 Attention: Mortgage Department.

Prepayment Interest
 Shortfall Account.....  The holders of the Certificates will have the benefit of a reserve fund (the "Prepayment Interest Shortfall Account") into which, on the Closing Date, the Depositor will deposit $30,000 which, together with reinvestment income thereon, will be held by the Trustee, but will not be part of the REMIC. The Prepayment Interest Shortfall Account will be available to pay the shortfall, if any, in collections of interest resulting from prepayments of a Mortgage Loan in any Mortgage Pool or incurred as a result of the Soldiers' and Sailors' Relief Act of 1940, as amended (the "Relief Act"), which is not reimbursed by the related Servicer or covered by subordination provided for with respect to the related Underlying Series or in the case of Pooled Certificate Group A-1, certain reinvestment earnings (a "Prepayment Interest Shortfall"). Because the Prepayment Interest Shortfall Account will be available to cover Prepayment Interest Shortfalls in any Pooled Certificate Group, funds disbursed from the Prepayment Interest Shortfall Account to cover a Prepayment Interest Shortfall in one Pooled Certificate Group will reduce the funds remaining to cover Prepayment Interest Shortfalls in the other Pooled Certificate Groups. If the rate of Prepayment Interest Shortfalls in any Mortgage Pool underlying a Pooled Certificate Group is disproportionately greater than the rate of Prepayment Interest Shortfalls respecting the Mortgage Pools underlying the other Pooled Certificate Groups, the funds available to such other Pooled Certificate Groups from the Prepayment Interest Shortfall Account may be reduced below that which would otherwise have been available if each Pooled Certificate Group were covered by a separate prepayment interest shortfall account.

Trustee Fee Account..... On the Closing Date, the Depositor will establish an account (the "Trustee Fee Account") from which the Trustee's Fee (as defined herein) will be paid. Deductions for the Trustee's Fee will not be made from distributions of interest or principal on the Pooled Certificates. See "The Pooling Agreement -- The Trustee Fee Account."

Closing Date............ On or about October 30, 1996 (the "Closing Date").

Distribution Dates...... Distributions of principal and interest on the
                         Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the third Business Day (as defined below) after the last distribution date in such month with respect to any class of Pooled Certificates (each, a "Pooled Certificate Distribution Date"). Each Pooled Certificate Distribution Date is the 25th day of each month or if any such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be November 29, 1996. If the Trustee has not received a distribution on, or the Pooled Certificate Distribution Date Statement with respect to, a Pooled Certificate by 3:00 p.m. on the second Business Day following the Pooled Certificate Distribution Date (the "Determination Time"), the distribution allocable to the related Class of Certificates will not be made on the immediately following Distribution Date but (i) if such distribution and such Pooled Certificate Distribution Date Statement are received by 3:00 p.m. on the fifth Business Day after the Determination Time, it will be made on the sixth Business Day after the Determination Time (the "Supplemental Distribution Date") or (ii) if received after 3:00 p.m. on the fifth Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. See "Description of the Certificates -- Payments of Interest and Principal." Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the immediately preceding Pooled Certificate Distribution Date.

Record Date............  Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such

                         Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 28th of each month, without regard to whether such day is a Business Day (the "Record Date"). See "Description of the Certificates -- Distributions of Interest and Principal."

Distributions of
Interest and Principal...The Certificates will accrue interest during each applicable Interest Accrual Period (as defined herein) at Pass-Through Rates set forth on the cover page hereof.

                         On each Distribution Date, holders of the Certificates of each Class will be entitled to receive interest from
                         (i) funds received as interest on the related Pooled Certificate Group, (ii) if applicable, amounts from the Prepayment Interest Shortfall Account, and (iii) in the case of the Class A-3 and Class A-11 Certificates, amounts from the Interest Account (as defined herein) and principal from funds received as principal on the related Pooled Certificate Group, as more fully described herein under "Description of the Certificates -- Distributions of Interest and Principal," "-- The Prepayment Interest Shortfall Account" and "-- The Interest Account" and in Annex 1 hereto.

Yield and Prepayment
Considerations.......... General Considerations. The yields to maturity and weighted average lives of the Certificates will be affected by, among other things, the amount and timing of principal and interest payments and severity of losses with respect to the Mortgage Loans underlying the related Pooled Certificate Group, the payment priorities and other characteristics of the related Pooled Certificates, the occurrence of an optional or mandatory termination with respect to the related Pooled Certificates and the purchase prices paid for the Certificates. In addition to the discussion below, prospective investors should review the discussion under "Yield and Prepayment Considerations" herein.

                         The Pooled Certificates were structured as planned amortization classes ("PAC Classes"), targeted amortization classes ("TAC Classes"), scheduled amortization classes ("Scheduled Classes"), or support or companion classes ("Support Classes") as described under "Description of the Pooled Certificates -- General" and in Annex 2 hereto.


                         In general, PAC, TAC or Scheduled Classes will receive distributions of principal on a given distribution date in a pre- determined amount if prepayments on the underlying mortgage loans occur at a constant rate within a certain range or at a certain rate, thereby providing for relatively stable distributions of principal, but will receive principal payments at a greater or lesser rate if prepayments on the underlying mortgage loans occur at different rates or at non-constant rates within the applicable range. As a result of receiving principal payments at a different rate or at non-constant rates, the weighted average life of a PAC, TAC or Scheduled Class will be shortened or extended. With the exception of Pooled Certificate Group A-7, no Class of Pooled Certificates which was originally a PAC, TAC or Scheduled Class currently adheres to its schedule and consequently, such schedules no longer provide any prepayment protection. The effective PAC range for the Group A-7 Pooled Certificates has broadened from its original range of 125% SPA to 350% SPA to 65% SPA to 370% SPA as of the Pooled Certificate Information Date. However, no assurance can be given that prepayments on the related Underlying Mortgage Loans will occur at a constant rate within this or any other range in the future.

                         A Support Class receives principal payments on a distribution date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes in the related series and receives all excess distributions of principal to the extent not required to make scheduled payments on the related PAC, TAC or Scheduled Classes.

                         Mortgage Loan Prepayments. If prevailing mortgage rates fall significantly below the mortgage rates on the Underlying Mortgage Loans, such Underlying Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on such Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and usually have due-on-sale clauses.

                         Timing of Payments. The timing and amount of payments on the related Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Furthermore, the effective yield to Certificateholders will be slightly lower than the yield other- wise produced by the applicable Pass-Through Rate and purchase price because, while interest generally will accrue on each Certificate from the first day of the month, the distribu-tion of such interest will not be made earlier than the 28th day in the month following the month of accrual. Moreover, any Prepayment Interest Shortfalls to the extent not covered by the Prepayment Interest Shortfall Account and the interest portion of any Realized Losses, in each case applicable to the related Pooled Certificates will reduce the amount of interest otherwise payable to a Class of Certificates and accordingly will reduce the yield to investors in such Class.

                         Discounts and Premiums. In the case of any Class of Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Class of Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

                         Optional Redemption of Pooled Certificates. The Pooled Certificates are subject to optional redemption to the extent described in Annex 1 hereto. Any such optional redemption with respect to Pooled Certificates in a Pooled Certificate Group will result in an earlier payment of the related Class of Certificates.

                         Reinvestment Risk. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yield on the respective Class of Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

Liquidity..............  There is currently no secondary market for any Class of
                         Certificates, and there can be no assurance that one will develop. The Underwriter intends to establish a market in each Class of Certificates, but it is not obligated to do so. There is no assurance that any such market, if established, will continue. Each Certificateholder will receive monthly reports pertaining to the Certificates as described under "The Pooling Agreement -- Reports to Certificateholders" herein.

                         There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market; however, there can be no assurance that any of these sources will provide information about the Certificates. Investors should consider the effect of limited information on the liquidity of the various Classes of Certificates.


Certain Federal Income Tax
Consequences...........  An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Certificates (other than the Class R Certificates) will be designated as regular interests in the REMIC (collectively, the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R Certificates will be designated as the residual interest in the REMIC (the "Residual Certificates" or the "REMIC Residual Certificates"). See "Federal Income Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus and "Restrictions on Purchase and Transfer of the Residual Certificates" herein.

ERISA Considerations...  Fiduciaries of employee benefit plans subject to
                         Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in Certificates. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section 4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R.ss. 2510.3-101, thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding or transfer of the Certificates.

                         Subject to the considerations set forth under "ERISA Considerations" herein and in the Prospectus, the purchase or holding of Certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited Transaction Exemption 90-30.


Legal Investment........ The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA.

                         All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment" herein and in the Prospectus.

Restrictions on Purchase
 Transfer of the Residual
 Certificates............The Residual Certificates are not offered for sale to certain tax exempt organizations that are "disqualified organizations" as defined in "Certain Federal Income Tax Consequences-- REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates; Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Such "disqualified organizations" are prohibited from acquiring or holding any beneficial interest in the Residual Certificates. Further, neither the Residual Certificates nor any beneficial interest therein may be sold or otherwise transferred without the express written consent of First Trust National Association acting as the "Tax Matters Person" (as defined in the Code), which may be withheld to avoid a risk of REMIC disqualification or REMIC-level tax. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates; Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus and "Restrictions on Purchase and Transfer of the Residual Certificates" herein. Finally, unless the Tax Matters Person consents in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code. For certain additional tax-related restrictions on the transfer of Residual Certificates, see "Certain Federal Income Tax Consequences--REMIC Residual

                         Certificates--Mismatching of Income and Deductions; Excess Inclusions" and "Certain Federal Income Tax Consequences- -Foreign Investors--REMIC Residual Certificates" in the Prospectus.

Rating.................  As a condition of their issuance, each Class of
                         Certificates will be rated "AAA" by Fitch. Fitch is also referred to herein as the "Rating Agency." See "Certificate Rating" herein.

                         DESCRIPTION OF THE CERTIFICATES

        The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Agreement relating to the Certificates offered hereby.

Book Entry; Physical Certificates

        Each Class of Certificates (other than the Class R Certificates) will be represented by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of DTC, and beneficial interests therein will be held by investors through the book-entry facilities of DTC, in minimum denominations of $25,000 and increments of $1 in excess thereof, except that one Certificate of each Class may be held by investors in a different denomination. The Certificates registered in the name of Cede can be held in physical certificate form by investors only if (i) BSMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and BSMSI is unable to locate a qualified successor within 30 days or (ii) BSMSI, at its option, elects to terminate the book-entry system through DTC.

        The Class R Certificates will be issued in fully-registered form in a single certificate in a denomination of $100.

        With respect to the Certificates registered in the name of Cede, all references herein to actions by holders of the Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to holders of the Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for distribution to the beneficial owners of the Certificates in accordance with DTC procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner of a Certificate to pledge such Certificate to persons or entities who do not participate in the DTC system may be limited. In addition, beneficial owners of Certificates held through DTC may experience delays in the receipt of distributions on such Certificates. The book entry procedures of DTC are more fully described under "Description of the Certificates -- Book-Entry Registration" in the Prospectus.

        Certificates in physical certificate form will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in St. Paul, Minnesota. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Trustee is currently located at 180 East 5th Street, St. Paul, Minnesota 55101.

Distributions of Interest and Principal

        Distributions of principal and interest on the Certificates with respect to a month will be made on the day (each, a "Distribution Date") which is the third Business Day (as defined below) after the last distribution date in such month with respect to any class of Pooled Certificates (each, a "Pooled Certificate Distribution Date"). Each Pooled Certificate Distribution Date is the 25th day of each month or if any such day is not a business day as defined in the applicable Underlying Agreement, then the next succeeding business day, as so defined in each case. A "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The first Distribution Date is expected to be November 29, 1996. In addition, if the Trustee has not received a distribution on, or the distribution date statement (each, a "Pooled Certificate Distribution Date Statement") with respect to, the Pooled Certificates of a Pooled Certificate Group by 3:00 p.m. on the second Business Day following the

Pooled Certificate Distribution Date (the "Determination Time"), the distribution allocable to the related class of Certificates will not be made on the immediately following Distribution Date, but, (i) if such distribution and such Pooled Certificate Distribution Date Statement are received by 3:00 p.m. on the fifth Business Day after the Determination Time, it will be made on the sixth Business Day after the Determination Time (a "Supplemental Distribution Date") or (ii) if received after 3:00 p.m. on the fifth Business Day after the Determination Time, it will be made on the next succeeding Distribution Date, and in neither case will additional interest be paid thereon. It is anticipated that payments on all Pooled Certificates will be made to the Trustee by wire transfer. The Pooled Certificates underlying the Class A-1, Class A-3, Class A-4, Class A- 5, Class A-6, Class A-7, Class A-8, Class A-13 and Class A-14 Certificates and at least one of the Pooled Certificates underlying Class A-2, Class A-9, Class A-10, Class A-12 and Class A-15 Certificates are book entry securities so that payment is first made to Cede & Co., as nominee for DTC before being paid to the Trustee, which may result in a delay in receipt by the Trustee. Notwithstanding the foregoing, for accounting purposes, each Distribution Date is deemed to occur in the same month as the immediately preceding Pooled Certificate Distribution Date.

        Distributions will be made on each Distribution Date to holders of record as of the close of business on the last Business Day of the calendar month preceding the month in which such Distribution Date occurs; provided that for this purpose the Distribution Date is deemed to occur on the 28th of each month, without regard to whether such day is a Business Day (the "Record Date").

        The Certificates will accrue interest during each one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs (each, an "Interest Accrual Period") at the Pass- Through Rates set forth on the cover page hereof. An account (the "Interest Account") which will meet the requirements for an Eligible Account as set forth in the Pooling Agreement will be established and maintained with the Trustee for the benefit of the holders of the Class A-2, Class A-3, Class A-11 and Class A-14 Certificates in an amount sufficient to make up the difference between the 6.50% Pass-Through Rate of such Certificates and the actual rates of 6.49999%, 6.49989%, 6.49985% and 6.49999%, respectively, scheduled to be passed through on the related Pooled Certificate Groups. On each Distribution Date, holders of the Certificates of each Class will be entitled to receive interest from funds received as interest on the related Pooled Certificate Group and, if applicable, amounts from the Interest Account and the Prepayment Interest Shortfall Account and principal from funds received as principal on the related Pooled Certificate Group. See "-- The Prepayment Interest Shortfall Account" and Annex 1 hereto.

        The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, an account (the "Certificate Account") which shall meet the requirements for an Eligible Account as set forth in the Pooling Agreement. The Certificate Account shall have one subaccount for all funds collected with respect to each Pooled Certificate Group and one subaccount relating to the Class R Certificates, into which $100 plus one month's interest at 6.50% thereon will be deposited on the Closing Date. The Trustee will cause all distributions received on the Pooled Certificates of each Pooled Certificate Group by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the applicable subaccount of the Certificate Account.

        Following the Determination Time, the Trustee will determine if there is any Prepayment Interest Shortfall with respect to a Pooled Certificate Group. If such Shortfall has been allocated to Pooled Certificates in one or more Pooled Certificate Group, the Trustee will withdraw the lesser of the aggregate amount thereof and the amount then remaining in the Prepayment Interest Shortfall Account for deposit in the applicable subaccount or subaccounts of the Certificate Account. If there is an insufficient amount on deposit in the Prepayment Interest Shortfall Account, the amount thereof will be allocated among such subaccounts based upon the amount of Prepayment Interest Shortfall allocated to the related Pooled Certificate Groups. On each Distribution Date, the Trustee will apply the Available Funds (as defined herein) on deposit in each subaccount of the Certificate Account as of such Distribution Date, in the following manner and order of priority, except that on the first Distribution Date all amounts in the subaccount relating to the Class R Certificates (other than investment income) shall be paid to the holders of the Class R
Certificates:

        (A) from amounts with respect to interest received on the Pooled Certificates of such Pooled Certificate Group and from any transfers from the Interest Account and from the Prepayment Interest Shortfall Account, to the Certificateholders of the applicable Class as distributions of interest, an amount equal to interest for such Class accrued at the applicable per annum Pass-Through Rate during the Interest Accrual Period preceding such Distribution Date on its Class Balance (as defined herein) immediately prior to such Distribution Date, less the sum of any Prepayment Interest Shortfalls to the extent not covered by funds transferred from the Prepayment Interest Shortfall Account and the interest portion of any losses allocated to the Pooled Certificates in the related Pooled Certificate Group, plus the portion, if any, of interest accrued for such Class for any prior Distribution Date which remains unpaid; and

        (B) from amounts with respect to principal received on the Pooled Certificates of such Pooled Certificate Group, to the Certificateholders of the applicable Class as distributions of principal, an amount equal to such principal received.

        Following payment in full of a Class of Certificates (other than the Class R Certificates), any amounts remaining in the related subaccount of the Certificate Account (other than investment income) shall be paid to the Class R Certificateholders. It is not anticipated that there will be any such amounts so remaining.

        "Available Funds" for a Class of Certificates means with respect to any Distribution Date, the aggregate amount on deposit in the applicable subaccount of the Certificate Account as of the immediately prior Determination Time (other than investment income) plus any transfers made to such subaccount from the Prepayment Interest Shortfall Account and the Interest Account subsequent to such Determination Time.

        The Pooled Certificates underlying each Class of Certificates are discussed under "Description of the Pooled Certificates" herein and in Annex 1. The full name of each abbreviated Underlying Series is set forth under "Description of the Pooled Certificates -- General." Copies of the "Underlying Agreements" have been filed with the Securities and Exchange Commission and also are available from the Underwriter, at 245 Park Avenue New York, New York,
Attention: Mortgage Department.

        The "Class Balance" for any Class of Certificates means the aggregate principal amount of such Class of Certificates outstanding as of any date of determination, which is equal to the Original Principal Balance of such Class of Certificates minus the sum of (i) all distributions of principal previously made on such Class of Certificates pursuant to the distribution provisions of the Agreement and (ii) the principal portion of any losses allocated to the Pooled Certificates in the related Pooled Certificate Group on or prior to the immediately preceding Pooled Certificate Distribution Date.

        The sole sources of payment on a Class of Certificates will be distributions on the Pooled Certificates and payments from the Interest Account and the Prepayment Interest Shortfall Account, if any. The Certificates will not be guaranteed by the Depositor, Bear, Stearns & Co. Inc., the Trustee, any government agency or instrumentality, or any other person.


                     DESCRIPTION OF THE POOLED CERTIFICATES

General

        The Certificates will represent, in the aggregate, the entire beneficial ownership interest in the Trust containing primarily the Pooled Certificates. The following is a list of the Pooled Certificates in each Pooled Certificate
Group:




                                                                             Abbreviation             Class % in
Full Name of Series                                                          used herein              Trust
-------------------                                                           ------------             ----------
        Group A-1 Pooled Certificates

CMC Securities Corporation II, REMIC Multi-Class Pass-Through
Certificates, Series 1993-2E,  Class 2E-30J                                  CMC II 1993-2E           24.84%

CMC Securities Corporation II REMIC Multi-Class Pass-Through
Certificates, Series 1993-2E, Class 2E-30K                                   CMC II 1993-2E           24.84%

        Group A-2 Pooled Certificates

Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-
Through Certificates, Series 1993-L, Class IA-8                              CHASE 1993-L               100%

Chase Mortgage Finance Corporation, Multi-Class Mortgage Pass-
Through Certificates, Series 1993-L, Class IA-9                              CHASE 1993-L               100%

        Group A-3 Pooled Certificates

CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1993-E,
Class A-9                                                                    CWD 1993-E               46.76%

CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1993-E,
Class A-10                                                                   CWD 1993-E               46.76%

        Group A-4 Pooled Certificates

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1994-2, Class A10                               GECAP 1994-2             88.45%

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1994-2, Class A11                               GECAP 1994-2             88.45%

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1994-2, Class A12                               GECAP 1994-2             88.45%

        Group A-5 Pooled Certificates

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-39, Class A-9                         PHMSC 1993-39              100%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-39, Class A-10                        PHMSC 1993-39              100%

        Group A-6 Pooled Certificates

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-43, Class A-5                         PHMSC 1993-43              100%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-43, Class A-17                        PHMSC 1993-43              100%

        Group A-7 Pooled Certificates

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-54, Class A-10                        PHMSC 1993-54              100%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-54, Class A-11                        PHMSC 1993-54              100%


                                      S-19




                                                                             Abbreviation             Class % in
Full Name of Series                                                          used herein              Trust
-------------------                                                           ------------             ----------
        Group A-8 Pool Certificates

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-54, Class A-25                        PHMSC 1993-54            22.75%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-54, Class A-26                        PHMSC 1993-54            22.75%

        Group A-9 Pooled Certificates

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1993-S42, Class A-8                             RFC 1993-S42             89.14%

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1993-S42, Class A-9                             RFC 1993-S42             89.14%

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1993-S42, Class A-10                            RFC 1993-S42             89.14%

        Group A-10 Certificates

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1993-S42, Class A-11                            RFC 1993-S42               100%

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1993-S42, Class A-12                            RFC 1993-S42               100%

        Group A-11 Certificates

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1994-S10, Class A-7                             RFC 1994-S10               100%

Residential Funding Mortgage Securities I, Inc., Mortgage Pass-
Through Certificates, Series 1994-S10, Class A-8                             RFC 1994-S10               100%

        Group A-12 Certificates

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-S29, Class A-14                       PHMSC 1993-29            39.67%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-S29, Class A-15                       PHMSC 1993-29            39.67%

The Prudential Home Mortgage Securities Company, Inc., Mortgage
Pass-Through Certificates, Series 1993-S29, Class A-16                       PHMSC 1993-29            39.67%

        Group A-13 Certificates

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1993-17, Class 17-A15                           GECAP 1993-17            46.99%

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1993-17, Class 17-A16                           GECAP 1993-17            46.99%

GE Capital Mortgage Services, Inc., REMIC Multi-Class Pass-
Through Certificates, Series 1993-17, Class 17-A17                           GECAP 1993-17            46.99%




                                                                             Abbreviation             Class % in
Full Name of Series                                                          used herein              Trust
-------------------                                                           ------------             ----------
        Group A-14 Certificates

CWMBS, Inc., Mortgage Pass-Through  Certificates, Series 1994-5,
Class A-7f                                                                   CFC 1994-5               33.56%

CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1994-5,
Class A-7t                                                                   CFC 1994-5               33.56%

CWMBS, Inc., Mortgage Pass-Through Certificates, Series 1994-5,
Class A-7s                                                                   CFC 1994-5               33.56%

        Group A-15 Certificates

CWMBS, Inc. Mortgage Pass-Through  Certificates, Series 1994-F,
Class A-8                                                                    CWD 1994-F               100%

CWMBS, Inc. Mortgage Pass-Through Certificates, Series 1994-F,
Class A-9                                                                    CWD 1994-F               100%


        Each Pooled Certificate is a pass-through certificate. The Class to which each Pooled Certificate belongs received a rating upon its original public sale of "AAA" or its equivalent from two nationally recognized statistical rating organizations as set forth in Annex 1 hereto. None of such ratings has been downgraded or withdrawn.

        Each Pooled Certificate Group includes all or a portion of one Class of Pooled Certificates with an interest rate that is reset periodically based on an index as set forth in Annex 1 hereto (each, an "Index") and that varies directly with changes in the Index subject to minimum and maximum rates ("Floating Rate Certificates") and all or a portion of one or two Classes of Pooled Certificates with an interest rate that is reset periodically based on an Index and that varies inversely with changes in the Index subject to minimum and maximum rates ("Inverse Floating Rate Certificates"). The Trust will hold Floating Rate Certificates and Inverse Floating Rate Certificates in such amounts in each Pooled Certificate Group that the sum of interest on the Pooled Certificates in each Pooled Certificate Group will be equivalent to a fixed rate of interest on the aggregate principal balance of the Pooled Certificates in the applicable Pooled Certificate Group.

        Each of the Pooled Certificates in each Pooled Certificate Group, except Pooled Certificate Group A-1 is a "Senior Certificate" which means with respect to an Underlying Series, a certificate which has rights which are senior to those of another class or classes of certificates. Senior Certificates are sometimes referred to as Class A Certificates although they may include certificates with descriptions which do not contain the letter A, such as residual or Class R Certificates. Each Underlying Series of which a Pooled Certificate is a part, except the Group A-1 Pooled Certificates, includes one or more Subordinate Certificates (sometimes referred to as "Class B Certificates") and most Underlying Series also include one or more Mezzanine Certificates (sometimes referred to as "Class M Certificates"). "Mezzanine Certificates" have rights which are subordinate to those of the Senior Certificates, but senior to those of the Subordinate Certificates. "Subordinate Certificates" have rights which are subordinate to both Senior Certificates and Mezzanine Certificates, if any. Certain classes of each type of certificate may be senior to other classes of the same type of certificate.

        In general, the "Subordination" is effected by Senior Certificates being entitled to receive distributions due to such classes prior to distributions being made on Mezzanine Certificates and Subordinate Certificates, and Realized Losses (subject to certain limitations as described in Annex 1 hereto) being allocated to Subordinate Certificates and then to Mezzanine Certificates, if any, until the principal amounts of such classes have been reduced to zero before allocating such losses to the Senior Certificates. "Realized Losses" means, in general, losses realized when Mortgage Loans are liquidated and include "Special Hazard Losses" (losses not covered by standard hazard insurance policies, with certain additional exceptions), "Fraud Losses" (in general losses resulting from a mortgage insurer's failure to pay a claim with respect to a Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in connection with the origination of the Mortgage Loan) and "Bankruptcy Losses" (losses attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction of the principal balance of, or interest rate on, a Mortgage Loan or an extension of its maturity).

        The Pooled Certificates in Pooled Certificate Group A-1 are supported by a mortgage pool insurance policy, which is available to cover certain losses by reason of default of the Mortgage Loans underlying Pooled Certificate Group A-1 and a second group of Mortgage Loans underlying Underlying Series CMC II 1993-2E and an account, which is available to cover special hazard and bankruptcy-related losses related to both such groups of Mortgage Loans, as well as such losses with respect to other series of the issuer of Underlying Series CMC II 1993-2E. In addition, an insurance policy is available to guarantee the full and complete payment of distributions on certain of the certificates (which are not Pooled Certificates) constituting part of Underlying Series CMC II 1993-2E. Descriptions of such insurance and account are set forth in Annex 1(a).

        The Pooled Certificates were structured as planned amortization classes ("PAC Classes"), targeted amortization classes ("TAC Classes"), scheduled amortization classes ("Scheduled Classes"), or support or companion classes ("Support Classes"), as described in Annex 2 hereto.

        A PAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Planned Balance") derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the PAC Classes. The PAC Classes may be subdivided into different categories (e.g. PAC I, PAC II or PAC III Classes) having different effective structuring ranges and different principal payment priorities. The structuring range for a PAC I Class of a series of certificates is wider than that for a PAC II Class of such series and the structuring ranges for both PAC I and PAC II Classes are wider than for a PAC III Class of such Series and PAC III and PAC II Classes generally support PAC I Classes. A TAC Class is designed to receive principal payments using a predetermined principal balance schedule (a "Targeted Balance") derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Scheduled Class is designed to receive principal payments using a predetermined principal balance schedule (a "Scheduled Balance") but is not designated as a PAC or TAC Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Scheduled Class. A Support Class receives principal payments on a distribution date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes and receives all excess distributions of principal to the extent not required to make scheduled payments on the related PAC, TAC or Scheduled Classes. In some cases, the Support Classes may also receive principal payments from the accreted interest from specified accrual Classes.

        In general, since PAC, TAC or Scheduled Classes will receive distributions of principal on a given distribution date in a pre-determined amount if prepayments on the underlying mortgage loans occur within a certain range or at a certain rate, distributions of principal should in such cases be relatively stable. If prepayments on the underlying mortgage loans occur at different rates, principal payments will be received at a greater or lesser rate. As a result of receiving principal payments at a different rate, the weighted average life of the PAC, TAC or Scheduled Classes will be shortened or extended. With the exception of Pooled Certificate Group A-7, no Class of Pooled Certificates which was originally a PAC, TAC or Scheduled Class currently adheres to its schedule and consequently, such schedules no longer provide any prepayment protection. The effective PAC range for the Group A-7 Pooled Certificates has broadened from its original range of 125% SPA to 350% SPA to 65% SPA to 370% SPA as of the Pooled Certificate Information Date. However, no assurance can be given that prepayments on the related Underlying Mortgage Loans will occur at a constant rate within this or any other range in the future.

        Additional characteristics of the Pooled Certificates are described in Annex 1 and Annex 2 hereto.

The Underlying Mortgage Loans

        The Mortgage Loans included in the Underlying Trusts consist of conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first mortgage loans with original maturities of up to approximately 15 years (except up to 30 years with respect to the Mortgage Loans underlying CWD 1993-E, PHMSC 1993-43, PHMSC 1993-54, GECAP 1993-17 and CMC II 1993-2E (except that a second pool of similar loans with original maturities of up to approximately 15 years backs certificates (which are not Pooled Certificates) constituting part of CMC II 1993-2E, although such certificates share credit enhancement with the Pooled Certificates issued as part of such Underlying Series).

        Additional information regarding the characteristics of the Mortgage Loans included in each of the Underlying Trusts is set forth in Annex 2 hereto.

Additional Information

        The descriptions of the Pooled Certificates and the Mortgage Loans do not purport to be complete. Copies of the respective Prospectus Supplements and Prospectuses relating to the Pooled Certificates and the September 1996 Pooled Certificate Distribution Date Statements may be obtained from the Underwriter at 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.


                       YIELD AND PREPAYMENT CONSIDERATIONS

General Considerations

        The yield to maturity and weighted average life of each class of Certificates will be affected by, among other things, the amount and timing of interest and principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others), and the severity of losses with respect to the Mortgage Loans underlying the related Pooled Certificate Group, the payment priorities and other characteristics of the related Pooled Certificates, the occurrence of an optional or mandatory termination with respect to the related Pooled Certificates and the purchase price paid for such Certificates. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans in any Mortgage Pool or the anticipated yield to maturity of any Class of Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the Mortgage Loans. Other factors affecting prepayments of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. The Mortgage Loans may be prepaid at any time without penalty and generally have due-on-sale clauses.

        The timing and amount of payments, including prepayments, on the related Mortgage Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on a Mortgage Loan, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

        Since interest generally will be due on each Mortgage Loan on the first day of the month, but the distribution of such interest will not be made until the Pooled Certificate Distribution Dates and then the amounts received with respect to a Pooled Certificate Distribution Date will not be distributed until the related Distribution Date, the yield to investors in the Certificates will be lower than the yield produced without such delays. Since the amount of the distributions is based on information from the Underlying Trustees, if such information is not received in a timely manner, the yield to investors may be lower than the yield produced if such information had been received in a timely manner. In addition, the yield to investors in the related Class of Certificates will be reduced by interest shortfalls resulting from prepayments, liquidation and the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, (the "Relief Act") to the extent not covered by compensating interest or Subordination (or in the case of Pooled Certificate Group A-1, certain reinvestment earnings) provided for in the related Underlying Agreement (a "Prepayment Interest Shortfall") or by the Prepayment Interest Shortfall Account.

        In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

        Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Prospective investors in the Certificates should consider the related reinvestment risks in light of other investments that may be available to such investors.

        The Pooled Certificates are subject to optional redemption to the extent described in Annex 1 hereto. Any such optional redemptions with respect to Pooled Certificates in a Pooled Certificate Group will result in an earlier payment of the related Class of Certificates.

Assumed Final Distribution Dates

        The "Assumed Class Final Distribution Date" for distributions on each Class of Certificates is as follows:
                                        Assumed Class Final
Class of Certificate                     Distribution Date
--------------------                    ------------------
Class A-1                                  October 2023
Class A-2                                  October 2009
Class A-3                                  January 2024
Class A-4                                  January 2009
Class A-5                                 September 2008
Class A-6                                 September 2023
Class A-7                                  December 2023
Class A-8                                  December 2023
Class A-9                                  October 2008
Class A-10                                 October 2008
Class A-11                                  March 2009
Class A-12                                   July 2008
Class A-13                                 November 2023
Class A-14                                  March 2009
Class A-15                                  April 2009


        Each Assumed Class Final Distribution Date is the Pooled Certificate Distribution Date on which the final scheduled distribution on the last to mature of the related Pooled Certificates is scheduled to be made. Since the rate of payment of principal on the Mortgage Loans can be expected to exceed the rate of payments used in calculating each such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than its Assumed Class Final Distribution Date. The "Assumed Final Trust Distribution Date" of February 2024 is one month after the latest to occur of the Assumed Class Final Distribution Dates.

Weighted Average Lives

        The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (i) multiplying the amount of payments made in respect of principal on such Certificate on each Distribution Date by the number of years from the Closing Date to such Distribution Date;
(ii) summing the results and (iii) dividing the sum by the aggregate amount of the principal payments on such Certificate referred to in clause (i). The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal is paid on the related Underlying Mortgage Loans.

SPA Model

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard prepayment assumption model used in this Memorandum ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying any Pooled Certificate Group. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 125% SPA assumes prepayment rates will be 0.25% per annum in month one, 0.5% per annum in month two, reaching 7.5% per annum in month 30 and remaining constant at 7.5% per annum thereafter. 0% SPA assumes no prepayments.

Decrement and Weighted Average Life Tables

        The following tables indicate the percentages of the Original Principal Balance of each Class of Certificates outstanding after certain dates and the weighted average lives (in years) of each Class of Certificates, assuming various constant percentages of SPA.

        For each of the following tables it was assumed, among other things, that (i) the Trust consists of the Pooled Certificates in the principal amounts as of the Pooled Certificate Information Date described on Annex 1 hereto after giving effect to distributions payable thereon in September 1996; (ii) the principal balance of each Mortgage Loan is as of the Mortgage Loan Information Date and is based on the Pooled Certificate Distribution Date Statement for September 1996; (iii) the Original Principal Balance of each class of Certificates will be as set forth on the cover page, less the aggregate principal distribution on the Pooled Certificates in the related Pooled Certificate Group in October 1996 based upon the specified percentage of SPA;
(iv) Distribution Dates on the Certificates occur on the 28th of the month commencing in November 1996; (v) each Mortgage Loan has a mortgage rate, remaining term to maturity and loan age based on information provided by the Underlying Trustees, paying agents or Servicers as of the Mortgage Loan Information Date; (vi) the Mortgage Loans prepay at the constant percentages of SPA specified in the tables and all principal prepayments constitute prepayments in full of the Mortgage Loans and are received on the last day of each month commencing September 30, 1996; (vii) all amounts due with respect to the Mortgage Loans underlying the Pooled Certificates are applied to the payment of such Pooled Certificates on the 25th day of each month; (viii) there have occurred no delinquencies or losses on the Mortgage Loans after the time period covered by the Pooled Certificate Distribution Date Statements for September 1996; (ix) there are no optional terminations of the Pooled Certificates; (x) the Closing Date is October 30, 1996; (xi) each month consists of 30 days; (xii) any reinvestment income on funds in the Certificate Account will be paid to the Trustee and will not be available to make principal and interest payments on the Certificates; and (xiii) no expenses will be paid on any Distribution Date by the Trust since the Trustee Fee will be paid from the Trustee Fee Account (as defined herein).

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-1 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%     100%      160%     200%     300%
                                      ------   ------    ------   ------   -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100       94
October 1999  .....................     100      100       100      100       85
October 2000  .....................     100      100       100      100       76
October 2001  .....................     100      100       100      100       67
October 2002  .....................     100      100       100      100       58
October 2003  .....................     100      100       100       97       49
October 2004  .....................     100      100       100       87       42
October 2005  .....................     100      100       100       77       35
October 2006  .....................     100      100        91       67       29
October 2007  .....................     100      100        81       58       23
October 2008  .....................     100      100        71       50       19
October 2009  .....................     100      100        62       43       15
October 2010  .....................     100       96        54       37       12
October 2011  .....................     100       85        47       31       10
October 2012  .....................     100       76        40       26        8
October 2013  .....................     100       66        34       21        6
October 2014  .....................     100       58        28       17        4
October 2015  .....................      90       49        23       14        3
October 2016  .....................      78       41        19       11        3
October 2017  .....................      66       34        15        8        2
October 2018  .....................      53       27        11        6        1
October 2019  .....................      41       20         8        4        1
October 2020  .....................      29       13         5        3        1
October 2021  .....................      17        8         3        1        0
October 2022  .....................       6        2         1        0        0
October 2023  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    22.3     19.3      15.5     13.1      8.0
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-2 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%      100%     125%     200%     300%
                                       -----    -----    -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100       94
October 2002  .....................     100      100       100      100       61
October 2003  .....................     100      100       100      100       20
October 2004  .....................     100      100       100       70        0
October 2005  .....................     100      100       100       26        0
October 2006  .....................     100       69        44        0        0
October 2007  .....................      48        6         0        0        0
October 2008  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    11.0     10.3       9.9      8.5      6.3
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-3 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%      100%     125%     200%     300%
                                       -----    -----    -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100       96
October 2000  .....................     100      100       100      100       84
October 2001  .....................     100      100       100      100       73
October 2002  .....................     100      100       100      100       62
October 2003  .....................     100      100       100      100       52
October 2004  .....................     100      100       100       97       43
October 2005  .....................     100      100       100       86       36
October 2006  .....................     100      100       100       75       29
October 2007  .....................     100      100       100       65       24
October 2008  .....................     100      100       100       56       20
October 2009  .....................     100      100        98       48       16
October 2010  .....................     100      100        88       41       13
October 2011  .....................     100      100        77       35       10
October 2012  .....................     100       89        68       29        8
October 2013  .....................     100       78        59       24        6
October 2014  .....................     100       68        50       20        5
October 2015  .....................     100       58        43       16        4
October 2016  .....................      94       49        36       13        3
October 2017  .....................      80       41        29       10        2
October 2018  .....................      66       33        23        7        1
October 2019  .....................      52       25        17        5        1
October 2020  .....................      38       18        12        4        1
October 2021  .....................      25       11         7        2        0
October 2022  .....................      11        5         3        1        0
October 2023  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    23.2     20.3      18.6     13.9      8.4
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-4 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%     100%      125%     200%     300%
                                       ----    -----     -----    -----    -----
Initial Balance  ..................     100     100       100      100      100
October 1997  .....................     100     100       100      100       92
October 1998  .....................     100     100       100      100       69
October 1999  .....................     100     100       100      100       48
October 2000  .....................     100     100       100       86       32
October 2001  .....................     100     100       100       68       17
October 2002  .....................     100     100        95       49        4
October 2003  .....................     100      88        71       30        0
October 2004  .....................      95      61        47       12        0
October 2005  .....................      62      34        22        0        0
October 2006  .....................      26       6         0        0        0
October 2007  .....................       0       0         0        0        0
                                       ----   -----     -----    -----    -----
Weighted Average Life (in years)*..     9.4     8.4       7.9      6.0      3.2
                                       ====   =====     =====    =====    =====

                                                Class A-5 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      100%      135%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100      100
October 2002  .....................     100      100       100      100       53
October 2003  .....................     100      100       100      100        2
October 2004  .....................     100      100       100       56        0
October 2005  .....................     100      100        65        0        0
October 2006  .....................      74       15         0        0        0
October 2007  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    10.2      9.7       9.2      8.1      6.1
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-6 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      90%       150%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100       77
October 2000  .....................     100      100       100      100       60
October 2001  .....................     100      100       100      100       47
October 2002  .....................     100      100       100       93       34
October 2003  .....................     100      100       100       79       23
October 2004  .....................     100      100       100       65       13
October 2005  .....................     100      100        90       53        5
October 2006  .....................     100      100        77       41        3
October 2007  .....................     100      100        64       31        1
October 2008  .....................     100      100        53       21        0
October 2009  .....................     100       97        42       13        0
October 2010  .....................     100       84        32        5        0
October 2011  .....................     100       72        22        0        0
October 2012  .....................     100       60        14        0        0
October 2013  .....................      95       48         6        0        0
October 2014  .....................      81       37         0        0        0
October 2015  .....................      67       27         0        0        0
October 2016  .....................      53       17         0        0        0
October 2017  .....................      39        7         0        0        0
October 2018  .....................      24        0         0        0        0
October 2019  .....................      10        0         0        0        0
October 2020  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    20.2     17.0      12.5      9.5      5.1
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-7 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      90%       125%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100      100
October 2002  .....................     100      100       100      100      100
October 2003  .....................     100      100       100      100      100
October 2004  .....................     100      100       100      100      100
October 2005  .....................     100      100       100      100      100
October 2006  .....................     100      100       100      100      100
October 2007  .....................     100       85        85       85       85
October 2008  .....................      61       61        61       61       61
October 2009  .....................      42       42        42       42       42
October 2010  .....................      28       28        28       28       28
October 2011  .....................      17       17        17       17       17
October 2012  .....................       8        8         8        8        8
October 2013  .....................       2        2         2        2        2
October 2014  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    13.1     13.0      13.0     13.0     13.0
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-8 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%      90%      125%     200%     300%
                                       -----   -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100      100
October 2002  .....................     100      100       100      100      100
October 2003  .....................     100      100       100       76       76
October 2004  .....................     100      100       100       51       51
October 2005  .....................     100      100        91       33       33
October 2006  .....................     100      100        42       19       19
October 2007  .....................     100      100         8        8        8
October 2008  .....................     100       64         0        0        0
October 2009  .....................     100       22         0        0        0
October 2010  .....................     100        0         0        0        0
October 2011  .....................      98        0         0        0        0
October 2012  .....................      56        0         0        0        0
October 2013  .....................      14        0         0        0        0
October 2014  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    16.2     12.4       9.9      8.4      8.4
                                      =====    =====     =====    =====    =====

                                                Class A-9 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      65%       100%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100       98
October 2001  .....................     100      100       100      100       73
October 2002  .....................     100      100       100      100       51
October 2003  .....................     100      100       100       92       33
October 2004  .....................     100      100       100       65       18
October 2005  .....................     100      100        98       39        6
October 2006  .....................      85       75        55       16        0
October 2007  .....................      25       21        12        0        0
October 2008  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    10.6     10.5      10.2      8.7      6.3
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-10 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      65%       100%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100      100
October 2002  .....................     100      100       100      100      100
October 2003  .....................     100      100       100      100      100
October 2004  .....................     100      100       100      100      100
October 2005  .....................     100      100       100      100      100
October 2006  .....................     100      100       100      100       75
October 2007  .....................     100      100       100       75       27
October 2008  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    11.7     11.6      11.6     11.3     10.6
                                      =====    =====     =====    =====    =====

                                               Class A-11 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                        50%    100%      125%     200%     300%
                                       ----   -----     -----    -----    -----
Initial Balance  ..................     100     100       100      100      100
October 1997  .....................     100     100       100      100      100
October 1998  .....................     100     100       100      100       94
October 1999  .....................     100     100       100      100       70
October 2000  .....................     100     100       100      100       43
October 2001  .....................     100     100       100      100       17
October 2002  .....................     100     100       100       69        0
October 2003  .....................     100     100       100       32        0
October 2004  .....................     100      81        56        0        0
October 2005  .....................      81      32        12        0        0
October 2006  .....................      19       0         0        0        0
October 2007  .....................       0       0         0        0        0
                                      -----   -----     -----    -----    -----
Weighted Average Life (in years)*..     9.5     8.7       8.2      6.5      3.8
                                      =====   =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                               Class A-12 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      90%      150%     200%    300%
                                      -----    -----    -----    -----    -----
Initial Balance  ..................     100      100      100      100      100
October 1997  .....................     100      100      100      100      100
October 1998  .....................     100      100      100      100       93
October 1999  .....................     100      100      100      100       77
October 2000  .....................     100      100      100      100       61
October 2001  .....................     100      100      100      100       48
October 2002  .....................     100      100      100       89       36
October 2003  .....................     100      100      100       70       26
October 2004  .....................     100      100       76       51       18
October 2005  .....................     100       80       52       34       11
October 2006  .....................      62       46       29       18        6
October 2007  .....................      16       12        7        4        1
October 2008  .....................       0        0        0        0        0
                                      -----    -----    -----    -----    -----
Weighted Average Life (in years)*..    10.3      9.9      9.1      8.2      5.3
                                      =====    =====    =====    =====    =====

                                                Class A-13 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      100%      125%     200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100       64
October 1999  .....................     100      100       100      100       38
October 2000  .....................     100      100       100      100       19
October 2001  .....................     100      100       100      100        8
October 2002  .....................     100      100       100       82        5
October 2003  .....................     100      100       100       62        3
October 2004  .....................     100      100       100       44        1
October 2005  .....................     100      100       100       25        0
October 2006  .....................     100      100       100        8        0
October 2007  .....................     100      100        85        0        0
October 2008  .....................     100      100        66        0        0
October 2009  .....................     100       88        48        0        0
October 2010  .....................     100       69        30        0        0
October 2011  .....................     100       50        14        0        0
October 2012  .....................     100       32         0        0        0
October 2013  .....................     100       15         0        0        0
October 2014  .....................      86        0         0        0        0
October 2015  .....................      63        0         0        0        0
October 2016  .....................      41        0         0        0        0
October 2017  .....................      18        0         0        0        0
October 2018  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    19.6     15.1      13.0      7.7      2.9
                                      =====    =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

               PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING
                             OF THE CERTIFICATES

                                                Class A-14 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%      100%     150%      200%     300%
                                      -----    -----     -----    -----    -----
Initial Balance  ..................     100      100       100      100      100
October 1997  .....................     100      100       100      100      100
October 1998  .....................     100      100       100      100      100
October 1999  .....................     100      100       100      100      100
October 2000  .....................     100      100       100      100      100
October 2001  .....................     100      100       100      100      100
October 2002  .....................     100      100       100      100      100
October 2003  .....................     100      100       100      100      100
October 2004  .....................     100      100       100      100       91
October 2005  .....................     100      100       100      100       57
October 2006  .....................     100      100        93       66       32
October 2007  .....................      85       60        42       28       13
October 2008  .....................       5        3         2        1        1
October 2009  .....................       0        0         0        0        0
                                      -----    -----     -----    -----    -----
Weighted Average Life (in years)*..    11.4     11.2      10.9     10.5      9.5
                                      =====    =====     =====    =====    =====

                                               Class A-15 Certificates
                                      ------------------------------------------
                                                       % of SPA
                                      ------------------------------------------
                                       50%     100%      125%     200%     300%
                                      -----   -----     -----    -----    -----
Initial Balance  ..................     100     100       100      100      100
October 1997  .....................      94      94        94       94       37
October 1998  .....................      89      89        89       74        0
October 1999  .....................      82      82        82       43        0
October 2000  .....................      76      76        76        0        0
October 2001  .....................      69      69        69        0        0
October 2002  .....................      61      61        13        0        0
October 2003  .....................      53       0         0        0        0
October 2004  .....................       6       0         0        0        0
October 2005  .....................       0       0         0        0        0
                                      -----   -----     -----    -----    -----
Weighted Average Life (in years)*..     5.9     5.2       4.7      2.7      0.9
                                      =====   =====     =====    =====    =====

------
* The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

Actual Experience Will Vary from Assumptions

        Discrepancies will exist between the characteristics of the actual Pooled Certificates and Mortgage Loans and characteristics of the Pooled Certificates and Mortgage Loans assumed in preparing the tables contained herein. To the extent that Pooled Certificates and underlying Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the related Class of Certificates may mature earlier or later than indicated by the tables, and the weighted average life and the cash flows on such Class of Certificates may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate. The timing of changes in the rate of prepayment may significantly affect the yield realized by a holder of Certificates.


                              THE POOLING AGREEMENT

General

        The Certificates will be issued pursuant to a Pooling Agreement between BSMSI, as the depositor, and First Trust National Association as the Trustee (the "Agreement" ). BSMSI will provide to a prospective or actual
Certificateholder without charge, upon written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

Assignment of Pooled Certificates

        At the time of issuance of the Certificates, the Depositor will cause the Pooled Certificates to be assigned to the Trustee. The Depositor will represent, among other things, that as of the Closing Date (i) it is the owner of the Pooled Certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the Pooled Certificates in good faith without notice of any adverse claim.

        Upon discovery or receipt of notice by either the Depositor or the Trustee of a breach of any of the representations and warranties regarding the Pooled Certificates which materially and adversely affects the interests of the Certificateholders, the Depositor or the Trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the Depositor of any such breach, the Depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Depositor shall, at the election of the Majority Certificateholders (as defined herein), repurchase each Pooled Certificate affected by the breach, as well as all of the Pooled Certificates within the same Pooled Certificate Group containing the Pooled Certificate with respect to which a breach has occurred, each at a repurchase price equal to the outstanding Pooled Certificate Principal Balance thereof as of the date of repurchase plus interest thereon at the applicable Pooled Certificate Pass-Through Rates through the next succeeding Pooled Certificate Distribution Date unless the repurchase is made on a Pooled Certificate Distribution Date, then interest through such date (net of interest received by the Trust on such Pooled Certificates on such date).

        Notwithstanding the foregoing, for a period of two years following the Closing Date, in lieu of repurchasing Pooled Certificates as described above, the Depositor may substitute therefor one or more pass-through mortgage related securities issued by the same depositor or the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (each, a "Substitute Pooled Certificate") which meet the following criteria: (i) if any of the Substitute Pooled Certificates has a fixed interest rate, the rate shall be no lower than the rate of the related Certificate, (ii) if any Substitute Pooled Certificate does not have a fixed interest rate, then substitution shall be with at least one Floating Rate Certificate and at least one Inverse Floating Rate Certificate, the interest rates on which taken together, result in a fixed pass-through rate no lower than the fixed pass-through rate borne by the related Class of Certificates, (iii) the sum of the outstanding principal amounts of the Substitute Pooled Certificates equals or exceeds the sum of the outstanding principal amounts of the Pooled Certificates being substituted for and (iv) for any Pooled Certificate being substituted for, the Substitute Pooled Certificate as of the date of substitution, (a) has Underlying Mortgage Loans with a weighted average gross coupon no more than 50 basis points below or no more than 50 basis points above the weighted average gross coupon of the Underlying Mortgage Loans relating to the Pooled Certificate being substituted for, (b) has Underlying Mortgage Loans consisting of conventional, fixed rate, one- to four-family, fully amortizing, level payment, first mortgage loans with original maturities of up to 15 years or in the case of Pooled Certificates from CMC II 1993-2E, CWD 1993-E, PHMSC 1993-43, PHMSC 1993-54 AND GECAP 1993-17, up to 30 years, (c) if not issued by GNMA, FNMA or FHLMC, is rated as of the date of substitution in at least the same rating category as the Pooled Certificate being substituted for is rated as of the date of substitution, in each case, by the Rating Agency, (d) the inclusion of which in the Trust Fund will not result in a withdrawal or downgrading in the ratings assigned to the Certificates by the Rating Agency, written confirmation of which shall be provided by the Rating Agency to the Trustee and (f) will not cause the assets of the Trust as to which a REMIC election has been made to lose their status as a REMIC for federal income tax purposes as indicated in an opinion of counsel to be provided to the Trustee.

Accounts

        The Trustee shall establish and maintain the Certificate Account in the name of the Trustee for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account as defined in the Agreement. The Certificate Account shall have one subaccount for all funds collected with respect to each Pooled Certificate Group. The Trustee will cause all distributions received on the Pooled Certificates of each Pooled Certificate Group by the Trustee in its capacity as holder of the Pooled Certificates, from whatever source, to be deposited directly into the applicable subaccount of the Certificate Account. Amounts on deposit in the Certificate Account will be invested in certain investments permitted by the Agreement ("Permitted Investments"). Any income on such investments will be paid to the Trustee as additional compensation and losses on such investments shall be reimbursed by the Trustee from its own funds.

        The Interest Account, which will meet the requirements for an Eligible Account as set forth in the Pooling Agreement, will be established on the Closing Date with a deposit of $1,300.00 and will be maintained with the Trustee for the benefit of the holders of the Class A-2, Class A-3, Class A-11 and Class A-14 Certificates. The amount deposited therein is sufficient to make up the difference between the 6.50% Pass- Through Rates of such Certificates and the actual rates of 6.49999%, 6.49989%, 6.49985% and 6.49999%, respectively, scheduled to be passed through on the related Pooled Certificate Groups. Any funds remaining in such account after the Class A-2, Class A-3, Class A-11 and Class A-14 Certificates have been paid in full for the related Pooled Certificates shall be transferred to the Prepayment Interest Shortfall Account.

        The holders of the Certificates will have the benefit of a reserve fund account (the "Prepayment Interest Shortfall Account") into which, on the Closing Date, the Depositor will deposit $30,000 which will be held by the Trustee and invested in Permitted Investments, but will not be part of the REMIC, and which will be available to pay Prepayment Interest Shortfalls. Because the Prepayment Interest Shortfall Account will be available to cover Prepayment Interest Shortfalls in any Pooled Certificate Group, funds disbursed from the Prepayment Interest Shortfall Account to cover a Prepayment Interest Shortfall in one Pooled Certificate Group will reduce the funds remaining to cover Prepayment Interest Shortfalls in the other Pooled Certificate Groups. If the rate of Prepayment Interest Shortfalls in any Mortgage Group underlying one Pooled Certificate Group is disproportionately greater than the rate of Prepayment Interest Shortfalls respecting the Mortgage Groups underlying the other Pooled Certificate Groups, the funds available to such other Pooled Certificate Groups from the Prepayment Interest Shortfall Account may be reduced below that which would otherwise have been available if each Pooled Certificate Group were covered by a separate Prepayment Interest Shortfall Account. The Prepayment Interest Shortfall Account will be an Eligible Account as described in the Agreement. Amounts in the Prepayment Interest Shortfall Account will be transferred to the appropriate subaccounts of the Certificate Account in connection with each applicable Distribution Date for distributions on the Certificates to the extent of Prepayment Interest Shortfalls. Following payment in full of all Classes of Certificates, any amounts remaining in the Prepayment Shortfall Account shall be paid to the Depositor.

Trustee Fee Account

        On the Closing Date, the Depositor will establish a trustee fee account (the "Trustee Fee Account") and deposit $130,000 (the "Trustee Fee") into such account. Amounts in the Trustee Fee Account may be invested at the discretion of the Trustee. The Trustee Fee Account will be held by the Trustee and will be available to pay the Trustee Fee. As compensation for its services in connection with the Certificates, on each Distribution Date the Trustee may withdraw from the Trustee Fee Account $397.55, together with all investment earnings on amounts in the Trustee Fee Account as of each such date of withdrawal. Upon payment in full of the Certificates, any amounts remaining in the Trustee Fee Account are payable to the Trustee.

Reports to Certificateholders

        On each Distribution Date and on each Supplemental Distribution Date (with respect only to each Class as to which a distribution is then being made), the Trustee will prepare, and will forward by mail, a statement to each Certificateholder and to the Depositor stating:

           (i) the Available Funds for each Class of Certificates for such Distribution Date;

          (ii) the amount of interest and principal being distributed on each Class of Certificates for such Distribution Date, separately stating the amount of interest provided from the Prepayment Interest Shortfall Account;

         (iii) the Class Balances for each Class of Certificates before and after applying payments on such Distribution Date;

          (iv) the remaining amount in the Prepayment Interest Shortfall Account following the payment on such Distribution Date;

           (v) the outstanding principal amount immediately prior to and after taking into account distributions made on the immediately prior Pooled Certificate Distribution Date of, and the current interest rate, Prepayment Interest Shortfalls and Realized Losses allocated to, each of the Pooled Certificates in each Pooled Certificate Group on the immediately prior Pooled Certificate Distribution Date; and

          (vi) any amount in the Trustee Fee Account applied to pay the Trustee Fee and the balance of the Trustee Fee Account as of such Distribution Date.

In the case of the information furnished pursuant to clauses (ii) and (iii) above, the amounts shall also be expressed as a dollar amount per single Certificate.

        In addition, the Trustee promptly will furnish to the Depositor and, upon request, to each Certificateholder, copies of any notices, statements, reports or other information, including, without limitation, the Pooled Certificate Distribution Date Statement received by the Trustee in its capacity as the holder of the Pooled Certificates, with respect to the Pooled Certificates related to the Certificates held by such Certificateholder.

        On or before March 31st of each calendar year, commencing in 1997, the Trustee will prepare and deliver by first class mail to the Depositor and each person who at any time during the prior calendar year was a Certificateholder of record a statement containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clause (ii) above aggregated for such prior calendar year or in the case of a Certificateholder, the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee will be satisfied to the extent that substantially comparable information is provided by the Trustee pursuant to any requirements of the Internal Revenue Code of 1986, as amended, and regulations thereunder as from time to time are in force.

Amendments

        The Agreement may be amended by the Depositor and the Trustee, without the prior written consent of any Certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with other provisions of the Agreement and (iv) to make such modifications as may be required in connection with a substitution or repurchase of a Pooled Certificate permitted under the Agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. In addition, the Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the assets as to which a REMIC election has been made as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. The Agreement may also be amended by the Depositor and the Trustee and the holders of Certificates evidencing more than 50% of the aggregate Class Balances of the Certificates (or, with respect to any amendment affecting only one Class of Certificates, with the consent of the holders of Certificates evidencing more than 50% of the Class Balance of the affected Class) (as applicable, the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the holder of such Certificate; (ii) modify the provisions of the Section of the Agreement governing amendments of the Agreement, without the consent of the holders of all Certificates; or (iii) be made unless the Trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of certain assets of the Trust as to which a REMIC election has been made, as a REMIC for federal income tax purposes.

Action With Respect to Underlying Series

        The Trustee will exercise all voting rights provided to the holders of the Pooled Certificates pursuant to an Underlying Agreement (in the case of book entry Pooled Certificates, by directing Cede & Co.) solely upon the direction of Majority Certificateholders of the related Class of Certificateholders.

Certificateholder Action

        No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the Agreement unless such holder previously has given to the Trustee and the Depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee thereunder and have offered to the Trustee such reasonable indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

        The respective obligations and responsibilities of the Depositor and the Trustee created by the Agreement will terminate upon the final distribution to Certificateholders by the Trustee of all amounts required to be distributed pursuant to the Agreement.

Indemnification of the Trustee

        The Trustee and its directors, officers, employees and agents, will be indemnified by the Trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the Trustee under the Agreement, with certain exceptions described in the Agreement. The Trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the Trustee.

Certain Matters Regarding the Trustee

        The Trustee for the Certificates will be First Trust National Association. The Trustee's corporate office is located at 180 East 5th Street, St. Paul, Minnesota 55101, Attention: Structured Finance Department, and its Bondholder Services telephone number is (612) 973-6700.

        The Trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the Depositor and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the Trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the Depositor shall remove the Trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the Trustee and appoint a successor trustee. No resignation, discharge or removal of the Trustee will become effective until a successor trustee shall have assumed the Trustee's responsibilities and obligations under the Agreement.


                        FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is based on the assumption that all of the Pooled Certificates are REMIC regular interests. Such assumption is based upon information contained in each of the prospectuses (each, an "Underlying Prospectus") and in each of the prospectus supplements (each, an "Underlying Prospectus Supplement") pursuant to which the Pooled Certificates were initially offered. Neither the Depositor nor the Underwriter has independently investigated any of the Underlying Trusts (whether through review of organizational documentation or investigation of events occurring subsequent to the dates of the related Underlying Prospectuses or Underlying Prospectus Supplements or otherwise) to determine whether all the Underlying Trusts actually qualify as REMICs and the related Pooled Certificates actually qualify as REMIC regular interests.

        An election will be made to treat certain assets of the Trust as a REMIC for federal income tax purposes. The Certificates (other than the Class R Certificates) will be designated as regular interests in the REMIC (collectively, the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R Certificates will be designated as the residual interest in the REMIC (collectively the "Residual Certificates" or the "REMIC Residual Certificates"). All Certificateholders are advised to see "Certain Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

        Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--

Current Income on REMIC Regular Certificates--Original Issue Discount" in the Prospectus. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. In determining the rate of accrual of original issue discount with respect to the Certificates a prepayment assumption of 160% SPA with respect to the Class A-1 Certificates, 150% SPA with respect to the Class A-6 and Class A-12 Certificates, 135% SPA with respect to the Class A-5 Certificates, 125% SPA with respect to the Class A-2, Class A-3, Class A-4, Class A-7, Class A-8, Class A-11, Class A-13 and Class A-15 Certificates, 100% with respect to the Class A-9, Class A-10 and Class A-14 Certificates will be used. See "Yield and Prepayment Considerations--SPA Model" herein for a description of the standard prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur. In addition, certain Classes of Regular Certificates may be treated as having been issued as a premium. See "Certain Federal Income Tax Consequences--REMIC Regular Certificates--Premium" in the Prospectus.

        A REMIC that would be classified as a grantor trust but for its qualification as a REMIC, or that is substantially similar to a grantor trust and is structured with the principal purpose of avoiding the allocation of investment expenses to certain regular interest holders is classified as a "single-class REMIC." The REMIC does not intend to report its investment expenses as would a single-class REMIC. If, however, the REMIC were considered a single-class REMIC, certain expenses of the REMIC (and an equivalent amount of income) would be allocated to the holders of the REMIC Regular Certificates and the deductibility of such expenses by a holder who is an individual or pass-through entity might be limited as described in "Certain Federal Income Tax Consequences--Deductibility of Trust Fund Expenses" in the Prospectus.

        The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in a REMIC, representing rights to the taxable income or net loss of the REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return in certain circumstances. One such circumstance may occur if certain of the Pooled Certificates have negative yields which may not be taken into account when determining the taxable income of the holders of the Residual Certificates. Another such circumstance may occur as a result of income on the Pooled Certificates being reported to the REMIC using faster prepayment assumptions than those used with respect to the Certificates.

        The Certificates (including the Residual Certificates) will be treated as "regular" or "residual interests" in a REMIC for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates as Real Property Loans" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Certain Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Certificates as Real Property Loans" in the Prospectus.


                        CERTAIN STATE TAX CONSIDERATIONS

        Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

        Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in Certificates will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates and the operation and management of the Trust and its assets. In particular, investors that are insurance companies should consult with their legal counsel with respect to the United States Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets under certain circumstances. Investors should analyze whether that decision or federal legislation recently enacted affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of
1996) may have an impact with respect to purchases of Certificates.

        Prohibited Transaction Exemption 90-30 ("PTE 90-30") may be applicable to the purchase, sale or transfer of Certificates and the operation and management of the Trust and its assets. The Department of Labor has clarified that the definition of a trust to which an individual prohibited transaction exemption such as PTE 90-30 will be applicable includes a "two-tiered" trust structure under which certificates (such as the Pooled Certificates) are issued by a trust (such as each of the Underlying Trusts) which contain a pool of receivables (such as the Underlying Mortgage Loans) and then are transferred to another trust (such as the Trust) which issues certificates which are sold to Plans; provided that the certificates issued by an underlying trust are not subordinated to any other class of certificates issued by the same underlying trust. BSMSI believes that none of the Pooled Certificates which are being transferred to the Trust are subordinated to any other class of certificates which were issued by any of the same Underlying Trusts. However, any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 90-30, both in the context of a two-tiered trust structure and with regard to whether all of the specific and general conditions of PTE 90-30 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the Certificates and the operation and management of the Trust and its assets.

        A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.


                                LEGAL INVESTMENT

        Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. The Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment" in the Prospectus.


       RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

        The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Certain Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

        Residual Certificates (or interests therein) may not be transferred without the prior express written consent of First Trust National Association, acting as "Tax Matters Person" as defined in the Code. The Tax Matters Person will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person and the Trustee with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person consents to the transfer to a person who is not a United States person (as defined below), an affidavit that it is a United States person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify the assets of the Trust as to which a REMIC election has been made as a REMIC) on the transfer of an interest in a Residual Certificate to any other person or persons, the Tax Matters Person may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of Residual Certificates that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Certain Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person consents in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

                             METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Underwriting Agreement, the Certificates are being purchased from BSMSI by the Underwriter, an affiliate of BSMSI, upon issuance. Distribution of such Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from BSMSI in the form of underwriting discounts. BSMSI will indemnify the Underwriter against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments the Underwriter may be required to make in respect thereof. BSMSI will acquire the Pooled Certificates from the Underwriter.

                                  LEGAL MATTERS

        Certain legal matters relating to the Certificates will be passed upon for BSMSI and the Underwriter by Stroock & Stroock & Lavan, New York, New York.


                               CERTIFICATE RATING

        As a condition to their issuance, each Class of Certificates will be rated "AAA" by Fitch.

        The rating by Fitch on the Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch takes into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Certificates and the extent to which the payment stream on the Pooled Certificates is adequate to make payments required under the Certificates. The rating of Fitch does not constitute a statement regarding frequency of prepayments on the Mortgage Loans or the corresponding effects on yield to investors, and does not represent any assessment of the likelihood or rate of prepayments.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Certificates.

        BSMSI has not requested a rating of the Certificates by any rating agency other than Fitch. However, there can be no assurance as to whether any other rating agency will rate any Class of Certificates or, in such event, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency may be lower than the rating assigned by Fitch.

                                                     GLOSSARY

The abbreviations used for each Pooled Certificate are set forth under "Description of the Pooled Certificates -- General"

Agreement................................................................................................... S- 5
Assumed Class Final Distribution Date....................................................................... S-24
Assumed Trust Final Distribution Date....................................................................... S-24
Available Funds............................................................................................. S-18
Bankruptcy Losses........................................................................................... S-22
BSMSI....................................................................................................... S- 5
Business Day ............................................................................................... S- 9
Cede........................................................................................................ S-16
Certificates................................................................................................ S- 1
Certificate Account......................................................................................... S-17
Certificate Rating.......................................................................................... S-15
Certificate Register........................................................................................ S-16
Class B Certificates........................................................................................ S-21
Class Balance............................................................................................... S-18
Class M Certificates........................................................................................ S-21
Closing Date................................................................................................ S- 9
Code........................................................................................................ S-13
Depositor................................................................................................... S- 5
Determination Time.......................................................................................... S- 9
Distribution Date........................................................................................... S- 2
DTC......................................................................................................... S- 5
ERISA....................................................................................................... S-13
Fitch....................................................................................................... S- 1
Floating Rate Certificates.................................................................................. S-21
Fraud Losses................................................................................................ S-22
Group A-1 Pooled Certificates through Group A-15 Pooled Certificates........................................ S- 2
Index....................................................................................................... S-21
Interest Account............................................................................................ S-17
Interest Accrual Period..................................................................................... S-17
Inverse Floating Rate Certificates.......................................................................... S-21
Majority Certificateholders................................................................................. S-37
Mezzanine Certificates...................................................................................... S-21
Mortgage Loans.............................................................................................. S- 2
Mortgage Loan Information Date.............................................................................. S- 4
Mortgage Pool............................................................................................... S- 2
Original Principal Balance.................................................................................. S- 4
PAC Classes................................................................................................. S-11
Pass-Through Rate........................................................................................... S- 1
Permitted Investments....................................................................................... S-35
Plan(s)..................................................................................................... S-13
Plan Asset Regulations...................................................................................... S-40
Planned Balance............................................................................................. S-22
Pooled Certificate.......................................................................................... S- 2
Pooled Certificate Distribution Date........................................................................ S- 2
Pooled Certificate Distribution Date Statement.............................................................. S-16
Pooled Certificate Group.................................................................................... S- 2
Pooled Certificate Group A-1 through Pooled Certificate Group A-15.......................................... S- 2
Pooled Certificate Information Date......................................................................... S- 4


Pooled Certificate Principal Balance........................................................................ S- 4
Prepayments................................................................................................. S-23
Prepayment Interest Shortfall............................................................................... S- 2
Prepayment Interest Shortfall Account....................................................................... S- 2
Prospectus.................................................................................................. S- 4
PTE 90-30................................................................................................... S-40
Rating Agency............................................................................................... S-15
Realized Losses............................................................................................. S-21
Regular Certificates........................................................................................ S-13
Record Date................................................................................................. S-10
Relief Act.................................................................................................. S- 8
REMIC....................................................................................................... S- 3
REMIC Regular Certificate................................................................................... S-13
REMIC Residual Certificate.................................................................................. S-13
Residual Certificates....................................................................................... S- 3
Scheduled Balance........................................................................................... S-22
Scheduled Classes........................................................................................... S-10
Senior Certificates......................................................................................... S-21
Servicer.................................................................................................... S- 8
SMMEA....................................................................................................... S-14
SPA......................................................................................................... S-25
Special Hazard Losses....................................................................................... S-21
Subordinate Certificates.................................................................................... S-21
Subordination............................................................................................... S-21
Substitute Pooled Certificate............................................................................... S-34
Supplemental Distribution Date.............................................................................. S- 9
Support Classes............................................................................................. S-10
TAC......................................................................................................... S-10
Targeted Balance............................................................................................ S-22
Tax Matters Person.......................................................................................... S-14
Trust....................................................................................................... S- 2
Trust Assets................................................................................................ S-13
Trustee..................................................................................................... S- 5
Trustee Fee................................................................................................. S- 9
Trustee Fee Account......................................................................................... S- 9
Underlying Agreement........................................................................................ S- 2
Underlying Mortgage Loans................................................................................... S- 2
Underlying Series........................................................................................... S- 2
Underlying Trusts........................................................................................... S- 2
Underwriter................................................................................................. S- 1
United States person........................................................................................ S-14
1933 Act.................................................................................................... S- 3
1934 Act.................................................................................................... S- 3

                                                                         ANNEX 1



                  The descriptions of the Pooled Certificates herein are summaries, do not purport to be complete and are subject to and qualified by reference to the provisions of the Underlying Agreements and the prospectuses and prospectus supplements (collectively the "Prospectus") related to the Pooled Certificates, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Series. Reference should be made to the Prospectuses and Underlying Agreements for the definitions of certain terms used in the Underlying Agreements which are not defined herein and for the balance tables relating to any PAC Classes, TAC Classes or Scheduled Classes included in the Underlying Series. Current information set forth in Annex 1 herein that is peculiarly within the knowledge of the various Underlying Trustees, paying agents and servicers for the Underlying Trusts has been derived from data provided by them, including regular periodic reports provided to holders of Pooled Certificates and information provided in tape form from the related servicers or underlying issuers or depositors, but such information has not been independently represented to the Depositor or the Underwriter as being accurate or complete nor has it been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort. Copies of the respective Prospectuses, Underlying Agreements and the Pooled Certificate Distribution Date Statements for September 1996 may be obtained from the Underwriter at 245 Park Avenue, New York, New York 10167, Attention: Mortgage Department.



                                      1-1




                                                                                                       Annex 1(a)

                                PAYMENT TERMS OF THE CMC II 1993-2E CERTIFICATES

                                               Series Information
Series Information.................................................................................CMC II 1993-2E
Pooled Certificates.................................................................Class 2E-30J and Class 2E-30K
Pooled Certificates
  Ratings at Date of Issuance....................................................."AAA" by S&P and "AAA" by Fitch
Issue Date.....................................................................................September 30, 1993
Cut-off Date....................................................................................September 1, 1993
Pooled Certificate Trustee...............................................Texas Commerce Bank National Association
Remaining Coverage Provided by the following as of
  Pooled Certificate Information Date:
         Special Hazard and Bankruptcy Account........................................................$23,725,671
         Mortgage Pool Insurance Policy................................................................$2,381,262
         Guaranteed Certificates FSA Policy.........................................................Not Available

                                           Description of Certificates

                                                                               Principal Balance as of
Certificate                          Stated              Initial Certificate    Pooled Certificate
Class Designations                    Rate                Principal Balance      Information Date
------------------                  --------             -------------------   -----------------------
Class 2E-15A                          6.75%               $86,454,000.00        $56,658,188.95
Class 2E-15B                          6.75%               $ 9,494,478.45        $ 6,222,267.94
Class 2E-15CPO                             (1)            $ 1,972,695.84        $ 1,433,941.89
Class 2E-15DIO                    2,500.00%               $     5,911.86        $     3,182.73
Class 2E-30A                          7.00%               $29,444,000.00        $         0.00
Class 2E-30B                          5.50%               $ 9,738,000.00        $ 8,260,377.25
Class 2E-30CIO                        1.50%(2)            $       *     (2)     $         0.00
Class 2E-30D                          7.00%               $   922,000.00        $   782,097.75
Class 2E-30E                          7.00%               $29,092,000.00        $29,092,000.00
Class 2E-30F                          7.00%               $11,747,000.00        $11,747,000.00
Class 2E-30G                          7.00%               $24,409,000.00        $24,409,000.00
Class 2E-30H                          7.00%               $21,450,000.00        $21,450,000.00
Class 2E-30I                          7.00%               $13,542,000.00        $13,542,000.00
Class 2E-30J                  Floating Rate(3)            $40,256,000.00        $32,403,578.22
Class 2E-30K          Inverse Floating Rate(3)            $17,252,571.43        $13,887,247.79
Class 2E-30UU                         7.00%               $20,733,000.00        $         0.00
Class 2E-30MPO                             (1)            $   267,000.00        $         0.00
Class 2E-30NIO              Adjustable Rate(4)            $       *     (4)     $   854,498.44
Class 2E-30PPO                             (1)            $ 1,089,658.82        $         0.00
Class 2E-RU                           7.00%               $       100.00        $         0.00
Class 2E-RL                           7.00%               $       599.21        $         0.00

* Notional Balance

---------------

1 The Class 2E-15CPO, Class 2E-30MPO and Class 2E-30PPO Certificates are principal only Certificates on which no interest accrues.

2 The Class 2E-30CIO Certificates are interest-only Certificates, have no principal balance and bear interest on the Class 2E-30CIO Notional Principal Balance equal to the principal balance of the Class 2E-30B Certificates on each Pooled Certificate Distribution Date before application of principal distributions and allocations of "Loan Losses," i.e. losses on Liquidated Mortgage Loans and the excess of a Deficient Valuation over the coverage provided by available assets in the Special Hazard and Bankruptcy Account (as defined below).


                                    1(a)-(1)

3 Each Class listed below will accrue interest during each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Distribution Date occurs (each, an "Interest Accrual Period") at the respective initial Certificate Interest Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

                         Initial
                       Certificate
                      Interest Rate                                   Minimum
                     for Period from       Maximum Pass-            Certificate             Formula for Calculation of
     Class           9/1/93 - 9/30/93      Through Rate            Interest Rate             Certificate Interest Rate
     -----           ----------------      ------------            -------------            --------------------------
 Class 2E-30J            5.100000          10.000%                    1.000%                       COFI + 1.00%
 Class 2E-30K           11.433333          21.000%                    0.000%               21.000% - (2.3333333 x COFI)

4 The Class 2E-30N10 Certificates are interest-only Certificates, have no principal balance and bear interest at the weighted average, as of the first day of any Interest Accrual Period, of the "Pool Strip Rates" of the 30 Year Mortgage Loans (i.e., the Net Mortgage Rate thereon minus 7%) outstanding immediately prior to such date on the Class 2E-30NIO Notional Principal Balance, equal to the aggregate principal balance of the 30 Year Mortgage Loans.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of either 10 to 15 years (the "15 Year Mortgage Loans" comprising the "15 Year
                                     Mortgage Group") or 20 to 30 years (the "30 Year Mortgage Loans"
                                     comprising the "30 Year Mortgage Group") from the date of origination or modification, which may include loans secured by condominiums, units in planned unit developments, townhouses and two- to four-family residences.

Priority of Distributions on
 the Certificates..................  On each Pooled Certificate Distribution Date, distributions in respect of the
                                     15 Year Group Certificates are made solely from the available funds for the 15 Year Mortgage Group.  Distributions of accrued interest on the 15
                                     Year Group Certificates are made on any Distribution Date to the extent of the aggregate amount of payments or other recoveries in respect of interest
                                     (including, to a limited extent, reinvestment earnings on amounts in the
                                     Certificate Account) included in the related available funds, as set forth below under "Interest," and distributions in reduction of the principal balance of the 15 Year Group Certificates on any Pooled Certificate
                                     Distribution Date are made to the extent of payments or other recoveries in respect of principal included in the related available funds, as set forth below under "Principal."

                                     On each Pooled Certificate Distribution Date, distributions in respect of the
                                     30 Year Group Certificates are made solely from the available funds for the 30 Year Mortgage Group.  Distributions of accrued interest on the 30
                                     Year Group Certificates are made on any Pooled Certificate Distribution
                                     Date to the extent of the aggregate amount of payments or other recoveries in respect of interest (including, to a limited extent, reinvestment earnings on amounts in the Certificate Account) included in the related available funds, as set forth below under "Interest," and distributions in reduction of the principal balance of the 30 Year Group Certificates on any Pooled
                                     Certificate Distribution Date are made to the extent of payments or other recoveries in respect of principal included in the related available funds, as set forth below under "Principal."

                                     Interest.  To the extent funds are available therefor, on each Pooled
                                     Certificate Distribution Date the amount of accrued interest distributable on the Certificates, other than a Class 2E-15CPO, Class 2E-30MPO and
                                     Class 2E-30PPO Certificate, equals one month's interest at the applicable interest rate on the principal balance (or the applicable Notional Principal
                                     Balance, as the case may be) of such Certificate immediately prior to such
                                     Pooled Certificate Distribution Date, less such Certificate's share of any
                                     Interest Shortfalls (as such term is defined below) for the related Mortgage
                                     Group, except that interest on the Class 2E-15B Certificates for a Pooled

                                                   1(a)-(2)





                                     Certificate Distribution Date is subordinated to payment of all interest due on such Pooled Certificate Distribution Date on the Class 2E-15A Certificates.

                                     "Interest Shortfall" means, with respect to any Pooled Certificate
                                     Distribution Date, the excess of one month's interest for the preceding calendar month on a Mortgage Loan at the applicable rate set forth in the related mortgage note over the interest paid by the Mortgagor on such
                                     Mortgage Loan (after consideration of monthly advances by servicers and compensating interest payments made by a servicer with respect to a principal prepayment in full) as a result of any of the following:  (a) a principal prepayment being made on such Mortgage Loan in the preceding calendar month which was not distributed to the Certificateholders on the preceding Pooled Certificate Distribution Date; (b) a Debt Service
                                     Reduction being applied to such Mortgage Loan in excess of coverage available under the Special Hazard and Bankruptcy Account (described below); or (c) the application of the Soldiers' and Sailors' Relief Act of
                                     1940.  For each Pooled Certificate Distribution Date, the aggregate amount of Interest Shortfalls described in clause (a) of the preceding sentence (but not clauses (b) and (c)) otherwise incurred is reduced by the reinvestment income earned on deposits in the Certificate Account since the preceding
                                     Pooled Certificate Distribution Date.

                                     Interest Shortfalls for a Mortgage Group generally are allocated among the related classes of Certificates in proportion to the amount of accrued interest that would have been then distributable absent such shortfalls.

                                     Principal

                                     The 15 Year Group Certificates.  On each Pooled Certificate Distribution
                                     Date, principal received on the 15 Year Mortgage Loans is distributed concurrently among the 15 Year Group Certificates as follows:  (i) the
                                     Class 2E-15CPO Amount is distributed to the Class 2E-15CPO
                                     Certificates; (ii) the Class 2E-15DIO Amount is distributed to the Class
                                     2E-15DIO Certificates; (iii) the Priority Percentage of the 15 Year
                                     Adjusted Principal Amount is distributed to the Class 2E-15A Certificates;
                                     and (iv) the Non-Priority Percentage of the 15 Year Adjusted Principal
                                     Amount is distributed to the Class 2E-15B Certificates.

                                     The 30 Year Group Certificates.  On each Pooled Certificate Distribution
                                     Date, principal received on the 30 Year Mortgage Loans is distributed concurrently as follows:  (i) the Class 2E-30PPO Certificates are entitled to the Class 2E-30PPO Amount (i.e. the sum of 7.00% minus the Net
                                     Mortgage Rate of each Mortgage Loan with a Net Rate of less than 7%
                                     divided by 7% and multiplied by the Principal Payment received thereon)
                                     and (ii) the remaining Classes of 30 Year Group Certificates (other than the Class 2E-30CIO and Class 2E-30NIO Certificates) are entitled to the remaining principal (the "30 Year Adjusted Principal Amount").  On each
                                     Pooled Certificate Distribution Date, the 30 Year Adjusted Principal
                                     Amount is distributed to the classes entitled thereto in the following order of priority:

                                     first, concurrently to the Class 2E-RL and Class 2E-RU Certificates, in
                                     proportion to their principal balances, until such principal balances have been reduced to zero;

                                     second, to the Class 2E-30A Certificates up to an amount necessary to reduce the principal balance thereof to its Scheduled Balance for such
                                     Pooled Certificate Distribution Date;

                                     third, concurrently to the Class 2E-30B and Class 2E-30D Certificates, in
                                     proportion to their principal balances, up to an amount necessary to reduce the principal balances thereof to their respective Scheduled Balances for such Pooled Certificate Distribution Date;


                                                   1(a)-(3)





                                     fourth, sequentially to the Class 2E-30E, Class 2E-30F, Class 2E-30G,
                                     Class 2E-30H and Class 2E-30I Certificates, in the alphabetical order of their class designations, up to the amount necessary to reduce the principal balances thereof to their respective Scheduled Balances for such Pooled
                                     Certificate Distribution Date;

                                     fifth, concurrently to the Class 2E-30J and Class 2E-30K Certificates, in
                                     proportion to their principal balances, up to the amount necessary to reduce the principal balances thereof to their respective Targeted Balances for such Pooled Certificate Distribution Date;

                                     sixth, concurrently to the Class 2E-30UU and Class 2E-30MPO
                                     Certificates, in proportion to their principal balances, until such principal balances have been reduced to zero;

                                     seventh, concurrently to the Class 2E-30J and Class 2E-30K Certificates, in
                                     proportion to their principal balances and without regard to their Targeted
                                     Balances, until the principal balances thereof have been reduced to zero;

                                     eighth, to the Class 2E-30A Certificates, without regard to its Scheduled
                                     Balance, until the principal balance thereof has been reduced to zero;

                                     ninth, concurrently to the Class 2E-30B and Class 2E-30D Certificates, in
                                     proportion to their principal balances and without regard to their Scheduled
                                     Balances, until such principal balances have been reduced to zero; and

                                     tenth, sequentially to the Class 2E-30E, Class 2E-30F, Class 2E-30G, Class
                                     2E-30H and Class 2E-30I Certificates, without regard to their Scheduled
                                     Balances, until the principal balances thereof have been reduced to zero, such that no distribution in respect of this clause tenth will be made to any such Class until the principal balance of each such Class having an alphabetically prior class designation has been reduced to zero.

                                     The "Scheduled Balance" for each Pooled Certificate Distribution Date and
                                     Class of PAC Certificates or the "Targeted Balance" for each Pooled
                                     Certificate Distribution Date and Class of TAC Certificates means the respective principal balance of the applicable class if prepayments on the related Mortgage Loans had occurred and continued to occur at specified rates set forth on tables to the applicable prospectus supplement.

                                     Guaranteed Distributions Payable on Guaranteed Certificates.  Pursuant to
                                     the Guaranteed Certificates FSA Policy (described below), FSA has irrevocably and unconditionally guaranteed payment of "Guaranteed
                                     Distributions" on the Class 2E-30UU Certificates (the "Guaranteed
                                     Certificates") for any Pooled Certificate Distribution Date.  Guaranteed
                                     Distributions means, with respect to each Pooled Certificate Distribution
                                     Date on which interest or principal is distributable on the Guaranteed
                                     Certificates, (a) the aggregate accrued interest on the Guaranteed
                                     Certificates on such Pooled Certificate Distribution Date (plus Interest
                                     Shortfalls, except any arising due to application of the Relief Act), and (b)
                                     principal distributable on the Guaranteed Certificates for such Pooled
                                     Certificate Distribution Date, in accordance with the original terms of the
                                     Guaranteed Certificates when issued, without regard to any amendment or modification of the Guaranteed Certificates or the Pooling Agreement
                                     except amendments or modifications to which FSA has given its prior written consent.

Redemptions of Guaranteed
  Certificates.....................  Subject to certain priorities and limitations, beneficial owners of the
                                     Guaranteed Certificates have the right to request that their Guaranteed
                                     Certificates be redeemed on each Pooled Certificate Distribution Date on which payments of principal are distributable to the Guaranteed
                                     Certificates.  All redemptions of the Guaranteed Certificates are subject to the limitations that (i) redemptions of Guaranteed Certificates will be made only in lots equal to $1,000 principal amount and (ii) redemptions of
                                     Guaranteed Certificates will be made only to the extent that the portion of

                                                   1(a)-(4)





                                     the principal distributable on the 30 Year Group Certificates allocated to the
                                     Guaranteed Certificates on the applicable Pooled Certificate Distribution
                                     Date, together with the principal portion of any amount then payable by FSA under the Guaranteed Certificates FSA Policy, provides sufficient funds for such redemptions. The redemption price for all Guaranteed Certificates equals
                                     100% of the unpaid amount thereof, plus accrued interest thereon on the relevant Pooled Certificate Distribution Date.

External First-Loss
  Coverage.........................  The Mortgage Pool Insurance Policy. The Certificates have the benefit of a
                                     Mortgage Pool Insurance Policy (the "Mortgage Pool Insurance Policy") issued by PMI Mortgage Insurance Co. ("PMI"). Only one Mortgage Pool Insurance Policy
                                     covers the two Mortgage Groups. Claims with respect to the Mortgage Loans in either of the two Mortgage Groups may be made under the Mortgage Pool
                                     Insurance Policy. Claims paid under the Mortgage Pool Insurance Policy respecting the Mortgage Loans in a particular Mortgage Group reduce the amount of corresponding coverage available with respect to Mortgage Loans in both
                                     Mortgage Groups, notwithstanding the fact that one Mortgage Group may not have suffered any losses at such time. If the rate of losses covered by the
                                     Mortgage Pool Insurance Policy respecting one Mortgage Group is disproportionately greater than the rate of such losses respecting the other
                                     Mortgage Group, the coverage available to such other Mortgage Group under the
                                     Mortgage Pool Insurance Policy may be reduced below that which would otherwise have been provided if each Mortgage Group were covered by separate Mortgage
                                     Pool Insurance Policies.

                                     The Mortgage Pool Insurance Policy for the Certificates covers certain losses by reason of default of the Mortgage Loans in an aggregate amount initially equal to approximately 7.75% and, subject to reduction, of the aggregate principal balance of those Mortgage Loans on the Cut-off Date.

                                     The Mortgage Pool Insurance Policy is not a blanket policy against loss, since claims thereunder may only be made respecting particular Mortgage
                                     Loans in respect of which a delinquency, default or foreclosure has occurred ("Defaulted Loans") underlying the Certificates and only upon satisfaction of certain conditions precedent.  Except with respect to the limited coverage to be provided with respect to certain Fraud Losses, as described hereafter, the Mortgage Pool Insurance Policy does not cover losses arising out of a failure to pay or denial of a claim under a Primary
                                     Mortgage Insurance Policy, irrespective of the reason therefor.

                                     Assuming satisfaction of certain conditions, PMI will have the option either (i) to purchase the Mortgaged Property securing the Defaulted Loan at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and certain expenses incurred by the related Servicer on behalf of the
                                     Trustee, or (ii) to pay the amount by which the sum of (a) the unpaid principal balance of the Defaulted Loan, (b) accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and (c) the aforementioned expenses, exceeds the proceeds received from an approved sale of the Mortgaged Property, in either the case of clause (i) or (ii)
                                     above net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy and, if applicable, certain other amounts set forth in the Mortgage Pool Insurance Policy.

                                     Subject to the limitations described below, pursuant to a Waiver Letter,
                                     PMI has waived its right to deny a claim under the Mortgage Pool
                                     Insurance Policy resulting from a Fraud Loss.  Pursuant to an Indemnity
                                     Agreement, PMI is entitled to be reimbursed by Capstead Mortgage
                                     Corporation, the Administrator ("CMC") for the amount of any Fraud
                                     Loss.  The maximum aggregate amount of Fraud Losses during specified periods of time with respect to which PMI has agreed to give this waiver
                                     (the "Waiver Amount") is reduced by any Fraud Loss regardless of whether PMI is reimbursed pursuant to the Indemnity Agreement for such

                                                   1(a)-(5)





                                     amount. However, Fraud Losses do not reduce overall coverage under the
                                     Mortgage Pool Insurance Policy for losses by reason of default on the Mortgage
                                     Loans arising from causes other than fraud, dishonesty or misrepresentation, except to the extent that PMI is not reimbursed by CMC for such Fraud Losses under the Indemnity Agreement. PMI's liability under the Waiver Letter is further reduced by an amount equal to any payments by CMC to repurchase directly a Mortgage Loan to which the Waiver Letter would otherwise have applied, less net proceeds received by CMC upon liquidation of such Mortgage
                                     Loan.

                                     Initially, the Waiver Amount was equal to two percent of the aggregate principal amount of the Mortgage Loans as of the Cut-off Date.  On the first anniversary of the Closing Date, the Waiver Amount was to be reduced to the lesser of one percent of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date or two percent of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off
                                     Date less the actual Fraud Losses paid during the first year.  Any Fraud
                                     Losses in excess of the applicable Waiver Amount or any Fraud Losses occurring more than five years after the Closing Date are not covered by the Mortgage Pool Insurance Policy.

                                     The original amount of coverage under the Mortgage Pool Insurance
                                     Policy is reduced over the life of the Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by
                                     PMI upon disposition of all foreclosed properties.  Accordingly, if aggregate net claims paid under the Mortgage Pool Insurance Policy reach the original policy limit, coverage under the Mortgage Pool Insurance
                                     Policy will be exhausted and any further losses will be borne by the
                                     Certificateholders and will represent a loss on the Certificates and such loss, if not covered by the Special Hazard and Bankruptcy Account
                                     (described below), or the Certificate Account, will result in a loss being borne by the Certificateholders.  To a certain extent, the Guaranteed
                                     Certificates FSA Policy protects the holders of the Guaranteed Certificates against such losses.

                                     The Mortgage Pool Insurance Policy contains a servicer back-up claim payment advance endorsement (the "Advance Claim Payment
                                     Endorsement"), pursuant to which PMI is required, while the Mortgage
                                     Pool Insurance Policy is in effect, to advance to the insured, subject to the coverage limitations of the Mortgage Pool Insurance Policy, an amount equal to all delinquent payments of principal and interest, upon receipt of written notice from the insured that a payment on any Defaulted Loan covered thereby has not been paid within 17 days after the due date of such payment and the related servicer has not advanced such payment pursuant to the terms of the applicable servicing agreement.  Prior to commencement of foreclosure proceedings, PMI is obligated to make such payments for no longer than four months after and including the month during which such default occurred.  Provided foreclosure proceedings have been commenced prior to the expiration of such four month period,
                                     PMI is obligated to continue to make such advances, but only so long as foreclosure proceedings are being diligently pursued and only until such foreclosure proceedings have been completed or title has been otherwise obtained by the insured and a claim for loss has been (or should have been) filed with PMI.  The insured will be required to reimburse PMI for amounts paid pursuant to the Advance Claim Payment Endorsement from, among other sources of reimbursement, delinquent payments received with respect to the Defaulted Loan by the insured from the Mortgagor or from other sources specified in the Advance Claim Payment Endorsement.  Any unreimbursed payments received by the insured pursuant to the Advance
                                     Claim Payment Endorsement are offset against any claim payment with respect to the Defaulted Loan or, if no benefits are due, are required to be reimbursed in full.  Advance payments under the Advance Claim Payment
                                     Endorsement are not applied to, or considered by a Mortgagor or by the insured to be applied to, the payment of a Defaulted Loan.


                                                   1(a)-(6)





Insurance Provided by Financial
Security Assurance Inc.............  Financial Security Assurance Inc. ("FSA") has issued a policy (the
                                     "Guaranteed Certificates FSA Policy") pursuant to which FSA unconditionally and irrevocably has guaranteed the full and complete payment of Guaranteed Distributions on the Guaranteed Certificates for
                                     any Pooled Certificate Distribution Date on which interest or principal is distributable on the Guaranteed Certificates.  The Guaranteed Certificates
                                     FSA Policy provides credit enhancement only with respect to the
                                     Guaranteed Certificates and not with respect to any other Class of
                                     Certificates.  The Guaranteed Certificates FSA Policy does not cover
                                     Interest Shortfalls due to the application of the Relief Act.  In the absence of written consent by FSA, any waiver, amendment, modification or other action pursuant to the related Pooling Agreement which is materially adverse to FSA and is consented to or taken by a holder of a Guaranteed
                                     Certificate results in such Guaranteed Certificate ceasing to be insured under the Guaranteed Certificates FSA Policy.

                                     Pursuant to the Guaranteed Certificates FSA Policy, FSA is subrogated to the rights of each holder of a Guaranteed Certificate to receive distributions on the Guaranteed Certificates to the extent of any payments on such Certificates by FSA under the Guaranteed Certificates FSA Policy.

Special Hazard and
  Bankruptcy Account...............  The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of the Certificates and the holders of other series of the Issuer (each, a "Participating Series") and is available to cover special hazard and bankruptcy-related losses related to both Mortgage Loan
                                     Groups.  Each Participating Series has a designated ceiling on the aggregate claims which can be made against the assets in the Special
                                     Hazard and Bankruptcy Account and the ceiling for each Participating
                                     Series is reduced by the aggregate claims paid in respect of special hazard and bankruptcy-related losses suffered by such Participating Series (each such ceiling, as reduced from time to time, a "Claim Ceiling").  The Claim
                                     Ceiling for the Certificates (the "Series 1993-2E Claim Ceiling"), at any
                                     time, equals the Requisite Amount of the Special Hazard and Bankruptcy
                                     Account (as defined below) calculated with reference solely to the
                                     Mortgage Loans pooled to form the Series 1993-2E Certificates.  The
                                     Series 1993-2E Claim Ceiling was initially $3,278,700.  The Series 1993-
                                     2E Certificates are secured by rights to the assets, if any, on deposit from time to time in the Special Hazard and Bankruptcy Account up to an amount not to exceed the lesser of (i) the Series 1993-2E Claim Ceiling and (ii) the Requisite Amount of the Special Hazard and Bankruptcy
                                     Account.  The coverage up to the Series 1993-2E Claim Ceiling is not segregated into discrete coverage for the 15 Year Group Certificates and the 30 Year Group Certificates, respectively, and a disproportionate amount of coverage may be exhausted in order to cover the losses on the
                                     Mortgage Loans of one Mortgage Group, and thus one Group of
                                     Certificates, thereby reducing the amount of coverage available for the other Group of Certificates.

                                     As of any date, the assets required to be maintained in the Special Hazard and Bankruptcy Account equal the "Requisite Amount of the Special
                                     Hazard and Bankruptcy Account."  As of the issuance of the Series
                                     1993-2E Certificates, the Requisite Amount of the Special Hazard and
                                     Bankruptcy Account was expected to be $3,278,700.  Thereafter, the
                                     Requisite Amount of the Special Hazard and Bankruptcy Account was
                                     adjusted and will continue to be adjusted, as of each Pooled Certificate
                                     Distribution Date, by (A) reductions reflecting the aggregate claims paid since the immediately preceding Distribution Date in respect of all special hazard and bankruptcy-related losses with respect to all the Mortgage
                                     Loans, as well as any mortgage loans pooled to form other Participating
                                     Series, (B) any increases required or reductions permitted by the rating agencies requested to rate the Participating Series due to the issuance or cancellation of any Participating Series or (C) any reductions permitted, as a result of modifications in credit enhancement criteria or otherwise, by the rating agencies requested to rate the Participating Series.

                                                   1(a)-(7)






                                     In the event that special hazard and bankruptcy losses exceed either (a) the
                                     Series 1993-2E Claim Ceiling or (b) all available funds in the Special Hazard and Bankruptcy Account, whether or not such Series 1993-2E Claim Ceiling has been reached, such additional special hazard and bankruptcy losses on the 15
                                     Year Mortgage Loans are allocated to the 15 Year Group Certificates and such additional special hazard and bankruptcy losses on 30 Year Mortgage Loans are allocated to the 30 Year Group Certificates. If a Participating Series,
                                     including the Certificates, has reached its Claim Ceiling, the holders of such
                                     Participating Series will have no further rights in the Special Hazard and
                                     Bankruptcy Account, regardless of whether additional assets remain in such account and regardless of whether such assets are ever claimed by other
                                     Participating Series. Additionally, there may be no funds available in the
                                     Special Hazard and Bankruptcy Account even though the Series 1993-2E Claim
                                     Ceiling has not been reached as a result of payments up to or approaching the respective Claim Ceilings of one or more other Participating Series.

                                     Should an event of default, caused by factors other than special hazard and bankruptcy-related losses, occur with respect to the Certificates, or any other Participating Series, holders of the defaulted Participating Series have no rights other than those which they would otherwise have had with respect to assets in the Special Hazard and Bankruptcy Account.

                                     Upon the occurrence of a special hazard or bankruptcy-related loss, the timing of payments of principal to Certificateholders from the Special Hazard and
                                     Bankruptcy Account depends upon the characteristics of the assets in the account. Certain assets, such as cash, may result in a payment to
                                     Certificateholders on the following Pooled Certificate Distribution Date in respect of such losses, while the existence of certain other assets, such as a class of certificates or bonds, may result in a payment to Certificateholders in respect of such losses more slowly depending on the payment characteristics of such assets. On each Pooled Certificate Distribution Date, gains from investments of monies deposited in the Special Hazard and Bankruptcy Account are paid to the Administrator as a fee. Additionally, to the extent that funds on deposit in the Special Hazard and Bankruptcy Account exceed the Requisite
                                     Amount of the Special Hazard and Bankruptcy Account on any Distribution Date,
                                     such excess is paid to the Administrator, as a fee.

Allocation of Losses and
  Shortfalls.......................  On each Pooled Certificate Distribution Date, all Credit-Related Losses
                                     incurred during the preceding Prepayment Period (x) for the 15 Year
                                     Mortgage Loans are allocated to the 15 Year Group Certificates, and (y)
                                     for the 30 Year Mortgage Loans are allocated to the 30 Year Group
                                     Certificates.

                                     Each Credit-Related Loss (defined below) on a 15 Year Mortgage Loan is allocated among the 15 Year Group Certificates as follows: (i) in the case of a 15 Year Mortgage Loan having a Net Rate exceeding 6.75% (a "Premium Mortgage
                                     Loan"), the related Premium Percentage hereof is allocated to the Class
                                     2E-15DIO Certificates, (ii) in the case of a 15 Year Mortgage Loan having a
                                     Net Rate of less than 7.00% (a "Discount Mortgage Loan"), the related Discount
                                     Percentage therein is allocated to the Class 2E-15CPO Certificates and (iii)
                                     the remaining portion of any such Credit-Related Loss is allocated to the
                                     Class 2E-15A and Class 2E- 15B Certificates as a group. Any Credit-Related
                                     Loss allocated pursuant to clause (iii) of the preceding sentence is allocated entirely to the Class 2E-15B Certificates until the principal balance thereof has been reduced to zero, and thereafter, to the Class 2E-15A Certificates.

                                     Credit-Related Losses on the 30 Year Mortgage Loans are allocated among the 30
                                     Year Group Certificates (other than the Class 2E-30CIO and Class 2E-30NIO
                                     Certificates) in proportion to their principal balances; except that, in the case of a Credit-Related Loss on a 30 Year Discount Mortgage Loan, the related
                                     Discount Percentage thereof is allocated to the Class 2E-30PIO Certificates and the remainder is allocated to the other Classes of

                                                   1(a)-(8)





                                     30 Year Group Certificates (other than the Class 2E-30CIO and Class 2E-30NIO
                                     Certificates).

                                     On each Distribution Date, all Non-Credit Losses (defined below) incurred during the preceding Prepayment Period (x) for the 15 Year Mortgage Loans are
                                     allocated to the 15 Year Group Certificates, and (y) for the 30 Year Mortgage
                                     Loans are allocated to the 30 Year Group Certificates.

                                     Each Non-Credit Loss on a 15 Year Mortgage Loan is allocated to the 15 Year
                                     Group Certificates in the same manner as Credit-Related Losses are allocated thereto, except that Non-Credit Losses are allocated to the Class 2E-15A and
                                     Class 2E-15B Certificates in proportion to their principal balances.
                                     Non-Credit Losses on 30 Year Mortgage Loans are allocated to the 30 Year Group
                                     Certificates in the same manner as Credit-Related Losses are allocated thereto.

                                     A "Credit-Related Loss" is any Loan Loss due to a default on a Mortgage Loan
                                     (other than a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation) that would have been covered under the
                                     Mortgage Pool Insurance Policy and is incurred either (i) because coverage under the Mortgage Pool Insurance Policy has been exhausted through payment of claims or (ii) due to the default of PMI on its obligation to pay claims under the Mortgage Pool Insurance Policy. A "Non-Credit Loss" is any Loan Loss other than a Credit-Related Loss incurred on the Mortgage Loans, whether due to special hazards, bankruptcies, fraud of the Mortgagors or otherwise, in excess of the applicable amounts of coverage provided by the other forms of credit enhancement.
Early Termination
  Provisions.......................  At its option, on any Distribution Date when the aggregate principal balance of each Mortgage Loan Group is equal to or less than 10% of the aggregate imputed principal balance of such Mortgage Loan Group as of the Cut-off Date, the Company may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series CMC II 1993-2E Certificates.  The purchase price shall be equal to 100% of the outstanding principal amount of the
                                     Mortgage Loans plus accrued interest thereon at the applicable Remittance
                                     Rate through the end of the month preceding the month in which the repurchase occurs, plus the appraisal value of any foreclosed real property.



                                                   1(a)-(9)







                                                                                                       Annex 1(b)

                                 PAYMENT TERMS OF THE CHASE 1993-L CERTIFICATES

                                               Series Information
Series Information...................................................................................CHASE 1993-L
Pooled Certificates.....................................................................Class IA-8 and Class IA-9
Pooled Certificates
  Ratings at Date of Issuance..................................."Aaa" by Moody's, "AAA" by Fitch and "AAA" by D&P
Issue Date.......................................................................................October 28, 1993
Cut-off Date......................................................................................October 1, 1993
Pooled Certificate Trustee.........................................................................Citibank, N.A.

                                           Description of Certificates

                                                                               Principal Balance as of
Certificate                        Stated             Initial Certificate        Pooled Certificate
Class Designations                  Rate              Principal Balance          Information Date
------------------                 ------             -------------------      -----------------------

Class IA-1                          5.55%          $     49,000,000.00           $  31,839,794.78
Class IA-2                          9.00%          $     18,620,000.00           $  12,099,122.04
Class IA-3                          6.50%          $     24,800,000.00           $  11,061,329.57
Class IA-4                          6.50%          $     14,430,000.00           $  14,430,000.00
Class IA-5                          6.50%          $     11,110,000.00           $  11,110,000.00
Class IA-6                          6.50%          $      6,174,000.00           $   5,622,144.53
Class IA-7                          6.50%          $     45,695,000.00           $  43,246,744.11
Class IA-8                    Floating Rate(1)     $     12,072,895.00           $   8,748,591.60
Class IA-9                Inverse Floating Rate(2) $      5,572,105.00           $   4,037,811.24
Class IA-10                   Floating Rate(3)     $      7,426,900.00           $   7,426,900.00
Class IA-11               Inverse Floating Rate(4) $      3,999,100.00           $   3,999,100.00
Class IIA-1                         7.00%          $     81,106,000.00           $  53,972,613.80
Class IIA-2                         9.00%          $     10,406,000.00           $  10,406,000.00
Class IIA-3                         7.00%          $     25,250,000.00           $  10,235,908.77
Class IIA-4                         7.00%          $     36,609,000.00           $  36,609,000.00
Class IIA-5                         6.25%          $      9,600,000.00           $   9,600,000.00
Class IIA-6                         8.00%          $      7,200,000.00           $   7,200,000.00
Class IIA-7                         6.50%          $      9,912,000.00           $   9,912,000.00
Class IIA-8                         6.50%          $     19,000,000.00           $  19,000,000.00
Class IIA-9                         6.50%          $      3,200,000.00           $   3,200,000.00
Class IIA-10                        6.50%          $      9,512,000.00           $   9,512,000.00
Class IIA-11                        7.00%          $     10,092,000.00           $  10,092,000.00
Class IIA-12                        7.00%          $     16,642,000.00           $  16,642,000.00
Class IIA-Z(5)                      7.00%          $      2,000,000.00           $   2,451,550.48
Class A-P                            (6)           $      2,409,794.39(6)        $   1,957,972.24(6)
Class IM                            6.50%          $      2,612,000.00           $   2,297,561.21
Class IIM                           7.00%          $      3,156,000.00           $   3,049,877.77
Class B-1                     Variable Rate(7)     $     13,844,402.17(8)        $  12,834,837.16(8)
Class B-2(9)                        0.00%          $              0.00           $           0.00

---------------

1 The Class IA-8 Certificates accrued interest at a per annum rate of 4.99800% during the one-month period commencing October 1, 1993. Thereafter, the Class IA-8 Certificates accrued and will accrue interest during each succeeding Floating Rate Interest Accrual Period
         (a) at a per annum rate equal to the lesser of (A) 1.00% plus COFI (b) and (B) 9.50%.

         (a) A Floating Rate Interest Accrual Period is the calendar month preceding the month in which the Pooled Certificate Distribution Date occurs.

         (b) COFI reflects the monthly weighted average cost of funds of savings and loan associations and savings banks, the home offices of which are located in Arizona, California and Nevada, that are member institutions of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the FHLB of San Francisco.

                                     1(b)-1

2. The Class IA-9 Certificates accrued interest at a per annum rate of 9.75420% during the one-month period commencing October 1, 1993. Thereafter, the Class IA-9 Certificates accrued and will accrue interest during each succeeding Floating Rate Interest Accrual Period at a per annum rate equal to 18.416667% minus the product of (A)
         2.16667 and (B) COFI, but not less than 0.00%.

3. The Class IA-10 Certificates accrued interest at a per annum rate of 5.39800% during the one-month period commencing October 1, 1993. Thereafter, the Class IA-10 Certificates accrued and will accrue interest during each succeeding Floating Rate Interest Accrual Period at a per annum rate equal to the lesser of (A) 1.40% plus COFI and (B) 10.00%.

4. The Class IA-11 Certificates accrued interest at a per annum rate of 8.54657% during the one-month period commencing October 1, 1993. Thereafter, the Class IA-11 Certificates accrued and will accrue interest during each succeeding Floating Rate Interest Accrual Period at a per annum rate equal to 15.971428% minus the product of (A)
         1.85714 and (B) COFI, but not less than 0.00%.

5. The Class IIA-Z Certificates are Compound Interest Certificates. Until the Class A Percentage (as defined herein) equals 100%, interest on the Class IIA-Z Certificates will accrue but will not be paid, and the amount so accrued will be added to the principal balance of the Class IIA-Z Certificates on each Pooled Certificate Distribution Date.

6. The Class A-P Certificates are entitled to principal only and are composed of two Components:


                                                                           Component Principal
                                             Initial Component            Balance as of Pooled
                                             Principal Balance         Certificate Information Date
                                             -----------------         ----------------------------
         Class A-P Component One:              $ 1,219,379.76                  $915,262.44
         Class A-P Component Two:              $ 1,190,414.63                $1,042,709.80

7. The weighted average of 6.50% with respect to the Class B-1 Component One only 7.00% with respect to the Class B-1 Component Two.

8.       Composed of two Components:

                                                                                                Component Principal
                                                                  Initial Component            Balance as of Pooled
                                               Stated Rate        Principal Balance         Certificate Information Date
                                               -----------        -----------------         ----------------------------
         Class B-1 Component One:                 6.50%             $ 6,270,851.40                 $5,515,951.24
         Class B-1 Component Two:                 7.00%             $ 7,573,550.77                 $7,318,885.92

9. Represents the residual interest and has no principal balance and bears no interest.

Mortgage Loans.....................   The Mortgage Loans are conventional, fixed rate, one- to four-family residential properties (i) fully-amortizing, level monthly payment, first mortgage loans with terms to maturity of 10, 12 or 15 years from the date of origination, as well as Balloon Loans (as defined below) ("Mortgage
                                      Group One") and (ii) fully-amortizing, level monthly payment, first mortgage loans with terms to maturity of 20 or 30 years from the date of origination ("Mortgage Group Two").  Each Balloon Loan had an original term to stated maturity of approximately 10 years or approximately 15 years and provided for level monthly payments of principal and interest based on a 30-year amortization schedule with a balloon payment of its outstanding principal balance (a "Balloon Amount") due at its stated
                                      maturity.

                                                    1(b)-2





Priority of Distributions
the Certificates...................   The amount available for distribution is allocated among the Class A
                                      Certificates (as defined below) (i) first, pro rata based upon the respective amounts of interest accrued thereon during the prior month in an amount up to the interest so accrued, (ii) second, pro rata based on the respective amounts thereof (with interest thereon) from prior Pooled Certificate
                                      Distribution Dates, and (iii) third, to the principal amounts due such Class
                                      A Certificates subject to compliance with the principal payment allocation requirements discussed below.

                                      Distributions with respect to the Class 1A and Class IM Certificates generally will be made based upon payments received on the Mortgage Loans in
                                      Mortgage Group One. Distributions with respect to the Class IIA and Class IIM
                                      Certificates generally will be made based upon payments received on the
                                      Mortgage Loans in Mortgage Group Two.

                                      "Class A Certificates" means the Class IA and Class IIA Certificates, referred to collectively.

                                      "Class IA Certificates" means the Class IA-1, Class IA-2, Class IA-3, Class
                                      IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-8, Class IA-9, Class IA-10
                                      and Class IA-11 Certificates and Class A-P Component One, referred to collectively.

                                      "Class IIA Certificates" means the Class IIA-1, Class IIA-2, Class IIA-3,
                                      Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8, Class IIA-9,
                                      Class IIA-10, Class IIA-11, Class IIA-12 and Class IIA-Z Certificates and
                                      Class A-P Component Two, referred to collectively.

                                      The Class IA-1, Class IA-2, Class IA-3, Class IA-4 and Class IA-5
                                      Certificates are sometimes collectively referred to herein as the "PACs."

                                      The Class IA-6 and Class IA-7 Certificates are sometimes collectively referred to herein as the "TACs."

                                      "Class M Certificates" means the Class IM and Class IIM Certificates, referred to collectively.

                                      Interest will be payable to each Class of Offered Certificates at a rate equal to the applicable rate of interest (the "Certificate Rate") specified or described above, less any prepayment interest shortfalls allocated thereto, on the respective outstanding principal balances of such
                                      Certificates as of the relevant Determination Date. The portion of each regular Monthly Payment that represents interest on the related Mortgage Loan in excess of the applicable Remittance Rate plus the Servicing Fee will constitute "Excess Interest." Excess Interest is not available for distribution to the Certificateholders.

                                      Each Mortgage Loan will be assigned a fraction (each, a "Class A-P Fraction")
                                      as specified in the Mortgage Loan Schedule to the Pooling and Servicing
                                      Agreement. With respect to each Mortgage Loan, the Class A-P Fraction will equal a fraction (but not less than zero), the numerator of which will equal the difference between the applicable Remittance Rate and the applicable
                                      Mortgage Rate (net of the Servicing Fee) and the denominator of which will equal the applicable Remittance Rate. The Class A-P Fraction will be zero for
                                      Mortgage Loans for which the

                                                    1(b)-3





                                      Mortgage Rate is greater than or equal to 6.625% (with respect to Mortgage
                                      Loans in Mortgage Group One) or 7.125% (with respect to Mortgage Loans in
                                      Mortgage Group Two). The Class A-P Certificates will not be entitled to receive interest and will be entitled to receive principal only with respect to Mortgage Loans for which the Net Mortgage Rate is less than the applicable
                                      Remittance Rate.

                                      The Class A-P Certificates will consist of two components, "Class A-P
                                      Component One" and "Class A-P Component Two," which will not be separately transferable. Distributions in respect of principal will be made on each
                                      Pooled Certificate Distribution Date to Class A-P Component One in an amount equal to the difference between (i) the sum of the products of the applicable
                                      Class A-P Fractions and the outstanding principal balance of each Mortgage
                                      Loan in Mortgage Group One as of the first day of the related due period and
                                      (ii) the sum of the products of the applicable Class A-P Fractions and the outstanding principal balance of each Mortgage Loan in Mortgage Group One as of the last day of the related due period (after application of payments received during such due period).

                                      Except during such time as the Class IA Percentage (as defined below) equals
                                      100%, distributions in respect of principal will be made on each Pooled
                                      Certificate Distribution Date to the Class IA Certificates as described below. On each Pooled Certificate Distribution Date, the portion of the Class
                                      IA Distribution Amount (as defined below) remaining after payment of interest as described above to the Class IA Certificateholders and payment of principal as described above to Class A-P Component One will be distributed as follows:

                                      (i) to the PACs, as follows:

                                      first, 45.858680393075% to the Class IA-1 Certificates, 17.426298549368% to
                                      the Class IA-2 Certificates and 36.715021057557% to the Class IA-3
                                      Certificates, until the principal balance of the Class IA-3 Certificates has been reduced to its Planned Amortization Balance;

                                      second, 45.858680393075% to the Class IA-1 Certificates, 17.426298549368% to
                                      the Class IA-2 Certificates and 36.715021057557% to the Class IA-4
                                      Certificates, until the principal balance of each such Class has been reduced to its Planned Amortization Balance; and

                                      third, to the Class IA-5 Certificates, until the principal balance of such
                                      Class has been reduced to its Planned Amortization Balance;

                                      (ii) amounts remaining after making the distributions in (i) above will be distributed to the TACs, as follows:

                                      first, to the Class IA-6 Certificates until the principal balance of such
                                      Class has been reduced to its Targeted Balance; and

                                      second, to the Class IA-7 Certificates until the principal balance of such
                                      Class has been reduced to its Targeted Balance;

                                      (iii) amounts remaining after making the distributions in (i) and (ii) above will be distributed to the Class IA-8 and Class IA-9 Certificates,

                                                    1(b)-4





                                      pro rata based upon their outstanding principal balances, until their principal balances have been reduced to zero;

                                      (iv) amounts remaining after making the distributions in (i) through (iii)
                                      above will be distributed to the Class IA-10 and Class IA-11 Certificates, pro rata based upon their outstanding principal balances, until their principal balances have been reduced to zero;

                                      (v) amounts remaining after making the distributions in (i) through (iv)
                                      above will be distributed to the TACs as follows:

                                      first, 17.0% to the Class IA-6 Certificates and 83.0% to the Class IA-7
                                      Certificates until the principal balance of the Class IA-6 Certificates has been reduced to zero; and

                                      second, to the Class IA-7 Certificates, until the principal balance of such
                                      Class has been reduced to zero; and

                                      (vi) amounts remaining after making the distributions in (i) through (v)
                                      above will be distributed to the PACs in accordance with (i) above, without regard to their Planned Amortization Balances, until their principal balances have been reduced to zero.

                                      On any Pooled Certificate Distribution Date, the Class IA Certificateholders
                                      will be entitled to any amounts remaining with respect to payments of
                                      Mortgage Loans in Mortgage Group Two after distribution to the Class IIA
                                      Certificateholders of the Class IIA Distribution Amount (as defined below), up to the amount of any unpaid Class IA Distribution Amount.

                                      Distributions in respect of principal will be made on each Pooled Certificate
                                      Distribution Date to Class A-P Component Two in an amount equal to the difference between (i) the sum of the products of the applicable Class A-P
                                      Fractions and the outstanding principal balance of each Mortgage Loan in
                                      Mortgage Group Two as of the first day of the related due period and (ii) the sum of the products of the applicable Class A-P Fractions and the outstanding principal balance of each Mortgage Loan in Mortgage Group Two as of the last day of the related due period (after application of payments received during such due period).

                                      Except during such time as the Class IIA Percentage (as defined below) equals
                                      100%, distributions in respect of principal will be made on each Pooled
                                      Certificate Distribution Date to the Class IIA Certificates as described below. On each Pooled Certificate Distribution Date the portion of the Class
                                      IIA Distribution Amount remaining after payment of interest as described below to the Class IIA Certificateholders and payment of principal as described above to Class A-P Component Two will be distributed as follows:

                                      first, 64.3772483% to the Class IIA-1 Certificates and 35.6227517% to the
                                      Class IIA-3 Certificates, until the principal balance of the Class IIA-3
                                      Certificates has been reduced to zero;

                                      second, 40% to the Class IIA-1 Certificates, and 60% to the Class IIA-4,
                                      Class IIA-5 and Class IIA-6 Certificates, pro rata based upon their

                                                    1(b)-5





                                      outstanding principal balances, until the principal balance of the Class
                                      IIA-1 Certificates has been reduced to zero;

                                      third, to the Class IIA-4, Class IIA-5 and Class IIA-6 Certificates, pro rata based upon their outstanding principal balances, until their principal balances have been reduced to zero;

                                      fourth, 20% to the Class IIA-2 Certificates, and 80% to the Class IIA-7,
                                      Class IIA-8 and Class IIA-9 Certificates, pro rata based upon their outstanding principal balances, until the principal balances of the Class
                                      IIA-7, Class IIA-8 and Class IIA-9 Certificates have been reduced to zero;

                                      fifth, to the Class IIA-2, Class IIA-10 and Class IIA-11 Certificates, pro
                                      rata based upon their outstanding principal balances, until their principal balances have been reduced to zero; and

                                      sixth, to the Class IIA-12 and Class IIA-Z Certificates, sequentially, in that order, until their principal balances have been reduced to zero.

                                      On any Pooled Certificate Distribution Date, the Class IIA Certificateholders
                                      will be entitled to any amounts remaining with respect to payments of
                                      Mortgage Loans in Mortgage Group One after distribution to the Class IA
                                      Certificateholders of the Class IA Distribution Amount, up to the amount of any unpaid Class IIA Distribution Amount.

                                      If the Class IA Percentage increases to 100%, distributions among the remaining Classes of Class IA Certificates will be made pro rata in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above (and, in the case of the PACs and TACs, without regard to their Planned Amortization Balances or Targeted
                                      Balances, as the case may be). Similarly, if the Class IIA Percentage increases to 100%, distributions among the remaining Classes of Class IIA
                                      Certificates will be made pro rata in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above.

                                      Principal distributions made to each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances.

                                      The "Class IA Distribution Amount" and the "Class IIA Distribution Amount,"
                                      (each, a "Class A Distribution Amount") mean generally as of any Pooled
                                      Certificate Distribution Date, an amount, not in excess of the applicable
                                      Class A Principal Balance plus interest thereon at the applicable Remittance
                                      Rate, equal to the sum of: (a) an amount equal to the applicable Class A
                                      Percentage (as defined below) times all Monthly Payments (including Balloon
                                      Amounts), whether or not received, which were due on the related due date on outstanding Mortgage Loans in the related Mortgage Group as of such due date, with the interest portion of each such Monthly Payment adjusted to the applicable Remittance Rate; (b) an amount equal to the applicable Class A
                                      Prepayment Percentage (as defined below) times all principal prepayments on
                                      Mortgage Loans in the related Mortgage Group received during the related principal prepayment period, plus the applicable Class A Percentage times interest paid thereon by the Mortgagor and the amount of compensating interest paid by the

                                                    1(b)-6





                                      Master Servicer pursuant to the Pooling and Servicing Agreement, each adjusted to the applicable Remittance Rate; (c) with respect to each Mortgage
                                      Loan in the related Mortgage Group not described in (d) below, an amount equal to the applicable Class A Percentage times the sum of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the certificate account, which were received during the related principal prepayment period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan in the related Mortgage Group, constitutes a late collection with respect to which an advance has previously been made;
                                      (d) with respect to each Mortgage Loan in the related Mortgage Group which has become a liquidated Mortgage Loan during the related principal prepayment period, an amount equal to the applicable Class A Prepayment Percentage times an amount equal to the principal balance of such Mortgage Loan (net of advances with respect to principal) as of the due date immediately preceding the date on which it became a liquidated Mortgage Loan plus the applicable
                                      Class A Percentage times one month's interest thereon at the applicable
                                      Remittance Rate; (e) with respect to each Mortgage Loan in the related
                                      Mortgage Group repurchased during the related principal prepayment period, an amount equal to the applicable Class A Prepayment Percentage times the principal portion of the purchase price thereof plus the applicable Class A
                                      Percentage times the interest portion of the purchase price thereof, adjusted to the applicable Remittance Rate (net of amounts with respect to which a distribution has previously been made to the Class A Certificateholders); and
                                      (f) an amount equal to any amounts that were not distributed to the applicable Class A Certificateholders on any prior Pooled Certificate
                                      Distribution Date that would have constituted part of the applicable Class A
                                      Distribution Amount had they been so distributed, together with interest thereon at the applicable Remittance Rate (net of amounts with respect to which a distribution has been previously made to the applicable Class A
                                      Certificateholders).

                                      As of any Pooled Certificate Distribution Date, the applicable Class A
                                      Percentage will be equal to the percentage obtained by dividing the applicable Class A Principal Balance by the applicable Mortgage Pool
                                      Principal Balance (as defined below), but not more than 100%.

                                      The "Class IA Principal Balance" and "Class IIA Principal Balance" (each, a
                                      "Class A Principal Balance") mean, generally, as of any Pooled Certificate
                                      Distribution Date, (a) the applicable Class A Principal Balance for the preceding Pooled Certificate Distribution Date less (b) amounts distributed to the applicable Class A Certificateholders on such preceding Pooled
                                      Certificate Distribution Date allocable to principal (including advances) and any losses allocated to the applicable Class A Certificates plus (c) the applicable Class A Interest Shortfall (as defined below), if any, for the preceding Pooled Certificate Distribution Date plus (d) (other than with respect to the Class IA Principal Balance) the Class IIA-Z Accrual Amount for
                                      such Pooled Certificate Distribution Date. On any Pooled Certificate
                                      Distribution Date, the "Class A Interest Shortfall" will equal the excess, if any, of the amounts payable to the Class A Certificateholders allocable to interest over amounts actually distributed with respect to interest to the
                                      Class A Certificateholders.


                                                    1(b)-7





                                      "Mortgage Pool Principal Balance" means, generally, with respect to a
                                      Mortgage Group, as of any Pooled Certificate Distribution Date, the sum of
                                      the principal balances of all Mortgage Loans in such Mortgage Group as to which no prepayment in full, cash liquidation or foreclosure and sale of the related Mortgaged Property has taken place and as to which no determination of the Master Servicer has been made that all recoverable amounts have been received.

                                      On each Pooled Certificate Distribution Date, with respect to non-scheduled principal payments, the Class IA Prepayment Percentage or the Class IIA
                                      Prepayment Percentage (each, a Class A Prepayment Percentage) is equal to
                                      100% during the five years ending in October 1998 and, subject to certain loss and delinquency tests, gradually reduces over a five year period thereafter to equal the applicable Class A Percentage except reverting to
                                      100% if on any applicable measuring date, the applicable Class A Percentage exceeds the applicable initial Class A Percentage.

                                      On each Pooled Certificate Distribution Date, the Class IM and Class IIM
                                      Certificateholders will be entitled to receive, from the portion, if any, of the available distribution amount applicable to Mortgage Group One or
                                      Mortgage Group Two, respectively, remaining after making all distributions of interest and principal payable to the Class A Certificateholders on such
                                      Pooled Certificate Distribution Date: (i) one month's interest at the applicable Certificate Rate on the outstanding principal balance of the Class
                                      IM or Class IIM Certificates, as the case may be, (which balance shall be deemed to include all interest due on prior Pooled Certificate Distribution
                                      Dates but not yet paid for so long as the Class B Percentage is greater than zero), less any prepayment interest shortfalls allocable to the applicable
                                      Class M Certificates, (ii) any amounts distributable with respect to principal to the applicable Class M Certificateholders on any prior Pooled
                                      Certificate Distribution Date which were not previously distributed and (iii)
                                      principal distributions up to the amount calculated pursuant to the following paragraph.

                                      On each Pooled Certificate Distribution Date on which the Class B Percentage
                                      (that is, the aggregate Class B beneficial interest in the Trust Fund) is greater than or equal to the initial Class B Percentage (approximately
                                      3.00%), the portion of the available distribution amount relating to payments of principal of the Mortgage Loans remaining after all distributions of principal and interest to the Class A Certificates with respect to such
                                      Pooled Certificate Distribution Date have been made (the "Subordinated
                                      Principal Distribution Amount") will be allocated between the Class M and
                                      Class B Certificates pro rata based upon the outstanding principal balances of the Class M and Class B Certificates. On any Pooled Certificate
                                      Distribution Date on which the Class B Percentage is less than approximately
                                      3.00%, the Class M Certificates will be allocated all of the Subordinated
                                      Principal Distribution Amount. On any Pooled Certificate Distribution Date,
                                      no distribution of principal or interest will be made on the Class B
                                      Certificates until the Class M Certificates have received all distributions of principal and interest to which they are entitled on such Pooled
                                      Certificate Distribution Date. On each Pooled Certificate Distribution Date, the portion of the Subordinated Principal Distribution Amount distributable to the Class M Certificates (the "Class M Principal Distribution Amount")
                                      will be allocated between the Class IM Certificates and the Class IIM
                                      Certificates as follows. The Class IM

                                                    1(b)-8





                                      Certificates will receive the percentage of the Class M Principal
                                      Distribution Amount for such Pooled Certificate Distribution Date which is equal to the percentage of the Subordinated Principal Distribution Amount for
                                      such Pooled Certificate Distribution Date that relates to amounts received with respect to Mortgage Loans in Mortgage Group One, and the Class IIM
                                      Certificates will receive the percentage of the Class M Principal
                                      Distribution Amount for such Pooled Certificate Distribution Date which is equal to the percentage of the Subordinated Principal Distribution Amount for
                                      such Pooled Certificate Distribution Date that relates to amounts received with respect to Mortgage Loans in Mortgage Group Two.

Allocation of Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................   For any Pooled Certificate Distribution Date, the Class A Certificates will be allocated the applicable Class A Percentage of scheduled payments
                                      (including Balloon Amounts) of principal on the Mortgage Loans in the related Mortgage Group, whether or not received, as described in clause
                                      (a) of the "Class A Distribution Amount" definition above.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................   For any Pooled Certificate Distribution Date, the Class A Certificates will be allocated the sum of all amounts relating to non-scheduled principal payments described in clauses (b) through (e) of the "Class A Distribution
                                      Amount" definition, as set forth above.

External First-Loss
Coverage...........................   None

Allocation of Losses and
Shortfalls.........................   All Realized Losses (as defined below) will first be allocated to the Class
                                      B Certificates until principal balance thereof has been reduced to zero.  If the principal balance of the Class B Certificates has been reduced to zero, all future Realized Losses on the Mortgage Loans in Mortgage Group
                                      One will be allocated to the Class IM Certificates until the principal balance of the Class IM Certificates has been reduced to zero and then to the Class IIM Certificates until the principal balance of the Class IIM
                                      Certificates has been reduced to zero, and all future Realized Losses on the Mortgage Loans in Mortgage Group Two will be allocated to the
                                      Class IIM Certificates until the principal balance of the Class IIM
                                      Certificates has been reduced to zero and then to the Class IM Certificates until the principal balance of the Class IM Certificates has been reduced to zero.  If the aggregate principal balance of the Class M and Class B
                                      Certificates has been reduced to zero, subject to the next succeeding sentence, all future Realized Losses on the Mortgage Loans in Mortgage
                                      Group One will be allocated among the outstanding Class IA Certificates pro rata based upon their respective outstanding principal balances and all future Realized Losses on the Mortgage Loans in Mortgage Group Two
                                      will be allocated among the outstanding Class IIA Certificates pro rata based upon their respective outstanding principal balances; provided, however, that any Credit Losses (as defined below) otherwise allocable to the Class IIA-8 Certificates will be allocated to the Class IIA-9
                                      Certificates until the principal balance of the Class IIA-9 Certificates has

                                                    1(b)-9





                                      been reduced to zero. If the aggregate principal balance of the Class M and
                                      Class B Certificates has been reduced to zero, any future Realized Losses on a Mortgage Loan having a Class A-P Fraction greater than zero will be allocated (i) to the Class A-P Certificates in an amount equal to the product of (A) the applicable Class A-P Fraction and (B) the amount of the Realized
                                      Loss and (ii) the remainder to the Class IA or Class IIA Certificates, as the case may be, as described in the immediately preceding sentence. In addition, if the applicable Class A Percentage increases to 100%, (i) payments to the
                                      Class IA Certificateholders based upon principal on the Mortgage Loans in
                                      Mortgage Group One will be made pro rata among the Classes of Class IA
                                      Certificates in accordance with their respective outstanding principal balances, and not in accordance with the priorities described above or (ii)
                                      payments to the Class IIA Certificateholders based upon principal on the
                                      Mortgage Loans in Mortgage Group Two will be made pro rata among the Classes of Class IIA Certificates in accordance with their respective outstanding principal balances and not in accordance with the priorities described above.

                                      A "Realized Loss" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the
                                      Pooling and Servicing Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Remittance Rate exceeds the amount actually recovered by the Master Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

                                      A "Credit Loss" is any Realized Loss with respect to any Mortgage Loan other than a Realized Loss or any portion of a Realized Loss sustained by reason of
                                      (i) fraud or dishonesty in the origination of a Mortgage Loan, including misrepresentation by the Mortgagor or the originator of the Mortgage Loan;
                                      (ii) failure to restore the related Mortgaged Property to its condition
                                      (reasonable wear and tear excepted) at the Cut-off Date following physical loss or damage; (iii) failure to acquire or convey good title to the related
                                      Mortgaged Property; (iv) a Deficient Valuation (as defined below) or (v) a
                                      Debt Service Reduction (as defined below).

                                      With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States
                                      Bankruptcy Code or any applicable insolvency or receivership law.

                                      A "Debt Service Reduction" is any reduction in the Monthly Payment as a result of any proceeding initiated under the United States Bankruptcy Code or any similar proceeding.

                                      The Class B-1 Certificates will consist of two components (each, a "Class B-1
                                      Component"), one of which relates to Mortgage Group One and one of which relates to Mortgage Group Two. If on any Pooled Certificate Distribution Date
                                      the aggregate amount of Realized Losses (together with any other losses)
                                      relating to a Mortgage Group exceeds the outstanding principal balance of the related Class B-1 Component (the "Primary Component"), the amount of such excess (the "Excess Allocation Amount") will be allocated to the Class B-1
                                      Component not related to such Mortgage Group (the "Secondary Component") to the extent of such

                                                    1(b)-10





                                      Class B-1 Component's outstanding principal balance (together with interest otherwise payable thereon) in the following manner. On each Pooled
                                      Certificate Distribution Date, prior to making any distributions of interest or principal to any Class, the Master Servicer will reduce the available distribution amount with respect to the Mortgage Group to which a Secondary
                                      Component relates by the amount of any Excess Allocation Amount and correspondingly increase the available distribution amount with respect to the Mortgage Group to which a Primary Component relates and reduce the outstanding principal balance of the Secondary Component by the amount of the
                                      Excess Allocation Amount.

                                      Amounts actually paid at any time to the Class B Certificateholders in accordance with the terms of the relevant Pooling and Servicing Agreement will not be subsequently recoverable from the Class B Certificateholders.

                                      Interest shortfalls with respect to the Class IA Certificates and the Class
                                      IIA Certificates will be allocated pro rata among the Certificates Class IA and Class IIA Certificates, respectively, based upon the amount of interest accrued on each relevant class for each such Pooled Certificate Distribution
                                      Date.


Early Termination
Provisions.........................   At its option, on any Pooled Certificate Distribution Date when the aggregate unpaid scheduled principal balance of the Mortgage Loans is less than 10% of the aggregate unpaid principal balance of the Mortgage
                                      Pool on the Cut-off Date, the Master Servicer may purchase from the
                                      Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1993L Certificates.  The repurchase price will equal the greater of (i) the fair market value of the assets in the Trust Fund and (ii) the unpaid principal amount of such
                                      Mortgage Loans, plus accrued interest thereon at the applicable Mortgage
                                      Rate (net of the Servicing Fee) to the due date next following the date of repurchase, less any unreimbursed advances made with respect to such
                                      Mortgage Loans. Upon any such repurchase, the Offered
                                      Certificateholders will receive the outstanding principal balance of the
                                      Offered Certificates plus accrued interest thereon at the applicable
                                      Remittance Rate.

Advance Obligations................   If the amount available for distribution to the Certificateholders on any
                                      Pooled Certificate Distribution Date is less than the amount which is due the Certificateholders on such Pooled Certificate Distribution Date, the
                                      Master Servicer is obligated to make advances of cash for distribution to the Certificateholders to the extent such deficiency is due to delinquent
                                      Monthly Payments due on the immediately preceding due date; provided that the Master Servicer is under no obligation to make an advance with respect to (i) any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such advance will not be recoverable from future payments and collections, including liquidation proceeds, on such
                                      Mortgage Loan or (ii) the principal portion of any Balloon Amount.


                                                    1(b)-11



                                                                                                       Annex 1(c)

                                  PAYMENT TERMS OF THE CWD 1993-E CERTIFICATES

                                               Series Information
Series Information.....................................................................................CWD 1993-E
Pooled Certificates......................................................................Class A-9 and Class A-10
Pooled Certificates
  Ratings at Date of Issuance..................................................."Aaa" by Moody's and "AAA" by S&P
Issue Date......................................................................................December 21, 1993
Cut-off Date.....................................................................................December 1, 1993
Pooled Certificate Trustee...................................................................The Bank of New York
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$2,757,460.80
  Fraud Losses......................................................................................$5,557,137.11
  Bankruptcy Losses.................................................................................$  100,000.00

                                           Description of Certificates

                                                                                           Principal Balance
                                                                                           as of Pooled
Certificate                        Stated                Initial Certificate               Certificate
Class Designations                   Rate                Principal Balance                 Information Date
------------------                  -----                ------------------                ----------------
Class A-1                           6.50%                $   72,700,000.00                 $40,062,376.82
Class A-2                           6.50%                $    7,893,000.00                 $ 7,893,000.00
Class A-3                           6.50%                $   26,482,000.00                 $26,482,000.00
Class A-4                           6.50%                $   10,387,000.00                 $10,387,000.00
Class A-5                           6.50%                $   10,021,000.00                 $ 9,906,877.24
Class A-6                           6.50%                $   24,708,000.00                 $24,708,000.00
Class A-7                           6.50%                $    1,038,000.00                 $ 1,038,000.00
Class A-8                           6.50%                $   51,928,000.00(3)              $49,942,055.48(3)
Class A-9                     Floating Rate(1)           $    47,637,00.00                 $45,487,741.02
Class A-10                Inverse Floating Rate(1)       $   18,323,000.00                 $17,496,313.34
Class A-11                          6.50%                $   20,979,000.00                 $20,979,000.00
Class PO                      Principal Only(2)          $      508,112.00                 $   438,784.30
Class A-R                           6.50%                $        1,000.00                 $       870.87
Class B-1                           6.50%                $    7,782,148.00                 $ 7,546,190.37
Class B-2                           6.50%                $    3,112,821.00                 $ 3,018,439.11
Class B-3                           6.50%                $    2,334,616.00                 $ 2,263,829.55
Class B-4                           6.50%                $    2,801,539.00                 $ 2,716,595.32
Class B-5                           6.50%                $    1,089,487.00                 $ 1,056,453.36
Class B-6                           6.50%                $      856,026.00                 $   830,070.96
Class B-7                           6.50%                $      700,384.54                 $   614,495.77

---------------

1 Each Class listed below will bear interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will bear interest during each subsequent such period at the respective rates determined as set forth below:

                    Initial Pass-        Maximum Pass-        Minimum Pass-       Formula for Calculation of
      Class          Through Rate        Through Rate         Through Rate             Pass-Through Rate
      -----         -------------        -------------        -------------       --------------------------
    Class A-9           4.870000%            9.00000000%          0.00%       10-Year Treasury Index - 55 basis points
    Class A-10         10.737369%           23.39862468%          0.00%       24.82854063% - (2.599847187 x 10-Year
                                                                                        Treasury Index)

2 The Class PO Certificates are Principal Only Certificates and do not bear interest.

3        Composed of two Components:


                                                    1(c)-1




                                                                                     Component Principal Balance as
                                                   Initial Component                           of Pooled
                                                   Principal Balance                  Certificate Information Date
                                                   -----------------                 ------------------------------
         Class A-8-1 Component                      $ 7,270,000.00                               $ 5,556,089.25
         Class A-8-2 Component                      $44,658,000.00                               $44,385,966.23



Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of 30 years from the date of origination.

Priority of Distributions on
the Certificates...................  Distributions will be made on the Certificates on each Pooled Certificate
                                     Distribution Date from available funds in the following order of priority:
                                     (i) to interest on each interest bearing Class of Senior Certificates an amount equal to interest at the Pass-Through Rate on the related Class
                                     Certificate Balance (as to each such Class, the "Interest Distribution
                                     Amount") and to payment of the Excess Master Servicing Fee for such
                                     Pooled Certificate Distribution Date; (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Pooled
                                     Certificate Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed
                                     ("Unpaid Interest Amounts"); and (iii) to principal on the Classes of Senior
                                     Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below, in each case in an aggregate amount up to the maximum amount of principal to be distributed on such
                                     Classes on such Pooled Certificate Distribution Date, and to any Class PO
                                     Deferred Amounts with respect to the Class PO Certificates.

                                     The "Excess Master Servicing Fee" will be an amount with respect to each
                                     Mortgage Loan with an Adjusted Net Mortgage Rate ("ANMR") in excess of 6.50%
                                     per annum equal to (x) the excess of such ANMR over 6.50% per annum, multiplied by (y) the Stated Principal Balance of such Mortgage Loan.

                                     The Class PO Certificates are Principal Only Certificates and will not bear interest.

                                     With respect to each Pooled Certificate Distribution Date, the "Interest
                                     Accrual Period" will be the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date.

                                     All payments and other amounts received in respect of principal of the
                                     Mortgage Loans are allocated between (i) the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates and (ii) the
                                     Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

                                     The Non-PO Percentage with respect to any Mortgage Loan with an ANMR less than
                                     6.50% (each such Mortgage Loan, a "Discount Mortgage Loan") is equal to ANMR /
                                     6.50%. The Non-PO Percentage with respect to any Mortgage Loan with an ANMR equal to or greater than 6.50% (each such Mortgage Loan, a "Non-Discount
                                     Mortgage Loan") is 100%. The PO Percentage with respect to any Discount
                                     Mortgage Loan is equal to (6.50% - ANMR) / 6.50%. The PO Percentage with respect to any Non-Discount Mortgage Loan is 0%.

                                     On each Pooled Certificate Distribution Date, the Non-PO Formula Principal
                                     Amount will be distributed as principal of the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from available funds for the distribution of principal on such respective Classes, as described below.

                                                    1(c)-2






                                     The Non-PO Formula Principal Amount for any Pooled Certificate Distribution
                                     Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b)
                                     the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and
                                     Servicing Agreement as of such Pooled Certificate Distribution Date, (c) the
                                     Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Pooled Certificate Distribution Date, (d) any
                                     Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the amount of the
                                     Liquidation Proceeds allocable to principal received with respect to such
                                     Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date occurring prior to the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero (the "Senior Credit Support Depletion Date"), the
                                     Non-PO Formula Principal Amount, up to the amount of the Senior Principal
                                     Distribution Amount for such Pooled Certificate Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

                                     (i) to the Class A-R Certificates, a percentage of the Senior Principal
                                     Distribution Amount equal to the proportion that the Class Certificate Balance thereof bears to the aggregate of the Class Certificate Balances of all
                                     Classes of Senior Certificates (other than the Class PO Certificates), until the Class Certificate Balance thereof is reduced to zero;

                                     (ii) the excess of the Senior Principal Distribution Amount over the amount applied pursuant to clause (i) above will be applied to the Class A-1, Class
                                     A-2, Class A-3, Class A-4 and Class A-11 Certificates and the Class A-8-1
                                     Component (the "Primary Planned Principal Classes") in the following order of priority:

                                       (a) 4.98932819% of such excess, to the Class A-8-1 Component, until the
                                     Component Balance thereof is reduced to its Planned Balance for such Pooled
                                     Certificate Distribution Date; and

                                       (b) 95.01067181% of such excess, to the Class A-1, Class A-2, Class A-3,
                                     Class A-4 and Class A-11 Certificates, in the following order of priority:

                                         (1) to the Class A-1 Certificates, until the Class Certificate Balance thereof is reduced to its Planned Balance for such Pooled Certificate
                                     Distribution Date;

                                         (2) until an aggregate of $27,002,000 has been distributed pursuant to this clause (ii)(b)(2) and clause (vi)(b)(1) below, sequentially, to the Class
                                     A-11, Class A-2 and Class A-3 Certificates, in that order, until the Class
                                     Certificate Balances thereof are reduced to their respective Planned Balances for such Pooled Certificate Distribution Date; and

                                         (3) concurrently, (x) 26.81277266% to the Class A-4 Certificates and (y)
                                     73.18722734%, sequentially, to the Class A-11, Class A-2 and Class A-3
                                     Certificates, in that order, in each case until the Class Certificate Balances thereof are reduced to their respective Planned Balances for such Pooled
                                     Certificate Distribution Date;


                                                    1(c)-3





                                     (iii) to the Class A-5, Class A-6 and Class A-7 Certificates and the Class
                                     A-8-2 Component (the "Secondary Planned Principal Classes"), in the following order of priority:

                                       (a) concurrently, to the Class A-5 Certificates and the Class A-8-2
                                     Component, in the proportions of 29.5534977% and 70.4465023%, respectively, until the Class Certificate Balance and Component Balance thereof, as applicable, are reduced to their respective Planned Balances for such Pooled
                                     Certificate Distribution Date;

                                       (b) concurrently, to the Class A-6 Certificates and the Class A-8-2
                                     Component, in the proportions of 45.63846214% and 54.36153786%, respectively, until the Class Certificate Balance and Component Balance thereof, as applicable, are reduced to their respective Planned Balances for such Pooled
                                     Certificate Distribution Date; and

                                       (c) sequentially, to the Class A-6 and Class A-7 Certificates, in that order, until the Class Certificate Balances thereof are reduced to their respective Planned Balances for such Pooled Certificate Distribution Date;

                                     (iv) concurrently, to the Class A-9 and Class A-10 Certificates, in proportion to their initial Class Certificate Balances, until the Class Certificate
                                     Balances thereof are reduced to zero;

                                     (v) to the Secondary Planned Principal Classes, in the order and proportions set forth in clause (iii) above, without regard to their Planned Balances and until the respective Class Certificate Balances and Component Balance thereof, as the case may be, are reduced to zero; and

                                     (vi) the excess of the Senior Principal Distribution Amount over the amounts applied pursuant to clauses (i) through (v) above will be applied to the
                                     Primary Planned Principal Classes, without regard to their Planned Balances, in the following order of priority:

                                       (a) 4.98932819% of such excess, to the Class A-8-1 Component, until the
                                     Component Balance thereof is reduced to zero; and

                                       (b) 95.01067181% of such excess, to the Class A-1; Class A-2, Class A-3,
                                     Class A-4 and Class A-11 Certificates, in the following order of priority:

                                         (1) until an aggregate of $27,002,000 has been distributed pursuant to this clause (vi)(b)(1) and clause (ii)(b)(2) above, sequentially, to the Class
                                     A-2, Class A-3 and Class A-11 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero;

                                         (2) to the Class A-1 Certificates, until the Class Certificate Balance thereof is reduced to zero; and

                                         (3) concurrently, (x) 26.81277266% to the Class A-4 Certificates and (y)
                                     73.18722734%, sequentially, to the Class A-2, Class A-3 and Class A-11
                                     Certificates, in that order, in each case until the Class Certificate Balances thereof are reduced to zero.

                                     The Senior Principal Distribution Amount for any Pooled Certificate
                                     Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through
                                     (d) of the definition of "Non-PO Formula Principal Amount" for such Pooled
                                     Certificate Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the lesser of (x) the
                                     Senior Percentage of the applicable Non-PO Percentage of the Stated Principal
                                     Balance of such Mortgage Loan and (y) the Senior Prepayment Percentage of the
                                     applicable Non-PO

                                                    1(c)-4





                                     Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment
                                     Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such
                                     Pooled Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal
                                     Distribution Amount") equal to the lesser of (x) the PO Formula Principal
                                     Amount for such Pooled Certificate Distribution Date and (y) the product of
                                     (i) available funds remaining after distribution of interest on the Senior
                                     Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the
                                     Senior Principal Distribution Amount.

                                     If the Class PO Principal Distribution Amount on a Pooled Certificate
                                     Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO
                                     Certificates) will be in an amount equal to the product of (i) available funds remaining after distribution of interest on the Senior Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO
                                     Formula Principal Amount.

                                     The PO Formula Principal Amount for any Pooled Certificate Distribution Date
                                     will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Pooled Certificate Distribution Date, (c) the Substitution Adjustment
                                     Amount in connection with any Deleted Mortgage Loan received with respect to such Pooled Certificate Distribution Date, (d) any Insurance Proceeds or
                                     Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled Certificate Distribution Date, (e) the
                                     Stated Principal Balance of each Mortgage Loan that became a Liquidated
                                     Mortgage Loan during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date and (f) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Pooled Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date occurring on or after the Senior
                                     Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed among the Senior Certificates (other than the Class PO
                                     Certificates) pro rata in accordance with their respective Class Certificate
                                     Balances without regard to the foregoing priorities.

                                     The rights of the Subordinate Certificates to receive distributions of both interest and principal are subordinated to the rights of the Senior
                                     Certificates (other than the Class PO Certificates) to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  See the definition of Senior Principal Distribution Amount for the allocation of scheduled principal payments to the Pooled Certificates. The Senior
                                     Percentage for any Pooled Certificate Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class
                                     Certificate Balances of each Class of Senior Certificates (other than the
                                     Class PO Certificates) as of such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of

                                                    1(c)-5





                                     Certificates, other than the Class PO Certificates, as of such date. The
                                     Subordinated Percentage for any Pooled Certificate Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  See the definition of Senior Principal Distribution Amount for the allocation of non-scheduled principal payments to the Pooled Certificates. On each Pooled
                                     Certificate Distribution Date, with respect to certain non-scheduled principal payments, the Senior Prepayment Percentage is equal to 100% during the five years beginning in October 1993 and, subject to certain loss and delinquency tests, gradually reduces over a five year period thereafter to equal the Senior Percentage except reverting to 100% if on any applicable measuring date, the Senior Percentage exceeds the initial Senior Percentage.

External First-Loss
  Coverage.........................  None


Allocation of Losses and
  Shortfalls.......................  On each Pooled Certificate Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage
                                     Loan will be allocated to the Class PO Certificates until the Class
                                     Certificate Balance thereof is reduced to zero.  The amount of any such
                                     Realized Loss, other than an Excess Loss, will be treated as a Class PO
                                     Deferred Amount.  To the extent funds are available therefor on such
                                     Pooled Certificate Distribution Date or on any future Pooled Certificate
                                     Distribution Date, Class PO Deferred Amounts will be paid on the
                                     Class PO Certificates prior to distributions on the Subordinated
                                     Certificates.  Any distribution of available funds in respect of unpaid Class
                                     PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates.  The Class PO Deferred Amounts will not bear interest.  The Class Certificate Balance of the Class of Subordinated
                                     Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO
                                     Deferred Amounts.

                                     On each Pooled Certificate Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class PO
                                     Certificates), pro rata, based upon their respective Class Certificate
                                     Balances.

                                     On each Pooled Certificate Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior
                                     Certificates (other than the Class PO Certificates) and the Subordinated
                                     Certificates based upon their respective Class Certificate Balances.

                                     Realized Losses, including Excess Losses, allocated to a Class of Component
                                     Certificates will be allocated among the Components comprising such Class of
                                     Certificates, pro rata, based on their respective Component Balances.


                                                    1(c)-6





                                     Net Interest Shortfalls on any Pooled Certificate Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Pooled Certificate Distribution Date and the
                                     Excess Master Servicing Fee (i) in the case of such Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Pooled Certificate Distribution Date and (ii) in the case of the Excess Master Servicing Fee, based on the amount of the Excess Master
                                     Servicing Fee that the Master Servicer would otherwise be entitled to receive with respect to such Pooled Certificate Distribution Date, in each case, before taking into account any reduction in such amounts resulting from such
                                     Net Interest Shortfalls. With respect to any Pooled Certificate Distribution
                                     Date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage
                                     Loan that was the subject of (x) a Relief Act Reduction or (y) a Special
                                     Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the
                                     Subordinated Certificates for such types of losses and (ii) any Net Prepayment
                                     Interest Shortfalls and Liquidation Interest Shortfalls. A "Relief Act
                                     Reduction" is a reduction in the amount of monthly interest payment on a
                                     Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940.
                                     With respect to any Pooled Certificate Distribution Date, the "Net Prepayment
                                     Interest Shortfall" is the amount by which the aggregate of Prepayment
                                     Interest Shortfalls during the calendar month preceding the month of such
                                     Pooled Certificate Distribution Date exceeds the aggregate amount of the Basic
                                     Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related
                                     Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. With respect to any Pooled Certificate Distribution Date, a "Liquidation Interest
                                     Shortfall" is the amount by which the amount of liquidation proceeds received with respect to a Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution
                                     Date and applied to interest thereon at the related Mortgage Rate is less than one month's interest at the related Mortgage Rate on the Stated Principal
                                     Balance of such Mortgage Loan.

Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than
                                     10% of the aggregate principal balance of the Mortgage Loans as of the
                                     Cut-off Date, the Master Servicer may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1993-E Certificates at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Adjusted
                                     Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO
                                     Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage
                                     Loan related to any REO Property, at the applicable Adjusted Mortgage
                                     Rate.

Advance Obligations................  The Master Servicer is obligated to make advances in respect of delinquent payments of principal of and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.



                                                    1(c)-7




                                                                                                       Annex 1(d)

                                 PAYMENT TERMS OF THE GECAP 1994-2 CERTIFICATES

                                               Series Information
Series Information...................................................................................GECAP 1994-2
Pooled Certificates............................................................Class A10, Class A11 and Class A12
Pooled Certificates
  Ratings at Date of Issuance...................................................."AAA" by Fitch and "AAA" by "S&P
Issue Date.......................................................................................January 28, 1994
Cut-off Date......................................................................................January 1, 1994
Pooled Certificate Trustee....................................................State Street Bank and Trust Company
Remaining Subordination Coverage as of Pooled
  Certificate Information Date for:
         Special Hazard Losses...................................................................$2,091,041.00(1)
         Fraud Losses............................................................................$4,146,886.00(1)
         Bankruptcy Losses.........................................................................$100,000.00(1)

                                           Description of Certificates


                                                                            Principal Balance
                                                                              as of Pooled
Certificate                                         Initial Certificate       Certificate
Class Designations         Stated Rate              Principal Balance       Information Date
------------------         -----------              -------------------    ------------------
Class A1                     6.0000%                $   40,003,000.00      $ 18,363,434.17
Class A2                     6.2000%                $   69,948,000.00      $ 32,109,729.11
Class A3                     5.4000%                $   23,316,000.00      $ 10,703,243.04
Class A4                     6.0000%                $   74,622,000.00      $ 74,622,000.00
Class A5                     6.0000%                $   12,250,000.00      $ 12,250,000.00
Class A6                     6.0000%                $   23,293,000.00      $ 23,293,000.00
Class A7                     6.0000%                $   60,682,000.00      $ 47,408,099.61
Class A8                   Floating (2)             $   21,473,684.00      $ 19,855,001.33
Class A9              Inverse Floating (2)          $   12,526,316.00      $ 11,582,084.41
Class A10                 Floating (2)              $   24,537,333.00      $ 22,687,712.97
Class A11             Inverse Floating (2)          $    2,516,650.00      $  2,326,945.34
Class A12             Inverse Floating (2)          $    9,752,017.00      $  9,016,911.61
Class A13                  Floating (2)             $   15,774,000.00      $ 15,774,000.00
Class A14              Inverse Floating (2)         $    4,206,400.00      $  4,206,400.00
Class A15             Inverse Floating (2)          $    6,309,600.00      $  6,309,600.00
Class M                      6.0000%                $    5,183,000.00      $  4,573,622.56
Class B-1                    6.0000%                $    4,146,000.00      $  3,658,545.03
Class B-2                    6.0000%                $    2,073,000.00      $  1,829,272.55
Class B-3                    6.0000%                $      622,000.00      $    548,870.00
Class B-4                    6.0000%                $      414,000.00      $    365,325.06
Class B-5                    6.0000%                $    1,039,621.52      $    917,390.78
Class S                        (3)                  $  414,688,621.52*     $322,401,187.57*
Class R                      6.0000%                $        1,000.00      $          0.00

* Notional Amount
---------------

1        Reflects reduction from original amount only for actual losses, if any.

2 Each Class listed below will accrue interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

3 The Class S Certificates accrue interest at a variable rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans as of the Due Date in the preceding calendar month (or the Cut-off Date, in the case of the first Distribution Date) over (y) 6.00%.

                                        1(d)-1


                                                                                         Formula for
                        Initial Pass-      Maximum Pass-          Minimum Pass-        Calculation of            Interest
       Class             Through Rate      Through Rate            Through Rate       Pass-Through Rate       Accrual Period
       -----             ------------      ------------            ------------       -----------------       --------------
     Class A8                4.250000%      9.500000%                 1.00%             LIBOR + 1.00%        LIBOR - Based (b)
     Class A9                9.000000%     14.571428%                 0.00%             14.571428% -         LIBOR - Based (b)
                                                                                         (1.714286 X
                                                                                           LIBOR)
     Class A10               4.400000%      9.000000%                 1.15%             LIBOR + 1.15%        LIBOR - Based (b)
     Class A11               8.287500%      8.287500%                 0.00%              76.5375% -          LIBOR - Based (b)
                                                                                       (9.75 X LIBOR)
     Class A12               9.435483%     17.612903%                 0.00%             17.612903% -         LIBOR - Based (b)
                                                                                         (2.516129 X
                                                                                           LIBOR)
     Class A13               5.022000%     10.000000%                 1.20%             COFI + 1.20%            Regular (a)
     Class A14               6.750000%      6.750000%                 0.00%               33.00% -              Regular (a)
                                                                                        (3.75 X COFI)
     Class A15               7.945000%     17.500000%                 0.00%               17.50% -              Regular (a)
                                                                                        (2.50 X COFI)

(a) Each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Distribution Date occurs.

(b) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificate Distribution Date occurs and ending on the 24th day of the month in which the Pooled Certificate Distribution Date occurs.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 10-15 years from the date of origination or modification.
                                     The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments.

Priority of Distributions on
the Certificates...................  On each Pooled Certificate Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

                                     first, to the Class A-1 through Class A-15, Class S and Class R Certificates
                                     (collectively, the "Senior Certificates"), the Accrued Certificate Interest
                                     thereon for such Pooled Certificate Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

                                     second, to the Classes of Senior Certificates, any Accrued Certificate
                                     Interest thereon remaining undistributed from previous Pooled Certificate
                                     Distribution Dates, to the extent of the remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such undistributed Accrued Certificate Interest for each such Class for such Pooled Certificate Distribution Date;

                                     third, to the Classes of Senior Certificates other than the Class S
                                     Certificates, the Senior Optimal Principal Amount, to the extent of the remaining Available Funds, in reduction of the Class Certificate Principal
                                     Balances thereof, in the following order of priority;

                                       (1) to the Class R Certificates, until the Class Certificate Principal
                                     Balance thereof has been reduced to zero;

                                       (2) pro rata, to the Class A1, Class A2 and Class A3 Certificates, up to the
                                     amount necessary to reduce the Class Certificate Principal Balances thereof to their respective PAC Balances for such Pooled Certificate Distribution Date;

                                                    1(d)-2





                                       (3) sequentially, to the Class A4, Class A5 and Class A6 Certificates, in
                                     that order, in each case up to the amount necessary to reduce the Class
                                     Certificate Principal Balances thereof to their respective PAC Balances for such Pooled Certificate Distribution Date;

                                       (4) to the Class A7 Certificates, up to the amount necessary to reduce the
                                     Pooled Certificate Class Certificate principal Balance thereof to their PAC
                                     Balance for such Pooled Certificate Distribution Date;

                                       (5) pro rata, to the Class A8, Class A9, Class A10, Class A11 and Class A12
                                     Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero;

                                       (6) pro rata, to the Class A13, Class A14 and Class A15 Certificates, until the Class Certificate Principal Balances thereof have each been reduced to zero;

                                       (7) to the Class A7 Certificates, without regard to their PAC Balance, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                       (8) pro rata, to the Class A1, Class A2 and Class A3 Certificates, without regard to their respective PAC Balances, until the Class Certificate Principal
                                     Balances thereof have each been reduced to zero; and

                                       (9) sequentially, to the Class A4, Class A5 and Class A6 Certificates, in
                                     that order, without regard to their respective PAC Balances, until the Class
                                     Certificate Principal Balances thereof have each been reduced to zero, such that no distribution of principal pursuant to this clause (9) will be made to any such Class while a prior such Class is outstanding; and

                                     fourth, to the Class M and Class B Certificates (collectively, the "Junior
                                     Certificates"), to the extent of the remaining Available Funds; (a) the
                                     Accrued Certificate Interest thereon for such Pooled Certificate Distribution
                                     Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Pooled Certificate Distribution Dates and (c) the Junior Optimal
                                     Principal Amount for such Pooled Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date after the Pooled Certificate
                                     Distribution Date on which the respective Class Certificate Principal Balances of the Junior Certificates are reduced to zero (the "Cross-Over Date"), distributions of principal of the outstanding Senior Certificates (other than the Class S Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then-current Certificate
                                     Principal Balances of such Certificates.

                                     The "Senior Optimal Principal Amount" with respect to each Pooled Certificate
                                     Distribution Date will be an amount equal to the sum of (i) the Senior
                                     Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Pooled Certificate Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination
                                     Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage of the Scheduled
                                     Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the month preceding the month of such Pooled
                                     Certificate Distribution Date (the "Prepayment Period"), (iii) the Senior
                                     Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the lesser of (a) the Senior Prepayment
                                     Percentage of the sum of (w) the net liquidation proceeds on

                                                    1(d)-3




                                     each Mortgage Loan which became a Liquidated Mortgage Loan during the related
                                     Prepayment Period (other than Mortgage Loans described in clause (x)) and (x)
                                     the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior
                                     Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage
                                     Loan which became a Liquidated Mortgage Loan during the related Prepayment
                                     Period (other than Mortgage Loan described in clause (x)) and (x) the
                                     Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y), in the case of clause (b), the Senior Percentage of the principal portion of
                                     Excess Losses (other than Debt Service Reductions) during the related
                                     Prepayment Period and (v) the Senior Prepayment Percentage of the sum of (a)
                                     the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Pooled Certificate Distribution Date and
                                     (b) the difference, if any, between the Schedule Principal Balance of a
                                     Mortgage Loan that has been replaced by the Company with a substitute Mortgage
                                     Loan pursuant to the Agreement in connection with such Pooled Certificate
                                     Distribution Date and the Scheduled Principal Balance of such substitute
                                     Mortgage Loan.

                                     The "Senior Percentage" on any Pooled Certificate Distribution Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded
                                     up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates immediately preceding such Pooled Certificate
                                     Distribution Date by the aggregate Certificate Principal Balances of all the
                                     Certificates immediately preceding such Pooled Certificate Distribution Date.

                                     The "Senior Prepayment Percentage" is equal to 100% during the five years beginning in February 1994 and, subject to certain loss and delinquency tests, gradually reduces over a five year period thereafter to equal the Senior
                                     Percentage except reverting to 100% if on any applicable measuring date, the
                                     Senior Percentage exceeds the initial Senior Percentage.

                                     The definition of the "Junior Optimal Principal Amount" with respect to each
                                     Pooled Certificate Distribution Date is the same as the definition of the
                                     Senior Optimal Principal Amount described above, except that (i) the Junior
                                     Percentage and the Junior Prepayment Percentage will be substituted for each reference in such definition (other than those in clause (iv) thereof) to the
                                     Senior Percentage and the Senior Prepayment Percentage, respectively, (ii) on the Pooled Certificate Distribution Date on which the respective Class
                                     Certificate Principal Balances of the Senior Certificates are reduced to zero, the Junior Optimal Principal Amount will include the amount, if any, by which the Senior Optimal Principal Amount for such Pooled Certificate Distribution
                                     Date exceeds the aggregate Certificate Principal Balances of the Senior
                                     Certificates immediately prior to such date and (iii) the amount described in clause (iv) of the definition of Junior Optimal Principal Amount shall be the excess, if any, of the sum of (a) net liquidation proceeds received during the related Prepayment Period in respect of each Liquidated Mortgage Loan (other than a Mortgage Loan described in clause (b)) and (b) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the amount distributable to Senior
                                     Certificateholders pursuant to clause (iv) of the definition of "Senior
                                     Optimal Amount" on such Pooled Certificate Distribution Date.

                                     The "Junior Percentage" on any Pooled Certificate Distribution Date will equal
                                     100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Pooled
                                     Certificate Distribution Date after the respective

                                                    1(d)-4




                                     Class Certificate Principal Balances of the Senior Certificates have each been reduced to zero, the Junior Prepayment Percentage will equal 100%.
External First-Loss
 Coverage..........................  None

Allocation of Losses and
  Shortfalls.......................  The principal portion of Realized Losses (other than Debt Service Reductions prior to the Bankruptcy Coverage Termination Date or Excess Losses) on the
                                     Mortgage Loans for any Pooled Certificate Distribution Date will not be allocated to the Senior Certificates until the Cross-Over Date. Prior to the
                                     Cross-Over Date (and on such date under certain circumstances), such Realized
                                     Losses will be allocated among the Junior Certificates in reduction of the
                                     Class Certificate Principal Balances thereof. The principal portion of any
                                     Excess Losses (other than Debt Service Reductions) on the Mortgage Loans for any Pooled Certificate Distribution Date will be allocated pro rata among all outstanding Classes of Certificates based on their Class Certificate Principal
                                     Balances. Excess Losses consist of all Bankruptcy Losses, Fraud Losses and
                                     Special Hazard Losses (each a type of Realized Loss) occurring after the
                                     Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and
                                     Special Hazard Termination Date, respectively, as described more fully below.
                                     Commencing on the Cross-Over Date, the principal portion of all Realized
                                     Losses will be allocated among the outstanding Classes of Senior Certificates
                                     (other than the Class S Certificates) pro rata based upon their Class
                                     Certificates Principal Balances.

                                     No reduction of the Class Certificate Balance of any Class shall be made on any Pooled Certificate Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate
                                     Certificate Principal Balance of all of the Certificates as of such Pooled
                                     Certificate Distribution Date to an amount less than the Pool Scheduled
                                     Principal Balance as of the first day of the month of such Pooled Certificate
                                     Distribution Date (such limitation being the "Loss Allocation Limitation").

                                     Prior to the Bankruptcy Coverage Termination Date, the principal portion of
                                     Debt Service Reductions will not be allocated among any Certificates, but may reduce the amount of Available Funds otherwise available for distribution on the related Pooled Certificate Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding).

                                     All allocations of Realized Losses will be accomplished on a Pooled
                                     Certificate Distribution Date by reducing the applicable Class Certificate
                                     Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Pooled Certificate
                                     Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Pooled Certificate Distribution Date.

                                     Interest Shortfalls, the interest portion of any Excess Losses and, after the
                                     Cross-Over Date, the interest portion of any Realized Losses will, on each
                                     Pooled Certificate Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfalls and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfalls or losses.

                                     The interest portion of any Realized Losses (other than Excess Losses)
                                     occurring prior to the Cross-Over Date will not be allocated among any
                                     Certificates, but will reduce the amount of Available Funds on the related
                                     Pooled Certificate Distribution Date. As a result of the subordination of the
                                     Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding).

                                                    1(d)-5





                                     If the Available Funds are sufficient on any Pooled Certificate Distribution
                                     Date to distribute the aggregate Accrued Certificate Interest on the Senior
                                     Certificates to their Certificateholders, any shortfall in available amounts will be allocated among the Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon.
                                     The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the
                                     Certificates on subsequent Pooled Certificate Distribution Dates in accordance with priority second under "Allocation of Available Funds"
                                     above.  No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Pooled Certificate Distribution
                                     Dates.
Early Termination
Provisions.........................  The Servicer may, at its option, repurchase from the Trust Fund all of the
                                     Mortgage Loans underlying the Certificates, and thereby effect the early retirement of the Certificates, on any Pooled Certificate Distribution Date
                                     after the aggregate Scheduled Principal Balance of the Mortgage Loans is
                                     less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-Off Date.  The purchase price will be equal to the sum of (a)
                                     100% of the unpaid principal balance of each Mortgage Loan in the Trust
                                     Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate
                                     (less any amounts representing previously unreimbursed advances), and (b)
                                     the appraised value of any property acquired in respect of a related
                                     Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses).

Advance Obligations................  The Servicer will be obligated to advance delinquent installments of principal and interest (net of the related Servicing Fees) on the Mortgage
                                     Loans included in the Mortgage Pool except if the Servicer believes they will not be recoverable out of liquidation proceeds or otherwise.


                                                    1(d)-6



                                                                                                       Annex 1(e)
                                 PAYMENT TERMS OF THE PHMSC 1993-39 CERTIFICATES

                                               Series Information
Series Information..................................................................................PHMSC 1993-39
Pooled Certificates......................................................................Class A-9 and Class A-10
Pooled Certificates
  Ratings at Date of Issuance................................................."Aaa" by Moody's and "AAA" by Fitch
Issue Date.....................................................................................September 28, 1993
Cut-off Date....................................................................................September 1, 1993
Pooled Certificate Trustee.......................................................First Trust National Association
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$3,776,119.90
  Fraud Losses......................................................................................$2,825,561.17
  Bankruptcy Losses....................................................................................$50,000.00

                                           Description of Certificates
                                                                                          Principal Balance
                                                         Approximate                      as of Pooled
Certificate                     Pass-Through             Initial Certificate              Certificate
Class Designations                  Rate                 Principal Balance                Information Date
------------------                 ------                -------------------              ----------------
Class A-1                           6.50%               $    57,334,000.00               $              0.00
Class A-2                           5.85%               $    54,538,000.00               $     41,511,155.59
Class A-3                           6.50%               $    59,876,000.00               $     59,876,000.00
Class A-4                           6.50%               $    11,458,000.00               $     11,458,000.00
Class A-5                           6.50%               $    13,296,000.00               $     13,296,000.00
Class A-6                           0.65%                                 (1)                    (1)
Class A-7                           6.50%               $    12,385,000.00               $     11,358,736.01
Class A-8                           6.50%               $    68,718,000.00               $     65,811,731.51
Class A-9                  Floating Rate(2)             $    15,472,737.84               $      7,243,659.13
Class A-10             Inverse Floating Rate(2)         $     7,141,263.16               $      3,343,227.29
Class A-11                          6.50%               $     9,500,000.00               $      4,447,484.79
Class A-12                 Floating Rate(2)             $    12,708,150.00               $     12,708,150.00
Class A-13             Inverse Floating Rate(2)         $     6,842,850.00               $      6,842,850.00
Class A-14                 Variable Rate(3)             $         1,000.00(3)            $         722.49(3)
Class A-R                           6.50%               $         1,000.00               $              0.00
Class A-LR                          6.50%(4)            $         1,000.00(4)            $              0.00
Class M                             6.50%               $     6,034,000.00               $      5,252,919.14
Class B                             6.50%               $     9,482,088.85               $      8,254,664.56

1. The Class A-6 Certificates are interest-only certificates, have no principal balance and will bear interest on a notional amount equal to the outstanding principal balance of the Class A-2 Certificates.

2. Each Class listed below will accrue interest during the applicable Floating Rate Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

                                                                                                    Interest
                Initial Pass-       Maximum Pass-       Minimum Pass-     Formula for Calculation   Accrual
Class            Through Rate       Through Rate        Through Rate        of Pass-Through Rate     Period
-----           -------------       -------------       -------------     -----------------------   --------
Class A-9          5.10300%        9.500000001293%             1.00%            COFI + 1.00%           (a)
Class A-10      9.52683331299%      18.41666666%               0.00%           18.41666666% -          (a)
                                                                            (2.16666667 x COFI)
Class A-12         4.02500%            10.00%                  0.90%           LIBOR + 0.90%           (a)
Class A-13       11.09642856%          16.90%                  0.00%              16.90% -             (a)
                                                                            (1.85714286 x LIBOR)

         (a) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificate Distribution Date occurs and ending on the 24th day of the month in which the Pooled Certificate Distribution Date occurs.

                                                    1(e)-1

3 Interest will accrue on the Class A-14 Certificates during each applicable Interest Accrual Period in an amount equal to the product of
         (i) 1/12 of the difference between (a) the weighted average of the "Net Mortgage Interest Rates" (i.e., the rate stated in the related mortgage note minus the servicing fee rate of .20% per annum) of the related Underlying Mortgage Loans as of the first day of such month and (b) 6.50% and (ii) the Class A-14 Notional Amount (on the Pooled Certificate Information Date the Pass-Through Rate was 0.44128%). The Class A-14 Notional Amount is equal to the aggregate scheduled principal balances of the Mortgage Loans (as of the Pooled Certificate Information Date $251,405,300.51) plus the principal balance of Class A-14 Certificates.

4 The Class A-LR Certificates bear interest on the Class A-LR Notional Amount, which is equal to the sum of the outstanding principal balances of the Class A-LR Certificates and the Class A-14 Certificates, originally $2,000.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 15 years from the date of origination, which may include loans secured by shares issued by cooperative housing corporations.

Priority of Distributions on
the Certificates...................  The aggregate amount available for distribution is allocated among the
                                     Class A Certificates (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related interest accrual period in an amount up to the sum of the interest so accrued; (ii) second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon) from prior Pooled Certificate Distribution Dates, and (iii) third, to the principal amounts due such Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount.

                                     The Class A-6 Certificates are interest only certificates and are not entitled to principal distributions. On each Pooled Certificate Distribution Date prior to the date on which the principal amounts of the Class M and Class B
                                     Certificates have been reduced to zero (the "Cross-Over Date"), 0.00030370% of the amount of funds available to be distributed as principal to the Class A
                                     Certificates (the "Class A Principal Distribution Amount") will be distributed in reduction of the principal balance of the Class A-14 Certificates, and the remainder thereof will be allocated among and distributed in reduction of the principal balances of the other Class A Certificates as follows:

                                     first, to the Class A-R and Class A-LR Certificates until the principal balances thereof have been reduced to zero;

                                     second, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and
                                     Class A-5 Certificates up to their respective PAC Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                     third, sequentially, to the Class A-7 and Class A-8 Certificates up to their respective TAC Principal Amounts with respect to such Pooled Certificate
                                     Distribution Date;

                                     fourth, to the Class A-9, Class A-10, and Class A-11 Certificates, pro rata, until the principal balances thereof have been reduced to zero;

                                     fifth, to the Class A-12 and Class A-13 Certificates, pro rata, until the principal balances thereof have been reduced to zero;

                                     sixth, concurrently 20% to the Class A-7 and 80% to the Class A-8
                                     Certificates, without regard to their respective TAC Principal Amounts, until the principal balance of the Class A-7 Certificates has been reduced to zero;


                                                    1(e)-2





                                     seventh, to the Class A-8 Certificates, without regard to their TAC Principal
                                     Amount, until the principal balance thereof has been reduced to zero;

                                     eighth, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and
                                     Class A-5 Certificates, without regard to their respective PAC Principal
                                     Amounts, until the principal balances thereof have been reduced to zero.

                                     The "PAC Principal Amount" or the "TAC Principal Amount" means the respective amounts which would reduce the principal balance of the applicable class to the principal balance for such Pooled Certificate Distribution Date set forth in a schedule to the Pooling and Servicing Agreement.

                                     On each Pooled Certificate Distribution Date occurring on or after the
                                     Cross-Over Date, the amounts distributable to the Class A Certificates will be distributed among the Class A Certificates pro rata in accordance with their respective principal balances without regard to the foregoing priorities.

                                     The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Class A
                                     Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  For any Pooled Certificate Distribution Date, the Class A Certificates will be allocated the percentage (the "Class A Percentage") of scheduled payments of principal on the Mortgage Loans for such Pooled Certificate
                                     Distribution Date, less, if the Bankruptcy Loss Amount is zero, the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings, other than any permanent forgiveness of principal ("Debt Service Reductions").  For any Pooled Certificate
                                     Distribution Date occurring prior to the Cross-Over Date, the Class A
                                     Percentage is derived generally by dividing the principal balance of the
                                     Class A Certificates by the aggregate scheduled principal balances of all
                                     Mortgage Loans.  For any Pooled Certificate Distribution Date occurring on or after the Cross-Over Date, the Class A Percentage is 100%.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  On each Pooled Certificate Distribution Date, with respect to non-
                                     scheduled principal payments, the Class A Certificates will be allocated the sum of, (A) the Class A Prepayment Percentage (equal to 100% during the five years beginning in December 1993 and, subject to certain loss and delinquency tests, gradually reducing over a five year period thereafter to equal the Class A Percentage except reverting to 100% if on any applicable measuring date, the Class A Percentage exceeds the original
                                     Class A Percentage) of (i) the scheduled principal balance of repurchased
                                     Mortgage Loans, (ii) the aggregate net liquidation proceeds on all
                                     Mortgage Loans that became liquidated during the preceding month
                                     (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less certain amounts allocable to principal of unreimbursed advances and the portion of net liquidation proceeds allocable to interest, (iii) the principal portion of Realized Losses (other than Bankruptcy Losses due to
                                     Debt Service Reductions) incurred in the preceding month, other than
                                     Excess Special Hazard Losses, Excess Fraud Losses and Excess
                                     Bankruptcy Losses, (iv) the scheduled principal balance of each Mortgage
                                     Loan prepaid in full during the preceding month and (v) all partial principal prepayments received on or after the Determination Date in the prior month and prior to the Determination Date in the month in which the
                                     Pooled Certificate Distribution Date occurs, and (B) the Class A
                                     Percentage of the difference between the unpaid principal balance of any

                                                    1(e)-3





                                     Mortgage Loan substituted for a defective Mortgage Loan during the preceding month and the unpaid principal balance of such defective Mortgage Loan, less amounts allocable to principal of unreimbursed advances with respect to such defective Mortgage Loan.

                                     In addition, if there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A
                                     Certificates, the Class A Certificates then outstanding will be entitled to their pro rata share of such recovery in an amount up to the amount by which their principal balances were reduced as a result of such Realized Loss.

External First-Loss
  Coverage.........................  None


Allocation of Losses and
  Shortfalls.......................  Subject to the limitations set forth below, Realized Losses (other than
                                     Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy
                                     Losses) on the Mortgage Loans will be allocated first, to the Class B
                                     Certificates until the principal balance thereof is reduced to zero, and then to the Class M Certificates until the principal balance thereof is reduced to zero.  Thereafter, the principal portion of any Realized Loss will be allocated among the outstanding Class A Certificates pro rata in accordance with their outstanding Class A principal balances and the interest portion of Realized Losses will be allocated among the outstanding
                                     Class A Certificates pro rata in accordance with the amount of interest
                                     accrued by each.   The aggregate amounts of Realized Losses which may
                                     be allocated by means of subordination to the Class B and Class M
                                     Certificates to cover Special Hazard Losses, Fraud Losses and Bankruptcy
                                     Losses as of the Pooled Certificate Information Date is set forth above and is subject to periodic reduction.  Any Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates (i) with respect to the principal portion of such losses, pro rata in accordance with their outstanding principal balances and (ii) with respect to the interest portion of such losses, the amount of interest accrued by each.

                                     Prepayment Interest Shortfalls resulting from principal prepayments in full of
                                     Mortgage Loans will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related
                                     Pooled Certificate Distribution Date. Any Prepayment Interest Shortfalls in
                                     excess of such offsets will be allocated pro rata among the Class A, Class M and Class B Certificates based upon their then-outstanding respective principal balances, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates pro rata on the basis of the amount of interest accrued by each for such Pooled Certificate
                                     Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments will not be offset by Servicing Fees and will, on each Pooled Certificate Distribution Date occurring prior to the
                                     Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates.
                                     Thereafter, such interest shortfalls resulting from the timing of receipt of partial principal prepayments will be allocated among the Class A Certificates as described above.

Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than
                                     10% of the aggregate principal balance of the Mortgage Loans as of the
                                     Cut-off Date, the Servicer may purchase from the Trust Estate all

                                                    1(e)-4





                                     remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1993-39 Certificates. The purchase price will, generally, be equal to the greater of (i) the unpaid principal balance of each
                                     Mortgage Loan plus the fair market value of the property in the Trust Estate and (ii) the fair market value of the Trust Estate's assets plus, in each case, accrued interest.

Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.  If Moody's revises its assessment of the ability of the Servicer to make advances, a Reserve Fund may be established to be drawn upon if the Servicer fails to make a required advance.


                                                    1(e)-5




                                                                                                       Annex 1(f)

                                 PAYMENT TERMS OF THE PHMSC 1993-43 CERTIFICATES

                                               Series Information
Series Information..................................................................................PHMSC 1993-43
Pooled Certificates......................................................................Class A-5 and Class A-17
Pooled Certificates
  Ratings at Date of Issuance................................................."Aaa" by Moody's and "AAA" by Fitch
Issue Date.....................................................................................September 17, 1993
Cut-off Date....................................................................................September 1, 1993
Certificate Trustee..............................................................First Trust National Association
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$6,380,844.28
  Fraud Losses......................................................................................$4,826,617.49
  Bankruptcy Losses...................................................................................$132,000.00

                                           Description of Certificates

                                                                                        Principal Balance as of
Certificate                      Stated                   Initial Certificate               Pooled Certificate
Class Designations                Rate                     Principal Balance                 Information Date
------------------               ------                   -------------------           -----------------------

Class A-1                         5.40%                      $  157,701,000.00             $  98,451,612.45
Class A-2                         6.45%                      $   57,258,000.00             $  57,258,000.00
Class A-3                         6.75%                      $   17,353,000.00             $  17,353,000.00
Class A-4                   Variable Rate(1)                 $      230,000.00             $     150,038.97
Class A-5                   Floating Rate(2)                 $   22,850,000.00             $  22,564,602.94
Class A-6                         6.75%                      $  106,097,000.00             $  97,549,516.69
Class A-7                         6.75%                      $   62,427,000.00             $  61,647,285.24
Class A-8                         6.75%                      $   25,023,000.00             $   3,094,649.47
Class A-9                         6.75%                      $   30,828,000.00(3)          $  27,949,630.99
Class A-10                        6.75%                      $   12,108,000.00             $  14,816,966.81
Class A-11                  Floating Rate(2)                 $   15,013,421.05             $   1,856,742.82
Class A-12              Inverse Floating Rate(2)             $    1,858,804.51             $     229,882.45
Class A-13              Inverse Floating Rate(2)             $    4,257,774.44             $     526,568.34
Class A-14                  Floating Rate(2)                 $   26,501,000.00             $   3,277,436.99
Class A-15              Inverse Floating Rate(2)             $    5,205,000.00             $     643,713.80
Class A-16              Inverse Floating Rate(2)             $    7,556,000.00             $     934,467.15
Class A-17              Inverse Floating Rate(2)             $    9,310,000.00             $   9,193,717.87
Class A-18                  Variable Rate (4)                $        1,000.00(4)          $       1,000.00
Class A-R                         6.75%                      $        1,000.00             $       1,000.00
Class A-LR                        6.75%(5)                   $        1,000.00(5)          $       1,000.00
Class M                           6.75%                      $    6,006,000.00             $   5,820,961.44
Class B                           6.75%                      $   33,034,492.89             $  32,016,734.82

---------------

1 Interest will accrue on the Class A-4 Certificates each month in an amount equal to the sum of (i) the product of 1/12th of 1.35% and the outstanding principal balance of the Class A-1 Certificates, (ii) the product of 1/12th of 0.30% and the outstanding principal balance of the Class A-2 Certificates and (iii) the product of 1/12th of 6.75% and the outstanding principal balance of the Class A-4 Certificates.

2 Each Class listed below will accrue interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:


                                      1(f)-1




                 Initial Pass-        Maximum Pass-  Minimum Pass-  Formula for Calculation of      Interest
     Class        Through Rate        Through Rate   Through Rate        Pass-Through Rate       Accrual Period
     -----       -------------        -------------  -------------  --------------------------   --------------
  Class A-5          3.8375%                9.50%        0.65%             LIBOR + 0.65%          Regular (a)
  Class A-11         4.3875%                9.50%        1.20%             LIBOR + 1.20%        LIBOR-Based (b)
  Class A-12          10.50%               10.50%(c)     0.00%           67.0384615384% -       LIBOR-Based (b)
                                                                      (8.0769230770 x LIBOR)
  Class A-13   13.4433302239       24.6828358209%        0.00%           24.6828358209% -       LIBOR-Based (b)
                           %                                          (3.5261194030 x LIBOR)
  Class A-14           5.30%               10.00%        1.25%             COFI + 1.25%           Regular (a)
  Class A-15
      and
  Class A-16   9.7612412801%       18.1719496905%    0.0006660920%       18.1719496905% -         Regular (a)
                                                                       (2.0767181255 x COFI)
  Class A-17       13.89829%       21.7215359828%    0.0005370569%       21.7215359828% -         Regular (a)
                                                                      (2.4543501612 x LIBOR)



         (a) Each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Distribution Date occurs.

         (b) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificated Distribution Date occurs and ending on the 24th day of the following month in which the Pooled Certificate Distribution Date occurs.

         (c) If LIBOR is less than or equal to 7.00%, the pass-through rate for the Class A-12 Certificates will remain at the maximum rate of 10.50%.

3        Composed of two Components:

                                                                                     Component Principal Balance as
                                                   Initial Component                           of Pooled
                                                   Principal Balance                  Certificate Information Date
                                                   -----------------                 ------------------------------
         TAC Component                              $13,563,000.00                           $13,393,597.80
         Companion Component                        $17,265,000.00                           $14,556,033.19



4 Interest will accrue on the Class A-18 Certificates during each applicable Interest Accrual Period in an amount equal to the product of
         (i) 1/12 of the difference between (a) the weighted average of the "Net Rates" (i.e., the rate stated in the related mortgage note minus the servicing fee rate of .20% per annum) of the related Underlying Mortgage Loans as of the first day of such month and (b) 6.75% and (ii) the Class A-18 Notional Amount. The Class A-18 Notional Amount is equal to the aggregate scheduled principal balances of the Mortgage Loans (originally $600,620,492.89 and as of the Pooled Certificate Information Date $455,338,529.24) plus the principal balance of Class A-18 Certificates.

5 The Class A-LR Certificates bear interest on the Class A-LR Notional Amount, which is equal to the sum of the outstanding principal balances of the Class A-LR Certificates and the Class A-18 Certificates, originally $2,000.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 30 years from the date of origination, which may include loans secured by shares issued by cooperative housing corporations.

Priority of Distributions on
the Certificates...................  The aggregate amount available for distribution is allocated among the Class
                                     A Certificates (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related Interest Accrual Period in an amount up to the sum of the interest so accrued, provided that, prior to the Accretion
                                     Termination Date (i.e., the earlier of (a) the first Pooled Certificate
                                     Distribution Date on which the principal balances of the Class A-8,
                                     Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16
                                     Certificates and the Companion Component of the Class A-9 Certificates have

                                                    1(f)-2





                                     been reduced to zero or (b) the date on which the principal amounts of the
                                     Class M and Class B Certificates have been reduced to zero (the "Cross-Over
                                     Date")), an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-10 Certificates (the "Accrual
                                     Distribution Amount") will be distributed concurrently with the amount, if any, distributed pursuant to (iii) below in accordance with the priorities set forth in the following paragraph, (ii) second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon)
                                     from prior Pooled Certificate Distribution Dates, provided that, prior to the
                                     Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-10 Certificates will be distributed concurrently with the amount, if any, distributed pursuant to
                                     (iii) below in accordance with the priorities set forth in the following paragraph, and (iii) third, to the principal amounts due such Class A
                                     Certificates, in an aggregate amount up to the Class A Optimal Principal
                                     Amount (the "Principal Distribution Amount").

                                     On each Pooled Certificate Distribution Date occurring on or prior to the
                                     Accretion Termination Date, an amount equal to the Accrual Distribution Amount will be allocated sequentially to and distributed in reduction of the principal balances of (a) the Companion Component of the Class A-9
                                     Certificates until the Component Principal Balance thereof has been reduced to zero and (b) the Class A-8, Class A-11, Class A-12, Class A-13, Class A-14,
                                     Class A-15 and Class A-16 Certificates, pro rata, until their respective principal balances have been reduced to zero.

                                     On each Pooled Certificate Distribution Date occurring prior to the Cross-
                                     Over Date, the Principal Distribution Amount will be allocated among and distributed in reduction of the principal balances of the Class A Certificates as follows:

                                     first, concurrently, 99.8652251595% to the Class A-1 Certificates and
                                     0.1347748405% to the Class A-4 Certificates up to their respective PAC
                                     Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                     second, concurrently, 99.9700186146% to the Class A-2 Certificates and
                                     0.0299813854% to the Class A-4 Certificates up to their respective PAC
                                     Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                     third, to the Class A-3 Certificates up to their PAC Principal Amount with respect to such Pooled Certificate Distribution Date;

                                     fourth, to the Class A-6 Certificates up to their TAC Principal Amount with respect to such Pooled Certificate Distribution Date;

                                     fifth, to the Class A-5, Class A-7 and Class A-17 Certificates and to the TAC
                                     Component of the Class A-9 Certificates, pro rata, up to their respective TAC
                                     Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                     sixth, to the Class A-8, Class A-11, Class A-12, Class A-13, Class A-14, Class
                                     A-15 and Class A-16 Certificates, pro rata, until the principal balances thereof have been reduced to zero;

                                     seventh, to the Companion Component of the Class A-9 Certificates, until the
                                     Component Principal Balance thereof has been reduced to zero;

                                     eight, to the Class A-10 Certificates until the principal balance thereof has been reduced to zero;

                                     ninth, sequentially, to the Class A-R, Class A-LR and Class A-18 Certificates
                                     until the principal balances thereof have been reduced to zero;

                                     tenth, to the Class A-6 Certificates, without regard to their TAC Principal
                                     Amount, until the principal balance thereof has been reduced to zero;

                                                    1(f)-3






                                     eleventh, to the Class A-5, Class A-7 and Class A-17 Certificates, and to the
                                     TAC Component of the Class A-9 Certificates, pro rata, without regard to their respective TAC Principal Amounts, until the principal balances and Component
                                     Principal Balance thereof have been reduced to zero; and

                                     twelfth, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in
                                     the proportions and priorities set forth in clauses first through third above, without regard to their respective PAC Principal Amounts, until the principal balances thereof have been reduced to zero.

                                     The "PAC Principal Amount" or the "TAC Principal Amount" means the respective amounts which would reduce the principal balance of the applicable class to the targeted percentage of its initial principal balance or Component
                                     Principal Balance for such Pooled Certificate Distribution Date set forth in a schedule to the Pooling and Servicing Agreement.

                                     On each Pooled Certificate Distribution Date occurring on or after the Cross-
                                     Over Date, the amounts distributable to the Class A Certificates will be distributed among the Class A Certificates pro rata in accordance with their respective principal balances without regard to the foregoing priorities.

                                     The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Class A
                                     Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  For any Pooled Certificate Distribution Date, the Class A Certificates will be allocated the percentage (the "Class A Percentage") of scheduled payments of principal on the Mortgage Loans for such Pooled Certificate Distribution Date, less, if the Bankruptcy Loss Amount is zero, the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings, other than any permanent forgiveness of principal ("Debt Service
                                     Reductions").  For any Pooled Certificate Distribution Date occurring prior to the Cross-Over Date, the Class A Percentage is derived generally by dividing the principal balance of the Class A Certificates by the aggregate scheduled principal balances of all Mortgage Loans.  For any Pooled Certificate
                                     Distribution Date occurring on or after the Cross-Over Date, the Class A
                                     Percentage is 100%.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  On each Pooled Certificate Distribution Date, with respect to non-scheduled principal payments, the Class A Certificates will be allocated the sum of (A)
                                     the Class A Prepayment Percentage (equal to 100% during the five years beginning in October 1993 and, subject to certain loss and delinquency tests, gradually reducing over a five year period thereafter to equal the Class A
                                     Percentage except reverting to 100% if on any applicable measuring date, the
                                     Class A Percentage exceeds the original Class A Percentage) of (i) the scheduled principal balance of repurchased Mortgage Loans, (ii) the aggregate net liquidation proceeds on all Mortgage Loans that became liquidated during the preceding month (excluding the portion thereof, if any, constituting Net
                                     Foreclosure Profits), less certain amounts allocable to principal of unreimbursed advances and the portion of net liquidation proceeds allocable to interest, (iii) the principal portion of Realized Losses (other than Bankruptcy
                                     Losses due to Debt Service Reductions) incurred in the preceding month, other than Excess Special Hazard Losses, Excess Fraud Losses and Excess
                                     Bankruptcy Losses, (iv) the scheduled principal balance of each Mortgage
                                     Loan prepaid in full during the preceding month and (v) all partial principal prepayments received on or after the Determination Date in the prior month and prior to the Determination Date in the month in which the Pooled
                                     Certificate Distribution Date occurs and (B) the Class A Percentage of the difference between the unpaid principal balance of any Mortgage Loan

                                                    1(f)-4





                                     substituted for a defective Mortgage Loan during the preceding month and the unpaid principal balance of such defective Mortgage Loan, less amounts allocable to principal of unreimbursed advances with respect to such defective
                                     Mortgage Loan.

                                     In addition, if there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A
                                     Certificates, the Class A Certificates then outstanding will be entitled to their pro rata share of such recovery in an amount up to the amount by which their principal balances were reduced as a result of such Realized Loss.

External First-Loss
  Coverage.........................  None


Allocation of Losses and
  Shortfalls.......................  Subject to the limitations set forth below, Realized Losses (other than Excess
                                     Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) on
                                     the Mortgage Loans will be allocated first, to the Class B Certificates until the principal balance thereof is reduced to zero, and then to the Class M
                                     Certificates until the principal balance thereof is reduced to zero.  Thereafter, the principal portion of any Realized Loss will be allocated among the outstanding Class A Certificates pro rata in accordance with their outstanding
                                     Class A principal balances or, in the case of the Class A-10 Certificates, their initial principal balance, if lower, and the interest portion of Realized Losses will be allocated among the outstanding Class A Certificates pro rata in
                                     accordance with the amount of interest accrued by each.   The aggregate
                                     amounts of Realized Losses which may be allocated by means of subordination to the Class B and Class M Certificates to cover Special Hazard
                                     Losses, Fraud Losses and Bankruptcy Losses as of the Pooled Certificate
                                     Information Date is set forth above and is subject to periodic reduction.  Any
                                     Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A, Class M and Class B
                                     Certificates, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates (i) with respect to the principal portion of such losses, pro rata in accordance with their outstanding principal balances or, in the case of the Class A-10 Certificates, their initial principal balance, if lower, and (ii) with respect to the interest portion of such losses, the amount of interest accrued by each.

                                     Prepayment Interest Shortfalls resulting from principal prepayments in full of
                                     Mortgage Loans will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related
                                     Pooled Certificate Distribution Date. Any Prepayment Interest Shortfalls in
                                     excess of such offsets will be allocated pro rata among the Class A, Class M and Class B Certificates based upon their then-outstanding respective principal balances, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates pro rata on the basis of the amount of interest accrued by each for such Pooled Certificate
                                     Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments will not be offset by Servicing Fees and will, on each Pooled Certificate Distribution Date occurring prior to the
                                     Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates.
                                     Thereafter, such interest shortfalls resulting from the timing of receipt of partial principal prepayments will be allocated among the Class A Certificates as described above.

Early Termination
  Provisions.......................  At its option, on any distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Servicer may
                                     purchase from the Trust Estate all remaining Mortgage Loans and other assets

                                                    1(f)-5





                                     thereof, and thereby effect early retirement of the Series 1993-43
                                     Certificates. The purchase price will generally be equal to the greater of the
                                     (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of the other property in the Trust Estate and (ii) the fair market value of the Trust Estates' assets, plus, in each case, accrued interest.

Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.  If Moody's revises its assessment of the ability of the Servicer to make advances, a Reserve Fund may be established to be drawn upon if the Servicer fails to make a required advance.


                                                    1(f)-6

                                                                                                        Annex 1(g)

                                   PAYMENT TERMS OF THE PHMSC 1993-54 CERTIFICATES

                                                 Series Information
Series Information.....................................................................................PHMSC 1993-54
Pooled Certificates................................................Class A-10, Class A-11, Class A-25 and Class A-26
Pooled Certificates
Ratings at Date of Issuance......................................................"Aaa" by Moody's and "AAA" by Fitch
Issue Date.........................................................................................December 29, 1993
Cut-off Date........................................................................................December 1, 1993
Pooled Certificate Trustee..........................................................First Trust National Association
Remaining Subordination Coverage as of Pooled
Certificate Information Date for:
         Special Hazard Losses........................................................................$11,617,119.27
         Fraud Losses.................................................................................$ 9,283,271.33
         Bankruptcy Losses............................................................................$   133,900.00

                                             Description of Certificates

                                                                             Principal Balance
Certificate                                                                    as of Pooled
Class                                         Initial Certificate               Certificate
Designations            Stated Rate            Principal Balance              Information Date
------------            -----------           -------------------            -------------------

Class A-1                       6.5000%        $    37,640,000               $               0.00
Class A-2                       6.5000%        $    20,000,000               $       9,153,615.28
Class A-3                       6.5000%        $    37,604,000               $      34,421,254.91
Class A-4                       6.5000%        $    56,971,000               $      56,971,000.00
Class A-5                       6.5000%        $    26,348,000               $       4,080,044.75
Class A-6                       6.5000%        $    65,111,000               $      65,111,000.00
Class A-7                       6.5000%        $    22,079,000               $      22,079,000.00
Class A-8                       6.5000%        $    59,788,000               $      59,788,000.00
Class A-9                       6.5000%        $    25,622,000               $      25,622,000.00
Class A-10                      Floating (1)   $    12,912,611               $      12,912,611.00
Class A-11              Inverse Floating (1)   $     4,966,389               $       4,966,389.00
Class A-12                      6.5000%        $     3,022,000               $       3,022,000.00
Class A-13                      7.4000%        $    99,910,000               $      98,688,240.70
Class A-14                      4.9000%        $    17,230,000               $      16,887,083.16
Class A-15                      Floating (1)   $    21,217,000               $      21,029,531.22
Class A-16              Inverse Floating (1)   $     8,000,000               $       7,900,194.08
Class A-17              Inverse Floating (1)   $     3,295,652               $       3,295,652.00
Class A-18              Inverse Floating (1)   $     6,457,348               $       6,400,292.28
Class A-19                      6.5000%        $    40,186,800               $      46,024,091.92
Class A-20                      4.6000%        $    60,044,000               $      14,836,819.95
Class A-21                      5.5000%        $   102,518,000               $     102,518,000.00
Class A-22                      6.5000%        $    58,094,000               $      58,094,000.00
Class A-23                      6.5000%        $    21,783,000               $      21,783,000.00
Class A-24                      6.5000%        $     6,000,000               $       6,000,000.00
Class A-25                      Floating (1)   $    15,383,789               $      15,383,789.00
Class A-26              Inverse Floating (1)   $     7,100,211               $       7,100,211.00
Class A-27                      Floating (1)   $     4,105,263               $       4,105,263.00
Class A-28              Inverse Floating (1)   $     1,894,737               $       1,894,737.00
Class A-29                      6.5000%        $       941,000               $         941,000.00
Class A-30                      Floating (1)   $    36,384,833               $      35,670,222.43
Class A-31              Inverse Floating (1)   $    13,994,167               $      13,719,316.77
Class A-32                      Floating (1)   $    28,059,778               $      27,566,507.59
Class A-33              Inverse Floating (1)   $    10,792,222               $      10,602,502.62
Class A-34                      6.5000%        $     5,518,000               $       5,518,000.00
Class A-35                      6.5000%        $     5,245,200               $       5,245,200.00
Class A-36                      6.5000%        $     1,051,000               $       1,256,097.53
Class A-37                      6.5000% (2)    $    33,323,323*(2)           $      20,108,916.60*(2)



                                                      1(g)-1


                                                                             Principal Balance
Certificate                                                                    as of Pooled
Class                                         Initial Certificate               Certificate
Designations                 Stated Rate       Principal Balance              Information Date
------------                 -----------      -------------------            -------------------

Class A-38                 Variable Rate (3)   $          1,000(3)           $               0.00
Class A-R                       6.5000%        $          1,000              $               0.00
Class A-LR                      6.5000%(4)     $          1,000(4)           $               0.00
Class M                         6.5000%        $      7,558,000              $       7,328,685.89
Class B                         6.5000%        $     52,906,655              $      51,301,436.68

---------------

*  Notional Amount
1 Each Class listed below will accrue interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

                                                                                         Formula for
                    Initial Pass-     Maximum Pass-            Minimum Pass-           Calculation of               Interest
     Class          Through Rate      Through Rate             Through Rate           Pass-Through Rate          Accrual Period
     -----          ------------      ------------             ------------          ------------------          --------------
  Class A-10           5.4580%                 9.00%               1.50%                 COFI+1.50%                Regular(a)
  Class A-11           9.2091999%     19.4999995973%           0.0000006674%          19.4999995973% -             Regular(a)
                                                                                    (2.5999999195 X COFI)
  Class A-15           4.774723%               9.00%               0.75%                 COFI+0.75%                Regular(a)
  Class A-16           4.774723%        12.20916644%               0.00%               12.20916644% -              Regular(a)
                                                                                     (1.8783333 X COFI)
  Class A-17           4.774723%        12.20916644%               0.00%               12.20916644% -              Regular(a)
                                                                                     (1.8783333 X COFI)
  Class A-18           5.7500%                 5.75%(c)            0.00%               27.10714157% -              Regular(a)
                                                                                     (3.2857141 X COFI)
  Class A-25           5.2080%                 9.50%               1.25%                 COFI+1.25%                Regular(a)
  Class A-26           9.29933299%    17.8749988909%           0.0000006339%          17.87549988909% -            Regular(a)
                                                                                    (2.1666664554 X COFI)
  Class A-27           5.3080%                 9.50%                   1.35%                 COFI+1.35%                Regular(a)
  Class A-28           9.0826666%     17.6583319743%           0.0000007915%          17.6583319743% -             Regular(a)
                                                                                    (2.1666664028 X COFI)
  Class A-30           3.8375%                 9.00%                   0.65%                 LIBOR+0.65%             LIBOR-Based(b)
  Class A-31          13.4224998%     21.7099994984%           0.0000002148%          21.7099994984% -           LIBOR-Based(b)
                                                                                   (2.5999999142 X LIBOR)
  Class A-32           4.1875%         8.9999999287%               1.00%                 LIBOR+1.00%             LIBOR-Based(b)
  Class A-33          12.5125002%     20.8000004077%               0.00%              20.8000004077% -           LIBOR-Based(b)
                                                                                   (2.6000000741 X LIBOR)

--------------------------

                  (a) Each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Distribution Date occurs.

                  (b) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificate Distribution Date occurs and ending on the 24th day of the month in which the Pooled Certificate Distribution Date occurs.

                  (c) If COFI is less than approximately 6.50%, the Pass-Through Rate for the Class A-18 Certificates will remain at the maximum rate of 5.75%.

2 The Class A-37 Certificates are interest-only certificates, have no principal balance and bear interest on the Class A-37 Notional Amount equal to the sum of approximately 29.2307692308% of the outstanding principal balance of the Class A-20 Certificates and approximately 15.3846153846% of the outstanding principal balance of the Class A-21 Certificates, in each case immediately prior to each Pooled Certificate Distribution Date.

3 Interest will accrue on the Class A-38 Certificates during each applicable Interest Accrual Period in an amount equal to the product of
         (i) 1/12th of the difference between (a) the weighted average of the "Net Rates" (i.e., the rate stated in the related mortgage note minus the servicing fee rate of .20% per

                                                      1(g)-2
         annum) of the related Underlying Mortgage Loans as of the first day of such month) and (b) 6.50% and (ii) the Class A-38 Notional Amount. The Class A-38 Notional Amount is equal to the aggregate scheduled principal balances of the Mortgage Loans (originally $1,007,654,887.32 and as of the Pooled Certificate Information Date $889,216,789.77).

4 The Class A-LR Certificates bear interest on the Class A-LR Notional Amount, which is equal to the sum of the outstanding principal balances of the Class A-LR Certificate and the Class A-38 Certificates, originally $2,000.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 30 years from the date of origination or modification, which may include loans secured by shares issued by cooperative housing corporations.

Priority of Distributions on
 the Certificates..................  The aggregate amount available for distribution is allocated among the
                                     Class A Certificates (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related Interest Accrual Period, in an amount up to the sum of the interest so accrued, provided that, prior to the
                                     Cross-Over Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-19 and Class A-36
                                     Certificates (the "Accrual Distribution Amount") will instead be distributed in accordance with the priorities set forth in the following paragraph, (ii)
                                     second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon) from prior Pooled Certificate
                                     Distribution Dates, provided that, prior to the Cross-Over Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class A-19 and Class A-36 Certificates will instead be distributed in accordance with the priorities set forth in the following paragraph, and (iii) third, to the principal amounts due such Class A
                                     Certificates, in an aggregate amount up to the Class A Optimal Principal
                                     Amount.

                                     On each Pooled Certificate Distribution Date occurring prior to the Cross-
                                     Over Date, the amount distributed to the Class A Certificates pursuant to
                                     (iii) in the preceding paragraph will be allocated among and distributed in reduction of the principal balances of the Class A Certificates (other than the Class A-37 Certificates which are not entitled to principal distributions)
                                     as follows:

                                       (A) The sum of (i) 60% of the Class A Principal Amount and (ii) the
                                        Class A-19 Accrual Distribution Amount (such sum, the "Group I
                                        Principal Distribution Amount"):

                                        first, to the Class A-38, Class A-R and Class A-LR Certificates, pro rata, until the principal balances thereof have been reduced to zero;

                                        second, concurrently, 79.0092359362% to the Class A-1 Certificates and
                                        20.9907640638% to the Class A-2 Certificates up to their respective
                                        PAC Principal Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        third, concurrently, 21.0066380976% to the Class A-2 Certificates and
                                        78.9933619024% to the Class A-3 Certificates, up to their respective
                                        PAC Principal Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        fourth, sequentially, to the Class A-4, Class A-5, Class A-6, Class A-7,
                                        Class A-8 and Class A-9 Certificates, up to their respective PAC
                                        Principal Amounts with respect to such Pooled Certificate Distribution
                                        Date;


                                                      1(g)-3





                                        fifth, to the Class A-10 and Class A-11 Certificates, pro rata, up to their respective PAC Principal Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        sixth, to the Class A-12 Certificates, up to their PAC Principal Amount with respect to such Pooled Certificate Distribution Date;

                                        seventh, concurrently, 63.9997437985% to the Class A-13 Certificates and
                                        36.0002562015% to the Class A-14 Certificates, up to their respective
                                        Reduction Amounts with respect to such Pooled Certificate Distribution
                                        Date;

                                        eighth, concurrently, 63.9997438013% to the Class A-13 Certificates,
                                        19.6001394950% to the Class A-15 Certificates, 10.4348568994% to the Class
                                        A-16 Certificates and 5.9652598043% to the Class A-18 Certificates up to
                                        their respective Reduction Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        ninth, concurrently, 63.9997436529% to the Class A-13 Certificates,
                                        19.6001395450% to the Class A-15 Certificates, 10.4348562881% to the Class
                                        A-17 Certificates and 5.9652605140% to the Class A-18 Certificates, pro
                                        rata, up to their respective Reduction Amounts for such Pooled Certificate
                                        Distribution Date;

                                        tenth, to the Class A-19 Certificates, until the principal balance thereof has been reduced to zero;

                                        eleventh, concurrently, 63.9997437985% to the Class A-13 Certificates and
                                        36.0002562015% to the Class A-14 Certificates, without regard to their respective Reduction Amounts and until the principal balance of the Class
                                        A-14 Certificates has been reduced to zero;

                                        twelfth, concurrently, 63.9997438013% to the Class A-13 Certificates,
                                        19.6001394950% to the Class A-15 Certificates, 10.4348568994% to the Class
                                        A-16 Certificates and 5.9652598043% to the Class A-18 Certificates, without regard to their respective Reduction Amounts and until the principal balance of the Class A-16 Certificates has been reduced to zero;

                                        thirteenth, concurrently, 63.9997436529% to the Class A-13 Certificates,
                                        19.6001395450% to the Class A-15 Certificates, 10.4348562881% to the Class
                                        A-17 Certificates and 5.9652605140% to the Class A-18 Certificates, without regard to their respective Reduction Amounts and until the principal balances thereof have been reduced to zero;

                                        fourteenth, to the Class A-10 and Class A-11 Certificates, pro rata, without regard to their PAC Principal Amounts and until the principal balances thereof have been reduced to zero;

                                        fifteenth, sequentially, to the Class A-5, Class A-6, Class A-7, Class A-8,
                                        Class A-9 and Class A-12 Certificates, without regard to their PAC
                                        Principal Amounts and until the principal balances thereof have been reduced to zero;

                                        sixteenth, concurrently, 79.0092359362% to the Class A-1 Certificates and
                                        20.9907640638% to the Class A-2 Certificates, without regard to their PAC
                                        Principal Amounts and until the principal balance of the Class A-1
                                        Certificates has been reduced to zero;

                                        seventeenth, concurrently, 21.0066380976% to the Class A-2 Certificates and
                                        78.9933619024% to the Class A-3 Certificates, without regard to their PAC
                                        Principal Amounts and until the principal balances thereof have been reduced to zero; and


                                                      1(g)-4





                                        eighteenth, to the Class A-4 Certificates, without regard to their PAC
                                        Principal Amount and until the principal balance thereof has been reduced to zero.

                                        (B) The sum of (i) 40% of the Class A Principal Amount and (ii) the Class
                                        A-36 Accrual Distribution Amount (such sum, the "Group II Principal
                                        Distribution Amount"):

                                        first, sequentially, to the Class A-20, Class A-21, Class A-22 and Class
                                        A-23 Certificates, up to their respective PAC Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                        second, to the Class A-24, Class A-25 and Class A-26 Certificates, pro
                                        rata, up to their respective PAC Principal Amounts with respect to such
                                        Pooled Certificate Distribution Date;

                                        third, to the Class A-27 and Class A-28 Certificates, pro rata, up to their respective PAC Principal Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        fourth, to the Class A-29 Certificates, up to their PAC Principal Amount with respect to such Pooled Certificate Distribution Date;

                                        fifth, to the Class A-30 and Class A-31 Certificates, pro rata, up to their respective Reduction Amounts with respect to such Pooled Certificate
                                        Distribution Date;

                                        sixth, to the Class A-32 and Class A-33 Certificates, pro rata, until the principal balances thereof have been reduced to zero;

                                        seventh, sequentially, to the Class A-34, Class A-35 and Class A-36
                                        Certificates, until the principal balances thereof have been reduced to zero;

                                        eighth, to the Class A-30 and Class A-31 Certificates, pro rata, without regard to their Reduction Amounts, until the principal balances thereof have been reduced to zero;

                                        ninth, to the Class A-27 and Class A-28 Certificates, pro rata, without regard to their PAC Principal Amounts and until the principal balances thereof have been reduced to zero;

                                        tenth, to the Class A-24, Class A-25 and Class A-26 Certificates, pro rata, without regard to their PAC Principal Amounts, and until the principal balances thereof have been reduced to zero;

                                        eleventh, sequentially, to the Class A-23, Class A-22, Class A-21 and Class
                                        A-20 Certificates, in that order, without regard to their PAC Principal
                                        Amounts and until the principal balances thereof have been reduced to zero;

                                        twelfth, to the Class A-29 Certificates, without regard to their PAC
                                        Principal Amount and until the principal balance thereof has been reduced to zero.

                                        The "PAC Principal Amount" or the "Reduction Amount" means the respective amount which would reduce the principal balance of the applicable class to the principal balance for such Pooled Certificate Distribution Date set forth in the applicable Pooling Agreement.

                                        On each Pooled Certificate Distribution Date occurring on or after the
                                        Cross-Over Date, the amount distributable to the Class A Certificates will be distributed among the Class A Certificates pro rata in accordance

                                                      1(g)-5





                                        with their respective principal balances without regard to the foregoing priorities.

                                        The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Class A Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
 Principal Payments on Mortgage
 Loans to Pooled Certificates......     For any Pooled Certificate Distribution Date, the Class A Certificates
                                        will be allocated the percentage (the "Class A Percentage") of scheduled payments of principal on the Mortgage Loans for such Pooled Certificate
                                        Distribution Date, less, if the Bankruptcy Loss Amount is zero, the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings, other than any permanent forgiveness of principal ("Debt Service Reductions").  For any Pooled
                                        Certificate Distribution Date occurring prior to the Cross-Over Date, the
                                        Class A Percentage is derived generally by dividing the principal balance of the Class A Certificates by the aggregate scheduled principal balances of all Mortgage Loans.  For any Pooled Certificate Distribution
                                        Date occurring on or after the Cross-Over Date, the Class A Percentage is 100%.

 Allocation of Non-Scheduled
  Principal Payments on Mortgage
  Loans to Pooled Certificates.....     On each Pooled Certificate Distribution Date, with respect to non-
                                        scheduled principal payments, (A) the Class A Prepayment Percentage
                                        (equal to 100% during the five years beginning in January 1994 and, subject to certain loss and delinquency tests, gradually reducing over a five year period thereafter to equal the Class A Percentage except reverting to 100% if on any applicable measuring date, the Class A
                                        Percentage exceeds the original Class A Percentage) of (i) the scheduled principal balance of repurchased Mortgage Loans, (ii) (a) the aggregate net liquidation proceeds (other than net partial liquidation proceeds) on all Mortgage Loans that became liquidated during the preceding month
                                        (excluding the portion thereof, if any, constituting Net Foreclosure
                                        Profits), less certain amounts allocable to principal of unreimbursed advances and the portion of net liquidation proceeds allocable to interest, and (b) the aggregate net partial liquidation proceeds on all Mortgage
                                        Loans received on or after the Determination Date in the prior month and prior to the Determination Date in the month in which the Pooled
                                        Certificate Distribution Date occurs, less certain amounts allocable to principal of unreimbursed advances and the portion of net partial liquidation proceeds allocable to interest, (iii) the principal portion of
                                        Realized Losses (other than Bankruptcy Losses due to Debt Service
                                        Reductions) incurred in the preceding month, other than Excess Special
                                        Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, (iv)
                                        the scheduled principal balance of each Mortgage Loan prepaid in full during the month prior to the month in which the Pooled Certificate
                                        Distribution Date occurs and (v) all partial principal prepayments received on or after the Determination Date in the prior month and prior to the Determination Date in the month in which the Pooled Certificate
                                        Distribution Date occurs and (B) the Class A Percentage of the difference between the unpaid principal balance of any Mortgage Loan substituted for a defective Mortgage Loan during the preceding month and the unpaid principal balance of such defective Mortgage Loan, less amounts allocable to principal of unreimbursed advances with respect to such defective Mortgage Loan.

                                        In addition, if there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A
                                        Certificates, the Class A Certificates then outstanding will be entitled to their pro rata share of such recovery in an amount up to the amount by

                                                      1(g)-6





                                        which their principal balances were reduced as a result of such Realized
                                        Loss.

External First-Loss
 Coverage..........................     None

Allocation of Losses and
  Shortfalls.......................     Subject to the limitations set forth below, prior to the Cross-Over Date,
                                        Realized Losses (other than Excess Special Hazard Losses, Excess Fraud
                                        Losses or Excess Bankruptcy Losses) on the Mortgage Loans will be allocated first, to the Class B Certificates until the principal balance thereof is reduced to zero, and then to the Class M Certificates until the principal balance thereof is reduced to zero. Thereafter, the principal portion of any Realized Loss will be allocated among the outstanding Class A
                                        Certificates pro rata in accordance with their outstanding principal balances or, in the case of the Class A-19 and Class A-36 Certificates, their initial principal balance, if lower, and the interest portion of
                                        Realized Losses will be allocated among the outstanding Class A
                                        Certificates pro rata in accordance with the amount of interest accrued by each. The aggregate amounts of Realized Losses which may be allocated by means of subordination to the Class B and Class M Certificates to cover
                                        Special Hazard Losses, Fraud Losses and Bankruptcy Losses as of the Pooled
                                        Certificate Information Date is set forth above and is subject to periodic reduction. Any Special Hazard Losses, Fraud Losses and Bankruptcy Losses in
                                        excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates, and any such losses allocated to the Class A
                                        Certificates will be allocated among the outstanding Class A Certificates
                                        (i) with respect to the principal portion of such losses, pro rata in accordance with their outstanding principal balances or, in the case of the
                                        Class A-19 and Class A-36 Certificates, their initial principal balance, if lower, and (ii) with respect to the interest portion of such losses, the amount of interest accrued by each.

                                        Prepayment Interest Shortfalls resulting from principal prepayments in full of Mortgage Loans will be offset to the extent of the aggregate Servicing
                                        Fees relating to mortgagor payments or other recoveries distributed on the related Pooled Certificate Distribution Date. Any Prepayment Interest
                                        Shortfalls in excess of such offsets will be allocated pro rata among the
                                        Class A, Class M and Class B Certificates based upon their then-
                                        outstanding respective principal balances, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A
                                        Certificates pro rata on the basis of the amount of interest accrued by each for such Pooled Certificate Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments and Partial Liquidation Proceeds will not be offset by Servicing Fees and will, on each Pooled Certificate Distribution Date occurring prior to the
                                        Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates.
                                        Thereafter, such interest shortfalls resulting from the timing of receipt of partial principal prepayments will be allocated among the Class A
                                        Certificates as described above.

Early Termination
Provisions.........................     At its option, on any distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the
                                        Servicer may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series
                                        1993-54 Certificates. The purchase price will generally be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of the other property in the Trust Estate and (ii) the fair market value of The Trust Estate's assets, plus, in each case, accrued interest.

                                                      1(g)-7






Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.  If Moody's revises its assessment of the ability of the Servicer to make advances, a Reserve Fund may be established to be drawn upon if the Servicer fails to make a required advance.

                                                      1(g)-8


                                                                                                      Annex 1 (h)

                                 PAYMENT TERMS OF THE RFC 1993-S42 CERTIFICATES

                                               Series Information
Series Information...................................................................................RFC 1993-S42
Pooled Certificates.............................................................Class A-8, Class A-9, Class A-10,
                                                                                       Class A-11 and Class A-12
Pooled Certificates
  Ratings at Date of Issuance................................................."Aaa" by Moody's and "AAA" by Fitch
Issue Date.......................................................................................October 27, 1993
Cut-off Date......................................................................................October 1, 1993
Assumed Final
  Distribution Date..............................................................................October 25, 2008
Pooled Certificate Trustee.....................................................The First National Bank of Chicago
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses................................................................................$2,027,027
  Fraud Losses.........................................................................................$1,377,748
  Bankruptcy Losses.......................................................................................$50,000

                                           Description of Certificates

                                                                                         Principal Balance
                                                                                           as of Pooled
Certificate                        Stated                Initial Certificate                Certificate
Class Designations                  Rate                  Principal Balance               Information Date
------------------                  -----                ------------------               ----------------
Class A-1                           6.00%                $   34,827,000.00             $      13,565,552.90
Class A-2                           6.00%                $   23,385,000.00             $      23,385,000.00
Class A-3                           6.00%                $   35,350,000.00             $      35,350,000.00
Class A-4                           6.00%                $    3,602,000.00             $       3,602,000.00
Class A-5                           6.00%                $   10,125,000.00             $      10,125,000.00
Class A-6                           6.00%                $   25,000,000.00             $      14,471,035.75
Class A-7                           6.00%                $    5,342,000.00             $       4,895,202.95
Class A-8                     Floating Rate(1)           $    9,228,000.00             $       8,639,669.72
Class A-9                 Inverse Floating Rate(1)       $    3,770,880.00             $       3,530,467.90
Class A-10                Inverse Floating Rate(1)       $    1,612,120.00             $       1,509,339.44
Class A-11                    Floating Rate(1)           $    1,692,000.00             $       1,692,000.00
Class A-12                Inverse Floating Rate(1)       $      987,000.00             $         987,000.00
Class A-13                    Variable Rate(2)           $             (2)                              (2)
Class R                             6.00%                $      109,869.00             $               0.00
Class M-1                           6.00%                $    2,008,172.00             $       1,748,895.17
Class M-2                           6.00%                $    3,132,748.00             $       2,728,276.13
Class B                             6.00%                $      481,961.44             $         419,734.97

---------------

1 Each Class listed below will accrue interest during the applicable Interest Accrual Period (for each such Class, each Interest Accrual Period is the calendar month preceding the month in which the Pooled Certificate Distribution Date occurs) at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:


                                      1(h)-1



                       Initial Pass-        Maximum Pass-       Minimum Pass-             Formula for Calculation of
       Class            Through Rate         Through Rate        Through Rate                 Pass-Through Rate
       -----           -------------        -------------       -------------             --------------------------
     Class A-8                5.008%                   9.50%        1.05%                      COFI(a) + 1.05%
     Class A-9            7.4443047%            17.13022113%        0.00%             17.13022113% - (2.44717445 x COFI)
     Class A-10               8.300%                  8.300%        0.00%                48.36897% - (5.72414 x COFI)
     Class A-11               5.108%                   9.50%        1.15%                        COFI + 1.15%
     Class A-12           7.5291429%          14.3142857143%        0.00%           14.3142857143% - (1.7142857143 x COFI)

         (a) COFI is the monthly weighted average cost of funds index for the member institutions of the Eleventh District of the Federal Home Loan Bank System.

2 The Pass-Through Rate on the Class A-13 Certificates on each Pooled Certificate Distribution Date will equal the weighted average of the Pool Strip Rates on each of the Mortgage Loans in the month preceding the month in which the Pooled Certificate Distribution Date occurs. The Pool Strip Rate on any Mortgage Loan is equal to the mortgage rate thereon minus the aggregate of 6.00% and the applicable servicing fee rate. The initial Pass-Through Rate on the Class A-13 Certificates was 0.3762% per annum. The Notional Amount of the Class A-13 Certificates at any time is equal to the then current aggregate principal balance of all the other classes of Certificates.

Mortgage Loans.....................  The Mortgage Loans will be conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans, which are secured by first liens on fee simple interests in one- to four-family residential real properties and which have terms to maturity from the date of origination or modification of not more than 15 years.
Priority of Distributions on
the Certificates...................  The amount available for distribution is allocated among the Class A and
                                     Class R Certificates (collectively, the "Senior Certificates") (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related Interest Accrual Period in an amount up to the sum of the interest so accrued, (ii) second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon) from prior Pooled
                                     Certificate Distribution Dates, and (iii) third, to the principal amounts due such Senior Certificates (the "Senior Principal Distribution Amount")
                                     (subject to compliance with the principal payment allocation requirements discussed below).

                                     Distributions of the Senior Principal Distribution Amount to the Senior
                                     Certificates (other than the Class A-13 Certificates) on each Pooled
                                     Certificate Distribution Date will be made as follows:

                                     (a)  Prior to the occurrence of the Credit Support Depletion Date (as defined below),

                                     (i)  to the Class R Certificates, until the principal balance of such
                                     Certificates is reduced to $100;

                                     (ii) If the Pooled Certificate Distribution Date occurs in or after October
                                     1994 or if the principal balances of all other classes of Senior Certificates have been reduced to zero, to the Class R Certificates, until the principal balance thereof is reduced to zero;

                                     (iii) an amount equal to the lesser of (1) the balance of the Senior Principal
                                     Distribution Amount remaining after the distributions, if any, described in clauses (i) and (ii) above and (2) the aggregate amount

                                                    1(h)-2




                                     necessary to reduce the outstanding principal balances of the Class A-1, Class
                                     A-2, Class A-3, Class A-4 and Class A-5 Certificates and the outstanding amount of the Class A-7 PAC I Principal Component to the respective Planned
                                     Principal Balances (as set forth in a schedule to the Pooling and Servicing
                                     Agreement) of each such class or component for such Pooled Certificate
                                     Distribution Date, shall be distributed, as follows:

                                         first, to the Class A-1 Certificates, until the principal balance thereof has been reduced to its Planned Principal Balance;

                                         second, to the Class A-2 Certificates, until the principal balance thereof has been reduced to its Planned Principal Balance;

                                         third, 97.4312331184% to the Class A-3 Certificates and 2.5687668816% to
                                     the Class A-7 Certificates with the amount to be so distributed to the Class
                                     A-7 Certificates to be allocated in reduction of the amount of the Class A-7
                                     PAC I Principal Component, until the principal balance of the Class A-3
                                     Certificates has been reduced to its Planned Principal Balance;

                                         fourth, to the Class A-4 Certificates, until the principal balance thereof has been reduced to its Planned Principal Balance; and

                                         fifth, 89.0736342043% to the Class A-5 Certificates and 10.9263657957% to
                                     the Class A-7 Certificates, with the amount to be so distributed to the Class
                                     A-7 Certificates to be allocated in reduction of the amount of the Class A-7
                                     PAC I Principal Component, until both the principal balance of the Class A-5
                                     Certificates and the amount of the Class A-7 PAC I Principal Component have been reduced to their Planned Principal Balances;

                                     (iv) an amount equal to the lesser of (1) the balance of the Senior Principal
                                     Distribution Amount remaining after the distributions, if any, described in clauses (i)-(iii) above and (2) the aggregate amount necessary to reduce the outstanding principal balance of the Class A-6 Certificates and the outstanding amount of the Class A-7 PAC II Principal Component to the respective Planned Principal Balances of such class or component for such
                                     Pooled Certificate Distribution Date, shall be distributed to the Class A-6
                                     Certificates and Class A-7 Certificates, concurrently on a pro rata basis in proportion to the principal balance of the Class A-6 Certificates and the amount of the Class A-7 PAC II Principal Component, with the amount to be so distributed to the Class A-7 Certificates to be allocated in reduction of the amount of the Class A-7 PAC II Principal Component, until the principal balance of the Class A-6 Certificates and the amount of the Class A-7 PAC II
                                     Principal Component have been reduced to their Planned Principal Balances; and

                                     (v) the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses (i)-(iv) above shall be distributed as follows:

                                        first, to the Class A-7, Class A-8, Class A-9 and Class A-10 Certificates
                                     on a pro rata basis in proportion to the amount of the Class A-7 Companion
                                     Principal Component and the respective principal balances of the Class A-8,
                                     Class A-9 and Class A-10 Certificates, with the amount to be so distributed to the Class A-7 Certificates to be allocated in reduction of the Class A-7
                                     Companion Principal Component, until the amount of the

                                                    1(h)-3




                                     Class A-7 Companion Principal Component and the principal balances of the
                                     Class A-8, Class A-9 and Class A-10 Certificates have been reduced to zero;

                                        second, to the Class A-11 Certificates and Class A-12 Certificates on a pro
                                     rata basis in proportion to their respective principal balances, until the principal balances thereof have been reduced to zero;

                                        third, to the Class A-6 Certificates and Class A-7 Certificates, with the amounts to be so distributed to the Class A-7 Certificates to be allocated in reduction of the Class A-7 PAC II Principal Component, without regard to their
                                     Planned Principal Balances, concurrently, on a pro rata basis in proportion to the amount of the principal balance of the Class A-6 Certificates and the amount of the Class A-7 PAC II Principal Component, until the principal balance of the Class A-6 Certificates and the amount of the Class A-7 PAC II
                                     Principal Component have been reduced to zero; and

                                        fourth, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
                                     Class A-7 Certificates, with the amount to be so distributed to the Class A-7
                                     Certificates to be allocated in reduction of the Class A-7 PAC I Principal
                                     Component, without regard to their Planned Principal Balances, in the order and on the basis set forth in clause (iii) above, until the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates
                                     and the amount of the Class A-7 PAC I Principal Component have been reduced to zero.

                                     (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates will be disregarded and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates pro rata in accordance with their respective outstanding principal balances.

                                     (c) After the reduction of the principal balances of the Senior Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the
                                     Senior Certificates will be entitled to no further distributions of principal thereon and the available amount will be paid solely to the holders of the
                                     Class A-13 Certificates and Class M Certificates and to the holders of the
                                     Class B Certificates.

                                     The Credit Support Depletion Date is the first Distribution Date on which the
                                     Senior Percentage (as defined below) equals 100%. The Senior Percentage is adjusted for each Pooled Certificate Distribution Date to be the percentage equal to the aggregate principal balance of the Senior Certificates immediately prior to such Pooled Certificate Distribution Date divided by the aggregate principal balance of the Mortgage Loans immediately prior to such
                                     Pooled Certificate Distribution Date.

                                     The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Senior
                                     Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  For any Pooled Certificate Distribution Date, the Senior Certificates will be allocated the then-applicable Senior Percentage of scheduled payments of principal on the Mortgage Loans for such Pooled Certificate

                                                    1(h)-4




                                     Distribution Date, whether or not received, less the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings (other than any permanent forgiveness of principal) that is in excess of any remaining subordination coverage for Bankruptcy Losses.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  For any Pooled Certificate Distribution Date, the Senior Certificates will be allocated the sum of the following with respect to non-scheduled principal payments:

                                     (i) the product of (x) the then-applicable Senior Percentage and (y) the aggregate of (1) the principal portion of all proceeds of the repurchase of a
                                     Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the preceding calendar month and (2) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial principal prepayments and any amounts received in connection with a final disposition of a Mortgage
                                     Loan described in clause (ii) below) to the extent applied as recoveries of principal;

                                     (ii) in connection with the final disposition of a Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
                                     Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such
                                     Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution
                                     Percentage (as defined below) of the related collections, including insurance proceeds and liquidation proceeds, to the extent applied as recoveries of principal;

                                     (iii) the then applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial principal prepayments during the preceding calendar month;

                                     (iv) any Excess Subordinate Principal Amount (as defined below) for such
                                     Pooled Certificate Distribution Date; and

                                     (v) any amounts allocable to principal for any previous Pooled Certificate
                                     Distribution Date that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the
                                     Class M Certificates or Class B Certificates.

                                     With respect to any Pooled Certificate Distribution Date on which the principal balance of the most subordinate class or classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the Excess Subordinate Principal Amount is equal to the amount, if any, by which the amount that would otherwise be distributable in respect of principal on such classes of Certificates on such
                                     Pooled Certificate Distribution Date is greater than the excess, if any, of the principal balance of such classes of Certificates immediately prior to such Pooled Certificate Distribution Date over the aggregate amount of
                                     Realized Losses to be allocated to such classes of Certificates on such Pooled
                                     Certificate Distribution Date.


                                                    1(h)-5




                                     The Senior Accelerated Distribution Percentage for any Distribution Date
                                     occurring prior to the Pooled Certificate Distribution Date in November 1998
                                     will equal 100%. Subject to certain loss and delinquency tests, the Senior
                                     Accelerated Distribution Percentage thereafter will gradually reduce over a five year period to equal the Senior Percentage, except that it will revert to
                                     100% if on any applicable measuring date, the Senior Percentage exceeds the original Senior Percentage.
External First-Loss
   Coverage........................  None

Allocation of Losses and
  Shortfalls.......................  Subject to the limitations set forth below, Realized Losses (other than
                                     Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
                                     Losses or Extraordinary Losses) on the Mortgage Loans will be allocated first, to the Class B Certificates until the principal balance thereof is reduced to zero, and then to the Class M Certificates until the principal balance thereof is reduced to zero.  Thereafter, the principal portion of any
                                     Realized Loss will be allocated among the outstanding Senior Certificates
                                     (other than the Class A-13 Certificates) pro rata in accordance with their outstanding principal balances.  The aggregate amounts of Realized Losses which may be allocated by means of subordination to the Class B and
                                     Class M Certificates to cover Special Hazard Losses, Fraud Losses and
                                     Bankruptcy Losses as of the Pooled Certificate Information Date are set
                                     forth above and are subject to periodic reduction.  Any Special Hazard
                                     Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A, Class R, Class M and Class B
                                     Certificates, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates (i) with respect to the principal portion of such losses, pro rata in accordance with the outstanding principal balances of the Class A Certificates (other than the
                                     Class A-13 Certificates) and (ii) with respect to the interest portion of such losses, the amount of interest accrued by each.

                                     Interest Shortfalls will, to the extent not covered by the subordination provided by the Class B and Class M Certificates, be allocated pro rata among the Senior Certificates based upon the amount of interest accrued by each for such Pooled Certificate Distribution Date. Interest shortfalls will not be offset by a reduction of the servicing compensation of the Servicer or otherwise.


                                                    1(h)-6




Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or Residential Funding Mortgage Securities I, Inc. may
                                     purchase all remaining Mortgage Loans and other assets in the Trust Fund, and thereby effect early retirement of the Series 1993-S42 Certificates or purchase all of the Certificates other than the Class R Certificates.  Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (including Mortgage Loans as to which title to the underlying mortgage properties has been acquired) (net of any unreimbursed advance attributable to principal) as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate (i.e., for each
                                     Mortgage Loan, the interest rate thereon minus the applicable servicing fee rate) to, but not including, the first day of the month in which such repurchase price is distributed.  Any such purchase of the Certificates
                                     (other than the Class R Certificates) will be made at a price equal to 100%
                                     of the principal balance thereof plus the sum of one month's interest thereon (or with respect to the Class A-13 Certificates, on the Notional
                                     Amount) at the applicable Pass-Through Rate and any previously unpaid accrued certificate interest.

Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.

                                                    1(h)-7



                                                                                                      Annex 1 (i)

                                 PAYMENT TERMS OF THE RFC 1994-S10 CERTIFICATES

                                               Series Information
Series Information...................................................................................RFC 1994-S10
Pooled Certificates.......................................................................Class A-7 and Class A-8
Pooled Certificates
  Ratings at Date of Issuance....................................."AAA" by Standard & Poor's and "Aaa" by Moody's
Issue Date.........................................................................................March 30, 1994
Cut-off Date........................................................................................March 1, 1994
Assumed Final
  Distribution Date................................................................................March 25, 2009
Pooled Certificate Trustee.....................................................The First National Bank of Chicago
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$2,827,686.00
  Fraud Losses........................................................................................$663,513.00
  Bankruptcy Losses...................................................................................$100,000.00

                                           Description of Certificates
                                                                                             Principal Balance as
Certificate                        Stated                     Initial Certificate           of Pooled Certificate
Class Designations                  Rate                       Principal Balance                Information Date
------------------                 ------                     -------------------           ---------------------

Class A-1                          6.5000%                    $   31,032,000.00             $      1,344,744.95
Class A-2                          6.0000%                    $   29,271,000.00             $     29,271,000.00
Class A-3                          6.3500%                    $   28,657,000.00             $     28,657,000.00
Class A-4                          6.5000%                    $    4,730,000.00             $      4,730,000.00
Class A-5                          6.5000%                    $             (1)             $               (1)
Class A-6                          6.5000%                    $   25,586,000.00             $     24,935,106.59
Class A-7                     Floating Rate(2)                $   11,221,052.00             $     10,500,033.66
Class A-8                 Inverse Floating Rate(2)            $    5,178,948.00             $      4,846,170.25
Class A-9                          6.5000%                    $   16,947,000.00             $     16,947,000.00
Class A-10                    Variable Rate(3)                $             (3)             $               (3)
Class R-I                          6.5000%                    $          100.00             $              0.00
Class R-II                         6.5000%                    $          100.00             $              0.00
Class M-1                          6.5000%                    $      785,000.00                      700,142.45
Class M-2                          6.5000%                    $    2,903,500.00             $      2,589,635.14

Class B                            6.5000%                    $      627,984.63             $        560,100.20

---------------

1 The Notional Amount of the Class A-5 Certificates as of any date of determination is equal to the sum of (a) 1/13th of the aggregate principal balance of the Class A-2 Certificates as of such date and (b) 3/130th of the aggregate principal balance of the Class A-3 Certificates as of such date.

2 The Class A-7 Certificates and Class A-8 Certificates accrued interest from March 1, 1994 through March 31, 1994 at the respective initial Pass-Through Rates set forth below, and accrued and will accrue interest during each subsequent month at the respective rates determined as set forth below:

                                      1(i)-1



                 Initial Pass-     Maximum Pass-     Minimum Pass-        Formula for Calculation of
   Class          Through Rate      Through Rate     Through Rate             Pass-Through Rate
   -----         -------------     -------------     -------------        --------------------------

   Class A-7           5.129%           9.500%          1.25%                 COFI(a) + 1.25%
   Class A-8           9.470%         17.8745%          0.00%           17.8745% - (2.16666 x COFI)

---------------

         (a) COFI is the monthly weighted average cost of funds index for the member institutions of the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco.

3 The Pass-Through Rate on the Class A-10 Certificates on each Pooled Certificate Distribution Date will equal the weighted average of the Pool Strip Rates on each of the Mortgage Loans in the month preceding the month in which the Pooled Certificate Distribution Date occurs. The Pool Strip Rate on any Mortgage Loan is equal to the mortgage rate thereon minus the aggregate of 6.50% and the applicable servicing fee rate. The initial Pass-Through Rate on the Class A-10 Certificates was 0.2069% per annum. The Notional Amount of the Class A-10 Certificates at any time is equal to the then current aggregate principal balance of all the other classes of Certificates.

Mortgage Loans.....................  The Mortgage Loans will be conventional, fixed-rate, fully-amortizing, level monthly payment first mortgage loans, which are secured by first liens on fee simple or leasehold interests in one- to four-family residential real properties, and, in the case of one Mortgage Loan, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease, and which have terms to maturity from the date of origination or modification of not more than 15 years.
Priority of Distributions on
the Certificates...................  The amount available for distribution is allocated among the Class A and
                                     Class R Certificates (collectively, the "Senior Certificates") (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related month in an amount up to the sum of the interest so accrued,
                                     (ii) second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon) from prior Pooled Certificate
                                     Distribution Dates, and (iii) third, to the principal amounts due such Senior
                                     Certificates (the "Senior Principal Distribution Amount") (subject to compliance with the principal payment allocation requirements discussed below).

                                     Distributions of the Senior Principal Distribution Amount to the Senior
                                     Certificates (other than the Class A-5 and Class A-10 Certificates) on each
                                     Pooled Certificate Distribution Date will be made as follows:

                                     (a) Prior to the occurrence of the Credit Support Depletion Date (as defined below),

                                     (i) the Senior Principal Distribution Amount shall be distributed to the Class
                                     R-I Certificates and Class R-II Certificates on a pro rata basis until their respective principal balances are reduced to zero;

                                     (ii) an amount equal to the lesser of (1) the balance of the Senior Principal
                                     Distribution Amount remaining after the distribution, if any, described in clause (i) above and (2) the aggregate amount necessary to reduce the outstanding principal balances of the Class A-1, Class A-2, Class A-3 and
                                     Class A-4 Certificates (collectively, the "PAC I

                                                    1(i)-2





                                     Certificates") to their respective Planned Principal Balances (as set forth in a schedule to the Pooling and Servicing Agreement) of each such class for such
                                     Pooled Certificate Distribution Date, shall be distributed to the Class A-1,
                                     Class A-2, Class A-3 and Class A-4 Certificates, in that order, in reduction of their principal balances and in each case until the principal balance thereof has been reduced to its respective Planned Principal Balance;

                                     (iii) an amount equal to the lesser of (1) the balance of the Senior Principal
                                     Distribution Amount remaining after the distributions described in clauses (i)
                                     and (ii) above and (2) the aggregate amount necessary to reduce the outstanding principal balance of the Class A-6 Certificates to their Planned
                                     Principal Balance for such Pooled Certificate Distribution Date shall be distributed until the principal balance of such class has been reduced to its
                                     Planned Principal Balance; and

                                     (iv) the balance, if any, of the Senior Principal Distribution Amount remaining after the distributions described in clauses (i) through (iii) above shall be distributed as follows:

                                       first, to the Class A-7 Certificates and Class A-8 Certificates on a
                                     pro-rata basis until the principal balances thereof have been reduced to zero;

                                       second, to the Class A-9 Certificates until the principal balance thereof has been reduced to zero;

                                       third, to the Class A-6 Certificates, without regard to their Planned
                                     Principal Balance, until the principal balance thereof has been reduced to zero; and

                                       fourth, to the PAC I Certificates, without regard to their Planned Principal
                                     Balances, in the order set forth in clause (ii) above, until the principal balances of the PAC I Certificates have been reduced to zero.

                                     (b) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the various classes of Senior Certificates will be disregarded, and the Senior Principal Distribution Amount will be distributed among all classes of Senior Certificates pro rata in accordance with their respective outstanding principal balances.

                                     (c) If the principal balances of the Senior Certificates have been reduced to zero prior to the occurrence of the Credit Support Depletion Date, the Senior
                                     Certificates will be entitled to no further distributions of principal thereon and the available amount will be paid solely to the holders of the Class A-10,
                                     Class M and Class B Certificates.

                                     The Credit Support Depletion Date is the first Distribution Date on which the
                                     Senior Percentage (as defined below) equals 100%. The Senior Percentage is adjusted for each Pooled Certificate Distribution Date to be the percentage equal to the aggregate principal balance of the Senior Certificates immediately prior to such Pooled Certificate Distribution Date divided by the aggregate principal balance of the Mortgage Loans immediately prior to such
                                     Pooled Certificate Distribution Date.

                                                    1(i)-3






                                     The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Senior
                                     Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  For any Pooled Certificate Distribution Date, the Senior Certificates will be allocated the then-applicable Senior Percentage of scheduled monthly payments of principal on the Mortgage Loans for such Pooled Certificate
                                     Distribution Date, whether or not received, less the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings (other than any permanent forgiveness of principal) that is in excess of any remaining subordination coverage for
                                     Bankruptcy Losses.



Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  For any Pooled Certificate Distribution Date, the Senior Certificates will be allocated the sum of the following with respect to non-scheduled principal payments:

                                     (i) the product of (x) the then-applicable Senior Percentage and (y) the aggregate of (1) the principal portion of all proceeds of the repurchase of a
                                     Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the preceding calendar month and (2) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial principal prepayments and any amounts received in connection with a final disposition of a Mortgage
                                     Loan described in clause (ii) below) to the extent applied as recoveries of principal;

                                     (ii) in connection with the final disposition of a Mortgage Loan (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
                                     Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such
                                     Mortgage Loan and (b) the then-applicable Senior Accelerated Distribution
                                     Percentage (as defined below) of the related collections, including insurance proceeds and liquidation proceeds, to the extent applied as recoveries of principal;

                                     (iii) the then applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial principal prepayments during the preceding calendar month;

                                     (iv)  any Excess Subordinate Principal Amount (as defined below) for such
                                     Pooled Certificate Distribution Date; and

                                     (v) any amounts allocable to principal for any previous Pooled Certificate
                                     Distribution Date that remain undistributed to the extent that any such

                                                    1(i)-4





                                     amounts are not attributable to Realized Losses which were allocated to the
                                     Class M Certificates or Class B Certificates.

                                     With respect to any Pooled Certificate Distribution Date on which the principal balance of the most subordinate class or classes of Certificates then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the Excess Subordinate Principal Amount is equal to the amount, if any, by which the amount that would otherwise be distributable in respect of principal on such classes of Certificates on such
                                     Pooled Certificate Distribution Date is greater than the excess, if any, of the principal balance of such classes of Certificates immediately prior to such Pooled Certificate Distribution Date over the aggregate amount of
                                     Realized Losses to be allocated to such classes of Certificates on such Pooled
                                     Certificate Distribution Date.

                                     The Senior Accelerated Distribution Percentage for any Distribution Date
                                     occurring prior to the Pooled Certificate Distribution Date in April 1999 will equal 100%. Subject to certain loss and delinquency tests, the Senior
                                     Accelerated Distribution Percentage thereafter will gradually reduce over a first year period to equal the Senior Percentage, except that it will revert to 100% if on any applicable measuring date, the Senior Percentage exceeds the original Senior Percentage.


External First-Loss
  Coverage.........................  None

Allocation of Losses and
  Shortfalls.......................  The subordination provided to the Senior Certificates by the Class B
                                     Certificates and Class M Certificates will cover Realized Losses on the
                                     Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses,
                                     Bankruptcy Losses and Special Hazard Losses.  Any such Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess
                                     Bankruptcy Losses or Extraordinary Losses will be allocated as follows:
                                     first, to the Class B Certificates; second, to the Class M-2 Certificates;
                                     third, to the Class M-1 Certificates, in each case until the principal balance of such class has been reduced to zero; and fourth, among all the remaining classes of Senior Certificates on a pro rata basis.  The aggregate amounts of Realized Losses which may be allocated by means of subordination to the Class B and Class M Certificates to cover Special
                                     Hazard Losses, Fraud Losses and Bankruptcy Losses as of the Pooled
                                     Certificate Information Date are set forth above and are subject to periodic reduction.  Any Special Hazard Losses, Fraud Losses and Bankruptcy
                                     Losses in excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A,
                                     Class R, Class M and Class B Certificates, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A
                                     Certificates (i) with respect to the principal portion of such losses, pro rata in accordance with the outstanding principal balances of the Class A
                                     Certificates (other than the Class A-5 and Class A-10 Certificates) and (ii)
                                     with respect to the interest portion of such losses, the amount of interest accrued by each.


                                                    1(i)-5





                                     Interest Shortfalls will, to the extent not covered by the subordination provided by the Class B and Class M Certificates, be allocated pro rata among the Senior Certificates based upon the amount of interest accrued by each for such Pooled Certificate Distribution Date. Interest shortfalls will not be offset by a reduction of the servicing compensation of the Servicer or otherwise.

Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or Residential Funding Mortgage Securities I, Inc. may
                                     purchase all remaining Mortgage Loans and other assets in the Trust Fund, and thereby effect early retirement of the Series 1994-S10 Certificates or purchase all of the Certificates other than the Class R-I and Class R-II
                                     Certificates.  Any such purchase of Mortgage Loans and other assets of the
                                     Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan (or the fair market value of the related underlying mortgaged properties with respect to defaulted
                                     Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed advance attributable to principal) as of the date of repurchase plus (b)
                                     accrued interest thereon at the Net Mortgage Rate (i.e., for each Mortgage
                                     Loan, the interest rate thereon minus the applicable servicing fee rate) to, but not including, the first day of the month in which such repurchase price is distributed.  Any such purchase of the Certificates (other than the
                                     Class R-I and Class R-II Certificates) will be made at a price equal to
                                     100% of the principal balance thereof plus the sum of one month's interest thereon (or with respect to the Class A-5 and Class A-10 Certificates, on the related Notional Amount) at the applicable Pass-Through Rate and any previously unpaid accrued certificate interest.


Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.


                                                    1(i)-6




                                                                                                       Annex 1(j)

                                 PAYMENT TERMS OF THE PHMSC 1993-29 CERTIFICATES

                                               Series Information
Series Information..................................................................................PHMSC 1993-29
Pooled Certificates.........................................................Class A-14, Class A-15 and Class A-16
Pooled Certificates
  Ratings at Date of Issuance......................................."AAA" by Standard & Poor's and "AAA" by Fitch
Issue Date..........................................................................................July 28, 1993
Cut-off Date.........................................................................................July 1, 1993
Pooled Certificate Trustee.......................................................First Trust National Association
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$2,251,108.00
  Fraud Losses......................................................................................$3,144,566.26
  Bankruptcy Losses.................................................................................$  151,804.48

                                           Description of Certificates

                                                                                                     Principal Balance
                                                               Approximate                             as of Pooled
Certificate                        Pass-Through            Initial Certificate                         Certificate
Class Designations                     Rate                 Principal Balance                        Information Date
------------------                    ------                ------------------                      ----------------
Class A-1                             6.75%               $     54,001,000.00                      $            0.00
Class A-2                             6.75%               $     18,000,000.00                      $    9,648,352.75
Class A-3                             6.10%               $     10,600,000.00                      $   10,600,000.00
Class A-4                             0.65%                             (1)                        $            0.00
Class A-5                             6.75%               $     35,043,000.00                      $   35,043,000.00
Class A-6                             6.75%               $    101,156,000.00                      $   66,517,195.97
Class A-7                             6.75%               $     12,000,000.00                      $   12,000,000.00
Class A-8                             6.75%               $     37,500,000.00(2)                   $   34,701,420.47
Class A-9                             6.75%               $     33,700,000.00                      $   33,700,000.00
Class A-10                            6.75%               $     24,000,000.00                      $   24,000,000.00
Class A-11                            6.75%               $     10,000,000.00                      $   10,000,000.00
Class A-12                       Floating Rate(3)         $     13,926,316.00                      $   13,926,316.00
Class A-13                   Inverse Floating Rate(3)     $      5,673,684.00                      $    5,673,684.00
Class A-14                       Floating Rate(3)         $     36,045,000.00                      $   23,740,359.95
Class A-15                   Inverse Floating Rate(3)     $      9,945,750.00                      $    6,550,580.80
Class A-16                   Inverse Floating Rate(3)     $      7,409,250.00                      $    4,879,962.88
Class A-17                            6.75%               $     20,958,000.00                      $            0.00
Class A-18                             (4)                $          1,000.00                      $        1,000.00
Class A-R                             6.75%               $          1,000.00                      $        1,000.00
Class A-LR                           6.75%(5)             $          1,000.00                      $        1,000.00
Class M                               6.75%               $      7,879,000.00                      $    6,809,241.63
Class B                               6.75%               $     12,381,692.28                      $   10,700,588.21



-----------
1. The Class A-4 Certificates are interest-only certificates, have no principal balance and will bear interest on a notional amount (initially, approximately $10,600,000).

2.       Composed of two Components

                                Initial Component               Component Principal Balance as
                                Principal Balance       of Pooled Certificate Information Date
                                -----------------       --------------------------------------

         PAC Component            $18,900,000.00                    $18,900,000.00
         Scheduled Component      $18,600,000.00                    $15,801,420.47


3. Each Class listed below will accrue interest during the applicable Floating Rate Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

                                                    1(j)-1




                                                                                                          Interest
                 Initial Pass-     Maximum Pass-      Minimum Pass-      Formula for Calculation          Accrual
Class            Through Rate      Through Rate       Through Rate       of Pass-Through Rate             Period
-----            ------------      ------------       ------------       --------------------             ------
Class A-12        4.125%            9.50%             1.00%              LIBOR + 1.00%                    LIBOR-Based(a)
Class A-13       13.19318210%      20.8636371%        0.00%              20.8636371% -                    Regular (b)
                                                                         (2.4545456 x LIBOR)
Class A-14        5.253%           10.00%             1.15%              COFI + 1.15%                     Regular (b)
Class A-15       10.49919465%      25.36912752%)      0.00%              25.36912752% -                   Regular (b)
                                                                         (3.62416107 x COFI)
Class A-16        9.000%(c)         9.00%             0.00%              43.05405405% -                   Regular (b)
                                                                         (4.86486486 x COFI)


         (a) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificate Distribution Date occurs and ending on the 24th day of the month in which the Pooled Certificate Distribution Date occurs.

         (b) Each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Distribution Date occurs.

         (c) If COFI is less than or equal to 7.00% the Pass-Through Rate for the Class A-16 Certificates will remain at the maximum rate of 9.00%.

4 Interest will accrue on the Class A-18 Certificates during each applicable Interest Accrual Period in an amount equal to the product of
         (i) 1/12 of the difference between (a) the weighted average of the "Net Mortgage Interest Rates" (i.e., the rate stated in the related mortgage note minus the servicing fee rate of .20% per annum) of the related Underlying Mortgage Loans as of the first day of such month and (b) 6.75% and (ii) the Class A-18 Notional Amount (on the Pooled Certificate Information Date the Pass-Through Rate was 0.37250%). The Class A-18 Notional Amount is equal to the aggregate scheduled principal balances of the Mortgage Loans (as of the Pooled Certificate Information Date $308,493,702.66) plus the principal balance of Class A-18 Certificates.

5 The Class A-LR Certificates bear interest on the Class A-LR Notional Amount, which is equal to the sum of the outstanding principal balances of the Class A-LR Certificates and the Class A-18 Certificates, originally $2,000.

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 15 years from the date of origination, which may include loans secured by shares issued by cooperative housing corporations.

Priority of Distributions on
the Certificates...................  The aggregate amount available for distribution is allocated among the
                                     Class A Certificates (i) first, pro rata based upon the respective amounts of interest accrued thereon during the related interest accrual period in an amount up to the sum of the interest so accrued; (ii) second, pro rata based upon the respective amounts thereof, any unpaid interest (without interest thereon) from prior Pooled Certificate Distribution Dates, and (iii) third, to the principal amounts due such Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount.  The Class A-4
                                     Certificates are interest only certificates and are not entitled to principal distributions.  On each Pooled Certificate Distribution Date prior to the date on which the principal amounts of the Class M and Class B
                                     Certificates have been reduced to zero (the "Cross-Over Date"), the amount of funds available to be distributed as principal to the Class A Certificates pursuant to (iii) in the preceding paragraph, will be allocated among and distributed in reduction of the principal balances of the other Class A
                                     Certificates as follows:

                                     first, concurrently, 64.28690476% to the Class A-1 Certificates and
                                     35.71309524% to the Class A-6 Certificates up to their respective PAC

                                                    1(j)-2





                                     Principal Amounts with respect to such Pooled Certificate Distribution
                                     Date;

                                     second, concurrently, 64.28591549% to the Class A-2 Certificates and
                                     35.71408451% to the Class A-6 Certificates up to their respective PAC
                                     Principal Amounts with respect to such Pooled Certificate Distribution Date;

                                     third, concurrently, (i) 64.28591549% to the Class A-3 and Class A-5
                                     Certificates, pro rata, and (ii) 35.71408451% to the Class A-6 Certificates up to their respective PAC Principal Amounts with respect to such Pooled
                                     Certificate Distribution Date;

                                     fourth, concurrently, (i) 35.80% to the Class A-6 Certificates, (ii) 2.30% to
                                     the PAC Component of the Class A-8 Certificates and (iii) 61.90% to the Class
                                     A-7 and Class A-9 Certificates, sequentially, up to their respective PAC
                                     Principal Amounts with respect to such Pooled Certificate Distribution Date, until the principal balance of the Class A-9 Certificates has been reduced to
                                     18.94698855% of its initial principal balance.

                                     fifth, concurrently, 35.80% to the Class A-6 Certificates, 2.30% to the PAC
                                     Component of the Class A-8 Certificates, 17.50% to the Class A-9 Certificates
                                     and 44.40% to the Class A-10 Certificates up to their respective PAC Principal
                                     Amounts with respect to such Pooled Certificate Distribution Date;

                                     sixth, concurrently, 56.66666667% to the PAC Component of the Class A-8
                                     Certificates and 43.33333333% to the Class A-10 Certificates up to their respective PAC Principal Amounts with respect to such Pooled Certificate
                                     Distribution Date;

                                     seventh, concurrently, (i) 27.77777778% to the Class A-11 Certificates, (ii)
                                     22.77777778% to the Class A-12 and Class A-13 Certificates, pro rata, and
                                     (iii) 49.44444444% to the PAC Component of the Class A-8 Certificates up to
                                     their respective PAC Principal Amounts with respect to such Pooled Certificate
                                     Distribution Date;

                                     eighth, concurrently, (i) 27.77777778% to the Class A-11 Certificates and (ii)
                                     72.22222222% to the Class A-12 and Class A-13 Certificates, pro rata, up to their respective PAC Principal Amounts with respect to such Pooled Certificate
                                     Distribution Date;

                                     ninth, concurrently, to the Class A-14, Class A-15 and Class A-16 Certificates
                                     pro rata, up to their respective Reduction Amounts with respect to such Pooled
                                     Certificate Distribution Date, until the principal balance of each such Class has been reduced to 77.52808989% of its initial principal balance.

                                     tenth, concurrently, (i) 31.00% to the Scheduled Component of the Class A-8
                                     Certificates and (ii) 69.00% to the Class A-14, Class A-15 and Class A-16
                                     Certificates, pro rata, up to their respective Reduction Amounts with respect to such Pooled Certificate Distribution Date;

                                     eleventh, to the Class A-17 Certificates, until the principal balance thereof has been reduced to zero;

                                     twelfth, concurrently, to the Class A-14, Class A-15 and Class A-16
                                     Certificates, pro rata, without regard to their respective Reduction Amounts and until the principal balance of each such class has been reduced to
                                     77.52808989% of its initial principal balance;

                                     thirteenth, concurrently, (i) 31.00% to the Scheduled Component of the Class
                                     A-8 Certificates and (ii) 69.00% to the Class A-14, Class A-15 and Class A-16
                                     Certificates, pro rata, without regard to their respective

                                                    1(j)-3





                                     Reduction Amounts and until the principal balances and the Component Principal
                                     Balance thereof have been reduced to zero;

                                     fourteenth, concurrently, 64.28690476% to the Class A-1 Certificates and
                                     35.71309524% to the Class A-6 Certificates, without regard to their respective
                                     PAC Principal Amounts and until the principal balance of the Class A-1
                                     Certificates has been reduced to zero;

                                     fifteenth, concurrently, 64.28571429% to the Class A-2 Certificates and
                                     35.71428571% to the Class A-6 Certificates, without regard to their respective
                                     PAC Principal Amounts and until the principal balance of the Class A-2
                                     Certificates has been reduced to zero;

                                     sixteenth, concurrently, (i) 64.28591549% to the Class A-3 and Class A-5
                                     Certificates, pro rata, and (ii) 35.71408451% to the Class A-6 Certificates, without regard to their respective PAC Principal Amounts and until the principal balances of the Class A-3 and Class A-5 Certificates have been reduced to zero;

                                     seventeenth, concurrently, (i) 35.80% to the Class A-6 Certificates, (ii)
                                     2.30% to the PAC Component of the Class A-8 Certificates and (iii) 61.90% to
                                     the Class A-7 and Class A-9 Certificates, sequentially, without regard to their respective PAC Principal Amounts and until the principal balance of the
                                     Class A-9 Certificates has been reduced to 18.94698855% of its initial principal balance;

                                     eighteenth, concurrently, 35.80% to the Class A-6 Certificates, 2.30% to the
                                     PAC Component of the Class A-8 Certificates, 17.50% to the Class A-9
                                     Certificates and 44.40% to the Class A-10 Certificates, without regard to their respective PAC Principal Amounts and until the principal balances of the
                                     Class A-6 and Class A-9 Certificates have been reduced to zero;

                                     nineteenth, concurrently, 56.66666667% to the PAC Component of the Class A-8
                                     Certificates and 43.33333333% to the Class A-10 Certificates, without regard to their PAC Principal Amounts and until the principal balance of the Class
                                     A-10 Certificates has been reduced to zero;

                                     twentieth, concurrently, (i) 27.77777778% to the Class A-11 Certificates, (ii)
                                     22.77777778% to the Class A-12 and Class A-13 Certificates, pro rata, and
                                     (iii) 49.44444444% to the PAC Component of the Class A-8 Certificates without regard to their respective PAC Principal Amounts and until the Component
                                     Principal Balance of the PAC Component has been reduced to zero;

                                     twenty-first, concurrently, (i) 27.77777778% to the Class A-11 Certificates
                                     and (ii) 72.22222222% to the Class A-12 and Class A-13 Certificates, pro rata, without regard to their respective PAC Principal Amounts and until the principal balances thereof have been reduced to zero; and

                                     twenty-second, concurrently, to the Class A-18, Class A-R and Class A-LR
                                     Certificates, pro rata, until the principal balances thereof have been reduced to zero.

                                     The "PAC Principal Amount" or the "Reduction Amount" means the respective amounts which would reduce the principal balance of the applicable class or component to the principal balance or percent of the initial principal balance for such Pooled Certificate Distribution Date set forth in a schedule to the
                                     Pooling and Servicing Agreement.

                                     On each Pooled Certificate Distribution Date occurring on or after the
                                     Cross-Over Date, the amounts distributable to the Class A Certificates will be distributed among the Class A Certificates pro rata in accordance with their respective principal balances without regard to the foregoing priorities.

                                                    1(j)-4






                                     The rights of the Class M and Class B Certificates to receive distributions of both interest and principal are subordinated to the rights of the Class A
                                     Certificates to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  For any Pooled Certificate Distribution Date, the Class A Certificates will be allocated the percentage (the "Class A Percentage") of scheduled payments of principal on the Mortgage Loans for such Pooled Certificate
                                     Distribution Date, less, if the Bankruptcy Loss Amount is zero, the principal portion of any reduction in the amount of monthly payments due to certain bankruptcy proceedings, other than any permanent forgiveness of principal ("Debt Service Reductions").  For any Pooled Certificate
                                     Distribution Date occurring prior to the Cross-Over Date, the Class A
                                     Percentage is derived generally by dividing the principal balance of the
                                     Class A Certificates by the aggregate scheduled principal balances of all
                                     Mortgage Loans.  For any Pooled Certificate Distribution Date occurring on or after the Cross-Over Date, the Class A Percentage is 100%.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  On each Pooled Certificate Distribution Date, with respect to non-
                                     scheduled principal payments, the Class A Certificates will be allocated the sum of, (A) the Class A Prepayment Percentage (equal to 100% during the five years beginning in August 1993 and, subject to certain loss and delinquency tests, gradually reducing over a five year period thereafter to equal the Class A Percentage except reverting to 100% if on any applicable measuring date, the Class A Percentage exceeds the original
                                     Class A Percentage) of (i) the scheduled principal balance of repurchased
                                     Mortgage Loans, (ii) the aggregate net liquidation proceeds on all
                                     Mortgage Loans that became liquidated during the preceding month
                                     (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less certain amounts allocable to principal of unreimbursed advances and the portion of net liquidation proceeds allocable to interest, (iii) the principal portion of Realized Losses (other than Bankruptcy Losses due to
                                     Debt Service Reductions) incurred in the preceding month, other than
                                     Excess Special Hazard Losses, Excess Fraud Losses and Excess
                                     Bankruptcy Losses, (iv) the scheduled principal balance of each Mortgage
                                     Loan prepaid in full during the preceding month and (v) all partial principal prepayments received on or after the Determination Date in the prior month and prior to the Determination Date in the month in which the
                                     Pooled Certificate Distribution Date occurs, and (B) the Class A
                                     Percentage of the difference between the unpaid principal balance of any
                                     Mortgage Loan substituted for a defective Mortgage Loan during the preceding month and the unpaid principal balance of such defective
                                     Mortgage Loan, less amounts allocable to principal of unreimbursed advances with respect to such defective Mortgage Loan.

                                     In addition, if there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A
                                     Certificates, the Class A Certificates then outstanding will be entitled to their pro rata share of such recovery in an amount up to the amount by which their principal balances were reduced as a result of such Realized Loss.

External First-Loss
  Coverage.........................  None


Allocation of Losses and
  Shortfalls.......................  Subject to the limitations set forth below, Realized Losses (other than
                                     Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy
                                     Losses) on the Mortgage Loans will be allocated first, to the Class B

                                                    1(j)-5





                                     Certificates until the principal balance thereof is reduced to zero, and then to the Class M Certificates until the principal balance thereof is reduced to zero. Thereafter, the principal portion of any Realized Loss will be allocated among the outstanding Class A Certificates pro rata in accordance with their outstanding Class A principal balances and the interest portion of Realized
                                     Losses will be allocated among the outstanding Class A Certificates pro rata in accordance with the amount of interest accrued by each. The aggregate amounts of Realized Losses which may be allocated by means of subordination to the Class B and Class M Certificates to cover Special Hazard Losses, Fraud
                                     Losses and Bankruptcy Losses as of the Pooled Certificate Information Date is
                                     set forth above and is subject to periodic reduction. Any Special Hazard
                                     Losses, Fraud Losses and Bankruptcy Losses in excess of the respective amounts of subordinated certificate coverage therefor will be allocated on a pro rata basis among the Class A, Class M and Class B Certificates, and any such losses allocated to the Class A Certificates will be allocated among the outstanding
                                     Class A Certificates (i) with respect to the principal portion of such losses, pro rata in accordance with their outstanding principal balances and (ii) with respect to the interest portion of such losses, the amount of interest accrued by each.

                                     Prepayment Interest Shortfalls resulting from principal prepayments in full of
                                     Mortgage Loans will be offset to the extent of the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related
                                     Pooled Certificate Distribution Date. Any Prepayment Interest Shortfalls in
                                     excess of such offsets will be allocated pro rata among the Class A, Class M and Class B Certificates based upon their then-outstanding respective principal balances, and any such losses allocated to the Class A Certificates will be allocated among the outstanding Class A Certificates pro rata on the basis of the amount of interest accrued by each for such Pooled Certificate
                                     Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments will not be offset by Servicing Fees and will, on each Pooled Certificate Distribution Date occurring prior to the
                                     Cross-Over Date, be allocated first to the Class B Certificates and then to the Class M Certificates before being borne by the Class A Certificates.
                                     Thereafter, such interest shortfalls resulting from the timing of receipt of partial principal prepayments will be allocated among the Class A Certificates as described above.

Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than
                                     10% of the aggregate principal balance of the Mortgage Loans as of the
                                     Cut-off Date, the Servicer may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1993-29 Certificates.  The purchase price will, generally, be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property in the
                                     Trust Estate and (ii) the fair market value of the Trust Estate's assets plus, in each case, accrued interest.

Advance Obligations................  The Servicer is obligated to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.


                                                    1(j)-6





                                                                                                       ANNEX 1(k)
                                 PAYMENT TERMS OF THE GECAP 1993-17 CERTIFICATES

                                               Series Information
Series Information..................................................................................GECAP 1993-17
Pooled Certificates...................................................Class 17-A15, Class 17-A16 and Class 17-A17
Pooled Certificates
Ratings at Date of Issuance.........................................................."AAA" by Fitch and "AAA" S&P
Issue Date......................................................................................November 23, 1993
Cut-off Date.....................................................................................November 1, 1993
Pooled Certificate Trustee....................................................State Street Bank and Trust Company
Remaining Subordination Coverage as of Pooled
Certificate Information Date for:
Special Hazard Losses............................................................................$4,963,447.00(1)
Fraud Losses.....................................................................................$9,926,895.00(1)
Bankruptcy Losses..................................................................................$172,000.00(1)

                                           Description of Certificates
                                                                                 Principal Balance
                                                                                 as of Pooled
Certificate                                             Initial Certificate      Certificate
Class Designations           Stated Rate                Principal Balance        Information Date
------------------           -----------               --------------------      ----------------
Class 17-A1                    6.50%                   $ 53,620,000.00           $ 11,367,398.92
Class 17-A2                    5.75%                   $ 79,363,000.00           $ 79,363,000.00
Class 17-A3                    5.65%                   $ 26,456,000.00           $ 26,456,000.00
Class 17-A4                    6.50%                   $ 12,616,900.00*          $ 12,616,900.00*
Class 17-A5                    6.50%                   $ 26,000,000.00           $ 26,000,000.00
Class 17-A6                    6.50%                   $  7,816,000.00           $  7,816,000.00
Class 17-A7                    6.50%                   $ 23,625,000.00           $ 23,625,000.00
Class 17-A8                    6.50%                   $    509,000.00           $    509,000.00
Class 17-A9                    6.50%                   $ 10,835,000.00           $ 10,553,410.96
Class 17-A10                   6.50%                   $  2,988,000.00           $  2,988,000.00
Class 17-A11                   6.50%                   $ 19,014,000.00           $ 19,014,000.00
Class 17-A12                   6.50%                   $ 44,795,000.00           $ 30,719,839.64
Class 17-A13                   6.50%                   $ 45,050,000.00(4)        $ 44,902,299.92(4)
Class 17-A14                   6.50%                   $ 15,000,000.00           $ 14,831,892.95
Class 17-A15             Floating Rate (2)             $ 22,639,842.11           $ 22,386,114.30
Class 17-A16         Inverse Floating Rate (2)         $  7,682,066.08           $  7,595,972.12
Class 17-A17          Inverse Floating Rate(2)         $  2,767,091.81           $  2,736,080.63
Class 17-A18              Floating Rate(2)             $ 21,996,000.00           $ 20,798,511.95
Class 17-A19         Inverse Floating Rate (2)         $  5,000,000.00           $  4,727,794.13
Class 17-A20         Inverse Floating Rate (2)         $  8,613,538.46           $  8,144,607.32
Class 17-A21             Floating Rate (2)             $ 14,622,000.00           $ 13,825,961.16
Class 17-A22         Inverse Floating Rate (2)         $  5,000,332.77           $  4,728,108.80
Class 17-A23         Inverse Floating Rate (2)         $  1,748,282.61           $  1,653,104.05
Class 17-A24             Floating Rate (2)             $  8,412,947.37           $  8,412,947.37
Class 17-A25         Inverse Floating Rate (2)         $  3,882,898.79           $  3,882,898.79
Class 17-M                     6.50%                   $ 17,373,000.00           $ 16,805,462.61
Class 17-B1                    6.50%                   $  8,686,000.00           $  8,426,049.88
Class 17-B2                    6.50%                   $  6,204,000.00           $  6,024,526.68
Class 17-B3                    6.50%                   $  2,730,000.00           $ 2, 658,431.85
Class 17-B4                    6.50%                   $    992,000.00           $    968,272.89
Class 17-B5                    6.50%                   $  2,481,743.10           $  2,327,376.00
Class 17-S               Variable Rate (3)             $496,344,743.10*          $434,248,062.92*
Class 17-R                     6.50%                   $    441,000.00          $           0.00
Class 17-RL                    6.50%                   $      1,000.00          $           0.00

* Notional Amount
-----------------
1  Reflects reduction from original amount for actual losses, if any.

2 Each Class listed below will accrue interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will accrue interest during each subsequent such period at the respective rates determined as set forth below:

                                                    1(k)-1





                                                                                       Formula for
                    Initial Pass-     Maximum Pass-            Minimum Pass-         Calculation of             Interest
     Class          Through Rate      Through Rate             Through Rate         Pass-Through Rate        Accrual Period
     -----          ------------      ------------             ------------        ------------------        --------------
 Class 17-A15            5.281%               9.500%                1.40%              COFI + 1.40%             Regular (a)
 Class 17-A16        9.1920151%          20.6297229%               0.000%               20.6297229-             Regular (a)
                                                                                   (2.9471032 X COFI)
 Class 17-A17            9.000%               9.000%               0.000%              66.2727272% -            Regular (a)
                                                                                   (8.1818181 X COFI)
 Class 17-A18           4.4375%               9.500%                1.25%              1.25 + LIBOR%          LIBOR-Based (b)
 Class 17-A19            7.875%              10.000%               4.500%                10.00% -               Regular (a)
                                                                                   (0.6666666 X LIBOR)
 Class 17-A20         10.96875%              17.875%               0.000%          17.875% - (2.1666666       LIBOR-Based (b)
                                                                                        X LIBOR)
 Class 17-A21            5.281%               9.500%                1.40%              COFI + 1.40%             Regular (a)
 Class 17-A22        9.1205965%          20.4694376%               0.000%              20.4694376% -            Regular (a)
                                                                                   (2.9242053 X COFI)
 Class 17-A23            9.200%               9.200%               0.000%              67.7454545% -            Regular (a)
                                                                                   (8.3636363 X COFI)
 Class 17-A24            5.358%               9.500%                1.40%              COFI + 1.40%             Regular (a)
 Class 17-A25        8.9743333%              17.550%               0.000%                17.550% -              Regular (a)
                                                                                   (2.1666666 X COFI)


         (a) Each one-month period ending on the last day of the month preceding the month in which the Pooled Certificate Pooled Certificate Distribution Date occurs.

         (b) Each one-month period commencing on the 25th day of the month preceding the month in which the Pooled Certificate Distribution Date occurs and ending on the 24th day of the month in which the Pooled Certificate Distribution Date occurs.

3 Interest accrues at a rate per annum equal to the excess of (x) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans as of the Due Date in the preceding calendar month over (y) 6.50%.

4        Composed of three components

                                                         Initial Component                      Component Principal Balance
                                                        Principal Balance                       as of Pooled Certificate
                                                                                                    Information Date
Class 17-A13A PAC Component                                $18,251,000                                 $18,251,000
Class 17-A13B PAC Component                                $13,619,000                                 $13,619,000
Class 17-A13C Scheduled Component                          $13,180,000                                 $13,032,300

Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of approximately 20-30 years from the date of origination.

Priority of Distributions on
the Certificates...................  On each Pooled Certificate Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

                                     first, to the Class 17-A1 to Class 17-A25, Class 17-S, Class 17-R and Class
                                     17-RL (the "Senior Certificates"), the Accrued Certificate Interest thereon for such Pooled Certificate Distribution Date, any shortfall in available amounts being allocated amount such Classes in proportion to the amount of
                                     Accrued Certificate Interest otherwise distributable thereon;

                                     second, to the Classes of Senior Certificates, any Accrued Certificate
                                     Interest thereon remaining undistributed from previous Pooled Certificate
                                     Distribution Dates, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such undistributed Accrued
                                     Certificate Interest for each such Class for such Pooled Certificate
                                     Distribution Date;


                                                    1(k)-2



                                     third, to the Classes of Senior Certificates other than the Class S
                                     Certificates, the Senior Optimal Principal Amount, to the extent of the remaining Available Funds, in reduction of the Class Certificate Principal
                                     Balances thereof, in the following order of priority;

                                     (1) pro rata to the Class 17- R and Class 17-RL Certificates, until the Class
                                     Certificate Principal Balances thereof have been reduced to zero;

                                     (2) sequentially, to the Class 17-A1 and Class 17-A2 Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate
                                     Principal Balances of such Classes to their respective PAC Balances for such
                                     Pooled Certificate Distribution Date;

                                     (3) pro rata, to the Class 17-A3 and Class 17-A5 Certificates and the Class
                                     17-A13A PAC Component, up to the amount necessary to reduce the Class
                                     Certificate Principal Balance of such Classes and the Component Principal
                                     Balance of such Component to their respective PAC Balances for such Pooled
                                     Certificate Distribution Date;

                                     (4) sequentially, to the Class 17-A6, Class 17-A7, Class 17-A8 and Class 17-A9
                                     Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate Principal Balances of such Classes to their respective
                                     PAC Balances for such Pooled Certificate Distribution Date;

                                     (5) pro rata, to the Class 17-A10 Certificates and the Class 17-A13B PAC
                                     Component, up to the amount necessary to reduce the Class Certificate
                                     Principal Balance of such Class and the Component Principal Balance of such
                                     Component to their respective PAC Balances for such Pooled Certificate
                                     Distribution Date;

                                     (6) sequentially, to the Class 17-A11 and Class 17-A12 Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate
                                     Principal Balances of such Classes to their respective PAC Balances for such
                                     Pooled Certificate Distribution Date;

                                     (7) pro rata, to the Class 17-A14, Class 17-A15, Class 17-A16 and Class 17-A17
                                     Certificates and the Class 17-A13C Scheduled Component, up to the amount necessary to reduce the Class Certificate Principal Balances of such Classes and the Component Principal Balance of such Component to their respective
                                     Scheduled Balances for such Pooled Certificate Distribution Date;

                                     (8) pro rata, to the Class 17-A18, Class 17-A19, Class 17-A20, Class 17-A21,
                                     Class 17-A22 and Class 17-A23 Certificates, until the Class Certificate
                                     Principal Balances of such Classes have each been reduced to zero;

                                     (9) pro rata, to the Class 17-A24 and Class 17A25 Certificates, until the
                                     Class Certificate Principal Balances of such Classes have each been reduced to zero;

                                     (10) pro rata, to the Class 17-A14, Class 17-A15, Class 17-A16 and Class
                                     17-A17 Certificates and the Class 17-A13C Scheduled Component, without regard to their respective Scheduled Balances, until the Class Certificate Principal
                                     Balances of such Classes and the Component Principal Balance of such Component have each been reduced to zero;

                                     (11) sequentially, to the Class 17-A12 and Class 17-A9 Certificates, in that order, without regard to their respective PAC Balances, until the Class
                                     Certificate Principal Balances of such Classes have each been reduced to zero, such that no distribution of principal in accordance with this clause (11)
                                     will be made to any Class 17-A9 Certificates while the Class 17-A12
                                     Certificates are outstanding;


                                                    1(k)-3


                                     (12) pro rata, to the Class 17-A10 Certificates and the Class 17-A13B PAC
                                     Component, without regard to their respective PAC Balances, until the Class
                                     Certificate Principal Balance of such Class and the Component Principal
                                     Balance of such Component have each been reduced to zero;

                                     (13) to the Class 17-A11 Certificates, without regard to the PAC Balance of such Class, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                     (14) sequentially, to the Class 17-A7 and Class 17-A8 Certificates, in that order, without regard to their respective PAC Balances, until the Class
                                     Certificate Principal Balances of such Classes have each been reduced to zero, such that no distribution of principal in accordance with this clause (14)
                                     will be made to any Class 17-A8 Certificates while the Class 17-A7 Certificate are outstanding;

                                     (15) concurrently, to the Class 17-A1 and Class 17-A2 Certificates, without regard to their respective PAC Balances, 80% and 20%, respectively, of the remaining Senior Optimal Principal Amount, until the Class Certificate
                                     Principal Balance of the Class 17-A1 Certificates has been reduced to zero;

                                     (16) to the Class 17-A2 Certificates, without regard to the PAC Balance of such Class, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                     (17) pro rata, to the Class 17-A3 and Class 17-A5 Certificates and the Class
                                     17-A13A PAC Component, without regard to their respective PAC Balances, until the Class Certificate Principal Balances of such Classes and the Component
                                     Principal Balance of such Component have each been reduced to zero; and

                                     (18) to the Class 17-A6 Certificates, without regard to the PAC Balance of such Class, until the Class Certificate Principal Balance thereof has been reduced to zero;

                                     fourth to the Class 17-M Certificates and the Class 17-B1 through 17-B5
                                     Certificates (collectively, the "Junior Certificates"), sequentially, in that order, to the extent of the remaining Available Funds, in each case in the following order: (a) the Accrued Certificate Interest thereon for such Pooled
                                     Certificate Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Pooled Certificate Distribution Dates and (c) such Classes' Allocable Share of the Junior Optimal Principal Amount
                                     for such Pooled Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date after the Pooled Certificate
                                     Distribution Date on which the respective Class Certificate Principal Balances of the Junior Certificates are reduced to zero (the "Cross-Over Date"), distributions of principal of the outstanding Senior Certificates (other than the Class 17-A4 and Class 17S Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then-current Certificate Principal Balances of such Certificates.

                                     The "Senior Optimal Principal Amount" with respect to each Pooled Certificate
                                     Distribution Date will be an amount equal to the sum of (i) the Senior
                                     Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Pooled Certificate Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination
                                     Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage of the Scheduled

                                                    1(k)-4


                                     Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the month preceding the month of such Pooled
                                     Certificate Distribution Date (the "Prepayment Period"), (iii) the Senior
                                     Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the Senior Percentage of the sum of (w) the
                                     Scheduled Principal Balance of each Mortgage Loan which became a Liquidated
                                     Mortgage Loan during the related Prepayment Period and (x) the Scheduled
                                     Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) the Senior
                                     Percentage of the principal portion of Excess Losses (other than Debt Service
                                     Reductions) during the related Prepayment Period and (v) the Senior Prepayment
                                     Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage
                                     Loan which was repurchased by the Company in connection with such Pooled
                                     Certificate Distribution Date and (b) the difference, if any, between the
                                     Schedule Principal Balance of a Mortgage Loan that has been replaced by the
                                     Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Pooled Certificate Distribution Date and the Scheduled
                                     Principal Balance of such substitute Mortgage Loan.

                                     The "Senior Percentage" on any distribution Date will equal the lesser of (i)
                                     100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior
                                     Certificates immediately preceding such Pooled Certificate Distribution Date by the aggregate Certificate Principal Balances of all the Certificates
                                     immediately preceding such Pooled Certificate Distribution Date.

                                     The "Senior Prepayment Percentage" is equal to 100% during the five years beginning in December 1993 and, subject to certain losses and delinquency tests, gradually reduces over a five year period thereafter to equal the
                                     Senior Percentage except reverting to 100% if on any applicable measuring date, the Senior Percentage exceeds the initial Senior Percentage.

                                     The "Junior Optimal Principal Amount" with respect to each Pooled Certificate
                                     Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Junior Certificates immediately prior to such Pooled Certificate
                                     Distribution Date): (i) the Junior Percentage of all scheduled payments or principal due on each outstanding Mortgage Loan on the first day of the mont in which the Pooled Certificate Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustments for previous principal prepayments and Debt Service Reductions after the
                                     Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule be reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Junior
                                     Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the related
                                     Prepayment Period, (iii) the Junior Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the
                                     Junior Percentage of the sum of (a) the Scheduled Principal Balance of each
                                     Mortgage Loan which became a Liquidated Mortgage Loan during the related
                                     Prepayment Period and (b) the Scheduled Principal Balance of each Mortgage
                                     Loan that was purchased by a private mortgage insurer during the related
                                     Prepayment Period as an alternative to paying a claim under the related insurance policy less (c) the Junior Percentage of the principal portion of
                                     Excess Losses (other than Debt Service Reductions) during the related
                                     Prepayment Period and (v) the Junior Prepayment Percentage of the sum of (a)
                                     the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Company in connection with such Pooled Certificate Distribution Date and
                                     (b) the difference, if any, between the Scheduled Balance of a Mortgage Loan that has been replaced by the Company with a substitute

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                                     Mortgage Loan pursuant to the Agreement in connection with such Pooled
                                     Certificate Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

                                     The "Junior Percentage" on any Pooled Certificate Distribution Date will equal 100% minus the Senior Percentage.  The "Junior Prepayment
                                     Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Pooled Certificate Distribution Date after the respective
                                     Class Certificate Principal Balances of the Senior Certificates have each been reduced to zero, the Junior Prepayment Percentage will equal 100%.

External First-Loss
 Coverage..........................  None

Allocation of Losses and
 Shortfalls........................  The principal portion of Realized Losses (other than Debt Service Reductions prior to the Bankruptcy Coverage Termination Date or Excess Losses) on the
                                     Mortgage Loans for any Pooled Certificate Distribution Date will not be allocated to the Senior Certificates until the Cross-Over Date. Prior to the
                                     Cross-Over Date (and on such date under certain circumstances), such Realized
                                     Losses will be allocated among the outstanding Classes of Junior Certificates, in inverse order of priority, until the Class Certificate Principal balance of each such Class has been reduced to zero (i.e. such Realized Losses will be allocated first to the Class 17-B5 Certificates while such Certificates are outstanding, second to the Class 17-B4 Certificates, and so on). The principal portion of any Excess Losses (other than Debt Service Reductions) on the Mortgage Loans for any Pooled Certificate Distribution Date will be allocated pro rata among all outstanding Classes of Certificates based on their Class Certificate Principal Balances. Excess Losses consist of all
                                     Bankruptcy Losses, Fraud Losses and Special Hazard Losses (each a type of
                                     Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud
                                     Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the principal portion of all Realized Losses will be allocated among the outstanding Classes of Senior Certificates (other than the Class 17-A4 and
                                     Class 17-S Certificates) pro rata based upon their Class Certificate Principal
                                     Balances.

                                     No reduction of the Class Certificate Principal Balance of any Class shall be made on any Pooled Certificate Distribution Date on account of such Realized
                                     Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates as of such
                                     Pooled Certificate Distribution Date to an amount less than the Pool Scheduled
                                     Principal Balance as of the first day of the month of such Pooled Certificate
                                     Distribution Date (such limitation being the "Loss Allocation Limitation").

                                     Prior to the Bankruptcy Coverage Termination Date, the principal portion of
                                     Debt Service Reductions will not be allocated among any Certificates, but may reduce the amount of Available Funds otherwise available for distribution on the related Pooled Certificate Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding).

                                     All allocations of Realized Losses will be accomplished on a Pooled
                                     Certificate Distribution Date by reducing the applicable Class Certificate
                                     Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Pooled Certificate
                                     Distribution Date and, accordingly, will be taken into account in determining the distribution of principal and interest on the Certificates commencing on the following Pooled Certificate Distribution Date. Realized Losses allocated to the Class 17-A13 Certificates will be allocated in reduction of the respective Component Principal Balances of the Class

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                                     17-A13A PAC Component, the Class 17-A13B PAC Component and the Class 17-A13C
                                     Scheduled Component, pro rata, based upon their respective Component Principal
                                     Balances.

                                     Interest Shortfalls, the interest portion of any Excess Losses and, after the
                                     Cross-Over Date, the interest portion of any Realized Losses, including Excess
                                     Losses, will, on each Pooled Certificate Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate
                                     Interest that, in the absence of such shortfalls and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfalls or losses.

                                     The interest portion of any Realized Losses (other than Excess Losses)
                                     occurring prior to the Cross-Over Date will not be allocated among any
                                     Certificates, but will reduce the amount of Available Funds on the related
                                     Pooled Certificate Distribution Date. As a result of the subordinate of the
                                     Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

                                     If the Available Funds are insufficient on any Pooled Certificate
                                     Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates to such Certificateholders, any shortfall in available amounts will be allocated among the Classes of Senior Certificates in proportion to the amounts of accrued Certificate Interest otherwise distributable thereon.  The amount of any such undistributed Accrued
                                     Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Pooled Certificate Distribution
                                     Dates in accordance with clause second under "Allocation of Available
                                     Funds" above.  No interest will accrue on any Accrued Certificated Interest remaining undistributed from previous Pooled Certificate Distribution
                                     Dates.
Early Termination
Provisions.........................  The Servicer may, at is option, repurchase from the Trust Fund all of the
                                     Mortgage Loans underlying the Certificates, and thereby effect the early retirement of the Certificates, on any Pooled Certificate Distribution Date
                                     after the aggregate Scheduled Principal Balance of the Mortgage Loans is
                                     less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-Off Date.  The Purchase Price will be equal to the sum of (a)
                                     100% of the unpaid principal balance of each Mortgage Loan in the Trust
                                     Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and  unpaid interest thereon at the related Net Mortgage Rate
                                     (less any amounts representing previously unreimbursed advances), and (b)
                                     the appraised value of any property acquired in respect of a related
                                     Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses).

Advance Obligations................  The Servicer will be obligated to advance delinquent installments of principal and interest (net of the related Servicing Fees ) on the Mortgage
                                     Loans included in the Mortgage Pool under certain circumstances.

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                                                                                                       Annex 1(l)

                                  PAYMENT TERMS OF THE CFC 1994-5 CERTIFICATES

                                               Series Information


Series Information.....................................................................................CFC 1994-5
Pooled Certificates.........................................................Class A-7f, Class A-7t and Class A-7s
Pooled Certificates
  Ratings at Date of Issuance..................................................."Aaa" by Moody's and "AAA" by D&P
Issue Date......................................................................................February 25, 1994
Cut-off Date.....................................................................................February 1, 1994
Pooled Certificate Trustee...................................................................The Bank of New York
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$1,804,957.62
  Fraud Losses......................................................................................$3,231,247.45
  Bankruptcy Losses.................................................................................  $100,000.00

                                           Description of Certificates

                                                                                         Principal Balance
                                                                                         as of Pooled
Certificate                        Stated                Initial Certificate             Certificate
Class Designations                   Rate                Principal Balance               Information Date
------------------                  -----                -----------------               ----------------
Class A-1                           6.50%                $ 15,179,000.00                $          0.00
Class A-2                           6.50%                $ 37,000,000.00                $ 24,630,320.39
Class A-3                           6.50%                $ 57,722,000.00                $ 50,837,688.75
Class A-3a                          6.50%                $ 15,143,000.00                $ 15,143,000.00
Class A-4                           6.50%                $ 13,776,000.00                $ 13,776,000.00
Class A-5                           6.50%                $ 18,217,000.00                $ 16,495,851.33
Class A-6                           6.50%                $ 17,976,000.00                $ 17,976,000.00
Class A-7f                    Floating Rate(1)           $  9,995,711.00                $  8,179,628.04
Class A-7t                Inverse Floating Rate(1)       $  2,387,864.00                $  1,954,022.01
Class A-7s                Inverse Floating Rate(1)       $  3,763,343.00                $  3,079,595.43
Class PO                      Principal Only(2)          $  3,308,423.61                $  2,702,265.86
Class A-R                           6.50%                $      1,000.00                $      1,000.00
Class B-1                           6.50%                $  4,899,000.00                $  4,346,706.80
Class B-2                           6.50%                $    600,133.11                $    532,476.60

---------------

1        Each Class listed below will bear interest during the applicable
         Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will bear interest during each subsequent such period at the respective rates determined as set forth below:
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


                         Initial Pass-        Maximum Pass-    Minimum Pass-           Formula for Calculation of
       Class             Through Rate         Through Rate     Through Rate                Pass-Through Rate
       -----             -------------        -------------    -------------           --------------------------
   Class A-7f               4.9230%             10.5000%          1.10%                 COFI + 110 basis points
   Class A-7(t)(*)          9.0000%              9.0000%          0.00%              39.3488% - (4.18605 x COFI)
   Class A-7s               9.1023%             19.2565%          0.00%              19.2565% - (2.65607 x COFI)


------------------
      (*)The Pass-Through Rate for the Class A-7t Certificates for the initial
         Interest Accrual Period and for each Interest Accrual Period thereafter for so long as COFI is less than or equal to 7.25% will equal its maximum Pass-Through Rate of 9.00% per annum. If on any Determination
         Date COFI exceeds 7.25%, the Pass-Through Rate for the Class A-7t
         Certificates for the related Interest Accrual Period will be determined as provided above.

2 The Class PO Certificates are Principal Only Certificates and do not bear interest.


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Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of 15 years from the date of origination.

Priority of Distributions on
the Certificates...................  Distributions will be made on the Certificates on each Pooled Certificate
                                     Distribution Date from available funds in the following order of priority:
                                     (i) to interest on each interest bearing Class of Senior Certificates an amount equal to interest at the applicable Pass-Through Rate on the related
                                     Class Certificate Balance (as to each such Class, the "Interest Distribution
                                     Amount") and to payment of the Excess Master Servicing Fee for such
                                     Pooled Certificate Distribution Date; (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Pooled
                                     Certificate Distribution Date exceeded the amount actually distributed as interest on such prior Pooled Certificate Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"); and (iii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below, in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Pooled Certificate Distribution
                                     Date, and to any Class PO Deferred Amounts with respect to the Class PO
                                     Certificates.

                                     The "Excess Master Servicing Fee" will be an amount with respect to each
                                     Mortgage Loan with an Adjusted Net Mortgage Rate ("ANMR") in excess of 6.50%
                                     per annum equal to (x) the excess of such ANMR over 6.50% per annum, multiplied by (y) the Stated Principal Balance of such Mortgage Loan.

                                     The Class PO Certificates are Principal Only Certificates and will not bear interest.

                                     With respect to each Pooled Certificate Distribution Date, the "Interest
                                     Accrual Period" will be the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date.

                                     All payments and other amounts received in respect of principal of the
                                     Mortgage Loans are allocated between (i) the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates and (ii) the
                                     Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

                                     The Non-PO Percentage with respect to any Mortgage Loan with an ANMR less than
                                     6.50% (each such Mortgage Loan, a "Discount Mortgage Loan") is equal to ANMR /
                                     6.50%. The Non-PO Percentage with respect to any Mortgage Loan with an ANMR equal to or greater than 6.50% (each such Mortgage Loan, a "Non-Discount
                                     Mortgage Loan") is 100%. The PO Percentage with respect to any Discount
                                     Mortgage Loan is equal to (6.50% - ANMR) / 6.50%. The PO Percentage with respect to any Non-Discount Mortgage Loan is 0%.

                                     On each Pooled Certificate Distribution Date, the Non-PO Formula Principal
                                     Amount will be distributed as principal of the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from available funds for the distribution of principal on such respective Classes, as described below.

                                     The Non-PO Formula Principal Amount for any Pooled Certificate Distribution
                                     Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b)
                                     the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and
                                     Servicing Agreement as of such Pooled

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                                     Certificate Distribution Date, (c) the Substitution Adjustment Amount in
                                     connection with any Deleted Mortgage Loan received with respect to such Pooled
                                     Certificate Distribution Date, (d) any Insurance Proceeds or Liquidation
                                     Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled Certificate Distribution Date, (e) with respect to each
                                     Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period. The "Prepayment
                                     Period" with respect to any Pooled Certificate Distribution Date will be the period from the sixteenth day of the month preceding the month of such Pooled
                                     Certificate Distribution Date (or, in the case of the first Pooled Certificate
                                     Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Pooled Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date occurring prior to the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero (the "Senior Credit Support Depletion Date"), the
                                     Non-PO Formula Principal Amount, up to the amount of the Senior Principal
                                     Distribution Amount for such Pooled Certificate Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

                                     (i) concurrently, to the Class A-1 and Class A-2 Certificates, in the
                                     proportions of 60% and 40%, respectively, until the Class Certificate Balance of the Class A-1 Certificates has been reduced to its Planned Balance for such
                                     Pooled Certificate Distribution Date;

                                     (ii) sequentially, to the Class A-2 and Class A-4 Certificates, in that order, until the Class Certificate Balances thereof have been reduced to their respective Planned Balances for such Pooled Certificate Distribution Date;

                                     (iii) concurrently, (a) to the Class A-5 Certificates to its Targeted Balance
                                     for such Pooled Certificate Distribution Date and (b) to the Class A-3 and
                                     Class A-3a Certificates, in that order to their respective Targeted Balances for such Pooled Certificate Distribution Date, in proportion to the initial
                                     Class Certificate Balance of the Class A-5 Certificates and the aggregate initial Class Certificate Balances of the Class A-3 and Class A-3a
                                     Certificates, respectively, until the Class Certificate Balance of the Class
                                     A-5 Certificates has been reduced to its Targeted Balance for such Pooled
                                     Certificate Distribution Date;

                                     (iv) to the Class A-6 Certificates, until the Class Certificate Balance thereof has been reduced to its Targeted Balance for such Pooled Certificate
                                     Distribution Date;

                                     (v) concurrently, to the Class A-7f, Class A-7t and Class A-7s Certificates,
                                     in proportion to their initial Class Certificate Balances, until the respective Class Certificate Balances thereof have been reduced to zero;

                                     (vi) to the Class A-6 Certificates, without regard to its Targeted Balance and until the Class Certificate Balance thereof has been reduced to zero;

                                     (vii) concurrently, in the proportions set forth in clause (iii) above (a) to the Class A-5 Certificates, without regard to its Targeted Balance and (b) to the Class A-3 and Class A-3a Certificates, in the following order:

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                                     (a) to the Class A-3 Certificates, until the Class Certificate Balance thereof has been reduced to its Targeted Balance for such Distribution Date; and

                                     (b) sequentially, to the Class A-3a and Class A-3 Certificates, in that order, without regard to their Targeted Balances and until the respective Class
                                     Certificate Balances thereof have been reduced to zero;

                                     (viii) concurrently, to the Class A-1 and Class A-2 Certificates, in the
                                     proportions of 60% and 40%, respectively, without regard to their respective
                                     Planned Balances and until the Class A-1 Certificate Balance has been reduced to zero;

                                     (ix) sequentially, to the Class A-2 and Class A-4 Certificates, in that order, without regard to their respective Planned Balances and until the respective
                                     Class Certificate Balances thereof have been reduced to zero; and

                                     (x) to the Class A-R Certificates, until the Class Certificate Balance thereof has been reduced to zero.

                                     The Senior Principal Distribution Amount for any Pooled Certificate
                                     Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through
                                     (d) of the definition of "Non-PO Formula Principal Amount" for such Pooled
                                     Certificate Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the lesser of (x) the
                                     Senior Percentage of the applicable Non-PO Percentage of the Stated Principal
                                     Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment
                                     Percentage or (B) if an Excess Loss was sustained with respect to such
                                     Liquidated Mortgage Loan during such preceding calendar month, the Senior
                                     Percentage, of the applicable Non-PO Percentage of the amount of the
                                     Liquidation Proceeds allocable to principal received with respect to such
                                     Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable
                                     Non-PO Percentage of amounts described in clause (f) of the definition of
                                     "Non-PO Formula Principal Amount" for such Pooled Certificate Distribution
                                     Date; provided, however that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage
                                     Loan, the Senior Principal Distribution Amount on the related Pooled
                                     Certificate Distribution Date will be reduced by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                                     On each Pooled Certificate Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal
                                     Distribution Amount") equal to the lesser of (x) the PO Formula Principal
                                     Amount for such Pooled Certificate Distribution Date and (y) the product of
                                     (i) available funds remaining after distribution of interest on the Senior
                                     Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the
                                     Senior Principal Distribution Amount.

                                     If the Class PO Principal Distribution Amount on a Pooled Certificate
                                     Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO
                                     Certificates) will be in an amount equal to the product of (i) available funds remaining after distribution of interest on the Senior Certificates and payment of the Excess Master Servicing Fee and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO
                                     Formula Principal Amount.

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                                     The PO Formula Principal Amount for any Pooled Certificate Distribution Date
                                     will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and
                                     Servicing Agreement as of such Pooled Certificate Distribution Date, (c) the
                                     Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Pooled Certificate Distribution Date, (d) any
                                     Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the amount of the
                                     Liquidation Proceeds allocable to principal received with respect to such
                                     Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a
                                     Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount
                                     Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal
                                     Amount will be reduced on the related Pooled Certificate Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                                     On each Pooled Certificate Distribution Date occurring on or after the Senior
                                     Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed among the Senior Certificates (other than the Class PO
                                     Certificates) pro rata in accordance with their respective Class Certificate
                                     Balances without regard to the foregoing priorities.

                                     The rights of the Subordinate Certificates to receive distributions of both interest and principal are subordinated to the rights of the Senior
                                     Certificates (other than the Class PO Certificates) to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  See the definition of Senior Principal Distribution Amount for the allocation of scheduled principal payments to the Pooled Certificates.  The
                                     Senior Percentage for any Pooled Certificate Distribution Date is the
                                     percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class PO Certificates) as of such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of
                                     Certificates, other than the Class PO Certificates, as of such date.  The
                                     Subordinated Percentage for any Pooled Certificate Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  See the definition of Senior Principal Distribution Amount for the allocation of non-scheduled principal payments to the Pooled Certificates.
                                     On each Pooled Certificate Distribution Date, with respect to certain non-
                                     scheduled principal payments, the Senior Prepayment Percentage is equal to 100% during the five years beginning in March 1994 and, subject to certain loss and delinquency tests, gradually reduces over a five year period thereafter to equal the Senior Percentage except reverting to 100%
                                     if on any applicable measuring date, the Senior Percentage exceeds the initial Senior Percentage.
External First-Loss
  Coverage.........................         None

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Allocation of Losses and
  Shortfalls.......................  On each Pooled Certificate Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage
                                     Loan will be allocated to the Class PO Certificates until the Class
                                     Certificate Balance thereof is reduced to zero.  The amount of any such
                                     Realized Loss, other than an Excess Loss allocated on or prior to the
                                     Senior Credit Support Depletion Date, will be treated as a Class PO
                                     Deferred Amount.  To the extent funds are available therefor on such
                                     Pooled Certificate Distribution Date or on any future Pooled Certificate
                                     Distribution Date, Class PO Deferred Amounts will be paid on the
                                     Class PO Certificates prior to distributions on the Subordinated
                                     Certificates.  Any distribution of available funds in respect of unpaid Class
                                     PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates.  The Class PO Deferred Amounts will not bear interest.  The Class Certificate Balance of the Class of Subordinated
                                     Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO
                                     Deferred Amounts.  The Class PO Deferred Amounts will not bear interest.  The Class Certificate Principal Balance of its Class of
                                     Subordinated Certificates then outstanding with the highest numerical Class designation by the amount of any payments in respect of the Class PO
                                     Deferred Amounts.

                                     On each Pooled Certificate Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class B-2 Certificates), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class PO
                                     Certificates) pro rata, based upon their respective Class Certificate
                                     Balances.

                                     On each Pooled Certificate Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior
                                     Certificates (other than the Class PO Certificates) and the Subordinated
                                     Certificates based upon their respective Class Certificate Balances.

                                     Net Interest Shortfalls on any Pooled Certificate Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Pooled Certificate Distribution Date and the
                                     Excess Master Servicing Fee (i) in the case of such Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Pooled Certificate Distribution Date and (ii) in the case of the Excess Master Servicing Fee, based on the amount of the Excess Master
                                     Servicing Fee that the Master Servicer would otherwise be entitled to receive with respect to such Pooled Certificate Distribution Date, in each case, before taking into account any reduction in such amounts resulting from such
                                     Net Interest Shortfalls. With respect to any Pooled Certificate Distribution
                                     Date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage
                                     Loan that was the subject of (x) a Relief Act Reduction or (y) a Special
                                     Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the
                                     Subordinated Certificates for such types of losses and (ii) any Net Prepayment
                                     Interest Shortfalls. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and
                                     Sailors' Civil Relief Act of 1940. With respect to any Pooled Certificate
                                     Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Pooled Certificate Distribution Date exceeds one-half of the aggregate amount of the Basic Master Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which

                                                    1(l)-6



                                     interest paid by a borrower in connection with a prepayment of principal on a
                                     Mortgage Loan received from the sixteenth day through the last day of the month preceding the month of such Pooled Certificate Distribution Date is less than one month's interest at the related Mortgage Rate on the Stated Principal
                                     Balance of such Mortgage Loan.
Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than
                                     10% of the aggregate principal balance of the Mortgage Loans as of the
                                     Cut-off Date, the Master Servicer may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1994-5 Certificates at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master
                                     Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate.

Advance Obligations................  The Master Servicer is obligated to make advances in respect of delinquent payments of principal of and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.

                                                    1(l)-7

                                                                                                       Annex 1(m)

                                  PAYMENT TERMS OF THE CWD 1994-F CERTIFICATES

                                               Series Information
Series Information.....................................................................................CWD 1994-F
Pooled Certificates.......................................................................Class A-8 and Class A-9
Pooled Certificates
  Ratings at Date of Issuance................................................."Aaa" by Moody's and "AAA" by Fitch
Issue Date.........................................................................................March 30, 1994
Cut-off Date........................................................................................March 1, 1994
Pooled Certificate Trustee...................................................................The Bank of New York
Remaining Subordination Coverage as of Pooled Certificate Information Date for:
  Special Hazard Losses.............................................................................$1,657,852.13
  Fraud Losses......................................................................................$3,994,262.00
  Bankruptcy Losses....................................................................................$50,000.00

                                           Description of Certificates



                                                                                Principal Balance as of
Certificate                  Stated                Initial Certificate            Pooled Certificate
Class Designations            Rate                  Principal Balance              Information Date
------------------            -----               ---------------------------  --------------------
Class A-1                     6.00%                 $  47,090,000.00            $  28,093,855.51
Class A-2                     6.00%                 $  12,030,000.00(3)         $  10,000,893.89(3)
Class A-3                     6.00%                 $  18,604,000.00            $  18,604,000.00
Class A-4                     6.00%                 $   6,000,000.00            $   6,000,000.00
Class A-5                     6.00%                 $  33,542,000.00(4)         $  33,542,000.00(4)
Class A-6                     6.00%                 $  50,454,000.00(5)         $  37,562,923.48(5)
Class A-7                     6.00%                 $  10,160,000.00            $  11,760,822.48
Class A-8               Floating Rate(1)            $  10,336,000.00            $   8,767,665.91
Class A-9           Inverse Floating Rate(1)        $   5,168,000.00            $   4,383,832.96
Class PO                Principal Only(2)           $     336,561.94            $     261,662.67
Class A-R                     6.00%                 $       1,000.00            $       1,000.00
Class B-1                     6.00%                 $   4,893,114.00            $   4,370,165.09
Class B-2                     6.00%                 $     798,852.00            $     713,477.61
Class B-3                     6.00%                 $     299,570.53            $     267,554.98

---------------

1 Each Class listed below will bear interest during the applicable Interest Accrual Period at the respective initial Pass-Through Rates set forth below, and will bear interest during each subsequent such period at the respective rates determined as set forth below:

                    Initial Pass-        Maximum Pass-        Minimum Pass-       Formula for Calculation of
      Class          Through Rate        Through Rate         Through Rate             Pass-Through Rate
      -----          ------------        ------------         ------------            ------------------
    Class A-8             4.679%                   9.00%          0.80%             COFI + 80 basis points
    Class A-9             8.642%                  16.40%          0.00%               16.4% - (2 x COFI)


2 The Class PO Certificates are Principal Only Certificates and do not bear interest.

3        Composed of two Components:


                                                    1(m)-1



                                                                  Pass-             Component Principal
                                   Initial Component             Through            Balance as of Pooled
                                   Principal Balance              Rate           Certificate Information Date
                                   -----------------             -------         ----------------------------
Class A-2-1 Component                $ 5,030,000.00               6.00%               $ 3,000,893.89
Class A-2-2 Component                $ 7,000,000.00               6.00%               $ 7,000,000.00

4 Composed of two
Components:

Class A-5-1 Component                $12,917,000.00               6.00%               $12,917,000.00
Class A-5-2 Component                $20,625,000.00               6.00%               $20,625,000.00

5 Composed of two
Components:

Class A-6-1 Component                $31,956,000.00               6.00%               $19,064,923.48
Class A-6-2 Component                $18,498,000.00               6.00%               $18,498,000.00



Mortgage Loans.....................  Conventional, fixed rate, one- to four-family, fully-amortizing, level monthly payment, first Mortgage Loans with terms to maturity of 15 years from the date of origination.

Priority of Distributions on
 the Certificates..................  Distributions will be made on the Certificates on each Pooled Certificate
                                     Distribution Date from available funds in the following order of priority:
                                     (i) to interest on each interest bearing Class of Senior Certificates (except with respect to the Accrual Certificates prior to the Accrual Termination
                                     Date, interest will be added to the Class Certificate Balance thereof) an amount equal to interest at the Pass-Through Rate on the related Class
                                     Certificate Balance (as to each such Class, the "Interest Distribution
                                     Amount") and to payment of the Excess Master Servicing Fee for such
                                     Pooled Certificate Distribution Date; (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Pooled
                                     Certificate Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed
                                     ("Unpaid Interest Amounts"); (iii) to principal on the Classes of Senior
                                     Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below, in each case in an aggregate amount up to the maximum amount of principal to be distributed on such
                                     Classes on such Pooled Certificate Distribution Date; and (iv) to any Class
                                     PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributable on such Distribution
                                     Date as principal of the Subordinated Certificates.

                                     The "Excess Master Servicing Fee" will be an amount with respect to each
                                     Mortgage Loan with an Adjusted Net Mortgage Rate ("ANMR") in excess of 6.00%
                                     per annum equal to (x) the excess of such ANMR over 6.00% per annum, multiplied by (y) the Stated Principal Balance of such Mortgage Loan.

                                     The Class PO Certificates are Principal Only Certificates and will not bear interest.

                                     The Class A-7 Certificates are Accrual Certificates. Interest will accrue on the Class A-7 Certificates during each Interest Accrual Period at a per annum rate of 6.00%. However, such interest will not be distributed on the Class A-7
                                     Certificates until the earlier of (a) the Senior Credit Support Depletion Date and (b) the Pooled Certificate Distribution Date following the Pooled
                                     Certificate Distribution Date on which the Component Balance of the Class
                                     A-5-2 Component is reduced to zero (the "Accrual Termination Date"). Interest so accrued and unpaid will be added to the

                                                    1(m)-2





                                     Class Certificate Balance of the Class A-7 Certificates on the related
                                     Distribution Date.

                                     With respect to each Pooled Certificate Distribution Date, the "Interest
                                     Accrual Period" for the Delay Certificates will be the calendar month preceding the month of such Pooled Certificate Distribution Date. With respect to each Distribution Date, the "Interest Accrual Period" for the COFI
                                     Certificates, is the one-month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the
                                     24th day of the month in which such Distribution Date occurs. The "Delay
                                     Certificates" are all interest bearing Certificates other than the COFI
                                     Certificates.

                                     All payments and other amounts received in respect of principal of the
                                     Mortgage Loans are allocated between (i) the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates and (ii) the
                                     Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

                                     The Non-PO Percentage with respect to any Mortgage Loan with an ANMR less than
                                     6.00% (each such Mortgage Loan, a "Discount Mortgage Loan") is equal to ANMR /
                                     6.00%. The Non-PO Percentage with respect to any Mortgage Loan with an ANMR equal to or greater than 6.00% (each such Mortgage Loan, a "Non-Discount
                                     Mortgage Loan") is 100%. The PO Percentage with respect to any Discount
                                     Mortgage Loan is equal to (6.00% - ANMR) / 6.00%. The PO Percentage with respect to any Non-Discount Mortgage Loan is 0%.

                                     On each Pooled Certificate Distribution Date, the Non-PO Formula Principal
                                     Amount will be distributed as principal of the Senior Certificates (other than the Class PO Certificates) and the Subordinated Certificates, to the extent of the amount available from available funds for the distribution of principal on such respective Classes, as described below.

                                     The Non-PO Formula Principal Amount for any Pooled Certificate Distribution
                                     Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b)
                                     the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and
                                     Servicing Agreement as of such Pooled Certificate Distribution Date, (c) the
                                     Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Pooled Certificate Distribution Date, (d) any
                                     Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the amount of the
                                     Liquidation Proceeds allocable to principal received with respect to such
                                     Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date.

                                     On each Pooled Certificate Distribution Date until the Accrual Termination
                                     Date, the amount of accrued interest on the Class A-7 Certificates added to the Class Certificate Balance thereof (the "Accrual Amount") will be distributed as principal for the following Classes of Senior Certificates in the following order of priority:

                                     (i) concurrently, to the Class A-8 and Class A-9 Certificates, in proportion to their initial Class Certificate Balances, until the Class Certificate

                                                    1(m)-3





                                     Balances thereof have been reduced to their respective Targeted Balances for such Pooled Certificate Distribution Date;

                                     (ii) to the Class A-2-2 Component, until the Component Balance thereof has been reduced to its Targeted Balance for such Pooled Certificate Distribution
                                     Date; and

                                     (iii) to the Class A-5-2 Component, until the Component Balance thereof has been reduced to its Targeted Balance for such Pooled Certificate Distribution
                                     Date.

                                     On any Pooled Certificate Distribution Date that the Accrual Amount is in excess of the amount necessary to reduce the Class Certificate Balances of the
                                     Class A-8 and Class A-9 Certificates and the Component Balances of the Class
                                     A-2-2 and Class A-5-2 Components to their respective Targeted Balances, such excess will be distributed as principal of the Class A-7 Certificates. On each
                                     Pooled Certificate Distribution Date, distributions in respect of the Accrual
                                     Amount will be made prior to the distribution of the Senior Principal
                                     Distribution Amount.

                                     On each Pooled Certificate Distribution Date occurring prior to the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero (the "Senior Credit Support Depletion Date"), the
                                     Non-PO Formula Principal Amount, up to the amount of the Senior Principal
                                     Distribution Amount for such Pooled Certificate Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

                                     (i) concurrently to the Class A-1 Certificates and the Class A-2-1 and Class
                                     A-6-1 Components, in proportion to their initial Class Certificate Balance or initial Component Balances thereof, as applicable until the respective Class
                                     Certificate Balance and Component Balances have been reduced to their respective Planned Balances for such Pooled Certificate Distribution Date;

                                     (ii) concurrently, to the Class A-3 Certificates and the Class A-6-2
                                     Component, in proportion to their initial Class Certificate Balance or initial
                                     Component Balance thereof, as applicable, until the respective Class
                                     Certificate Balance and Component Balance have been reduced to their respective Planned Balances for such Pooled Certificate Distribution Date;

                                     (iii) sequentially, to the Class A-4 Certificates and the Class A-5-1
                                     Component, in that order, until the respective Class Certificate Balance and
                                     Component Balance thereof have been reduced to their respective Planned
                                     Balances for such Pooled Certificate Distribution Date;

                                     (iv) concurrently, to the Class A-8 and Class A-9 Certificates, in proportion of their initial Class Certificate Balances, until the respective Class
                                     Certificate Balances thereof have been reduced to their respective Targeted
                                     Balances for such Pooled Certificate Distribution Date;

                                     (v) sequentially, to the Class A-2-2 Component and the Class A-5-2 Component,
                                     in that order, until the respective Component Balances thereof have been reduced to their respective Targeted Balances or such Pooled Certificate
                                     Distribution Date;

                                     (vi) to the Class A-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                                     (vii) to the Class A-8 and Class A-9 Certificates, in the order and proportions set forth in clause (iv) above, without regard to their respective
                                     Targeted Balances and until their respective Class Certificate Balances thereof have been reduced to zero;


                                                    1(m)-4





                                     (viii) to the Class A-2-2 Component and the Class A-5-2 Component in the order and proportions set forth in clause (v) above, without regard to their respective Targeted Balances and until their respective Component Balances thereof have been reduced to zero;

                                     (ix) to the Class A-1 Certificates and the Class A-2-1 and Class A-6-1
                                     Components, in the order and proportion set forth in clause (i) above, without regard to their respective Planned Balances and until their respective Class
                                     Certificate Balance and Component Balances thereof have been reduced to zero;

                                     (x) to the Class A-3 Certificates and the Class A-6-2 Component, in the order and proportions set forth in clause (ii) above, without regard to their respective Planned Balances and until their respective Class Certificate
                                     Balance and Component Balance thereof have been reduced to zero;

                                     (xi) to the Class A-4 Certificates and the Class A-5-1 Component, in the order and proportions set forth in clause (iii) above, without regard to their respective Planned Balances and until their respective Class Certificate
                                     Balance and Component Balance thereof have been reduced to zero;

                                     (xii) to the Class A-R Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                                     The Senior Principal Distribution Amount for any Pooled Certificate
                                     Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through
                                     (d) of the definition of "Non-PO Formula Principal Amount" for such Pooled
                                     Certificate Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the lesser of (x) the
                                     Senior Percentage of the applicable Non-PO Percentage of the Stated Principal
                                     Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment
                                     Percentage or (B), if an Excess Loss was sustained with respect to such
                                     Liquidated Mortgage Loan during such preceding calendar month, the Senior
                                     Percentage of the applicable Non-PO Percentage of the amount of the
                                     Liquidation Proceeds allocable to principal received with respect to such
                                     Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable
                                     Non-PO Percentage of the amounts described in clause (f) of the definition of
                                     "Non-PO Formula Principal Amount" for such Pooled Certificate Distribution
                                     Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage
                                     Loan, the Senior Principal Distribution Amount will be reduced on the related
                                     Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

                                     On each Pooled Certificate Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal
                                     Distribution Amount") equal to the lesser of (x) the PO Formula Principal
                                     Amount for such Pooled Certificate Distribution Date and (y) the product of
                                     (i) available funds remaining after distribution of interest on the Senior
                                     Certificates and payment of the Excess Master Servicing Fee and reduced by the
                                     Accrual Amount and (ii) a fraction, the numerator of which is the PO Formula
                                     Principal Amount and the denominator of which is the sum of the PO Formula
                                     Principal Amount and the Senior Principal Distribution Amount.

                                     If the Class PO Principal Distribution Amount on a Pooled Certificate
                                     Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO
                                     Certificates) will be in an amount equal to the sum of (A) the product of (i)
                                     available funds remaining after distribution of interest on the Senior
                                     Certificates and payment of the Excess Master Servicing Fee and reduced

                                                    1(m)-5





                                     by the Accrual Amount and (ii) a fraction, the numerator of which is the
                                     Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal
                                     Amount and (B) the Accrual Amount.

                                     The PO Formula Principal Amount for any Pooled Certificate Distribution Date
                                     will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Pooling and
                                     Servicing Agreement as of such Pooled Certificate Distribution Date, (c) the
                                     Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Pooled Certificate Distribution Date, (d) any
                                     Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Pooled Certificate Distribution Date, the amount of Liquidation
                                     Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the calendar month preceding the month of such Pooled Certificate
                                     Distribution Date; provided, however, that a Bankruptcy Loss that is an Excess
                                     Loss is sustained with respect to a Discount Mortgage Loan that is not a
                                     Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

                                     On each Pooled Certificate Distribution Date occurring on or after the Senior
                                     Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed among the Senior Certificates (other than the Class PO
                                     Certificates) pro rata in accordance with their respective Class Certificate
                                     Balances without regard to the foregoing priorities.

                                     The rights of the Subordinate Certificates to receive distributions of both interest and principal are subordinated to the rights of the Senior
                                     Certificates (other than the Class PO Certificates) to receive distributions of both interest and principal.

Allocation of Scheduled
Principal Payments on Mortgage
Loans to Pooled Certificates.......  See the definition of Senior Principal Distribution Amount for the allocation of scheduled principal payments to the Pooled Certificates. The Senior
                                     Percentage for any Pooled Certificate Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class
                                     Certificate Balances of each Class of Senior Certificates (other than the
                                     Class PO Certificates) as of such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates,
                                     other than the Class PO Certificates, as of such date. The Subordinated
                                     Percentage for any Pooled Certificate Distribution Date will be calculated as the difference between 100% and the Senior Percentage for such date.

Allocation of Non-Scheduled
Principal Payments on
Mortgage Loans to Pooled
Certificates.......................  See the definition of Senior Principal Distribution Amount for the allocation of non-scheduled principal payments to the Pooled Certificates. On each Pooled
                                     Certificate Distribution Date, with respect to certain non-scheduled principal payments, the Senior Prepayment Percentage is equal to 100% during the five years beginning in April 1994 and, subject to certain loss and delinquency tests, gradually reduces over a five year period thereafter to equal the Senior Percentage except reverting to 100%

                                                    1(m)-6





                                     if on any applicable measuring date, the Senior Percentage exceeds the initial
                                     Senior Percentage.

External First-Loss
  Coverage.........................  None


Allocation of Losses and
  Shortfalls.......................  On each Pooled Certificate Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage
                                     Loan will be allocated to the Class PO Certificates until the Class
                                     Certificate Balance thereof is reduced to zero.  The amount of any such
                                     Realized Loss, other than an Excess Loss, allocated on or prior to the
                                     Senior Credit Support Depletion Date, will be treated as a Class PO
                                     Deferred Amount.  To the extent funds are available therefor on such
                                     Pooled Certificate Distribution Date or on any future Pooled Certificate
                                     Distribution Date from amounts that would otherwise be allocable to the
                                     Subordinated Principal Distribution Amount, Class PO Deferred Amounts
                                     will be paid on the Class PO Certificates prior to distributions on the
                                     Subordinated Certificates.  Any distribution of available funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class
                                     Certificate Balance of the Class PO Certificates.  The Class PO Deferred
                                     Amounts will not bear interest.  The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical
                                     Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts.  After the Senior Credit Support
                                     Depletion Date, no new Class PO Deferred Amounts will be created.

                                     On each Pooled Certificate Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class PO
                                     Certificates), pro rata, based upon their respective Class Certificate
                                     Balances or, in the case of the Accrual Certificates, on the basis of the lesser of their Class Certificate Balance and their initial Class Certificate
                                     Balance.

                                     On each Pooled Certificate Distribution Date prior to the Senior Credit
                                     Support Deletion Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the
                                     Class PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances or, in the case of the Accrual
                                     Certificates, on the basis of the lesser of their Class Certificate Balance and their initial Class Certificate Balance.

                                     Realized Losses allocated to a Class of Certificates comprised of multiple payment Components will be allocated among the Components of such Class of
                                     Certificates, based on their respective Component Balances.

                                     Net Interest Shortfalls on any Pooled Certificate Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Pooled Certificate Distribution Date and the
                                     Excess Master Servicing Fee (i) in the case of such Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Pooled Certificate Distribution Date and (ii) in the case of the Excess Master Servicing Fee, based on the amount of the Excess Master
                                     Servicing Fee that the Master Servicer would otherwise be entitled to receive with respect to such Pooled Certificate Distribution Date, in each case, before taking into account any reduction in such amounts resulting from such
                                     Net Interest Shortfalls. With respect to any Pooled Certificate Distribution
                                     Date, the "Net Interest Shortfall" is equal to

                                                    1(m)-7





                                     the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act
                                     Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or
                                     Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. A "Relief Act Reduction" is a
                                     reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. With respect to any Pooled Certificate Distribution Date, the "Net Prepayment Interest
                                     Shortfall" is the amount by which the aggregate of Prepayment Interest
                                     Shortfalls during the calendar month preceding the month of such Pooled
                                     Certificate Distribution Date exceeds the aggregate amount of the Basic Master
                                     Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related
                                     Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

Early Termination
  Provisions.......................  At its option, on any Pooled Certificate Distribution Date when the aggregate scheduled principal balance of the Mortgage Loans is less than
                                     10% of the aggregate principal balance of the Mortgage Loans as of the
                                     Cut-off Date, the Master Servicer may purchase from the Trust Estate all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Series 1994-F Certificates at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Adjusted
                                     Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO
                                     Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage
                                     Loan related to any REO Property in each case plus accrued and unpaid interest thereon, at the applicable Adjusted Mortgage Rate.

Advance Obligations................  The Master Servicer is obligated to make advances in respect of delinquent payments of principal of and interest on the Mortgage Loans to the extent that such advances are deemed recoverable.


                                                    1(m)-8

                        (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                                        ANNEX 2

                             COLLATERAL INFORMATION

                  The table in this Annex 2 sets forth information for each of the Pooled Certificates concerning such Pooled Certificates and the related Mortgage Loans. The table and the descriptions of the Pooled Certificates herein are subject to and qualified by reference to the information with respect to the Pooled Certificates set forth on Annex 1 and to the provisions of the Underlying Agreements and the prospectuses and prospectus supplements related to the Pooled Certificates, as well as any subsequent information related thereto filed on a Current Report on Form 8-K with the Securities and Exchange Commission following the closing of the related Underlying Series. The information set forth in the table and elsewhere herein that is peculiarly within the knowledge of the various Underlying Trustees, paying agents and servicers for the Underlying Trusts has been derived from data provided by them, including regular periodic reports provided to holders of Pooled Certificates and loan-by-loan information provided in tape form from the related servicers or underlying issuers or depositors, but such information has not been independently represented to the Depositor or the Underwriter as being accurate or complete nor has it been independently verified by the Depositor or the Underwriter. This information comprises all material information on the subject that the Depositor and the Underwriter possess or can acquire without unreasonable expense or effort.

                  All of the information provided herein as to the Pooled Certificates (and any related securities issued as part of the same Underlying Series) is provided as of the Pooled Certificate Information Date. Generally, all of the information provided herein as to the Mortgage Loans is provided as of the Mortgage Loan Information Date. Unless otherwise noted, "weighted average" numbers are calculated based on the loan balances as of the Mortgage Loan Information Date.

                  A key to the abbreviations used for each underlying Series and Class designation for the Pooled Certificates is contained under "Description of the Pooled Certificates - General".

                  The following is a description of each item reported in the following table. The table should be read in conjunction with these descriptions and with certain additional information contained in Annex 1.

                  1. Shelf, Series, and Des. These first three columns indicate, collectively, the "shelf" name and series designation of each Underlying Series and the designation of the Pooled Certificate for such Underlying Series. For the full name of each Pooled Certificate, see "Description of the Pooled Certificates -- General".

                  2. Certif Type. This column indicates whether the Pooled Certificate is a Floating Rate Pooled Certificate in which case the code "FLT" is inserted, or is an Inverse Floating Rate Pooled Certificate, in which case the code "INV" is inserted and whether it is a Planned Amortization Class ("PAC") Targeted Amortization Class ("TAC"), Scheduled Amortization Class ("SCH") or Companion or Support Class ("SUP").

                  3. Current Coupon. This column indicates the Pass-Through Rate on each Pooled Certificate as of the Pooled Certificate Information Date. Each Pooled Certificate bears interest according to the formula presented for such Pooled Certificate in Annex 1 hereto.

                  4. Class Original Balance. This column lists the original principal balance for the Class of the underlying Series, of which the Pooled Certificate is a part, as of the related Issue Date as set forth in Annex 1.

                  5. Class % in Trust. This column shows, for each Pooled Certificate, the percent of the entire Class of the Underlying Series represented by such Pooled Certificate.

                  6. Class Current Balance. This column shows the outstanding balance of the entire Class of the Underlying Series, of which the Pooled Certificate is a part, as of the Pooled Certificate Information Date.

                  7. Original Mortgage Loan Balance. This is the aggregate Scheduled Principal Balance of the Mortgage Loans underlying each Pooled Certificate as of the respective Underlying Series Cut-Off Date as set forth in Annex 1.


                                       2-1

                  8. Current Mortgage Loan Balance. This is the aggregate Scheduled Principal Balance of the Mortgage Loans underlying each Pooled Certificate as of the Mortgage Loan Information Date.

                  9. Original Senior %. Under this heading is the percentage of certificates of each Underlying Series, of which the Pooled Certificate is a part, that were issued as Senior Certificates as of the date of issuance.

                  10. Current Senior %. Under this heading is the percentage of certificates of each Underlying Series, of which the Pooled Certificates is a part, that are Senior Certificates as of the Pooled Certificate Information Date.

                  11. CGWAC. Under this heading is the current weighted average of the note rates on the Mortgage Loans underlying each Pooled Certificate.

                  12. CNWAC. Under this heading is the current weighted average of the net rates (that is, note rate less any servicing fee and any other administrative fees) on the Mortgage Loans underlying each Pooled Certificate.

                  13. WAM. Under this heading is the current weighted average of the remaining terms to maturity of the Mortgage Loans underlying each Pooled Certificate (in months).

                  14. AGE. Under this heading is the weighted average months since origination for the Mortgage Loans underlying each Pooled Certificate.




                                       2-2

                                                       COLLATERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                       Class                     Class         Original         Current    Original
                           Certif          Current    Original    Class %       Current     Mortgage Loan    Mortgage Loan  Senior
Shelf     Series   Des     Type(1)        Coupon(2)   Balance    in Trust      Balance(2)      Balance         Balance(3)     %
-----------------------------------------------------------------------------------------------------------------------------------
CMC II   1993-2E  2E-30J  TAC FLT          5.8090   10,000,000    24.84%     8,049,378.53     317,870,015     220,745,382       N/A
CMC II   1993-2E  2E-30K  TAC INV          9.7790    4,285,715    24.84%     3,449,733.65     317,870,015     220,745,382       N/A
CHASE    1993-L   IA-8    SUP FLT          5.8190   12,072,895   100.00%     8,748,591.60     461,451,196     372,594,859     95.7%
CHASE    1993-L   IA-9    SUP INV          7.9755    5,572,105   100.00%     4,037,811.24     461,451,196     372,594,859     95.7%
CWD      1993-E   A-9     SUP FLT          6.3000   22,272,891    46.76%    21,267,995.41     311,282,134     272,868,094     94.0%
CWD      1993-E   A-10    SUP INV          7.0196    8,567,000    46.76%     8,180,478.98     311,282,134     272,868,094     94.0%
GECAP    1994-02  A10     SUP FLT          6.7125   21,703,807    88.45%    20,067,778.00     414,688,621     322,401,188     96.8%
GECAP    1994-02  A11     SUP INV          8.2875    2,226,032    88.45%     2,058,234.00     414,688,621     322,401,188     96.8%
GECAP    1994-02  A12     SUP INV          3.6169    8,625,872    88.45%     7,975,655.00     414,688,621     322,401,188     96.8%
PHMSC    1993-39  A-9     SUP FLT          5.8090   15,472,737   100.00%     7,243,659.15     344,789,089     251,405,301     95.5%
PHMSC    1993-39  A-10    SUP INV          7.9972    7,141,263   100.00%     3,349,227.19     344,789,089     251,405,301     95.5%
PHMSC    1993-43  A-6     TAC FLT(4)       6.1500   22,850,000   100.00%    22,564,603.04     600,620,493     455,338,529     93.5%
PHMSC    1993-43  A-17    TAC INV(4)       6.2226    9,310,000   100.00%     9,193,717.91     600,620,493     455,338,529     93.5%
PHMSC    1993-54  A-10    PAC II FLT(5)    6.3090   12,912,611   100.00%    12,912,611.00   1,007,737,655     889,216,790     94.0%
PHMSC    1993-54  A-11    PAC II INV(5)    6.9966    4,966,389   100.00%     4,966,389.00   1,007,737,655     889,216,790     94.0%
PHMSC    1993-54  A-25    PAC III FLT(4)   6.0590    3,499,623    22.75%     3,499,623.00   1,007,737,655     889,216,790     94.0%
PHMSC    1993-54  A-26    PAC III INV(4)   7.4555    1,615,211    22.75%     1,615,210.77   1,007,737,655     889,216,790     94.0%
RFC      1993-S42 A-8     SUP FLT          5.8590    8,225,589    89.14%     7,701,167.34     160,653,750     126,649,175     96.5%
RFC      1993-S42 A-9     SUP INV          5.3618    3,361,260    89.14%     3,146,963.18     160,653,750     126,649,175     96.5%
RFC      1993-S42 A-10    SUP INV          8.3000    1,437,000    89.14%     1,345,384.20     160,653,750     126,649,175     96.5%
RFC      1993-S42 A-11    SUP FLT          5.9590    1,692,000   100.00%     1,692,000.00     160,653,750     126,649,175     96.5%
RFC      1993-S42 A-12    SUP INV          6.0703      987,000   100.00%       987,000.00     160,653,750     126,649,175     96.5%
RFC      1994-S10 A-7     SUP FLT          6.0590   11,221,052   100.00%    10,500,033.66     156,939,685     125,080,933     97.3%
RFC      1994-S10 A-8     SUP INV          7.4550    5,178,948   100.00%     4,846,170.25     156,939,685     125,080,933     97.3%
PHMSC    1993-29  A-14    SCH FLT(6)       5.9590   14,300,000    39.67%     9,418,425.45     450,221,692     308,493,703     95.5%
PHMSC    1993-29  A-15    SCH INV(6)       7.9045    3,945,750    39.67%     2,598,793.86     450,221,692     308,493,703     95.5%
PHMSC    1993-29  A-16    SCH INV(6)       9.0000    2,939,450    39.67%     1,936,013.33     450,221,692     308,493,703     95.5%
GECAP    1993-17  17-A15  SCH FLT(4)       6.2090   10,639,000    46.99%    10,519,767.27     496,344,743     434,248,063     92.3%
GECAP    1993-17  17-A16  SCH INV(4)       6.4571    3,609,985    46.99%     3,569,527.41     496,344,743     434,248,063     92.3%
GECAP    1993-17  17-A17  SCH INV(4)       9.0000    1,300,322    46.99%     1,285,749.11     496,344,743     434,248,063     92.3%
CFC      1994-5   A-7t    SUP FLT          5.9090    3,354,620    33.56%     2,745,131.77     199,968,474     159,654,555     97.3%
CFC      1994-5   A-7t    SUP INV          9.0000      801,382    33.56%       655,781.93     199,968,474     159,654,555     97.3%
CFC      1994-5   A-7s    SUP INV          6.4835    1,263,000    33.56%     1,033,530.30     199,968,474     159,654,555     97.3%
CWD      1994-F   A-8     TAC FLT(4)       5.6090   10,336,000   100.00%     8,767,666.00     199,713,098     164,329,869     97.0%
CWD      1994-F   A-9     TAC INV(4)       6.7820    5,168,000   100.00%     4,383,833.00     199,713,098     164,329,869     97.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                                 BROKEN TABLE

                                                      ANNEX 2
-------------------------------------------------------------------
Current
Senior
 %(2)       CGWAC(3)       CNWAC(3)        WAM(3)      AGE(3)
-------------------------------------------------------------------
  N/A        7.671          7.009           262         39
  N/A        7.671          7.009           262         39
95.1%        7.204          6.973           245         36
95.1%        7.204          6.973           245         36
93.4%        7.238          6.859           318         34
93.4%        7.238          6.859           318         34
96.3%        6.776          6.543           142         34
96.3%        6.776          6.543           142         34
96.3%        6.776          6.543           142         34
94.6%        7.141          6.941           139         37
94.6%        7.141          6.941           139         37
91.7%        7.567          7.367           316         37
91.7%        7.567          7.367           316         37
93.4%        7.100          6.900           319         34
93.4%        7.100          6.900           319         34
93.4%        7.100          6.900           319         34
93.4%        7.100          6.900           319         34
96.1%        6.741          6.377           141         36
96.1%        6.741          6.377           141         36
96.1%        6.741          6.377           141         36
96.1%        6.741          6.377           141         36
96.1%        6.741          6.377           141         36
96.9%        7.098          6.698           144         32
96.9%        7.098          6.698           144         32
94.3%        7.322          7.122           137         39
94.3%        7.322          7.122           137         39
94.3%        7.322          7.122           137         39
91.5%        7.122          6.841           317         35
91.5%        7.122          6.841           317         35
91.5%        7.122          6.841           317         35
96.9%        6.836          6.573           143         32
96.9%        6.836          6.573           143         32
96.9%        6.836          6.573           143         32
96.8%        7.022          6.629           145         32
96.8%        7.022          6.629           145         32
-------------------------------------------------------------------

                             COLLATERAL INFORMATION                     ANNEX 2


(1) The abbreviations contained under the heading "Certif Type" have the following meanings as more fully described under "Description of the Pooled Certificates -- General" herein:
    PAC = Planned Amortization Class
    TAC = Targeted Amortization Class
    SCH = Scheduled Class
    SUP = Support Class
    FLT = Floating Rate Certificate
    INV = Inverse Floating Rate Certificate

(2) As of the Pooled Certificate Information Date (October 24, 1996, after giving effect to distributions on Pooled Certificates on or prior to such date).

(3) As of the Mortgage Loan Information Date (September 1, 1996, after giving effect to payments made or scheduled to be made on such date).

(4) No longer adheres to any specific prepayment range or rate; however, some supporting classes remain outstanding as of the Pooled Certificate Information Date.

(5) The Structuring PAC II range was 125% to 350% PSA; currently the range over which the PAC Classes will adhere to their schedules is approximately 65% to 370% PSA. No assurance can be given as to whether prepayments will be within this or any other range in the future.

(6) No longer adheres to any specific prepayment range or rate; no supporting classes remain outstanding as of the Pooled Certificate Information Date.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                                     SELLER


         This Prospectus relates to Mortgage Pass-Through Certificates (the "Certificates"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of one or more trust funds (each a "Trust Fund"). As specified in the related Prospectus Supplement, a Trust Fund for a Series of Certificates will include certain mortgage-related assets (the "Mortgage Assets") consisting of (i) first lien mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) con- ditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Bear Stearns Mortgage Securities Inc. (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. A Trust Fund also may include insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement.

         Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Certificates, in each case as specified in the related Prospectus Supplement.

         Distributions to holders of Certificates ("Certificateholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made only from the assets of the related Trust Fund.

         The Certificates will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the trustee (the "Trustee") for the related Series of Certificates the Seller's rights with respect to such representations and warranties. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Certificates will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

         The yield on each class of Certificates of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

         If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences."

                                                 (cover continued on next page)
                                       -2-

                        _______________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        _______________________________

         Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Certificates will develop. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Certificates will be distributed by, or sold by underwriters managed by:

                            BEAR, STEARNS & CO. INC.

                The date of this Prospectus is October 10, 1996.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates; (ii) the rate of interest (the "Pass-Through Rate") or method of determining the amount of interest, if any, to be passed through to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal payments and, if applicable, the initial and final scheduled Distribution Dates for each class; (v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate to any other class;
(vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Certificates; (x) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to the Master Servicer.

                              AVAILABLE INFORMATION

         The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street - Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center - 13th Floor, New York, New York 10048.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Depositor will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.

                          REPORTS TO CERTIFICATEHOLDERS

     Periodic and annual reports concerning the related Trust Fund will be provided to the Certificateholders. See "Description of the Certificates--Reports to Certificateholders."

                                SUMMARY OF TERMS

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Certificates.

Title of Securities....................   Mortgage Pass-Through Certificates
                                         (Issuable in Series).

Seller.................................   Bear Stearns Mortgage Securities
                                          Inc., a Delaware corporation and
                                          a wholly-owned subsidiary of Bear
                                          Stearns Mortgage Capital
                                          Corporation. See "The Seller."

Trustee................................   The Trustee for each Series of
                                          Certificates will be specified in the
                                          related Prospectus Supplement.

Master Servicer........................   One or more entities named as a Master
                                          Servicer in the related Prospectus
                                          Supplement, which may be an affiliate
                                          of the Seller.  See "The Pooling and
                                          Servicing Agreement--Certain Matters
                                          Regarding the Master Servicer and the
                                          Seller."

Trust Fund Assets......................   A Trust Fund for a Series of
                                          Certificates will include the Mortgage
                                          Assets consisting of (i) a pool (a
                                          "Mortgage Pool") of Single Family
                                          Loans, Multifamily Loans, Cooperative
                                          Loans or Contracts (collectively, the
                                          "Mortgage Loans"), (ii) Agency
                                          Securities or (iii) Private Mortgage-
                                          Backed Securities, together with
                                          payments in respect of such Mortgage
                                          Assets and certain other accounts,
                                          obligations or agreements, in each
                                          case as specified in the related
                                          Prospectus Supplement.

A.  Single Family, Cooperative
    and Multi-family Loans.............   Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans will be secured by
                                          first mortgage liens on one- to
                                          four-family residential properties.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement,
                                          Cooperative Loans will be
                                          secured by security interests
                                          in shares issued by private,
                                          nonprofit, cooperative housing
                                          housing corporations ("Cooperatives")
                                          and in the related proprietary leases
                                          or occupancy agreements granting
                                          exclusive rights to occupy specific
                                          dwelling units in such Cooperatives'
                                          buildings.  Single Family Loans and
                                          Cooperative Loans may be conventional
                                          loans (i.e., loans that are not
                                          insured or guaranteed by any
                                          governmental agency), insured by the
                                          Federal Housing Authority ("FHA") or
                                          partially guaranteed by the Veterans
                                          Administration ("VA") as specified in
                                          the related Prospectus Supplement.
                                          Unless otherwise specified in the
                                          related Prospectus Supplement, Single
                                          Family Loans and Cooperative Loans
                                          will all have individual principal
                                          balances at origination of not less
                                          than $25,000 and not more than
                                          $1,000,000, and original terms to
                                          stated maturity of 15 to 40 years.

                                          Multifamily Loans will be secured by
                                          first mortgage liens on rental
                                          apartment buildings or projects
                                          containing five or more residential
                                          units, including apartment buildings
                                          owned by Cooperatives. Such loans may
                                          be conventional loans or insured by
                                          the FHA, as specified in the related
                                          Prospectus Supplement. Unless
                                          otherwise specified in the related
                                          Prospectus Supplement, Multifamily
                                          Loans will all have individual
                                          principal balances at origination of
                                          not less than $25,000 and original
                                          terms to stated maturity of not more
                                          than 40 years.

                                          The payment terms of the Mortgage
                                          Loans to be included in a Trust Fund
                                          will be described in the related
                                          Prospectus Supplement and may
                                          include any of the following features
                                          or combinations thereof or other
                                          features described in the related
                                          Prospectus Supplement:

                                          (a) Interest may be payable t a fixed
                                              rate, a rate adjustable from time
                                              to time in relation to an index,
                                              a rate that is fixed for a period
                                              of time or under certain
                                              circumstances and is followed by
                                              an adjustable rate, a rate that
                                              otherwise varies from time to
                                              time, or a rate that is
                                              convertible from an adjustable
                                              rate to a fixed rate.  Changes to
                                              an adjustable rate may be subject
                                              to periodic limitations, maximum
                                              rates, minimum rates or a
                                              combination of such limitations.
                                              Accrued interest may be deferred
                                              and added to the principal of a
                                              Mortgage Loan for such periods
                                              and under such circumstances as
                                              may be specified in the related
                                              Prospectus Supplement.  Mortgage
                                              Loans may provide for the payment
                                              of interest at a rate lower than
                                              the specified interest rate on the
                                              Mortgage Loan (the "Mortgage
                                              Rate") for a period of time or for
                                              the life of the Mortgage Loan, and
                                              the amount of any difference may
                                              be contributed from funds
                                              supplied by the seller of the
                                              Mortgaged Property or another
                                              source ("Buydown Loans") or may
                                              be treated as accrued interest and
                                              added to the principal of the
                                              Mortgage Loan.

                                          (b) Principal may be payable on a
                                              level debt service basis to fully
                                              amortize, the Mortgage Loan over
                                              its term, may be calculated on the
                                              basis of an assumed amortization
                                              schedule that is significantly
                                              longer than the original term  to
                                              maturity or on an interest rate
                                              that is different from the
                                              interest rate on the Mortgage Loan
                                              or may not be amortized during
                                              all or a portion of the original
                                              term.  Payment of all or a
                                              substantial portion of the
                                              principal may be due on maturity
                                              ("balloon" payments).  Principal
                                              may include interest that has
                                              has been deferred and added to
                                              the principal balance of the
                                              the Mortgage Loan.

                                          (c) Payments of principal and interest
                                              may be fixed for the life of the
                                              Mortgage Loan, may increase over
                                              a specified period of time or may
                                              or may change from period to
                                              period.  Mortgage Loans may
                                              include limits on periodic
                                              increases or decreases in the
                                              amount of monthly payments and
                                              may include maximum or minimum
                                              amounts of monthly payments.

                                         (d)  Prepayments of principal may be
                                              subject to a prepayment fee, which
                                              may be fixed for the life of the
                                              Mortgage Loan or may decline over
                                              time, and may be prohibited for
                                              the life of the Mortgage Loan or
                                              for certain periods ("lockout
                                              periods").  Certain Mortgage
                                              Loans may permit prepayments after
                                              expiration of the applicable
                                              lockout period and may require the
                                              payment of a prepayment fee in
                                              connection with any such
                                              subsequent prepayment.  Other
                                              Mortgage Loans may permit
                                              prepayments without payment of a
                                              fee unless the prepayment occurs
                                              during specified time periods.
                                              The Mortgage Loans may include
                                              due-on-sale clauses which permit
                                              the mortgagee to demand payment of
                                              the entire Mortgage Loan in
                                              connection with the sale or
                                              certain transfers of the related
                                              Mortgaged Property.  Other
                                              Mortgage Loans may be assumable
                                              by persons meeting the then
                                              applicable underwriting standards
                                              of the Lender.

                                              Certain Mortgage Loans may be
                                              originated or acquired in
                                              connection with employee
                                              relocation programs.  The
                                              real property constituting
                                              security for repayment of a
                                              Mortgage Loan may be located
                                              in any one of the fifty
                                              states or the District of
                                              Columbia.  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, all of
                                              the Mortgage Loans will be
                                              covered by standard hazard
                                              insurance policies insuring
                                              against losses due to fire
                                              and various other causes.  The
                                              Mortgage Loans will be
                                              covered by primary mortgage
                                              insurance policies to the extent
                                              provided in the related
                                              Prospectus Supplement. All
                                              Mortgage Loans will have been
                                              purchased by the Seller,
                                              either directly or through an
                                              affiliate, from Lenders.

B.  Contracts...............................  Contracts will consist of conditional sales and
                                              installment sales or loan
                                              agreements secured by new or
                                              used Manufactured Homes (as
                                              defined herein).  Contracts
                                              may be conventional loans,
                                              insured by the FHA or
                                              partially guaranteed by the
                                              VA, as specified in the
                                              related Prospectus
                                              Supplement. Unless otherwise
                                              specified in the related
                                              Prospectus Supplement, each
                                              Contract will be fully amortizing
                                              and will bear interest at a fixed
                                              accrual percentage rate
                                              ("APR").  Unless otherwise
                                              specified in the related
                                              Prospectus Supplement,
                                              Contracts will all have
                                              individual principal balances
                                              at origination of not less
                                              than $10,000 and not more
                                              than $1,000,000 and original
                                              terms to stated maturity of 5 to
                                              30 years.

C.  Agency Securities.......................  The Agency Securities will consist of (i) fully modified
                                              pass-through mortgage-backed
                                              certificates guaranteed as to
                                              timely payment of principal
                                              and interest by the

                                              Government National Mortgage
                                              Association ("GNMA Certificates"),
                                              (ii) Guaranteed Mortgage
                                              Pass-Through Certificates
                                              issued and guaranteed as to
                                              timely payment of principal
                                              and interest by the Federal
                                              National Mortgage Association
                                              ("FNMA Certificates"),  (iii)
                                              Mortgage Participation
                                              Certificates issued and
                                              guaranteed as to timely
                                              payment of interest and,
                                              unless otherwise specified in
                                              the related Prospectus
                                              Supplement, ultimate payment
                                              of principal by the Federal
                                              Home Loan Mortgage
                                              Corporation ("FHLMC
                                              Certificates"), (iv) stripped
                                              mortgage-backed securities
                                              representing an undivided
                                              interest in all or a part of
                                              either the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal
                                              distributions) or in some
                                              specified portion of the
                                              principal and interest
                                              distributions (but not all of
                                              such distributions) on
                                              certain GNMA, FNMA, FHLMC or other
                                              government agency or
                                              government-sponsored agency
                                              Certificates and, unless
                                              otherwise specified in the
                                              Prospectus Supplement,
                                              guaranteed to the same extent
                                              as the underlying securities,
                                              (v) another type of guaranteed
                                              pass-through certificate
                                              issued or guaranteed by GNMA,
                                              FNMA, FHLMC or another
                                              government agency or
                                              government-sponsored agency
                                              and described in the related
                                              Prospectus Supplement, or
                                              (vi) a combination of such Agency
                                              Securities.  All GNMA
                                              Certificates will be backed
                                              by the full faith and credit of
                                              the United States.  No FNMA
                                              or FHLMC Certificates will be
                                              backed, directly or indirectly,
                                              by the full faith and credit of
                                              the United States.  The Agency
                                              Securities may consist of pass-
                                              through securities issued under
                                              the GNMA I Program, the GNMA II
                                              Program, FHLMC's Cash or
                                              Guarantor Program or another
                                              program specified in the
                                              Prospectus Supplement. The
                                              payment characteristics of
                                              the Mortgage Loans underlying
                                              the Agency Securities will be
                                              described in the related
                                              Prospectus Supplement.

D.  Private Mortgage-Backed
    Securities................................Private Mortgage-Backed
                                              Securities may include (i)
                                              mortgage participations or
                                              pass-through certificates
                                              representing beneficial interests
                                              in certain Mortgage Loans or (ii)
                                              Collateralized Mortgage
                                              Obligations ("CMOs") secured
                                              by such Mortgage Loans. Private
                                              MortgageBacked Securities may
                                              include stripped mortgage-backed
                                              securities representing an
                                              undivided interest in all or a
                                              part of any of the principal
                                              distributions (but not the
                                              interest distributions) or
                                              the interest distributions (but
                                              not the principal distributions)
                                              or in some specified portion of
                                              the principal and interest
                                              distributions (but not all of such
                                              distributions) on certain mortgage
                                              loans. Although individual
                                              Mortgage Loans underlying a
                                              Private Mortgage-Backed Security
                                              may be insured or guaranteed by
                                              the United States or an agency or
                                              instrumentality thereof, they need
                                              not be, and the Private
                                              Mortgage-Backed Securities
                                              themselves will not be so insured
                                              or guaranteed.  See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities." Unless otherwise
                                              specified in the Prospectus
                                              Supplement relating to a Series of
                                              Certificates, payments on the
                                              Private Mortgage-Backed Securities
                                              will be distributed directly to
                                              the Trustee as registered owner of
                                              such Private Mortgage-Backed
                                              Securities. See "The Trust
                                              Fund--Private Mortgage-Backed
                                              Securities."

                                              The related Prospectus Supplement
                                              for a Series will specify (i) the
                                              aggregate approximate principal
                                              amount and type of any Private
                                              Mortgage-Backed Securities to be
                                              included in the Trust Fund for
                                              such Series; (ii) certain
                                              characteristics of the Mortgage
                                              Loans which comprise the
                                              underlying assets for the
                                              Private Mortgage-Backed
                                              Securities including to the
                                              extent available (A) the
                                              payment features of such Mortgage
                                              Loans, (B) the approximate
                                              aggregate principal amount, if
                                              known, of the underlying Mortgage
                                              Loans which are insured or
                                              guaranteed by a governmental
                                              entity, (C) the servicing fee
                                              or range of servicing fees
                                              with respect to the Mortgage
                                              Loans, and (D) the minimum
                                              and maximum stated maturities of
                                              the Mortgage Loans at origination;
                                              (iii) the maximum original term-
                                              to-stated maturity of the Private
                                              Mortgage-Backed Securities;
                                              (iv) the weighted average
                                              term-to-stated maturity of
                                              the Private Mortgage-Backed
                                              Securities; (v) the pass-through
                                              or certificate rate or ranges
                                              thereof for the Private Mortgage-
                                              Backed Securities; (vi) the
                                              weighted average pass-through or
                                              certificate rate of the
                                              Private Mortgage-Backed
                                              Securities; (vii) the issuer
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Issuer"),
                                              the servicer of the Private
                                              Mortgage-Backed Securities (the
                                              "PMBS Servicer") and the trustee
                                              of the Private Mortgage-Backed
                                              Securities (the "PMBS Trustee");
                                              (viii) certain characteristics of
                                              credit support, if any, such as
                                              reserve funds, insurance policies,
                                              letters of credit, financial
                                              guaranty insurance policies or
                                              third party guarantees, relating
                                              to the Mortgage Loans underlying
                                              the Private Mortgage-Backed
                                              Securities, or to such Private
                                              Mortgage-Backed Securities
                                              themselves; (ix) the terms on
                                              which underlying Mortgage
                                              Loans for such Private
                                              Mortgage-Backed Securities
                                              may, or are required to, be
                                              repurchased prior to stated
                                              maturity; and (x) the terms
                                              on which substitute Mortgage
                                              Loans may be delivered to
                                              replace those initially
                                              deposited with the PMBS
                                              Trustee.  See "The Trust Fund."

E.  Pre-Funding and
    Capitalized Interest
    Accounts................................  If specified in the related
                                              Prospectus Supplement, a
                                              Trust Fund will include one or
                                              more segregated trust accounts
                                              (each, a "Pre-Funding Account")
                                              established and maintained with
                                              the Trustee for the related
                                              Series. If so specified, on the
                                              closing date for such Series, a
                                              portion of the proceeds of the
                                              sale of the Certificates of
                                              such Series (such amount, the
                                              "Pre-Funded Amount") will be
                                              deposited in the Pre-Funding
                                              Account and may be used to
                                              purchase additional Primary
                                              Assets during the period of time,
                                              not to exceed six months,
                                              specified in the related
                                              Prospectus Supplement (the
                                              "Pre-Funding Period"). The
                                              Primary Assets to be so purchased
                                              will be required to have certain
                                              characteristics specified in the
                                              related Prospectus Supplement. If
                                              any Pre-Funded Amount remains on
                                              deposit in the Pre-Funding
                                              Account at the end of the Pre-
                                              Funding Period, such amount will
                                              be applied in the manner specified
                                              in the related Prospectus
                                              Supplement to prepay the
                                              Certificates of the applicable
                                              Series. The amount initially
                                              deposited in a pre-funding
                                              account for a Series of
                                              Certificates will not exceed fifty
                                              percent of the aggregate principal
                                              amount of such Series of
                                              Certificates.

                                              If a Pre-Funding Account is
                                              established, one or more
                                              segregated trust accounts (each, a
                                              "Capitalized Interest Account")
                                              may be established and maintained
                                              with the Trustee for the related
                                              Series. On the closing date for
                                              such Series, a portion of the
                                              proceeds of the sale of the
                                              Certificates of such Series will
                                              be deposited in the Capitalized
                                              Interest Account and used to fund
                                              the excess, if any, of (x) the
                                              sum of (i) the amount of interest
                                              accrued on the Certificates of
                                              such Series and (ii) if specified
                                              in the related Prospectus
                                              Supplement, certain fees or
                                              expenses during the Pre-Funding
                                              Period such as trustee fees and
                                              credit enhancement fees, over (y)
                                              the amount of interest available
                                              therefor from the Primary Assets
                                              in the Trust Fund. Any amounts on
                                              deposit in the Capitalized
                                              Interest Account at the end of the
                                              Pre-Funding Period that are not
                                              necessary for such purposes will
                                              be distributed to the person
                                              specified in the related
                                              Prospectus Supplement.

Description of the
Certificates.............................     Each Certificate will represent a
                                              beneficial ownership interest in
                                              a Trust Fund created by the Seller
                                              pursuant to a Pooling and
                                              Servicing Agreement (each, an
                                              "Agreement") among the Seller, the
                                              Master Servicer(s) and the Trustee
                                              for the related Series. The
                                              Certificates of any Series may be
                                              issued in one or more classes as
                                              specified in the related
                                              Prospectus Supplement. A Series of
                                              Certificates may include one or
                                              more classes of senior
                                              Certificates (collectively, the
                                              "Senior Certificates") which
                                              receive certain preferential
                                              treatment specified in the related
                                              Prospectus Supplement with
                                              respect to one or more classes of
                                              subordinate Certificates
                                              (collectively, the "Subordinated
                                              Certificates"). Certain Series or
                                              classes of Certificates may be
                                              covered by insurance policies,
                                              cash accounts, letters of credit,
                                              financial guaranty insurance
                                              policies, third party guarantees
                                              or other forms of credit
                                              enhancement as described herein
                                              and in the related Prospectus
                                              Supplement.

                                              One or more classes of
                                              Certificates of each Series (i)
                                              may be entitled to receive
                                              distributions allocable only to
                                              principal, only to interest or to
                                              any combination thereof; (ii) may
                                              be entitled to receive
                                              distributions only of prepayments
                                              of principal throughout the
                                              lives of the Certificates or
                                              during specified periods; (iii)
                                              may be subordinated in the right
                                              to receive distributions of
                                              scheduled payments of principal,
                                              prepayments of principal, interest
                                              or any combination thereof to one
                                              or more other classes of
                                              Certificates of such Series
                                              throughout the lives of the
                                              Certificates or during specified
                                              periods or may be subordinated
                                              with respect to certain losses or
                                              delinquencies; (iv) may be
                                              entitled to receive such
                                              distributions only after the
                                              occurrence of events specified
                                              in the Prospectus Supplement; (v)
                                              may be entitled to receive
                                              distributions in accordance with a
                                              schedule or formula or on the
                                              basis of collections from
                                              designated portions of the
                                              assets in the related Trust
                                              Fund; (vi) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to receive interest
                                              at a fixed rate or a rate that is
                                              subject to change from time to
                                              time; and (vii) as to Certificates
                                              entitled to distributions
                                              allocable to interest, may be
                                              entitled to distributions
                                              allocable to interest only
                                              after the occurrence of
                                              events specified in the Prospectus
                                              Supplement and may accrue interest
                                              until such events occur, in each
                                              case as specified in the
                                              Prospectus Supplement. The
                                              timing and amounts of such
                                              distributions may vary among
                                              classes, over time, or otherwise
                                              as specified in the related
                                              Prospectus Supplement.

Distributions on the
Certificates..............................    Distributions on the
                                              Certificates entitled thereto
                                              will be made monthly,
                                              quarterly, semi-annually or
                                              at such other intervals and on
                                              such other Distribution Dates
                                              specified in the Prospectus
                                              Supplement solely out of the
                                              payments received in respect
                                              of the assets of the related
                                              Trust Fund or other assets
                                              pledged for the benefit of
                                              the Certificates as specified in
                                              the related Prospectus
                                              Supplement.  The amount
                                              allocable to payments of
                                              principal and interest on any
                                              Distribution Date will be
                                              determined as specified in
                                              the Prospectus Supplement.
                                              Unless otherwise specified in the
                                              Prospectus Supplement, all
                                              distributions will be made
                                              pro rata to Certificateholders
                                              of the class entitled thereto,
                                              and the aggregate original
                                              principal balance of the
                                              Certificates will equal the
                                              aggregate distributions
                                              allocable to principal that
                                              such Certificates will be
                                              entitled to receive. If
                                              specified in the Prospectus
                                              Supplement, the Certificates
                                              will have an aggregate
                                              original principal balance
                                              equal to the aggregate unpaid
                                              principal balance of the
                                              Mortgage Assets as of a date
                                              specified in the related
                                              Prospectus Supplement related
                                              to the creation of the Trust
                                              Fund (the "Cut-off Date") and
                                              will bear interest in the
                                              aggregate at a rate equal to
                                              the interest rate borne by
                                              the underlying Mortgage Loans,
                                              Agency Securities or Private
                                              Mortgage-Backed Securities,
                                              net of the aggregate
                                              servicing fees and any other
                                              amounts specified in the
                                              Prospectus Supplement.  If
                                              specified in the Prospectus
                                              Supplement, the aggregate original
                                              principal balance of the
                                              Certificates and interest rates
                                              on the classes of Certificates
                                              will be determined based on the
                                              cash flow on the Mortgage
                                              Assets.  The Pass-Through
                                              Rate at which interest will be
                                              passed through to holders of
                                              Certificates entitled thereto
                                              may be a fixed rate or a rate
                                              that is subject to change
                                              from time to time from the time
                                              and for the periods, in each
                                              case as specified in the
                                              Prospectus Supplement. Any
                                              such rate may be calculated
                                              on a loan-by-loan, weighted
                                              average or other basis, in
                                              each case as described in the
                                              Prospectus Supplement.

Credit Enhancement .........................  The assets in a Trust Fund or the Certificates of one or
                                              more classes in the related
                                              Series may have the benefit
                                              of one or more types of credit
                                              enhancement described in the
                                              related Prospectus Supplement.
                                              The protection against losses
                                              afforded by any such credit
                                              support will be limited. Such
                                              credit enhancement may include
                                              one or more of the following
                                              types:

A.  Subordination..........................  The rights of the holders of the Subordinated Certificates
                                             of a Series to receive
                                             distributions with respect to
                                             the assets in the related
                                             Trust Fund will be
                                             subordinated to such rights
                                             of the holders of the Senior
                                             Certificates of the same
                                             Series to the extent
                                             described in the related Prospectus
                                             Supplement. This subordination
                                             is intended to enhance the
                                             likelihood of regular receipt
                                             by holders of Senior
                                             Certificates of the full
                                             amount of payments which such
                                             holders would be entitled to
                                             receive if there had been no
                                             losses or delinquencies.  The
                                             protection afforded to the
                                             holders of Senior Certificates
                                             of a Series by means of the
                                             subordination feature may be
                                             accomplished by (i) the
                                             preferential right of such
                                             holders to receive, prior to
                                             any distribution being made
                                             in respect of the related
                                             Subordinated Certificates,
                                             the amounts of principal and
                                             interest due them on each
                                             Distribution Date out of the
                                             funds available for
                                             distribution on such date in
                                             the related Certificate
                                             Account and, to the extent
                                             described in the related
                                             Prospectus Supplement, by the
                                             right of such holders to
                                             receive future distributions
                                             on the assets in the related
                                             Trust Fund that would
                                             otherwise have been payable
                                             to the Subordinated
                                             Certificateholders;
                                             (ii) reducing the ownership
                                             interest of the related
                                             subordinated Certificates;
                                             (iii) a combination of
                                             clauses (i) and (ii) above; or (iv)
                                             as otherwise described in the
                                             related Prospectus
                                             Supplement.  The protection
                                             afforded to the holders of
                                             Senior Certificates of a
                                             Series by means of the
                                             subordination feature also
                                             may be accomplished by allocating
                                             certain types of losses or
                                             delinquencies to the
                                             Subordinated Certificates to
                                             the extent described in the
                                             related Prospectus
                                             Supplement.

                                             If so specified in the related
                                             Prospectus Supplement, the
                                             same class of Certificates
                                             may be Senior Certificates with
                                             respect to certain types of
                                             payments or certain types of
                                             losses or delinquencies and
                                             Subordinated Certificates
                                             with respect to other types of
                                             payments or types of losses
                                             or delinquencies.  If so
                                             specified in the related
                                             Prospectus Supplement,
                                             subordination may apply only
                                             in the event of certain types
                                             of losses not covered by
                                             other forms of credit support,
                                             such as hazard losses not covered
                                             by standard hazard insurance
                                             policies or losses due to the
                                             bankruptcy of the borrower.
                                             If specified in the Prospectus
                                             Supplement, a reserve fund
                                             may be established and
                                             maintained by the deposit
                                             therein of distributions
                                             allocable to the holders of
                                             Subordinated Certificates
                                             until a specified level is
                                             reached. The related
                                             Prospectus Supplement will
                                             set forth information concerning
                                             the amount of subordination
                                             of a class or classes of
                                             Subordinated Certificates in
                                             a Series, the circumstances in
                                             which such subordination will
                                             be applicable, the manner, if
                                             any, in which the amount of
                                             subordination will decrease
                                             over time, the manner of
                                             funding the related reserve
                                             fund, if any, and the
                                             conditions under which
                                             amounts in any such reserve fund
                                             will be used to make
                                             distributions to holders of Senior
                                             Certificates or released from
                                             the related Trust Fund.

B.  Reserve Accounts.......................  One or more Reserve Accounts may be established and
                                             maintained for each Series.
                                             The related Prospectus
                                             Supplement will specify
                                             whether or not any such
                                             Reserve Account will be
                                             included in the corpus of the
                                             Trust Fund for such Series
                                             and will also specify the manner
                                             of funding the related
                                             Reserve Account and the conditions
                                             under which the amounts in
                                             any such Reserve Account will be
                                             used to make distributions to
                                             holders of Certificates of a
                                             particular class or released
                                             from the related Trust Fund.

C.  Pool Insurance Policy..................  A mortgage pool insurance policy or policies (the "Pool
                                             Insurance Policy") may be
                                             obtained and maintained for
                                             each Series pertaining to
                                             Single Family Loans,
                                             Cooperative Loans or
                                             Contracts, limited in scope,
                                             covering defaults on the
                                             related Single Family Loans,
                                             Cooperative Loans or Contracts
                                             in an initial amount equal
                                             to a specified percentage of
                                             the aggregate principal balance
                                             of all Single Family Loans,
                                             Cooperative Loans or
                                             Contracts included in the Mortgage
                                             Pool as of the Cut-off Date or
                                             such other date as is
                                             specified in the related
                                             Prospectus Supplement.

D.  Special Hazard Insurance
    Policy.................................  In the case of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts, certain physical
                                             risks that are not otherwise
                                             insured against by standard
                                             hazard insurance policies may
                                             be covered by a special
                                             hazard insurance policy or policies
                                             (the "Special Hazard Insurance
                                             Policy").  Unless otherwise
                                             specified in the related
                                             Prospectus Supplement, each
                                             Special Hazard Insurance
                                             Policy will be limited in
                                             scope and will cover losses in an
                                             initial amount equal to the
                                             greatest of (i) a specified
                                             percentage of the aggregate
                                             principal balance of the Single
                                             Family Loans, Cooperative Loans
                                             or Contracts as of the related
                                             Cut-off Date, (ii) twice the unpaid
                                             principal balance as of the related
                                             Cut-off Date of the largest Single
                                             Family Loan, Cooperative Loan
                                             or Contract in the related Mortgage
                                             Pool, or (iii) the aggregate
                                             principal balance of Single Family
                                             Loans, Cooperative Loans or
                                             Contracts as of the Cut-off
                                             Date secured by property in any
                                             single zip code concentration.

E.  Bankruptcy Bond........................  A bankruptcy bond or bonds
                                             (the "Bankruptcy Bond") may
                                             be obtained covering certain
                                             losses resulting from action
                                             which may be taken by a
                                             bankruptcy court in connection
                                             with a Single Family Loan,
                                             Cooperative Loan or Contract.
                                             The level of coverage of each
                                             Bankruptcy Bond will be
                                             specified in the related
                                             Prospectus Supplement.

F.  FHA Insurance and VA
    Guarantee..............................  All or a portion of the
                                             Mortgage Loans in a Mortgage
                                             Pool may be insured by FHA
                                             insurance and all or a
                                             portion of the Single Family Loans
                                             or Contracts in a Mortgage Pool
                                             may be partially guaranteed
                                             by the VA.

G.  Other Arrangements.....................  Other arrangements as described in the related
                                             Prospectus Supplement
                                             including, but not limited
                                             to, one or more letters of
                                             credit, financial guaranty
                                             insurance policies or third
                                             party guarantees, interest
                                             rate or other swap
                                             agreements, caps, collars or
                                             floors, may be used to
                                             provide coverage for certain
                                             risks of defaults or losses.
                                             These arrangements may be in
                                             addition to or in
                                             substitution for any forms of
                                             credit support described in
                                             the Prospectus.  Any such
                                             arrangement must be
                                             acceptable to each nationally
                                             recognized rating agency that rates
                                             the related Series of
                                             Certificates (the "Rating Agency").

H.  Cross Support........................  If specified in the
                                           Prospectus Supplement, the beneficial
                                           ownership of separate groups
                                           of assets or separate Trust
                                           Funds may be evidenced by
                                           separate classes of the
                                           related Series of
                                           Certificates. In such case,
                                           credit support may be
                                           provided by a cross-support feature
                                           which requires that
                                           distributions be made with
                                           respect to certain
                                           Certificates evidencing
                                           beneficial ownership of one
                                           or more asset groups or Trust
                                           Funds prior to distributions
                                           to other Certificates
                                           evidencing a beneficial
                                           ownership interest in other
                                           asset groups or Trust Funds.
                                           If specified in the
                                           Prospectus Supplement, the coverage
                                           provided by one or more forms
                                           of credit support may apply
                                           concurrently to two or more
                                           separate Trust Funds, without
                                           priority among such Trust
                                           Funds, until the credit
                                           support is exhausted.  If
                                           applicable, the Prospectus
                                           Supplement will identify the
                                           asset groups or Trust Funds
                                           to which such credit support
                                           relates and the manner of
                                           determining the amount of the
                                           coverage provided thereby and
                                           of the application of such
                                           coverage to the identified
                                           asset groups or Trust Funds.

Advances.................................  Unless otherwise specified in the related Prospectus
                                           Supplement, each Master
                                           Servicer and, if applicable,
                                           each mortgage servicing
                                           institution that services a
                                           Mortgage Loan in a Mortgage
                                           Pool on behalf of a Master
                                           Servicer (a "Sub-Servicer")
                                           will be obligated to advance
                                           amounts corresponding to
                                           delinquent principal and
                                           interest payments on such
                                           Mortgage Loan until the date
                                           on which the related
                                           Mortgaged Property is sold at a
                                           foreclosure sale or the
                                           related Mortgage Loan is
                                           otherwise liquidated. Any
                                           such obligation to make advances
                                           may be limited to amounts due
                                           holders of Senior
                                           Certificates of the related Series,
                                           to amounts deemed to be
                                           recoverable from late
                                           payments or liquidation proceeds,
                                           for specified periods or any
                                           combination thereof, or as
                                           otherwise specified in the
                                           related Prospectus
                                           Supplement. See "Description of the
                                           Certificates--Advances."
                                           Advances will be reimbursable
                                           to the extent described
                                           herein and in the related
                                           Prospectus Supplement.

Optional Termination.....................  The Master Servicer, the
                                           holders of the residual
                                           interests in a REMIC, or any
                                           other entity specified in the
                                           related Prospectus Supplement
                                           may have the option to effect
                                           early retirement of a Series
                                           of Certificates through the
                                           purchase of the Mortgage
                                           Assets and other assets in
                                           the related Trust Fund under the
                                           circumstances and in the
                                           manner described in "The
                                           Pooling and Servicing
                                           Agreement--Termination;
                                           Optional Termination."

Legal Investment.........................  Unless otherwise specified in the related Prospectus
                                           Supplement, each class of
                                           Certificates offered hereby
                                           and by the related Prospectus
                                           Supplement will constitute
                                           "mortgage-related securities"
                                           for purposes of the Secondary
                                           Mortgage Market Enhancement
                                           Act of 1984 ("SMMEA") and, as
                                           such, will be legal
                                           investments for certain types
                                           of institutional investors to
                                           the extent provided in SMMEA,
                                           subject, in any  case, to any
                                           other regulations which may
                                           govern investments by such
                                           institutional investors. See
                                           "Legal Investment."

                                           Institutions whose investment
                                           activities are subject to
                                           legal investment laws and
                                           regulations or to review by
                                           certain regulatory
                                           authorities may be subject to
                                           restrictions on investment in
                                           the Certificates.  Any such
                                           institution should consult
                                           its own legal advisors in
                                           determining whether and to
                                           what extent there may be
                                           restrictions on its ability
                                           to invest in the Certificates.
                                           See "Legal Investment" herein.

Certain Federal Income Tax
Consequences. . . . . . . . . ...........  The federal income tax consequences of the purchase,
                                           ownership and disposition of
                                           the Certificates of each
                                           series will depend on whether
                                           an election is made to treat
                                           the corresponding Trust Fund
                                           (or certain assets of the
                                           Trust Fund) as a "real estate
                                           mortgage investment conduit"
                                           ("REMIC") under the Internal
                                           Revenue Code of 1986, as
                                           amended (the "Code").

                                           REMIC.  If an election is to
                                           be made to treat the Trust
                                           Fund for a series of
                                           Certificates as a REMIC for
                                           federal income tax purposes,
                                           the related Prospectus
                                           Supplement will specify which
                                           class or classes thereof will
                                           be designated as regular
                                           interests in the REMIC
                                           ("REMIC Regular Certificates") and
                                           which class of Certificates
                                           will be designated as the
                                           residual interest in the
                                           REMIC ("REMIC Residual Certifi-
                                           cates").

                                           For federal income tax
                                           purposes, REMIC Regular
                                           Certificates generally will
                                           be treated as debt obligations
                                           of the Trust Fund with
                                           payment terms equivalent to the
                                           terms of such Certificates.
                                           Holders of REMIC Regular
                                           Certificates will be required
                                           to report income with respect
                                           to such Certificates under an
                                           accrual method, regardless of
                                           their normal tax accounting
                                           method.  Original issue
                                           discount, if any, on REMIC
                                           Regular Certificates will be
                                           includible in the income of
                                           the Holders thereof as it
                                           accrues, in advance of
                                           receipt of the cash
                                           attributable thereto, which
                                           rate of accrual will be
                                           determined based on a reason-
                                           able assumed prepayment rate.
                                           The REMIC Residual Certificates
                                           generally will not be treated as
                                           evidences of indebtedness for
                                           federal income tax purposes, but
                                           instead, as representing
                                           rights to the taxable income or
                                           net loss of the REMIC.

                                           Each holder of a REMIC
                                           Residual Certificate will be
                                           required to take into account
                                           separately its pro rata por-
                                           tion of the REMIC's taxable
                                           income or loss.  Certain
                                           income of a REMIC (referred
                                           to as "excess inclusions")
                                           generally may not be offset by
                                           such a holder's net operating
                                           loss carryovers or other
                                           deductions, and in the case of a
                                           tax-exempt holder of a REMIC
                                           Residual Certificate will be
                                           treated as "unrelated
                                           business taxable income".  In certain
                                           situations, particularly in
                                           the early years of a REMIC,
                                           holders of a REMIC Residual
                                           Certificate may have taxable
                                           income, and possibly tax
                                           liabilities with respect to
                                           such income, in excess of
                                           cash distributed to them.
                                           "DISQUALIFIED ORGANIZATIONS",
                                           AS DEFINED IN "CERTAIN
                                           FEDERAL INCOME TAX
                                           CONSEQUENCES--REMIC RESIDUAL
                                           CERTIFICATES--TAX ON DISPOSITION OF
                                           REMIC RESIDUAL CERTIFICATES;
                                           RESTRICTION ON TRANSFER;
                                           HOLDING BY PASS- THROUGH
                                           ENTITIES," ARE PROHIBITED
                                           FROM ACQUIRING OR HOLDING ANY
                                           BENEFICIAL INTEREST IN THE
                                           REMIC RESIDUAL CERTIFICATES.
                                           In certain cases, a transfer
                                           of a REMIC Residual
                                           Certificate will not be
                                           effective for Federal income
                                           tax purposes.  See "Certain
                                           Federal Income Tax
                                           Consequences-Transfers of
                                           REMIC Residual Certificates"
                                           and "-Foreign Investors" herein.

                                           GRANTOR TRUST.  If no
                                           election is to be made to treat the
                                           Trust Fund for a series of
                                           Certificates ("Non-REMIC
                                           Certificates") as a REMIC,
                                           the Trust Fund will be
                                           classified as a grantor trust for
                                           federal income tax purposes
                                           and not as an association
                                           taxable as a corporation.
                                           Holders of Non-REMIC
                                           Certificates will be treated
                                           for such purposes, subject to
                                           the possible application of
                                           the stripped bond rules, as
                                           owners of undivided interests
                                           in the related Mortgage Loans
                                           and generally will be
                                           required to report as income
                                           their pro rata share of the
                                           entire gross income
                                           (including amounts paid as
                                           reasonable servicing
                                           compensation) from the
                                           Mortgage Loan and will be
                                           entitled, subject to certain
                                           limitations, to deduct their
                                           pro rata share of expenses of
                                           the Trust Fund.

                                           Investors are advised to
                                           consult their tax advisors
                                           and to review "Certain Federal
                                           Income Tax Consequences"
                                           herein and, if applicable, in
                                           the related Prospectus
                                           Supplement.

ERISA Considerations . . . . . ..........  A fiduciary of any employee benefit plan or other
                                           retirement plan or
                                           arrangement subject to the Employee
                                           Retirement Income Security
                                           Act of 1974, as amended
                                           ("ERISA"), or Section 4975 of
                                           the Code should carefully
                                           review with its legal
                                           advisors whether the purchase,
                                           holding or disposition of
                                           Certificates could give rise
                                           to a prohibited transaction
                                           under ERISA or the Code or
                                           subject the assets of the
                                           Trust Fund to the fiduciary
                                           investment standards of
                                           ERISA.  See "ERISA
                                           Considerations."

                                 THE TRUST FUND

     A Trust Fund for a Series of Certificates will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans, (ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.


     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Certificates will evidence the entire beneficial ownership interest in a Trust Fund which will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from the Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "Mortgage Loan Program--Underwriting Standards."



--------------

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interest, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS--GENERAL

     The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly. Unless otherwise specified in the related Prospectus Supplement, all of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans sometimes called graduated payment mortgage loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as growing equity mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans sometimes referred to as reverse mortgages may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. Unless otherwise specified in the related Prospectus Supplement, in the case of Refinance Loans, the Collateral Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Seller with respect to a Series of Certificates will be to obtain certain representations and warranties from the Lenders or other third parties and to assign to the Trustee for such Series of Certificates the Seller's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "Mortgage Loan Program -- Representations by Lenders; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Lenders," "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

SINGLE FAMILY AND COOPERATIVE LOANS

     Unless otherwise specified in the Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified, the Single Family Loans may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Unless otherwise specified, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

     Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenantstockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at its APR. Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years.

     Unless otherwise specified in the related Prospectus Supplement, the "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund; and the original maturities of the Contracts and the last maturity date of any Contract.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     The GNMA Certificates included in a Trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholderowned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Unless otherwise described in the Prospectus Supplement, Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA, GNMA or another government agency or government-sponsored agency will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a PMBS agreement (the "PMBS Agreement"). The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub- servicers who may be subject to the supervision of the PMBS Servicer. Unless otherwise described in the Prospectus Supplement, the PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The PMBS Issuer will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will he made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,
(iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.


                                 USE OF PROCEEDS

     The Seller intends to use the net proceeds to be received from the sale of the Certificates of each Series to repay short-term loans incurred to finance the purchase of the Mortgage Assets related to such Certificates, to acquire certain of the Mortgage Assets to be deposited in the related trust Fund, and/or to pay other expenses connected with pooling Mortgage Assets and issuing Certificates. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Certificates in Series from time to time.


                                   THE SELLER

     Bear Stearns Mortgage Securities Inc., the Seller, is a Delaware corporation organized on October 17, 1991 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is (212) 272-2000.

     The Seller does not have, nor is it expected in the future to have, any significant assets.


                              MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A Lender may originate Mortgage Loans under a reduced documentation program. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

QUALIFICATIONS OF LENDERS

     Unless otherwise specified in the related Prospectus Supplement, each Lender will be required to satisfy the qualifications set forth herein. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Unless otherwise specified in the Prospectus Supplement, each Lender must be a seller/servicer approved by either FNMA or FHLMC, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

REPRESENTATIONS BY LENDERS; REPURCHASES

     Unless otherwise specified in the related Prospectus Supplement or Agreement, each Lender will have made representations and warranties in respect of the Mortgage Loans sold by such Lender and evidenced by a Series of Certificates. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims; (iii) that each Mortgage Loan constituted a valid first lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property, (v) that no required payment on a Mortgage Loan was more than thirty days delinquent; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

     Unless otherwise specified in the related Prospectus Supplement, all of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Lender cannot cure such breach within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. Except in those cases in which the Master Servicer is the Lender, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets."

     If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Certificateholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

     The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     If specified in the related Prospectus Supplement, the Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.


                         DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Seller, one or more Master Servicers and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Bear Stearns Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the Mortgage Assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the Prospectus Supplement ("Retained Interest")), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Certificate Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) any Primary Insurance Policies, FHA insurance (the "FHA Insurance"), VA guarantees (the "VA Guarantees"), other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments or other agreements. If provided in the related Agreement, a certificate administrator may be obligated to perform certain duties in connection with the administration of the Certificates.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e, monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement. As between Certificates of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, "Available Funds" for each Distribution Date will equal the sum of the following amounts:

                  (i) the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the Prospectus Supplement (the "Determination Date") except:

                           (a) all payments which were due on or before the
                  Cut-off Date;

                           (b) all Liquidation Proceeds, all Insurance Proceeds,
                  all Principal Prepayments (each defined herein) and all proceeds of any Mortgage Loan purchased by a Lender or any other entity pursuant to the Agreement that were received after the prepayment period specified in the Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

                           (c) all scheduled payments of principal and
                  interest due on a date or dates subsequent to the first day of the month of distribution;

                           (d) amounts received on particular Mortgage Loans as
                  late payments of principal or interest or other amounts required to be paid by the mortgagors (the "Mortgagors"), but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers);

                           (e) amounts representing reimbursement, to the extent
                  permitted by the Agreement and as described under "Advances" below, for advances made by the Master Servicer and advances made by Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Seller and described below or in the related Agreement; and

                           (f) that portion of each collection of interest on a
                  particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

                  (ii) the amount of any advance made by the Master Servicer (including Sub-Servicers) as described under "Advances" below and deposited by it in the Certificate
         Account; and

                  (iii) if applicable, amounts withdrawn from a Reserve Account or received in connection with other credit support.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate and for the periods specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Current Principal Amount of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. The original Current Principal Amount of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Certificates on that Distribution Date. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate "Current Principal Amount" of any class of Certificates entitled to distributions of principal will be the aggregate original Current Principal Amount of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Certificates, among other things:

                  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

                  (ii) the amount of such distribution allocable to interest;

                  (iii)  the amount of any advance by the Master
         Servicer;

                  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior
         Certificateholders;

                  (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

                  (vi) if applicable, the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

                  (vii) unless the Pass-Through Rate is a fixed rate, the Pass-Through Rate applicable to the distribution on the Distribution Date;

               (viii) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month and (b) two or more months;

                  (ix) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

                  (x) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having a denomination or interest specified in the related Prospectus Supplement or the report to Certificateholders. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee for The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest of the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Certificates of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Certificates will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Certificates, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Unless otherwise specified in the Prospectus Supplement, coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Certificates.

SUBORDINATION

     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Certificates of a Series will instead be payable to holders of one or more classes of Senior Certificates under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Certificates specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement.

     If so specified in the Prospectus Supplement, the same class of Certificates may be Senior Certificates with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates with respect to other types of payment or types of losses or delinquencies. If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the Prospectus Supplement, a Pool Insurance Policy will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

     A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement-Hazard Insurance". Each Special Hazard Insurance Policy will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA INSURANCE; VA GUARANTEES

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any SubServicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of January 1, 1993, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA INSURANCE ON MULTIFAMILY LOANS

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Unless otherwise specified in the Prospectus Supplement, any instrument deposited in the Reserve Account will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Certificates has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

CROSS SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Funds.


                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity of the Certificates will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Certificates, the Pass-Through Rate for various Classes of Certificates and the purchase price paid for the Certificates.

     The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans, Cooperative Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans, Cooperative Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full and liquidations will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination."

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

     The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     Unless otherwise specified in the related Prospectus Supplement, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

     In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Certificate will yield its Pass-Through Rate, after giving effect to any payment delay.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Certificates.


                       THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Seller will cause the Mortgage Loans comprising the related Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, unless otherwise specified in the Prospectus Supplement, the Seller will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans, and (ii) in the case of Contracts, the Seller or Master Servicer will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Seller, and the Master Servicer will notify the related Lender. Unless otherwise specified in the related Prospectus Supplement, if the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice, the Lender or such entity will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Assignment of Agency Securities. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Certificates a separate account or accounts for the collection of payments on the related Mortgage Assets (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Certificates, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or (iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the related Master Servicer or SubServicer or its designee will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

     Each Master Servicer and Sub-Servicer will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement or provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

         (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "Mortgage Loan Program--Representations by Lenders; Repurchases" or "--Assignment of Mortgage Assets" above;

         (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or SubServicer of funds held in any Accounts; and

         (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

     If acceptable to each Rating Agency rating the Series of Certificates, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another Account maintained under conditions acceptable to each Rating Agency.

     The Trustee will be required to establish in its name as Trustee for one or more Series of Certificates a trust account or another account acceptable to each Rating Agency (the "Certificate Account"). The Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Certificates, there may be a separate Certificate Account or a separate subaccount in a single Certificate Account for funds received from each Master Servicer. Unless otherwise specified in the Prospectus Supplement, the related Master Servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account or subaccount of the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Certificate Account on the business day received all funds received from the Master Servicer for deposit into the Certificate Account and any other amounts required to be deposited into the Certificate Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Certificate Account to make distributions to Certificateholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Mortgage Assets may be withdrawn from the Certificate Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Certificate-holders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Certificate Account may be combined into a single Certificate Account.

SUB-SERVICING BY LENDERS

     Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but, unless otherwise specified in the Prospectus Supplement, such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Accounts", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses."

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Insurance Policies. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, unless otherwise provided in the related Prospectus Supplement or Agreement, any prepayment penalties and any interest or other income which may be earned on funds held in any Accounts. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by SubServicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or FNMA (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE SELLER

     One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement or Agreement, "Events of Default" under each Agreement will include (i) any failure by the Master Servicer to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     Except as otherwise specified in the related Agreement, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon, unless otherwise specified in the related Prospectus Supplement, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Except as otherwise specified in the related Agreement, no Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the Prospectus Supplement, each Agreement may be amended by the Seller, each Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the Prospectus Supplement, each Agreement may also be amended by the Seller, each Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or other entity at a price, and in accordance with the procedures, specified in the Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or other entity to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, each Master Servicer and any of their respective affiliates.


                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

GENERAL

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Unless otherwise specified in the Prospectus Supplement, under the Agreement, the Seller will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

     The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE/REPOSSESSION

     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

RIGHTS OF REDEMPTION

     Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgager or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. Unless otherwise described in the related Prospectus Supplement, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Certificateholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

ENVIRONMENTAL CONSIDERATIONS

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Mortgage Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Certificateholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate and the term "Mortgage Loan" includes Agency Securities and Private Mortgage-Backed Securities.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust Fund related to a series of Certificates to treat such Trust Fund or certain assets of such Trust Fund as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series or the interests composing such Certificates as "regular interests" ("REMIC Regular Certificates", which where the context so requires includes a reference to each interest composing a Certificate where such interest has been designated as a regular interest, in lieu of such Certificates) in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the
Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates (or the interests composing Certificates) of a series with respect to which a REMIC election will, or will not, be made. The discussion below is divided into two parts, the first part applying only to REMIC Certificates and the second part applying only to Non-REMIC Certificates.

REMIC CERTIFICATES

     With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     To the extent provided in the Prospectus Supplement for a series, holders of REMIC Regular Certificates who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Certificate. However, a portion of the purchase price of a REMIC Regular Certificate should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. Holders of REMIC Regular Certificates are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Certificates as Real Property Loans. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Loans, the REMIC's assets will include payments on Mortgage Loans held pending distribution to holders of REMIC Certificates, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Mortgage Loans will be qualifying assets under the foregoing sections of the Code except to the extent provided in the Prospectus Supplement. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Mortgage Loans and held pending distribution to holders of REMIC Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds. The REMIC Certificates will not be "residential loans" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

TIERED REMIC STRUCTURES

     For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Stroock & Stroock & Lavan will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

     Current Income on REMIC Regular Certificates--General. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

     Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

     The OID Regulations provide that, in the case of a debt instrument such as a REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations," and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

     The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the Mortgage Loans underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

     Premium. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

     Payment Lag REMIC Regular Certificates; Initial Period Considerations. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Variable Rate REMIC Regular Certificates. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Certificate.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Certificate that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

     In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. (A Multiple Variable Rate REMIC Regular Certificate may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Original Issue Discount". A holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

     If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

     Interest-Only REMIC Regular Certificates. The Trust Fund intends to report income from interest-only REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

     Market Discount. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Pass-Through Rate).

     In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

     Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

     Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Certificates should consult their own tax advisors regarding the availability or advisability of such an election.

     Single-Class REMICs. In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Certificates. The deductibility of such expenses may be subject to certain limitations. See "Deductibility of Trust Fund Expenses" below.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includable in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

     Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

     Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

     Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

     The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

     A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Loans held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Loans or as principal on the Mortgage Loans is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

     As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. Although not entirely free from doubt, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

     A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

     If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

     There is no REMIC counterpart to the partnership election under Code
Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

     Mismatching of Income and Deductions; Excess Inclusions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Mortgage Loans may not increase over time as a percentage of the outstanding principal amount of the Mortgage Loans.

     In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Loans (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

     The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

     If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Loans or to sell defective Mortgage Loans.

     A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

     Any tax described in the two preceding paragraphs that may be imposed on the Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

     Dealers' Ability to Mark to Market REMIC Residual Certificates. Temporary regulations provide that "negativevalue" REMIC Residual Certificates are not securities and cannot be marked to market pursuant to Section 475 of the Code (relating to the requirement that dealers in securities mark them to market). A REMIC Residual Certificate is a negative-value REMIC Residual Certificate if on the date the dealer acquires the REMIC Residual Certificate the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate (net of the present value of the tax savings resulting from losses associated with holding the REMIC Residual Certificate) exceeds the present value of the expected future distributions on the REMIC Residual Certificate. Proposed regulations would provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to Section 475 of the Code.

     The anticipated and expected tax consequences and distributions are determined by taking into account events that have occurred through the date of acquisition, the Prepayment Assumption and reinvestment assumption adopted when the residual was created, and by taking account of required liquidations and required or permitted clean up calls.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

     If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is unclear, the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

     The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

     A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

     The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

     Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

     A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

     The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

     Legislation has been introduced which would provide that partners of certain partnerships having a large number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. When applicable, the legislation would disallow 70 percent of a large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would not be subject to the 2 percent floor applicable to individual partners. See "Deductibility of Trust Fund Expenses" below. No prediction can be made regarding whether such legislation or similar legislation will be enacted.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST FUND EXPENSES

     A holder of REMIC Certificates that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC", the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

FOREIGN INVESTORS

     REMIC Regular Certificates. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of REMIC Certificates could claim the exemption from federal income and withholding tax.

     REMIC Residual Certificates. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Mortgage Loans held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

     The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Loans from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

     Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

     The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

     Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Seller or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Seller or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

NON-REMIC CERTIFICATES

     The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made.

     Tax Status of the Trust Fund. Upon the issuance of each series of Non-REMIC Certificates, Stroock & Stroock & Lavan, counsel to the Seller, will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans included in the Trust Fund. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Mortgage Loans that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Loans and received directly its share of the payments on the Mortgage Loans and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

     A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

     Status of the Non-REMIC Certificates as Real Property Loans. The Non-REMIC Certificates generally will be "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-REMIC Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-REMIC Certificates may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to Certificateholders. The Non-REMIC Certificates should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

     Taxation of Non-REMIC Certificates Under Stripped Bond Rules. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Loans. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

     If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the NonREMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a NonREMIC Certificate will account for any discount on the Non-REMIC Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount de minimis rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates. See "REMIC Regular Interests--Current Income on REMIC Regular Interests-Original Issue Discount" and "--Market Discount" above.

     If the original issue discount rules apply, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Mortgage Loan underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Loans, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that original issue discount be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Non-REMIC Certificates, whether Section 1272(a)(6) might apply to the NonREMIC Certificates in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Mortgage Loans (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Non-REMIC Certificates of certain series ("Variable Rate Non-REMIC Certificates") may provide for a Pass-through Rate based on the weighted average of the interest rates of the Mortgage Loans held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-REMIC Certificate that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discounts-Variable Rate REMIC Regular Certificates" will be applied.

     Taxation of Non-REMIC Certificates If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a NonREMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Mortgage Loans in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Loans directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Loans is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Loans. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

     If discount on the Mortgage Loans other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Loans allocable to the Non-REMIC Certificate and (ii) the weighted average life (determined using complete years) of the Mortgage Loans remaining at the time of purchase of the Non-REMIC Certificate. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-Market Discount."

     If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Loans or taking account of a reasonable prepayment assumption.

     If a Mortgage Loan is prepaid in full, the holder of a NonREMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Mortgage Loan.

     Sales of Non-REMIC Certificates. A holder that sells a NonREMIC Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a NonREMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

     Foreign Investors. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Mortgage Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means by which a holder of Non-REMIC Certificates could claim the exemption from federal income and withholding tax. Interest or original issue discount on a Non-REMIC Certificate attributable to Mortgage Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

TAXABLE MORTGAGE POOLS

     Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust Fund would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Assets and not merely an interest in the Certificates, transactions occurring in the management of Mortgage Assets might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

     In DOL Regulation { 2510.3-101 (the "Regulation"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Assets may be considered the assets of any Plan which acquires a Certificate, unless some administrative exemption is available.

     The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

     For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

     In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

     In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

     Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool", that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

     In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset-backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

     PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Structured Rating Group, Moody's Investors Service Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P. ("National Credit Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the National Credit Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

     Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

     One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

     Any Plan fiduciary considering whether to purchase a Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

                                LEGAL INVESTMENT

SMMEA

     Unless otherwise indicated in the related Prospectus Supplement and for so long as they are rated in one of the two highest rating categories by a least one nationally recognized statistical rating organization, the Certificates will constitute "mortgage related securities" for purposes of SMMEA, and as such, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Certificates.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Certificates, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

FFIEC POLICY STATEMENT

     The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

     The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Certificates by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

     The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

     A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

     In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

     The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

     When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

     Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Inter-bank Offered Rate (LIBOR). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

     Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

GENERALLY

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates, to purchase Certificates representing more than a specified percentage of the investor's assets, or to purchase certain types of Certificates, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors and comply with any other applicable requirements.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Seller.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Certificates, Bear, Stearns will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Certificates as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Certificates of such Series.

     The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Seller anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan, Seven Hanover Square, New York, New York 10004.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates under certain scenarios might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:


TERM                                                                PAGE

Accounts..................................................           53
APR.......................................................           11
ARM.......................................................          135
Accrual Certificates......................................           56
Agency Securities.........................................            1
Agreement.................................................           15
Available Funds...........................................           55
Bear, Stearns.............................................          146
Bankruptcy Bond...........................................           22
Buydown Funds ............................................          112
Buydown Loans.............................................           39
CMO.......................................................           13
Cede......................................................           61
Certificateholder.........................................            2
Certificate Account........................................          81
Certificate Register.......................................          54
Certificates...............................................           1
Charter Act................................................          39
Cleanup Costs..............................................         110
Code........................................................         25
Collateral Value............................................         32
Commission..................................................          4
Contracts...................................................          1
Cooperative Loans...........................................          1
Cooperatives................................................          7
Current Principal Amount....................................         56
Cut-off Date................................................         18
Definitive Certificates.....................................         62
Detailed Description........................................         30
Determination Date..........................................         55
Distribution Dates..........................................          4
DTC.........................................................         61
ERISA.......................................................         28
Events of Default.............................................       93
FDIC..........................................................       50
FHA...........................................................        7
FHA Insurance.................................................       53
FHA Loans.....................................................       37
FHLMC.........................................................        1
FHLMC Act.......................................................     41
FHLMC Certificate group.........................................     41
FHLMC Certificates..............................................     12
FNMA............................................................      1
FNMA Certificates...............................................     12
FTC Rule........................................................    106

TERM                                                                PAGE

GNMA............................................................      1
GNMA Certificates..............................................      12
GNMA Issuer....................................................      37
Garn-St Germain Act............................................     107
Guaranty Agreement.............................................      37
HUD.............................................................     45
Housing Act.....................................................     36
Index...........................................................    135
Indirect Participants.............................................   61
Insurance Proceeds................................................   80
Insured Expenses..................................................   80
Lender............................................................    1
LIBOR.............................................................  146
Liquidation Expenses..............................................   81
Liquidation Proceeds..............................................   81
Loan-to-Value Ratio...............................................   32
Lower Tier REMIC..................................................  123
Manufactured Homes................................................   36
Manufacturer's Invoice Price......................................   33
Margin ...........................................................  135
Master Servicer...................................................    2
Mortgage..........................................................   77
Mortgage Assets...................................................    1
Mortgage Loans....................................................    6
Mortgage Pool.....................................................    6
Mortgage Rate.....................................................    9
Mortgaged Property................................................   30
Mortgagors........................................................   55
Multifamily Loans.................................................    1
National Credit Rating Agencies...................................  141
Non-REMIC Certificates............................................   27
Participants......................................................   61
Pass-Through Rate.................................................    4
Plan..............................................................  138
PMBS Agreement....................................................   44
PMBS Issuer.......................................................   15
PMBS Servicer.....................................................   15
PMBS Trustee......................................................   15
Percentage Interests .............................................   93
Permitted Investments.............................................   72
Policy Statement................................................... 144
Pool Insurance Policy..............................................  21
Pool Insurer.......................................................  65
Prepayment Assumption.............................................. 114
Primary Insurance Policy ..........................................  30
Primary Insurer....................................................  88
Principal Prepayments..............................................  57
Private Mortgage-Backed Securities.................................   1
Proposed OID Regulations........................................... 114
Protected Account..................................................  79
PTCE 83-1.......................................................... 139
PTE 90-30.......................................................... 141
Purchase Price....................................................   51
REMIC.............................................................    2
REMIC Certificates................................................  111

TERM                                                                PAGE

REMIC Regular Certificates........................................   26
REMIC Regulations.................................................  112
REMIC Residual Certificates........................................  26
Rating Agency......................................................  23
Record Date........................................................  54
Refinance Loan.....................................................  32
Regulation......................................................... 139
Relief Act......................................................... 109
Reserve Account....................................................   4
Retained Interest..................................................  53
RICs .............................................................. 124
REITs ............................................................. 124
SMMEA..............................................................  25
Seller.............................................................   1
Senior Certificates................................................  15
Single Family Loans................................................   1
Special Hazard Insurance Policy....................................  21
Special Hazard Insurer.............................................  67
Sub-Servicer.......................................................  24
Sub-Servicing Agreement............................................  82
Subordinated Certificates..........................................  16
Superlien.......................................................... 110
Tiered REMICs...................................................... 113
Title V............................................................ 108
Trust Fund.........................................................   1
Trustee............................................................   2
UCC................................................................  61
United States person............................................... 129
VA.................................................................   7
VA Guarantees......................................................  53
VA Loans...........................................................  37
Variable Rate Non-REMIC Certificates............................... 134
Variable Rate REMIC Regular Certificate............................ 117
Yield Supplement Agreement......................................... 111

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   No dealer, salesman or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus Supplement and the accompanying Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by BSMSI or the Underwriter. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of such Certificates to any person, in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.
   Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    ------

                              TABLE OF CONTENTS

                            PROSPECTUS SUPPLEMENT

                                                                     Page
                                                                     -----
Summary of Terms  ...............................                       S-4
Description of the Certificates  ................                      S-16
Description of the Pooled Certificates  .........                      S-18
Yield and Prepayment Considerations  ............                      S-23
The Pooling Agreement  ..........................                      S-36
Federal Income Tax Considerations  ..............                      S-40
Certain State Tax Considerations  ...............                      S-41
ERISA Considerations  ...........................                      S-42
Legal Investment  ...............................                      S-42
Restrictions on Purchase and Transfer of the
  Residual Certificates .........................                      S-43
Method of Distribution  .........................                      S-43
Legal Matters  ..................................                      S-44
Certificate Rating  .............................                      S-44
Glossary  .......................................                      S-45
Annex 1 - Pooled Certificate Information  .......                       1-1
Annex 2 - Collateral Information  ...............                       2-1

                                  PROSPECTUS
Prospectus Supplement  ..........................                         4
Available Information  ..........................                         4
Incorporation of Certain Documents By
  Reference .....................................                         5
Reports to Certificateholders  ..................                         6
Summary of Terms  ...............................                         7
The Trust Fund  .................................                        32
Use of Proceeds  ................................                        50
The Seller  .....................................                        50
Mortgage Loan Program  ..........................                        50
Description of the Certificates  ................                        55
Credit Enhancement  .............................                        66
Yield and Prepayment Considerations  ............                        77
The Pooling and Servicing Agreement  ............                        80
Certain Legal Aspects of the Mortgage Loans  ....                        99
Certain Federal Income Tax Consequences  ........                       113
ERISA Considerations  ...........................                       145
Legal Investment  ...............................                       150
Method of Distribution  .........................                       153
Legal Matters  ..................................                       155
Financial Information  ..........................                       155
Rating  .........................................                       155
Glossary  .......................................                       156

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

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                                 $226,307,628
                                (APPROXIMATE)





                                 BEAR STEARNS
                           MORTGAGE SECURITIES INC.






                                 PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1996-7





                                    ------
                            PROSPECTUS SUPPLEMENT
                                    ------






                           Bear, Stearns & Co. Inc.





                               October 28, 1996



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